                                                                 Exhibit 17(a)

                          SUPPLEMENT TO PROSPECTUS FOR
                         MANUFACTURERS INVESTMENT TRUST
                     DATED MAY 1, 2003, AMENDED MAY 5, 2003

ADVISORY FEE WAIVERS - GLOBAL EQUITY TRUST AND INTERNATIONAL VALUE TRUST

         Effective December 9, 2003, due to a decrease in the subadvisory fees for the Global Equity Trust and the International Value Trust, the Adviser voluntarily agreed to waive its advisory fees so that the amount retained by the Adviser after payment of the subadvisory fees for each such portfolio does not exceed 0.35% of the portfolio's average net assets. For the year ended December 31, 2003, the effective annual advisory fee for the Global Equity Trust and the International Value Trust was 0.75% and 0.81%, respectively. Had the lower subadvisory fees and this fee waiver been in effect for the year ended December 31, 2003, the effective annual advisory fee would have been 0.70% for the Global Equity Trust and 0.70% for the International Value Trust.

         These advisory fee waivers may be rescinded at any time. Any termination of the advisory fee waiver shall be effective only as to advisory fees accruing after the date of such termination.

NEW SUBADVISER FOR THE GLOBAL EQUITY TRUST

         On December 8, 2003, the Board of Trustees of Manufacturers Investment Trust approved the replacement of Putnam Investment Management Inc as subadviser to the Global Equity Trust with Templeton Global Advisors Limited ("Templeton Global"). This subadviser change is effective as of the close of business on December 8, 2003.

INFORMATION REGARDING TEMPLETON

    Templeton Global, located at Box N-7759, Nassau, Bahamas has been in the business of providing investment advisory services since 1954. As of September 30, 2003, Templeton and its affiliates manage over $301 billion in assets. Templeton Global is an indirect wholly owned subsidiary of Franklin Resources, Inc.

PORTFOLIO MANAGERS

    The portfolio's lead portfolio manager is:

    - Jeffrey A. Everett (since December, 2003). Mr. Everett joined Templeton in 1989 and is currently President of Templeton Global Advisors Limited. He is a Chartered Financial Analyst (CFA).

    The following individuals have secondary portfolio management responsibilities:

    - Murdo Murchison (since December, 2003). Mr. Murchison joined Templeton in 1993 and is currently Executive Vice President of Templeton Global Advisors Limited. He is a Chartered Financial Analyst (CFA).

    - Lisa Myers (since December, 2003). Ms. Myers joined Templeton in 1996 and is currently Vice President of Templeton Global Advisors Limited.

INVESTMENT POLICY CHANGES

         The investment policies of the portfolio are amended and restated as follows:

         Under normal market conditions, the portfolio invests at least 80% of its net assets (plus any borrowings for investment purposes) in the equity securities of companies located anywhere in the world, including emerging markets. At least 65% of its total assets will be invested in issuers located in at least three different countries (including the U.S.).

         Equity securities include common stocks and preferred stocks. The portfolio also invests in American, European and Global Depositary Receipts. These are certificates issued typically by a bank or trust company that give their holders the right to receive securities issued by a foreign or domestic company. The portfolio, from time to time, may have significant investments in one or more countries or in particular sectors such as technology (including computer hardware and software, electronics, and telecommunications) and financial institutions.

         Depending upon current market conditions, the portfolio generally invests a portion of its total assets in debt securities of companies and governments located anywhere in the world. Debt securities represent the obligation of the issuer to repay a loan of money to it, and generally pay interest to the holder. Bonds, notes and debentures are examples of debt securities.

         The portfolio may use swap agreements as a derivative strategy to protect its assets, implement a cash or tax management strategy or enhance its returns. The portfolio may invest up to 5% of its total assets in swap agreements.

         When choosing equity investments for the portfolio, the subadviser applies a "bottom-up," value-oriented, long-term approach, focusing on the market price of a company's securities relative to the subadviser's evaluation of the company's long-term earnings, asset value and cash flow potential. The subadviser also considers and analyzes various measure related to stock valuation, such as a company's price/cash flow ratio, price/earnings ratio, profit margins and liquidation value.

Temporary Defensive Investing

    To meet redemption requests or pending investment of its assets or during unusual market conditions, the Global Equity Trust may invest primarily in cash, cash equivalents, money market securities or other short-term debt securities. When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio

    - The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

    - The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

                THE DATE OF THIS SUPPLEMENT IS JANUARY 12, 2004.

MIT SUPP 011204

                          SUPPLEMENT TO PROSPECTUS FOR
                         MANUFACTURERS INVESTMENT TRUST
                     DATED MAY 1, 2003, AMENDED MAY 5, 2003

SUBADVISORY ARRANGEMENTS

The following portfolio manager changes have been made to the Index Trusts:

MFC GLOBAL INVESTMENT MANAGEMENT ("MFC GLOBAL (U.S.A.)") - Index Trusts

         Ram Brahmachari is no longer a portfolio manager of the Index Trusts. Mr. Brahmachari is replaced by Narayan Ramani as a portfolio manager on the team responsible for the management of the equity index portfolios at Manulife Financial. Mr. Ramani joined MFC Global (U.S.A.) in 1998, has an MBA from York University, a Ph.D from the University of Brunswick, and is a Chartered Financial Analyst.

ADVISORY FEE WAIVERS - GLOBAL EQUITY TRUST AND INTERNATIONAL VALUE TRUST

         Effective December 9, 2003, due to a decrease in the subadvisory fees for the Global Equity Trust and the International Value Trust, the Adviser voluntarily agreed to waive its advisory fees so that the amount retained by the Adviser after payment of the subadvisory fees for each such portfolio does not exceed 0.35% of the portfolio's average net assets. For the year ended December 31, 2003, the effective annual advisory fee for the Global Equity Trust and the International Value Trust was 0.75% and 0.81%, respectively. Had the lower subadvisory fees and this fee waiver been in effect for the year ended December 31, 2003, the effective annual advisory fee would have been 0.70% for the Global Equity Trust and 0.70% for the International Value Trust.

         These advisory fee waivers may be rescinded at any time. Any termination of the advisory fee waiver shall be effective only as to advisory fees accruing after the date of such termination.

NEW SUBADVISER FOR THE GLOBAL EQUITY TRUST

         On December 8, 2003, the Board of Trustees of Manufacturers Investment Trust approved the replacement of Putnam Investment Management Inc as subadviser to the Global Equity Trust with Templeton Global Advisors Limited ("Templeton Global"). This subadviser change is effective as of the close of business on December 8, 2003.

INFORMATION REGARDING TEMPLETON

    Templeton Global, located at Box N-7759, Nassau, Bahamas has been in the business of providing investment advisory services since 1954. As of September 30, 2003, Templeton and its affiliates manage over $301 billion in assets. Templeton Global is an indirect wholly owned subsidiary of Franklin Resources, Inc.

PORTFOLIO MANAGERS

      The portfolio's lead portfolio manager is:

      - Jeffrey A. Everett (since December, 2003). Mr. Everett joined Templeton in 1989 and is currently President of Templeton Global Advisors Limited. He is a Chartered Financial Analyst (CFA).

    The following individuals have secondary portfolio management responsibilities:

    - Murdo Murchison (since December, 2003). Mr. Murchison joined Templeton in 1993 and is currently Executive Vice President of Templeton Global Advisors Limited. He is a Chartered Financial Analyst (CFA).

    - Lisa Myers (since December, 2003). Ms. Myers joined Templeton in 1996 and is currently Vice President of Templeton Global Advisors Limited.

INVESTMENT POLICY CHANGES

         The investment policies of the portfolio are amended and restated as follows:

         Under normal market conditions, the portfolio invests at least 80% of its net assets (plus any borrowings for investment purposes) in the equity securities of companies located anywhere in the world, including emerging markets. At least 65% of its total assets will be invested in issuers located in at least three different countries (including the U.S.).

         Equity securities include common stocks and preferred stocks. The portfolio also invests in American, European and Global Depositary Receipts. These are certificates issued typically by a bank or trust company that give their holders the right to receive securities issued by a foreign or domestic company. The portfolio, from time to time, may have significant investments in one or more countries or in particular sectors such as technology (including computer hardware and software, electronics, and telecommunications) and financial institutions.

         Depending upon current market conditions, the portfolio generally invests a portion of its total assets in debt securities of companies and governments located anywhere in the world. Debt securities represent the obligation of the issuer to repay a loan of money to it, and generally pay interest to the holder. Bonds, notes and debentures are examples of debt securities.

         The portfolio may use swap agreements as a derivative strategy to protect its assets, implement a cash or tax management strategy or enhance its returns. The portfolio may invest up to 5% of its total assets in swap agreements.

         When choosing equity investments for the portfolio, the subadviser applies a "bottom-up," value-oriented, long-term approach, focusing on the market price of a company's securities relative to the subadviser's evaluation of the company's long-term earnings, asset value and cash flow potential. The subadviser also considers and analyzes various measure related to stock valuation, such as a company's price/cash flow ratio, price/earnings ratio, profit margins and liquidation value.

Temporary Defensive Investing

    To meet redemption requests or pending investment of its assets or during unusual market conditions, the Global Equity Trust may invest primarily in cash, cash equivalents, money market securities or other short-term debt securities. When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio

    - The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

    - The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

INVESTMENT POLICY CHANGES FOR THE DIVERSIFIED BOND TRUST

         The investment policies of the Diversified Bond Trust are amended to permit the portfolio to invest up to 20% of the portfolio's assets in non-U.S. dollar fixed income securities including up to 5% in emerging market fixed income securities.

INVESTMENT POLICY CHANGE FOR INCOME & VALUE TRUST

         The investment policies of the Income & Value Trust are amended to permit the portfolio to invest in non-U.S. dollar fixed income securities (up to 15% of the portfolio's assets including up to 5% in emerging market fixed income securities).

SUBADVISORY ARRANGEMENTS

Effective December 31, 2003, the portfolio manager disclosure will be amended and restated for the Global Equity Select Trust as follows:

LAZARD ASSET MANAGEMENT LLC, ("LAZARD") - Global Equity Select Trust

         THE PORTFOLIO MANAGERS ARE:

    - John R. Reinsberg (since July, 2001). Mr. Reinsberg is a Managing Director of Lazard Freres. He joined Lazard in 1991. Before joining Lazard he was an executive vice president with General Electric Investment Corporation. Mr. Reinsberg has 21 years of investment experience, a BA from the University of Pennsylvania and an MBA from Columbia University.

    - Gabrielle Boyle (since May, 2003). Ms. Boyle is a Managing Director of Lazard Freres and a Portfolio Manager on Lazard's International Equity team and a member of the London-based European Equity team. She joined Lazard in 1993. Before joining Lazard, she was employed by Royal Insurance Asset Management. Ms. Boyle earned a BA (Honors) in Economics and History in 1989 and a M.A. in Economics in 1990, both from University College, Dublin.

    - Michael Powers (since July, 2001). Mr. Powers is a Director of Lazard Freres and a member of the International Equity, International Equity Select, and European Equity Select teams. He joined Lazard in 1990. Before joining Lazard he was vice president of Chemco Technologies. He received an MBA from Long Island University and a BA from Brown University.

    - Andrew Lacey (since July, 2001). Mr. Lacey is a Managing Director of Lazard Freres and a portfolio manager focusing on U.S. equity products, who is also a member of the Global Equity Select, Global ex-Australia and Global Trend Funds teams. Prior to becoming a full-time member of Lazard's equity team in 1996, Mr. Lacey worked part-time at Lazard from 1995-1996 while attaining his MBA from Columbia University. Mr. Lacey also has a BA from Wesleyan University.

SUBADVISORY ARRANGEMENTS

Effective December 31, 2003, the portfolio manager disclosure will be amended and restated for the International Equity Select Trust as follows:

LAZARD ASSET MANAGEMENT LLC ("LAZARD") - International Equity Select Trust

    THE PORTFOLIO MANAGERS ARE:

    - John R. Reinsberg (since July, 2001). Mr. Reinsberg is a Managing Director of Lazard Freres. He joined Lazard in 1991. Before joining Lazard he was an executive vice president with General Electric Investment Corporation. Mr. Reinsberg has 21 years of investment experience, a BA from the University of Pennsylvania and an MBA from Columbia University.

    - Michael Bennett (since May, 2002). Mr. Bennett is a Managing Director of Lazard Freres. He joined Lazard in 1992. Before joining Lazard he was an international equity analyst with General Electric Investment Corporation. Mr. Bennett is a Certified Public Accountant, has an MBA from the University of Chicago's Graduate School of Business and a BS from New York University.

    - Gabrielle Boyle (since May, 2003). Ms. Boyle is a Managing Director of Lazard Freres and a Portfolio Manager on Lazard's International Equity team and a member of the London-based European Equity team. She joined Lazard in 1993. Before joining Lazard, she was employed by Royal Insurance Asset Management. Ms. Boyle earned a BA (Honors) in Economics and History in 1989 and a M.A. in Economics in 1990, both from University College, Dublin.

    - Michael Powers (since July, 2001). Mr. Powers is a Director of Lazard Freres and a member of the International Equity, International Equity Select, and European Equity Select teams. He joined Lazard in 1990. Before joining Lazard he was vice president of Chemco Technologies. He received an MBA from Long Island University and a BA from Brown University.

LIFESTYLE TRUSTS

The annual expenses of each Lifestyle Trust (as a percentage of Trust average net assets for the fiscal year ended December 31, 2002) as shown in the Trust Annual Expense Table are amended and restated as follows:

                                 MANAGEMENT
        TRUST PORTFOLIO             FEES             12B-1 FEES               OTHER EXPENSES      TOTAL TRUST ANNUAL EXPENSES
        ---------------          ----------   -------------------------   ---------------------   ---------------------------
                                              SERIES   SERIES    SERIES   SERIES I &    SERIES     SERIES I &         SERIES
                                                 I       II       III     SERIES II      III        SERIES II          III
                                              ------   ------    ------   ----------   --------   -----------         ------
Lifestyle Aggressive 1000          0.063%       N/A      N/A     0.150%    1.170%(B)   1.568%(B)     1.233%           1.781%

Lifestyle Growth 820               0.053%       N/A      N/A     0.150%    1.112%(B)   1.500%(B)     1.165%           1.703%

Lifestyle Balanced 640             0.053%       N/A      N/A     0.150%    1.024%(B)   1.406%(B)     1.077%           1.609%

Lifestyle Moderate 460             0.058%       N/A      N/A     0.150%    0.949%(B)   1.328%(B)     1.007%           1.536%

Lifestyle Conservative 280         0.061%       N/A      N/A     0.150%    0.888%(B)   1.270%(B)     0.949%           1.481%

Footnote (B) to the Trust Annual Expense Table is amended and restated as follows:

(B) "Other Expenses" reflects the expenses of the Underlying Portfolios as well as the expenses of the Lifestyle Trust. The Adviser is currently paying a portion of the expenses of each Lifestyle Trust. This voluntary expense reimbursement may be terminated at any time. The expenses above do not reflect this expense reimbursement.

(Footnotes (C and (D) are deleted.)

         The last sentence of the sixth paragraph under "THE LIFESTYLE TRUSTS - Additional Information on Investment Strategies" is deleted and the following is substituted:

The proceeds from the sale of each class of shares of a Lifestyle Trust are invested in shares of the same class of shares of the Underlying Portfolios unless an Underlying Portfolio does not offer the same class of shares as the Lifestyle Trust in which case the Lifestyle Trust will invest in one of the other classes of shares offered by the Underlying Portfolio. All of the outstanding shares of all the classes of shares of a Lifestyle Trust, however, have the same proportional interest in all the classes of shares of the Underlying

Portfolios held by the Lifestyle Trust (which means, for example, investors in Series I shares of a Lifestyle Trust have an interest not only in the Series I shares but also in the Series II and Series III shares of the Underlying Portfolios held by that Lifestyle Trust). Therefore, Series I shareholders may be able to realize lower aggregate expenses by investing directly in Series I shares of the Underlying Portfolios of a Lifestyle Trust instead of in the Lifestyle Trust itself. However, a shareholder who chooses to invest directly in the Underlying Portfolios would not receive the asset allocation services provided by MFC.

         THE DISCLOSURE UNDER "EXPENSE REIMBURSEMENT - LIFESTYLE TRUSTS" IN "ADVISORY ARRANGEMENTS" AND IS AMENDED AND RESTATED AS FOLLOWS:

    Lifestyle Trusts. If total expenses of a Lifestyle Trust (absent reimbursement) exceed 0.075%, the Adviser will reduce the advisory fee or reimburse expenses of that Lifestyle Trust by an amount such that total expenses of the Lifestyle Trust, equal 0.075%. If the total expenses of a Lifestyle Trust (absent reimbursement) are equal to or less than 0.075%, then no expenses will be reimbursed by the Adviser. (For purposes of the expense reimbursement total expenses of a Lifestyle Trust includes the advisory fee but excludes (a) the expenses of the Underlying Portfolios, (b) taxes, (c) portfolio brokerage, (d) interest, (e) litigation, (f) Rule 12b-1 fees, (g) transfer agency fees, (h) blue sky fees and (i) indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.)

    These expense limitations will continue in effect unless otherwise terminated by the Adviser upon notice to the Trust. These voluntary expense reimbursements may be terminated at any time.

         THE DISCLOSURE FOR THE ALL CAP VALUE TRUST UNDER "FEES AND EXPENSES FOR EACH PORTFOLIO" AND IS AMENDED AND RESTATED AS FOLLOWS:

TRUST ANNUAL EXPENSES (effective May 1, 2003)
(as a percentage of Trust average net assets for the fiscal year ended December 31, 2002)

       TRUST           MANAGEMENT
     PORTFOLIO            FEES                12B-1 FEES               OTHER EXPENSES           TOTAL TRUST ANNUAL EXPENSES
                                      ---------------------------    ------------------     ---------------------------------
                                                                     SERIES I
                                      SERIES    SERIES     SERIES        &       SERIES     SERIES      SERIES         SERIES
                                         I        II         III     SERIES II    III         I           II            III
                                      ------    ------     ------    ---------   ------     ------      ------         ------
All Cap                  0.750%       0.150%    0.350%     0.500%     0.200%     0.270%     1.100%      1.300%         1.520%
Value

SUBADVISORY ARRANGEMENTS

The following portfolio manager changes have been made to the All Cap Core
Trust:

DEUTSCHE ASSET MANAGEMENT, INC. ("DEAM") - All Cap Core Trust

         Janet Campagna, Managing Director of DeAM and portfolio manager, and Robert Wang, Managing Director of DeAM and portfolio manager, have assumed portfolio management duties on the All Cap Core Trust from Joshua Feuerman, Michael Patchen and David Koziol. Ms. Campagna is the head of DeAM's Advance Research and Quantitative Strategies Group. Ms. Campagna joined DeAM in 1999 and currently overseas $250 billion in global asset allocation assets. Mr. Wang is Senior Portfolio Manager for the Multi-Asset Class Quantitative Strategies Group. Mr. Wang joined DeAM in 1995 and currently oversees over $2.4 billion in global quantitative equity assets.

The following portfolio manager changes have been made to the Mid Cap Core
Trust:

A I M CAPITAL MANAGEMENT, INC. - Mid Cap Core Trust

         David Pointer no longer serves as portfolio manager to the Mid Cap Core Trust. Ronald S. Sloan will continue to be the lead portfolio manager for this portfolio.

The following portfolio manager changes will be made to the All Cap Growth Trust effective September 30, 2003:

A I M CAPITAL MANAGEMENT, INC. - All Cap Growth Trust

         Effective September 30, 2003, Bryan A. Unterhalter will become a portfolio manager of the All Cap Growth Trust. Christian A. Costanzo, Robert J. Lloyd and Kenneth A. Zschappel will also continue to serve as portfolio managers of this fund.

         Mr. Unterhalter works primarily with the A I M Multi-Cap Growth Team and has been associated with A I M or one of its affiliates as an equity trader and then an analyst since 1997. Mr. Unterhalter began his investment career in 1995 as an equity trader with First Interstate Bank.

A I M CAPITAL MANAGEMENT, INC. - Aggressive Growth Trust

The following portfolio manager changes will be made to the Aggressive Growth Trust effective September 30, 2003:

The portfolio is managed by the following four portfolios managers:

Ryan E. Crane (since August, 1999). Mr. Crane is a portfolio manager with AIM. Mr. Crane joined AIM in 1994 as a portfolio administrator and in 1995 was promoted to equity analyst focusing on small capitalization companies. He became a senior analyst in 1997 and was promoted to his current position in 1999. He is a Chartered Financial Analyst.

Karl Farmer (since May, 2003). Mr. Farmer has been associated with AIM and/or its affiliates since 1998. Prior to 1998, Mr. Farmer was a pension actuary with William M. Mercer, Inc., focusing on retirement plans and other benefit programs.

Robert M. Kippes (since May, 1999). Mr. Kippes is vice president of AIM and senior portfolio manager for several of the AIM funds, including the AIM Aggressive Growth Fund and the AIM Constellation Fund. Mr. Kippes has been associated with AIM and/or its affiliates since 1989.

Jay K. Rushkin (since December, 2000). Mr. Rushin is portfolio manager for several of the AIM funds including the AIM Aggressive Growth Fund. He has been associated with AIM and/or its affiliates since 1998. From 1996 to 1998, he was an associate equity analyst for Prudential Securities.

MIT.SUP 011204

                 THE DATE OF THIS SUPPLEMENT IS JANUARY 12, 2004

                          SUPPLEMENT TO PROSPECTUS FOR
                         MANUFACTURERS INVESTMENT TRUST
                     DATED MAY 1, 2003, AMENDED MAY 5, 2003

SUBADVISORY ARRANGEMENTS

The following portfolio manager changes have been made to the Index Trusts:

MFC GLOBAL INVESTMENT MANAGEMENT ("MFC GLOBAL (U.S.A.)") - Index Trusts

         Ram Brahmachari is no longer a portfolio manager of the Index Trusts. Mr. Brahmachari is replaced by Narayan Ramani as a portfolio manager on the team responsible for the management of the equity index portfolios at Manulife Financial. Mr. Ramani joined MFC Global (U.S.A.) in 1998, has an MBA from York University, a Ph.D from the University of Brunswick, and is a Chartered Financial Analyst.

ADVISORY FEE WAIVERS - GLOBAL EQUITY TRUST AND INTERNATIONAL VALUE TRUST

         Effective December 9, 2003, due to a decrease in the subadvisory fees for the Global Equity Trust and the International Value Trust, the Adviser voluntarily agreed to waive its advisory fees so that the amount retained by the Adviser after payment of the subadvisory fees for each such portfolio does not exceed 0.35% of the portfolio's average net assets. For the year ended December 31, 2003, the effective annual advisory fee for the Global Equity Trust and the International Value Trust was 0.75% and 0.81%, respectively. Had the lower subadvisory fees and this fee waiver been in effect for the year ended December 31, 2003, the effective annual advisory fee would have been 0.70% for the Global Equity Trust and 0.70% for the International Value Trust.

         These advisory fee waivers may be rescinded at any time. Any termination of the advisory fee waiver shall be effective only as to advisory fees accruing after the date of such termination.

NEW SUBADVISER FOR THE GLOBAL EQUITY TRUST

         On December 8, 2003, the Board of Trustees of Manufacturers Investment Trust approved the replacement of Putnam Investment Management Inc as subadviser to the Global Equity Trust with Templeton Global Advisors Limited ("Templeton Global"). This subadviser change is effective as of the close of business on December 8, 2003.

INFORMATION REGARDING TEMPLETON

    Templeton Global, located at Box N-7759, Nassau, Bahamas has been in the business of providing investment advisory services since 1954. As of September 30, 2003, Templeton and its affiliates manage over $301 billion in assets. Templeton Global is an indirect wholly owned subsidiary of Franklin Resources, Inc.

PORTFOLIO MANAGERS

    The portfolio's lead portfolio manager is:

    - Jeffrey A. Everett (since December, 2003). Mr. Everett joined Templeton in 1989 and is currently President of Templeton Global Advisors Limited. He is a Chartered Financial Analyst (CFA).

    The following individuals have secondary portfolio management responsibilities:

    - Murdo Murchison (since December, 2003). Mr. Murchison joined Templeton in 1993 and is currently Executive Vice President of Templeton Global Advisors Limited. He is a Chartered Financial Analyst (CFA).

    - Lisa Myers (since December, 2003). Ms. Myers joined Templeton in 1996 and is currently Vice President of Templeton Global Advisors Limited.

INVESTMENT POLICY CHANGES

         The investment policies of the portfolio are amended and restated as follows:

         Under normal market conditions, the portfolio invests at least 80% of its net assets (plus any borrowings for investment purposes) in the equity securities of companies located anywhere in the world, including emerging markets. At least 65% of its total assets will be invested in issuers located in at least three different countries (including the U.S.).

         Equity securities include common stocks and preferred stocks. The portfolio also invests in American, European and Global Depositary Receipts. These are certificates issued typically by a bank or trust company that give their holders the right to receive securities issued by a foreign or domestic company. The portfolio, from time to time, may have significant investments in one or more countries or in particular sectors such as technology (including computer hardware and software, electronics, and telecommunications) and financial institutions.

         Depending upon current market conditions, the portfolio generally invests a portion of its total assets in debt securities of companies and governments located anywhere in the world. Debt securities represent the obligation of the issuer to repay a loan of money to it, and generally pay interest to the holder. Bonds, notes and debentures are examples of debt securities.

         The portfolio may use swap agreements as a derivative strategy to protect its assets, implement a cash or tax management strategy or enhance its returns. The portfolio may invest up to 5% of its total assets in swap agreements.

         When choosing equity investments for the portfolio, the subadviser applies a "bottom-up," value- oriented, long-term approach, focusing on the market price of a company's securities relative to the subadviser's evaluation of the company's long-term earnings, asset value and cash flow potential. The subadviser also considers and analyzes various measure related to stock valuation, such as a company's price/cash flow ratio, price/earnings ratio, profit margins and liquidation value.

Temporary Defensive Investing

      To meet redemption requests or pending investment of its assets or during unusual market conditions, the Global Equity Trust may invest primarily in cash, cash equivalents, money market securities or other short-term debt securities. When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio

    - The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

    - The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

INVESTMENT POLICY CHANGES FOR THE DIVERSIFIED BOND TRUST

         The investment policies of the Diversified Bond Trust are amended to permit the portfolio to invest up to 20% of the portfolio's assets in non-U.S. dollar fixed income securities including up to 5% in emerging market fixed income securities.

INVESTMENT POLICY CHANGE FOR INCOME & VALUE TRUST

         The investment policies of the Income & Value Trust are amended to permit the portfolio to invest in non-U.S. dollar fixed income securities (up to 15% of the portfolio's assets including up to 5% in emerging market fixed income securities).

LIFESTYLE TRUSTS

The annual expenses of each Lifestyle Trust (as a percentage of Trust average net assets for the fiscal year ended December 31, 2002) as shown in the Trust Annual Expense Table are amended and restated as follows:


                                                  12b-1 FEES                     OTHER EXPENSES          TOTAL TRUST ANNUAL EXPENSES
                                         -----------------------------     --------------------------    ---------------------------
                            MANAGEMENT   SERIES     SERIES      SERIES     SERIES I &        SERIES       SERIES I &      SERIES
      TRUST PORTFOLIO          FEES        I          II         III        SERIES II         III          SERIES II        III
-------------------------   ----------   ------     ------      ------     ----------       ---------     ----------      ------
Lifestyle Aggressive 1000     0.063%       N/A        N/A       0.150%      1.170%(B)       1.568%(B)        1.233%       1.781%

Lifestyle Growth 820          0.053%       N/A        N/A       0.150%      1.112%(B)       1.500%(B)        1.165%       1.703%

Lifestyle Balanced 640        0.053%       N/A        N/A       0.150%      1.024%(B)       1.406%(B)        1.077%       1.609%

Lifestyle Moderate 460        0.058%       N/A        N/A       0.150%      0.949%(B)       1.328%(B)        1.007%       1.536%

Lifestyle Conservative 280    0.061%       N/A        N/A       0.150%      0.888%(B)       1.270%(B)        0.949%       1.481%

Footnote (B) to the Trust Annual Expense Table is amended and restated as follows:

(B) "Other Expenses" reflects the expenses of the Underlying Portfolios as well as the expenses of the Lifestyle Trust. The Adviser is currently paying a portion of the expenses of each Lifestyle Trust. This voluntary expense reimbursement may be terminated at any time. The expenses above do not reflect this expense reimbursement.

(Footnotes (C and (D) are deleted.)

         The last sentence of the sixth paragraph under "THE LIFESTYLE TRUSTS - Additional Information on Investment Strategies" is deleted and the following is substituted:

The proceeds from the sale of each class of shares of a Lifestyle Trust are invested in shares of the same class of shares of the Underlying Portfolios unless an Underlying Portfolio does not offer the same class of shares as the Lifestyle Trust in which case the Lifestyle Trust will invest in one of the other classes of shares offered by the Underlying Portfolio. All of the outstanding shares of all the classes of shares of a Lifestyle Trust, however, have the same proportional interest in all the classes of shares of the Underlying Portfolios held by the Lifestyle Trust (which means, for example, investors in Series I shares of a Lifestyle Trust have an interest not only in the Series I shares but also in the Series II and Series III shares of the Underlying Portfolios held by that Lifestyle Trust). Therefore, Series I shareholders may be able to realize lower aggregate expenses by investing directly in Series I shares of the Underlying Portfolios of a Lifestyle

Trust instead of in the Lifestyle Trust itself. However, a shareholder who chooses to invest directly in the Underlying Portfolios would not receive the asset allocation services provided by MFC.

                  THE DISCLOSURE UNDER "EXPENSE REIMBURSEMENT - LIFESTYLE TRUSTS" IN "ADVISORY ARRANGEMENTS" AND IS AMENDED AND RESTATED AS FOLLOWS:

         Lifestyle Trusts. If total expenses of a Lifestyle Trust (absent reimbursement) exceed 0.075%, the Adviser will reduce the advisory fee or reimburse expenses of that Lifestyle Trust by an amount such that total expenses of the Lifestyle Trust, equal 0.075%. If the total expenses of a Lifestyle Trust (absent reimbursement) are equal to or less than 0.075%, then no expenses will be reimbursed by the Adviser. (For purposes of the expense reimbursement total expenses of a Lifestyle Trust includes the advisory fee but excludes (a) the expenses of the Underlying Portfolios, (b) taxes, (c) portfolio brokerage, (d) interest, (e) litigation, (f) Rule 12b-1 fees, (g) transfer agency fees, (h) blue sky fees and (i) indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.)

         These expense limitations will continue in effect unless otherwise terminated by the Adviser upon notice to the Trust. These voluntary expense reimbursements may be terminated at any time.

                  THE DISCLOSURE FOR THE ALL CAP VALUE TRUST UNDER "FEES AND EXPENSES FOR EACH PORTFOLIO" AND IS AMENDED AND RESTATED AS FOLLOWS:

TRUST ANNUAL EXPENSES (effective May 1, 2003)
(as a percentage of Trust average net assets for the fiscal year ended December 31, 2002)


                                          12b-1 FEES                    OTHER EXPENSES          TOTAL TRUST ANNUAL EXPENSES
                               -------------------------------      --------------------      ------------------------------
  TRUST       MANAGEMENT       SERIES       SERIES      SERIES      SERIES I &    SERIES      SERIES       SERIES     SERIES
PORTFOLIO        FEES            I            II         III        SERIES II      III          I            II         III
---------     ----------       ------       ------      ------      ----------    ------      ------       ------     -------
All Cap        0.750%          0.150%       0.350%      0.500%        0.200%      0.270%      1.100%       1.300%     1.520%
Value

SUBADVISORY ARRANGEMENTS

The following portfolio manager changes have been made to the All Cap Core
Trust:

DEUTSCHE ASSET MANAGEMENT, INC. ("DeAM") - All Cap Core Trust

         Janet Campagna, Managing Director of DeAM and portfolio manager, and Robert Wang, Managing Director of DeAM and portfolio manager, have assumed portfolio management duties on the All Cap Core Trust from Joshua Feuerman, Michael Patchen and David Koziol. Ms. Campagna is the head of DeAM's Advance Research and Quantitative Strategies Group. Ms. Campagna joined DeAM in 1999 and currently overseas $250 billion in global asset allocation assets. Mr. Wang is Senior Portfolio Manager for the Multi-Asset Class Quantitative Strategies Group. Mr. Wang joined DeAM in 1995 and currently oversees over $2.4 billion in global quantitative equity assets.

The following portfolio manager changes have been made to the Mid Cap Core
Trust:

A I M CAPITAL MANAGEMENT, INC. - Mid Cap Core Trust

         David Pointer no longer serves as portfolio manager to the Mid Cap Core Trust. Ronald S. Sloan will continue to be the lead portfolio manager for this portfolio.

The following portfolio manager changes will be made to the All Cap Growth Trust effective September 30, 2003:

A I M CAPITAL MANAGEMENT, INC. - All Cap Growth Trust

         Effective September 30, 2003, Bryan A. Unterhalter will become a portfolio manager of the All Cap Growth Trust. Christian A. Costanzo, Robert J. Lloyd and Kenneth A. Zschappel will also continue to serve as portfolio managers of this fund.

         Mr. Unterhalter works primarily with the A I M Multi-Cap Growth Team and has been associated with A I M or one of its affiliates as an equity trader and then an analyst since 1997. Mr. Unterhalter began his investment career in 1995 as an equity trader with First Interstate Bank.

A I M CAPITAL MANAGEMENT, INC. - Aggressive Growth Trust

The following portfolio manager changes will be made to the Aggressive Growth Trust effective September 30, 2003:

The portfolio is managed by the following four portfolios managers:

Ryan E. Crane (since August, 1999). Mr. Crane is a portfolio manager with AIM. Mr. Crane joined AIM in 1994 as a portfolio administrator and in 1995 was promoted to equity analyst focusing on small capitalization companies. He became a senior analyst in 1997 and was promoted to his current position in 1999. He is a Chartered Financial Analyst.

Karl Farmer (since May, 2003). Mr. Farmer has been associated with AIM and/or its affiliates since 1998. Prior to 1998, Mr. Farmer was a pension actuary with William M. Mercer, Inc., focusing on retirement plans and other benefit programs.

Robert M. Kippes (since May, 1999). Mr. Kippes is vice president of AIM and senior portfolio manager for several of the AIM funds, including the AIM Aggressive Growth Fund and the AIM Constellation Fund. Mr. Kippes has been associated with AIM and/or its affiliates since 1989.

Jay K. Rushkin (since December, 2000). Mr. Rushin is portfolio manager for several of the AIM funds including the AIM Aggressive Growth Fund. He has been associated with AIM and/or its affiliates since 1998. From 1996 to 1998, he was an associate equity analyst for Prudential Securities.

MIT.SUP 011204

                 THE DATE OF THIS SUPPLEMENT IS JANUARY 12, 2004

                          SUPPLEMENT TO PROSPECTUS FOR
                         MANUFACTURERS INVESTMENT TRUST
                     DATED MAY 1, 2003, AMENDED MAY 5, 2003

SUBADVISORY ARRANGEMENTS

The following portfolio manager changes have been made to the Index Trusts:

MFC GLOBAL INVESTMENT MANAGEMENT ("MFC GLOBAL (U.S.A.)") - Index Trusts

                  Ram Brahmachari is no longer a portfolio manager of the Index Trusts. Mr. Brahmachari is replaced by Narayan Ramani as a portfolio manager on the team responsible for the management of the equity index portfolios at Manulife Financial. Mr. Ramani joined MFC Global (U.S.A.) in 1998, has an MBA from York University, a Ph.D from the University of Brunswick, and is a Chartered Financial Analyst.

ADVISORY FEE WAIVERS - GLOBAL EQUITY TRUST AND INTERNATIONAL VALUE TRUST

                  Effective December 9, 2003, due to a decrease in the subadvisory fees for the Global Equity Trust and the International Value Trust, the Adviser voluntarily agreed to waive its advisory fees so that the amount retained by the Adviser after payment of the subadvisory fees for each such portfolio does not exceed 0.35% of the portfolio's average net assets. For the year ended December 31, 2003, the effective annual advisory fee for the Global Equity Trust and the International Value Trust was 0.75% and 0.81%, respectively. Had the lower subadvisory fees and this fee waiver been in effect for the year ended December 31, 2003, the effective annual advisory fee would have been 0.70% for the Global Equity Trust and 0.70% for the International Value Trust.

                  These advisory fee waivers may be rescinded at any time. Any termination of the advisory fee waiver shall be effective only as to advisory fees accruing after the date of such termination.

NEW SUBADVISER FOR THE GLOBAL EQUITY TRUST

                  On December 8, 2003, the Board of Trustees of Manufacturers Investment Trust approved the replacement of Putnam Investment Management Inc as subadviser to the Global Equity Trust with Templeton Global Advisors Limited ("Templeton Global"). This subadviser change is effective as of the close of business on December 8, 2003.

INFORMATION REGARDING TEMPLETON

         Templeton Global, located at Box N-7759, Nassau, Bahamas has been in the business of providing investment advisory services since 1954. As of September 30, 2003, Templeton and its affiliates manage over $301 billion in assets. Templeton Global is an indirect wholly owned subsidiary of Franklin Resources, Inc.

PORTFOLIO MANAGERS

         The portfolio's lead portfolio manager is:

         - Jeffrey A. Everett (since December, 2003). Mr. Everett joined Templeton in 1989 and is currently President of Templeton Global Advisors Limited. He is a Chartered Financial Analyst (CFA).

         The following individuals have secondary portfolio management responsibilities:

         - Murdo Murchison (since December, 2003). Mr. Murchison joined Templeton in 1993 and is currently Executive Vice President of Templeton Global Advisors Limited. He is a Chartered Financial Analyst (CFA).

         - Lisa Myers (since December, 2003). Ms. Myers joined Templeton in 1996 and is currently Vice President of Templeton Global Advisors Limited.

INVESTMENT POLICY CHANGES

                  The investment policies of the portfolio are amended and restated as follows:

                  Under normal market conditions, the portfolio invests at least 80% of its net assets (plus any borrowings for investment purposes) in the equity securities of companies located anywhere in the world, including emerging markets. At least 65% of its total assets will be invested in issuers located in at least three different countries (including the U.S.).

                  Equity securities include common stocks and preferred stocks. The portfolio also invests in American, European and Global Depositary Receipts. These are certificates issued typically by a bank or trust company that give their holders the right to receive securities issued by a foreign or domestic company. The portfolio, from time to time, may have significant investments in one or more countries or in particular sectors such as technology (including computer hardware and software, electronics, and telecommunications) and financial institutions.

                  Depending upon current market conditions, the portfolio generally invests a portion of its total assets in debt securities of companies and governments located anywhere in the world. Debt securities represent the obligation of the issuer to repay a loan of money to it, and generally pay interest to the holder. Bonds, notes and debentures are examples of debt securities.

                  The portfolio may use swap agreements as a derivative strategy to protect its assets, implement a cash or tax management strategy or enhance its returns. The portfolio may invest up to 5% of its total assets in swap agreements.

                  When choosing equity investments for the portfolio, the subadviser applies a "bottom-up," value- oriented, long-term approach, focusing on the market price of a company's securities relative to the subadviser's evaluation of the company's long-term earnings, asset value and cash flow potential. The subadviser also considers and analyzes various measure related to stock valuation, such as a company's price/cash flow ratio, price/earnings ratio, profit margins and liquidation value.

Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Global Equity Trust may invest primarily in cash, cash equivalents, money market securities or other short-term debt securities. When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio

- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

- The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

INVESTMENT POLICY CHANGES FOR THE DIVERSIFIED BOND TRUST

                  The investment policies of the Diversified Bond Trust are amended to permit the portfolio to invest up to 20% of the portfolio's assets in non-U.S. dollar fixed income securities including up to 5% in emerging market fixed income securities.

INVESTMENT POLICY CHANGE FOR INCOME & VALUE TRUST

                  The investment policies of the Income & Value Trust are amended to permit the portfolio to invest in non-U.S. dollar fixed income securities (up to 15% of the portfolio's assets including up to 5% in emerging market fixed income securities).

SUBADVISORY ARRANGEMENTS

Effective December 31, 2003, the portfolio manager disclosure will be amended and restated for the International Equity Select Trust as follows:

LAZARD ASSET MANAGEMENT LLC ("LAZARD") - International Equity Select Trust

         THE PORTFOLIO MANAGERS ARE:

         - John R. Reinsberg (since July, 2001). Mr. Reinsberg is a Managing Director of Lazard Freres. He joined Lazard in 1991. Before joining Lazard he was an executive vice president with General Electric Investment Corporation. Mr. Reinsberg has 21 years of investment experience, a BA from the University of Pennsylvania and an MBA from Columbia University.

         - Michael Bennett (since May, 2002). Mr. Bennett is a Managing Director of Lazard Freres. He joined Lazard in 1992. Before joining Lazard he was an international equity analyst with General Electric Investment Corporation. Mr. Bennett is a Certified Public Accountant, has an MBA from the University of Chicago's Graduate School of Business and a BS from New York University.

         - Gabrielle Boyle (since May, 2003). Ms. Boyle is a Managing Director of Lazard Freres and a Portfolio Manager on Lazard's International Equity team and a member of the London-based European Equity team. She joined Lazard in 1993. Before joining Lazard, she was employed by Royal Insurance Asset Management. Ms. Boyle earned a BA (Honors) in Economics and History in 1989 and a M.A. in Economics in 1990, both from University College, Dublin.

         - Michael Powers (since July, 2001). Mr. Powers is a Director of Lazard Freres and a member of the International Equity, International Equity Select, and European Equity Select teams. He joined Lazard in 1990. Before joining Lazard he was vice president of Chemco Technologies. He received an MBA from Long Island University and a BA from Brown University.

LIFESTYLE TRUSTS

The annual expenses of each Lifestyle Trust (as a percentage of Trust average net assets for the fiscal year ended December 31, 2002) as shown in the Trust Annual Expense Table are amended and restated as follows:

                                                  12b-1 FEES                     OTHER EXPENSES          TOTAL TRUST ANNUAL EXPENSES
                                         -----------------------------     --------------------------    ---------------------------
                            MANAGEMENT   SERIES     SERIES      SERIES     SERIES I &        SERIES       SERIES I &      SERIES
      TRUST PORTFOLIO          FEES        I          II         III        SERIES II         III          SERIES II        III
-------------------------   ----------   ------     ------      ------     ----------       ---------     ----------      ------
Lifestyle Aggressive 1000     0.063%       N/A        N/A       0.150%      1.170%(B)       1.568%(B)        1.233%       1.781%

Lifestyle Growth 820          0.053%       N/A        N/A       0.150%      1.112%(B)       1.500%(B)        1.165%       1.703%

Lifestyle Balanced 640        0.053%       N/A        N/A       0.150%      1.024%(B)       1.406%(B)        1.077%       1.609%

Lifestyle Moderate 460        0.058%       N/A        N/A       0.150%      0.949%(B)       1.328%(B)        1.007%       1.536%

Lifestyle Conservative 280    0.061%       N/A        N/A       0.150%      0.888%(B)       1.270%(B)        0.949%       1.481%

Footnote (B) to the Trust Annual Expense Table is amended and restated as follows:

(B) "Other Expenses" reflects the expenses of the Underlying Portfolios as well as the expenses of the Lifestyle Trust. The Adviser is currently paying a portion of the expenses of each Lifestyle Trust. This voluntary expense reimbursement may be terminated at any time. The expenses above do not reflect this expense reimbursement.

(Footnotes (C and (D) are deleted.)

                  The last sentence of the sixth paragraph under "THE LIFESTYLE TRUSTS - Additional Information on Investment Strategies" is deleted and the following is substituted:

The proceeds from the sale of each class of shares of a Lifestyle Trust are invested in shares of the same class of shares of the Underlying Portfolios unless an Underlying Portfolio does not offer the same class of shares as the Lifestyle Trust in which case the Lifestyle Trust will invest in one of the other classes of shares offered by the Underlying Portfolio. All of the outstanding shares of all the classes of shares of a Lifestyle Trust, however, have the same proportional interest in all the classes of shares of the Underlying Portfolios held by the Lifestyle Trust (which means, for example, investors in Series I shares of a Lifestyle Trust have an interest not only in the Series I shares but also in the Series II and Series III shares of the Underlying Portfolios held by that Lifestyle Trust). Therefore, Series I shareholders may be able to realize lower aggregate expenses by investing directly in Series I shares of the Underlying Portfolios of a Lifestyle Trust instead of in the Lifestyle Trust itself. However, a shareholder who chooses to invest directly in the Underlying Portfolios would not receive the asset allocation services provided by MFC.

                  THE DISCLOSURE UNDER "EXPENSE REIMBURSEMENT - LIFESTYLE TRUSTS" IN "ADVISORY ARRANGEMENTS" AND IS AMENDED AND RESTATED AS FOLLOWS:

         Lifestyle Trusts. If total expenses of a Lifestyle Trust (absent reimbursement) exceed 0.075%, the Adviser will reduce the advisory fee or reimburse expenses of that Lifestyle Trust by an amount such that total expenses of the Lifestyle Trust, equal 0.075%. If the total expenses of a Lifestyle Trust (absent reimbursement) are equal to or less than 0.075%, then no expenses will be reimbursed by the Adviser. (For purposes of the expense reimbursement total expenses of a Lifestyle Trust includes the advisory fee but excludes (a) the expenses of the Underlying Portfolios, (b) taxes, (c) portfolio brokerage, (d) interest, (e) litigation, (f) Rule 12b-1 fees, (g) transfer agency fees, (h) blue sky fees and (i) indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.)

         These expense limitations will continue in effect unless otherwise terminated by the Adviser upon notice to the Trust. These voluntary expense reimbursements may be terminated at any time.

                  THE DISCLOSURE FOR THE ALL CAP VALUE TRUST UNDER "FEES AND EXPENSES FOR EACH PORTFOLIO" AND IS AMENDED AND RESTATED AS FOLLOWS:

TRUST ANNUAL EXPENSES (effective May 1, 2003)

(as a percentage of Trust average net assets for the fiscal year ended December 31, 2002)

                                          12b-1 FEES                    OTHER EXPENSES          TOTAL TRUST ANNUAL EXPENSES
                               -------------------------------      --------------------      ------------------------------
  TRUST       MANAGEMENT       SERIES       SERIES      SERIES      SERIES I &    SERIES      SERIES       SERIES     SERIES
PORTFOLIO        FEES            I            II         III        SERIES II      III          I            II         III
---------     ----------       ------       ------      ------      ----------    ------      ------       ------     -------
All Cap        0.750%          0.150%       0.350%      0.500%        0.200%      0.270%      1.100%       1.300%     1.520%
Value

SUBADVISORY ARRANGEMENTS

The following portfolio manager changes have been made to the All Cap Core
Trust:

DEUTSCHE ASSET MANAGEMENT, INC. ("DeAM") - All Cap Core Trust

                  Janet Campagna, Managing Director of DeAM and portfolio manager, and Robert Wang, Managing Director of DeAM and portfolio manager, have assumed portfolio management duties on the All Cap Core Trust from Joshua Feuerman, Michael Patchen and David Koziol. Ms. Campagna is the head of DeAM's Advance Research and Quantitative Strategies Group. Ms. Campagna joined DeAM in 1999 and currently overseas $250 billion in global asset allocation assets. Mr. Wang is Senior Portfolio Manager for the Multi-Asset Class Quantitative Strategies Group. Mr. Wang joined DeAM in 1995 and currently oversees over $2.4 billion in global quantitative equity assets.

The following portfolio manager changes have been made to the Mid Cap Core
Trust:

A I M CAPITAL MANAGEMENT, INC. - Mid Cap Core Trust

                  David Pointer no longer serves as portfolio manager to the Mid Cap Core Trust. Ronald S. Sloan will continue to be the lead portfolio manager for this portfolio.

The following portfolio manager changes will be made to the All Cap Growth Trust effective September 30, 2003:

A I M CAPITAL MANAGEMENT, INC. - All Cap Growth Trust

                  Effective September 30, 2003, Bryan A. Unterhalter will become a portfolio manager of the All Cap Growth Trust. Christian A. Costanzo, Robert
J. Lloyd and Kenneth A. Zschappel will also continue to serve as portfolio managers of this fund.

                  Mr. Unterhalter works primarily with the A I M Multi-Cap Growth Team and has been associated with A I M or one of its affiliates as an equity trader and then an analyst since 1997. Mr. Unterhalter began his investment career in 1995 as an equity trader with First Interstate Bank.

A I M CAPITAL MANAGEMENT, INC. - Aggressive Growth Trust

The following portfolio manager changes will be made to the Aggressive Growth Trust effective September 30, 2003:

The portfolio is managed by the following four portfolios managers:

Ryan E. Crane (since August, 1999). Mr. Crane is a portfolio manager with AIM. Mr. Crane joined AIM in 1994 as a portfolio administrator and in 1995 was promoted to equity analyst focusing on small capitalization companies. He became a senior analyst in 1997 and was promoted to his current position in 1999. He is a Chartered Financial Analyst.

Karl Farmer (since May, 2003). Mr. Farmer has been associated with AIM and/or its affiliates since 1998. Prior to 1998, Mr. Farmer was a pension actuary with William M. Mercer, Inc., focusing on retirement plans and other benefit programs.

Robert M. Kippes (since May, 1999). Mr. Kippes is vice president of AIM and senior portfolio manager for several of the AIM funds, including the AIM Aggressive Growth Fund and the AIM Constellation Fund. Mr. Kippes has been associated with AIM and/or its affiliates since 1989.

Jay K. Rushkin (since December, 2000). Mr. Rushin is portfolio manager for several of the AIM funds including the AIM Aggressive Growth Fund. He has been associated with AIM and/or its affiliates since 1998. From 1996 to 1998, he was an associate equity analyst for Prudential Securities.

MIT.SUP 011204

                 THE DATE OF THIS SUPPLEMENT IS JANUARY 12, 2004

                            SUPPLEMENT TO PROSPECTUS


                 DATED MAY 1, 2003, AS AMENDED MAY 5, 2003


                       FOR MANUFACTURERS INVESTMENT TRUST


         Effective August 4, 2003, the following new portfolio (the "Portfolio") was added as a series of Manufacturers Investment Trust.


                      GREAT COMPANIES - AMERICA (SM) TRUST
                       SUBADVISER: Great Companies, L.L.C.




INVESTMENT OBJECTIVE AND POLICIES


INVESTMENT OBJECTIVE: To seek long-term growth of capital.


INVESTMENT STRATEGIES: The subadviser seeks to achieve this objective by investing principally in large-cap stocks.

         The Portfolio's subadviser, Great Companies, L.L.C. ("Great Companies") seeks to invest in common stocks of large, established, U.S.-based companies. Stocks for this portfolio are selected by Great Companies from a group of companies that it has identified, in its opinion, as being "great companies."

         To be considered a "great company" by the subadviser, the subadviser will initially determine if a company meets the following criteria:

         have a market cap in excess of $15 billion;

         be highly regard by management experts;

         be incorporated in the U.S.;

         be publicly traded;


         be engaged in what the subadviser considers to be "terrific businesses" (i.e., businesses which, in the opinion of the subadviser, have low labor costs, high return on invested capital and are not subject to commoditization);


         have a "protective barrier" such as superior business franchises; have been in business for at least 50 years and survived the founder;

         consider employees to be the company's most valuable asset;


         have, in the subadviser's opinion, "world class management" (i.e., management which, in the opinion of the subadviser, have the confidences of their boards, have the long term interest of shareholders as a priority, provide a clear strategic vision for their company and seek to manage under high ethical standards);


         deliver outstanding return to shareholders;

         be a global company (as defined by the subadviser); and,

         be in an innovation-driven company that, in the subadviser's opinion, can convert changes into opportunities.

         The subadviser seeks common stocks that have outstanding shareholder returns (defined as having outperformed the portfolio's benchmark over a set period of time). The subadviser will use the S&P 500 as the performance benchmark for the portfolio.

         Companies identified by the subadviser for inclusion in the portfolio may fall outside of the initial screening process. The final selection of companies identified by the stock selection process and the addition of such companies to the portfolio, is at the sole discretion of the subadviser, irrespective of the stock screening process or methods used.

         To determine how to allocate fund assets among the "great companies" the subadviser has identified, the subadviser uses Intrinsic Value. Intrinsic Value is the discounted value of the cash that can be take out of a business during its remaining life. It is an estimate rather than a precise figure, and changes when interest rates move or when forecasts of future cash flows are revised.

PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO


- Equity Securities. The portfolio invests primarily in equity securities. The risks of investing in equity securities are as follows:



     Equity securities include common, preferred and convertible preferred stocks and securities the values of which are tied to the price of stocks, such as rights, warrants and convertible debt securities. Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The price of equity securities fluctuates based on changes in a company's financial condition and overall market and economic conditions. The value of equity securities purchased by a portfolio could decline if the financial condition of the companies the portfolio is invested in decline or if overall market and economic conditions deteriorate. Even portfolios that invest in high quality or "blue chip" equity securities or securities of established companies with large market capitalizations (which generally have strong financial characteristics) can be negatively impacted by poor overall market and economic conditions. Companies with large market capitalizations may also have less growth potential than smaller companies and may be able to react less quickly to change in the marketplace.



- Nondiversified. The portfolio is nondiversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are as follows:



         Definition of Non-Diversified. Any portfolio that is non-diversified is limited as to the percentage of its assets that may be invested in any one issuer, and as to the percentage of the outstanding voting securities of such issuer that may be owned, only by the portfolio's own investment restrictions and the diversification requirements of the Internal Revenue Code (the "Code"). In contrast, a diversified portfolio may not invest more than five percent of its total assets in the securities, or own more than ten percent of the outstanding voting securities, of any one issuer.



         Risks. Since a non-diversified portfolio may invest a high percentage of its assets in the securities of a small number of companies, a non-diversified portfolio may be affected more than a diversified portfolio by a change in the financial condition of any of these companies or by the financial markets' assessment of any of these companies.



- Intrinsic Value Strategy. The subadviser uses Intrinsic Value to allocate the portfolio's assets. If the subadviser's determination of a company's intrinsic value is not correct (or is subsequently revised) performance may be lower. Intrinsic Value is an estimate rather than a precise figure and changes when interest rates move or forecasts of future cash flows are revised.


- Proprietary forms of research may not be effective and may cause overall returns to be lower than if other forms of research are used.

PERFORMANCE

Performance is not provided since the portfolio commenced operations in July, 2003.


FEES AND EXPENSES



         The table below describes the fees and expenses for each class of shares of the "Portfolio.

The Portfolio does not charge a sales load or surrender fee. The fees and expenses do not reflect the fees and expenses of any variable insurance contract which may use the Portfolio as its underlying investment medium. Such fees and expenses are listed in the prospectus for the variable insurance contract.



         The table below describes the fees and expenses for each class of shares of the "Portfolio. The Portfolio does not charge a sales load or surrender fee. The fees and expenses do not reflect the fees and expenses of any variable insurance contract which may use the Portfolio as its underlying investment medium. Such fees and expenses are listed in the prospectus for the variable insurance contract.



Portfolio Annual Expenses
(as a percentage of Portfolio average net assets)



---------------------------------------------------------------------------------------------------------------------------------
                     Management                                                                          Total Portfolio
Trust Portfolio        Fees                 12b-1 Fees                       Other Expenses              Annual Expenses
---------------------------------------------------------------------------------------------------------------------------------
                                                                        Series I &
                                  Series I   Series II   Series III     Series II     Series III  Series I  Series II  Series III
---------------------------------------------------------------------------------------------------------------------------------
Great Companies -
America                0.750%      0.150%     0.350%       0.500%        0.100%(A)     0.104%(A)   1.000%     1.200%     1.354%
---------------------------------------------------------------------------------------------------------------------------------



(A)Based on estimates for the current fiscal year.



Example of Expenses for Each Portfolio



         The Example is intended to help an investor compare the cost of investing in each Portfolio with the cost of investing in other mutual funds. The Example assumes that $10,000 is invested in the Portfolio for the times periods indicated and then all the shares are redeemed at the end of those periods. The Example also assumes that the investment has a 5% return each year and that the Portfolio's operating expenses remain the same. The Example does not reflect the expenses of any variable insurance contract that may use the Trust as its underlying investment medium. If such expenses were reflected, the expense amounts indicated would be higher. Although a particular investor's actual expenses maybe higher or lower, based on these assumptions the expenses would be:



Series I Shares



Trust Portfolio
1 year
3 year
Great Companies - America
$102
$318



Series II Shares



----------------------------------------------------------
Trust Portfolio                      1 year         3 year
----------------------------------------------------------
Great Companies - America             $122           $381
----------------------------------------------------------



Series III Shares



----------------------------------------------------------
Trust Portfolio                      1 year         3 year
----------------------------------------------------------
Great Companies - America             $138           $429
----------------------------------------------------------

SUBADVISER AND PORTFOLIO MANAGERS


Great Companies, located at 635 Court Street, Suite 100, Clearwater, Florida 33756, is a 30% owned indirect subsidiary of AUSA Holding Company. AUSA is wholly-owned by Transamerica Holding Company, which is wholly-owned by AEGON USA, Inc. (AEGON USA), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is a wholly-owned indirect subsidiary of AEGON N.V., a Netherlands corporation and publicly traded international insurance group. As of December 31, 2002, Great Companies had $490 million of assets under management.


      The Portfolio Managers are:


- Jim Huguet (since July, 2003). Mr. Huguet has served as Co-CEO, Manager , and Chief Investment Officer of Great Companies since May 2000. Mr. Huguet was born in 1944 and received both a bachelor's and a master's degree from Louisiana State University. He founded and operated a sales and business consulting firm, NEO, Inc., from 1982 until 1994. From 1994 until 1998, Mr. Huguet served as Executive Vice President of Information Resources Inc. From 1998 to May 2000, Mr. Huguet served as Director and President of Great Companies, Inc., an investment advisory firm registered with the State of Connecticut. In May 2000, Mr. Huguet, together with Mr. Kenney and Money Services, Inc., formed Great Companies, LLC.



- Gerry Bollman, CFA (since July, 2003). Mr. Bollman has served as Executive Vice President and Portfolio Manager since May 2000. Mr. Bollman was born in 1942 and received a bachelor's degree in business administration from the University of Oregon. He also completed the Program for Management Development at Harvard University. From 1983 until 1995, Mr. Bollman was Executive Vice President and portfolio manager for Continental Asset Management Corporation in New York City, and was responsible for all equity and venture capital portfolios for that firm. From 1995 to May 2001, Mr. Bollman founded and served as Chairman and Managing Member of Intrinsic Value Associates, LLC, a Chatham, New Jersey based consulting firm that provided portfolio management services and Intrinsic Value advice to Great Companies, Inc and then to Great Companies, LLC. Mr. Bollman also served as executive vice president of Great Companies, Inc., an investment advisory firm registered with the State of Connecticut, from 1999 until May 2000.



- Matt Stephani, CFA, CPA (since July, 2003). Senior Vice President has served as Co-Portfolio Manager since May 2001. He is responsible for analysis of both domestic and foreign securities for Great Companies. Mr. Stephani was born in 1970 and received a B.S and Masters in Accounting concurrently from Brigham Young University. From 1995 to May 2001, Mr. Stephani served as Accounting Manager for Deloitte & Touche in Wilton Connecticut. Mr. Stephani currently holds a CPA and CFA License.

ADVISORY FEE

     The following table presents a schedule of the management fees the Portfolio currently is obligated to pay the Adviser as a percentage of average annual net assets.

                                        FIRST             EXCESS OVER
            PORTFOLIO                $500 MILLION        $500 MILLION
--------------------------------     ------------        ------------
Great Companies - America.......        0.75%                0.70%


               The Date of this Supplement is August 4, 2003

                         MANUFACTURERS INVESTMENT TRUST
                 73 Tremont Street, Boston, Massachusetts 02108

Manufacturers Investment Trust (the "Trust") is an open-end management investment company, commonly known as a mutual fund, which is sold without a sales charge. Shares of the Trust are not offered directly to the public but are sold only to insurance companies and their separate accounts as the underlying investment medium for variable contracts. The Trust provides a range of investment objectives through seventy-five separate investment portfolios, sixty-seven of which are described in this prospectus. The names of those portfolios are as follows:

SCIENCE & TECHNOLOGY TRUST
PACIFIC RIM EMERGING MARKETS TRUST
HEALTH SCIENCES TRUST
EMERGING GROWTH TRUST
AGGRESSIVE GROWTH TRUST
EMERGING SMALL COMPANY TRUST
SMALL COMPANY BLEND TRUST
DYNAMIC GROWTH TRUST
MID CAP STOCK TRUST
NATURAL RESOURCES TRUST
ALL CAP GROWTH TRUST
STRATEGIC OPPORTUNITIES TRUST
FINANCIAL SERVICES TRUST
INTERNATIONAL STOCK TRUST
OVERSEAS TRUST
INTERNATIONAL SMALL CAP TRUST
INTERNATIONAL VALUE TRUST
QUANTITATIVE MID CAP TRUST
MID CAP CORE TRUST
GLOBAL EQUITY TRUST
STRATEGIC GROWTH TRUST
CAPITAL APPRECIATION TRUST
QUANTITATIVE ALL CAP TRUST
ALL CAP CORE TRUST
(formerly Growth Trust)
LARGE CAP GROWTH TRUST
QUANTITATIVE EQUITY TRUST
BLUE CHIP GROWTH TRUST
U.S. LARGE CAP TRUST
(formerly, U.S. Large Cap Value Trust)
STRATEGIC VALUE TRUST
(formerly, Capital Opportunities Trust)
LARGE CAP VALUE TRUST
UTILITIES TRUST
REAL ESTATE SECURITIES TRUST
SMALL CAP OPPORTUNITIES TRUST
SMALL COMPANY VALUE TRUST
SPECIAL VALUE TRUST
MID CAP VALUE TRUST
VALUE TRUST
ALL CAP VALUE TRUST
EQUITY INDEX TRUST
FUNDAMENTAL VALUE TRUST
GROWTH & INCOME TRUST
EQUITY-INCOME TRUST
INCOME & VALUE TRUST
BALANCED TRUST
GLOBAL ALLOCATION TRUST
(formerly, Tactical Allocation Trust)
HIGH YIELD TRUST
STRATEGIC BOND TRUST
GLOBAL BOND TRUST
DIVERSIFIED BOND TRUST
INVESTMENT QUALITY BOND TRUST
TOTAL RETURN TRUST
REAL RETURN BOND TRUST
U.S. GOVERNMENT SECURITIES TRUST
MONEY MARKET TRUST
SMALL CAP INDEX TRUST
INTERNATIONAL INDEX TRUST
MID CAP INDEX TRUST
TOTAL STOCK MARKET INDEX TRUST
500 INDEX TRUST
LIFESTYLE AGGRESSIVE 1000 TRUST
LIFESTYLE GROWTH 820 TRUST
LIFESTYLE BALANCED 640 TRUST
LIFESTYLE MODERATE 460 TRUST
LIFESTYLE CONSERVATIVE 280 TRUST
SMALL-MID CAP GROWTH TRUST
SMALL-MID CAP TRUST
INTERNATIONAL EQUITY SELECT TRUST
SELECT GROWTH TRUST
GLOBAL EQUITY SELECT TRUST
CORE VALUE TRUST
HIGH GRADE BOND TRUST

NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON, INCLUDING ANY DEALER OR SALESPERSON, HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, UNLESS THE INFORMATION OR REPRESENTATION IS SET FORTH IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR REPRESENTATION IS GIVEN, IT SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE ADVISER OR ANY SUBADVISERS TO THE TRUST OR THE PRINCIPAL UNDERWRITER OF THE CONTRACTS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SHARES OF THE TRUST IN ANY STATE WHERE SUCH OFFER OR SALE WOULD BE PROHIBITED.

       The date of this Prospectus is May 1, 2003, as amended May 5, 2003

                         MANUFACTURERS INVESTMENT TRUST

                               TABLE OF CONTENTS

PORTFOLIO DESCRIPTIONS:
INVESTMENT OBJECTIVES AND STRATEGIES, RISKS,
PERFORMANCE, EXPENSES AND FINANCIAL HIGHLIGHTS..............
       Science & Technology Trust...........................
       Pacific Rim Emerging Markets Trust...................
       Health Sciences Trust................................
       Emerging Growth Trust................................
       Aggressive Growth Trust..............................
       Emerging Small Company Trust.........................
       Small Company Blend Trust............................
       Dynamic Growth Trust.................................
       Mid Cap Stock Trust..................................
       Natural Resources Trust..............................
       All Cap Growth Trust.................................
       Strategic Opportunities Trust........................
       Financial Services Trust.............................
       International Stock Trust............................
       Overseas Trust.......................................
       International Small Cap Trust........................
       International Value Trust............................
       Quantitative Mid Cap Trust...........................
       Mid Cap Core Trust...................................
       Global Equity Trust..................................
       Strategic Growth Trust...............................
       Capital Appreciation Trust...........................
       Quantitative All Cap Trust...........................
       All Cap Core Trust (formerly, Growth Trust)..........
       Large Cap Growth Trust...............................
       Quantitative Equity Trust............................
       Blue Chip Growth Trust...............................
       U.S. Large Cap Trust (formerly, U.S. Large Cap Value
        Trust)..............................................
       Strategic Value Trust (formerly, Capital
        Opportunities Trust)................................
       Large Cap Value Trust................................
       Utilities Trust......................................
       Real Estate Securities Trust.........................
       Small Cap Opportunities Trust........................
       Small Company Value Trust............................
       Special Value Trust..................................
       Mid Cap Value Trust..................................
       Value Trust..........................................
       All Cap Value Trust..................................
       Equity Index Trust...................................
       Fundamental Value Trust..............................
       Growth & Income Trust................................
       Equity-Income Trust..................................
       Income & Value Trust.................................
       Balanced Trust.......................................
       Global Allocation Trust (formerly, Tactical
        Allocation Trust)...................................
       High Yield Trust.....................................
       Strategic Bond Trust.................................
       Global Bond Trust....................................
       Diversified Bond Trust...............................
       Investment Quality Bond Trust........................
       Total Return Trust...................................
       Real Return Bond Trust...............................
       U.S. Government Securities Trust.....................
       Money Market Trust...................................

       The Index Trusts......................................................................................................
       The Lifestyle Trusts..................................................................................................
       Small-Mid Growth Trust................................................................................................
       Small-Mid Cap Trust...................................................................................................
       International Equity Select Trust.....................................................................................
       Select Growth Trust...................................................................................................
       Global Equity Select Trust............................................................................................
       Core Value Trust......................................................................................................
       High Grade Bond Trust.................................................................................................
ADDITIONAL INFORMATION ABOUT THE PORTFOLIOS' INVESTMENTS.....................................................................
     Risks of Investing in Certain Types of Securities.......................................................................
     Additional Investment Policies..........................................................................................
     Hedging and Other Strategic Transactions................................................................................
MANAGEMENT OF THE TRUST......................................................................................................
     Advisory Arrangements...................................................................................................
     Subadvisory Arrangements................................................................................................
MULTIPLE CLASS PRICING; RULE 12B-1 PLANS.....................................................................................
GENERAL INFORMATION..........................................................................................................
     Taxes...................................................................................................................
     Dividends...............................................................................................................
     Purchase and Redemption of Shares.......................................................................................
     Purchasers of Shares of the Trust.......................................................................................
FINANCIAL HIGHLIGHTS.........................................................................................................
     Additional Information..................................................................................................

                            PORTFOLIO DESCRIPTIONS:

                  INVESTMENT OBJECTIVES AND STRATEGIES, RISKS,

                      PERFORMANCE AND FINANCIAL HIGHLIGHTS

     The Trust is a series trust which currently has seventy-five separate investment portfolios, sixty-seven of which are described in this prospectus. The investment objectives, principal investment strategies and principal risks of the portfolios are set forth in the portfolio descriptions below, together with performance information and financial highlights for each portfolio. Manufacturers Securities Services, LLC is the investment adviser to the Trust, and each portfolio has its own subadviser.

INVESTMENT OBJECTIVES AND STRATEGIES

     Each portfolio has a stated investment objective which it pursues through separate investment strategies or policies and which may only be changed with the approval of the shareholders of the portfolio. There can be no assurance that the portfolio will achieve its investment objective. The differences in objectives and policies among the portfolios can be expected to affect the return of each portfolio and the degree of market and financial risk to which each portfolio is subject. Additional information about the portfolios' investment policies is set forth under "Additional Investment Policies."

     Temporary Defensive Investing. Except as otherwise stated below in the description of a particular portfolio, during unusual or unsettled market conditions, for purposes of meeting redemption requests, or pending investment of its assets, each portfolio may invest all or a portion of its assets in cash and securities that are highly liquid, including (a) high quality money market instruments such as short-term U.S. government obligations, commercial paper, repurchase agreements or other cash equivalents and (b) securities of other investment companies that are money market funds. In the case of portfolios investing extensively in foreign securities, these investments may be denominated in either U.S. or non-U.S. dollars and may include debt of foreign corporations and governments and debt of supranational organizations. To the extent a portfolio is in a defensive position, its ability to achieve its investment objective will be limited.

     Use of Hedging and Other Strategic Transactions. Except as otherwise stated below in the description of a particular portfolio, each portfolio is authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

     More complete descriptions of the money market instruments and certain other instruments in which certain portfolios of the Trust may invest and of the options, futures, currency and other derivative transactions that certain portfolios may engage in are set forth in the Statement of Additional Information. A more complete description of the debt security ratings used by the Trust assigned by Moody's or Standard & Poor's is included in Appendix I in the Statement of Additional Information.

RISKS OF INVESTING IN EACH PORTFOLIO

     Certain risks of investing in each portfolio are set forth in the portfolio descriptions. If these risks materialize, an investor could lose money in the portfolio. The risks of investing in the following types of securities, as well as the definition of a non-diversified portfolio and the risks associated with such a portfolio, are more fully described below under "Risks of Investing in Certain Types of Securities."

     --   Non-Diversified Portfolios                    --   Foreign Securities
     --   Equity Securities                             --   Investment Company Securities
     --   Fixed Income Securities                       --   Stripped Securities
     --   Investment Grade Fixed Income Securities      --   Mortgage-Backed and Asset-Backed Securities
          in the Lowest Rating Category
     --   Lower Rated Fixed Income Securities           --   Securities Linked to the Real Estate Market
     --   Small and Medium Size Companies               --   Industry or Sector Investing

     An investment in any of the portfolios is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     Portfolio Turnover. Unless otherwise noted in the description a portfolio, each portfolio anticipates that its annual portfolio turnover rate will exceed 100%. A high portfolio turnover rate generally involves correspondingly greater brokerage commission expenses, which must be borne directly by the portfolio. The portfolio turnover rate of each of the Trust's portfolios may vary from year to year, as well as within a year. Portfolio turnover rates are set forth in the Financial Highlights included in each portfolio description. See also "Portfolio Turnover" in the Statement of Additional Information.

PERFORMANCE INFORMATION FOR EACH PORTFOLIO

     Each portfolio description contains a bar chart and a performance table which provide some indication of the risks of investing in each portfolio of the Trust.

     Bar Chart. The bar chart shows changes in the performance of Series I shares (formerly referred to as Class A shares) of each portfolio from year to year over a ten-year period. The performance of Series II shares (formerly referred to as Class B shares) and Series III shares (also referred to as "Class R shares") of each portfolio would be lower due to the higher Rule 12b-1 fees. Portfolios with less than ten years of performance history show performance from the inception date of the portfolio.

     Performance Table. The table compares each portfolio's one, five and ten year average annual returns as of December 31, 2002 for both Series I Shares and Series II shares to those of a broad measure, and in some cases to an index, of market performance. If the period since inception of the portfolio is less than one year, the performance shown will be the actual total return rather than an annualized total return. Series III performance is not included since it has not yet commenced operations.

     Performance information in the Bar Chart and the Performance Table reflects all fees charged to each portfolio such as advisory fees and all portfolio expenses. None of the portfolios charges a sales load or a surrender fee. The performance information does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower.

FEES AND EXPENSES FOR EACH PORTFOLIO

     The table below describes the fees and expenses for each class of shares of each portfolio of the Trust offered through this Prospectus. None of the portfolios charge a sales load or surrender fee. The fees and expenses do not reflect the fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. Such fees and expenses are listed in the prospectus for the variable insurance contract.

     Series III shares are not currently available for sale. The offering of Series III shares and the amount of class expenses of Series III shares is subject to the approval of the Trustees of the Trust.

TRUST ANNUAL EXPENSES

(as a percentage of Trust average net assets for the fiscal year ended December 31, 2002)

-------------------------------------------------------------------------------------------------------------------------------
                              MANAGEMENT
TRUST PORTFOLIO                  FEES              12B-1 FEES             OTHER EXPENSES         TOTAL TRUST ANNUAL EXPENSES
-------------------------------------------------------------------------------------------------------------------------------
                                           SERIES   SERIES    SERIES    SERIES I &   SERIES    SERIES      SERIES      SERIES
                                             I        II     III(+++)   SERIES II     III         I          II       III(+++)
-------------------------------------------------------------------------------------------------------------------------------
Science & Technology             0.950%(E) 0.150%   0.350%    0.500%      0.070%     0.080%    1.170%(E)   1.370%      1.530%
-------------------------------------------------------------------------------------------------------------------------------
Pacific Rim Emerging Markets     0.700%    0.150%   0.350%    0.500%      0.380%     0.420%    1.230%      1.430%      1.620%
-------------------------------------------------------------------------------------------------------------------------------
Health Sciences                  0.950%(E) 0.150%   0.350%    0.500%      0.150%     0.180%    1.250%(E)   1.450%(E)   1.630%
-------------------------------------------------------------------------------------------------------------------------------
Emerging Growth                  0.700%    0.150%   0.350%    0.500%      0.160%(A)  0.200%    1.010%      1.210%      1.400%
-------------------------------------------------------------------------------------------------------------------------------
Aggressive Growth                0.850%    0.150%   0.350%    0.500%      0.090%     0.100%    1.090%      1.290%      1.450%
-------------------------------------------------------------------------------------------------------------------------------
Emerging Small Company           0.900%    0.150%   0.350%    0.500%      0.070%     0.080%    1.120%      1.320%      1.480%
-------------------------------------------------------------------------------------------------------------------------------
Small Company Blend              0.900%    0.150%   0.350%    0.500%      0.100%     0.120%    1.150%      1.350%      1.520%
-------------------------------------------------------------------------------------------------------------------------------
Dynamic Growth                   0.850%    0.150%   0.350%    0.500%      0.100%     0.120%    1.100%      1.300%      1.470%
-------------------------------------------------------------------------------------------------------------------------------
Mid Cap Stock                    0.775%    0.150%   0.350%    0.500%      0.075%     0.090%    1.000%      1.200%      1.365%
-------------------------------------------------------------------------------------------------------------------------------
Natural Resources                0.950%    0.150%   0.350%    0.500%      0.160%(A)  0.200%    1.260%      1.460%      1.650%
-------------------------------------------------------------------------------------------------------------------------------
All Cap Growth                   0.795%    0.150%   0.350%    0.500%      0.075%     0.080%    1.020%      1.220%      1.375%
-------------------------------------------------------------------------------------------------------------------------------
Strategic Opportunities          0.700%    0.150%   0.350%    0.500%      0.070%     0.080%    0.920%      1.120%      1.280%
-------------------------------------------------------------------------------------------------------------------------------
Financial Services               0.800%    0.150%   0.350%    0.500%      0.120%     0.170%    1.070%      1.270%      1.470%
-------------------------------------------------------------------------------------------------------------------------------
International Stock              0.850%    0.150%   0.350%    0.500%      0.180%     0.190%    1.180%      1.380%      1.540%
-------------------------------------------------------------------------------------------------------------------------------
Overseas                         0.800%    0.150%   0.350%    0.500%      0.150%     0.160%    1.100%      1.300%      1.460%
-------------------------------------------------------------------------------------------------------------------------------
International Small Cap          0.950%    0.150%   0.350%    0.500%      0.470%     0.490%    1.570%      1.770%      1.940%
-------------------------------------------------------------------------------------------------------------------------------
International Value              0.827%    0.150%   0.350%    0.500%      0.143%     0.155%    1.120%      1.320%      1.482%
-------------------------------------------------------------------------------------------------------------------------------
Quantitative Mid Cap             0.650%    0.150%   0.350%    0.500%      0.100%     0.130%    0.900%      1.100%      1.280%
-------------------------------------------------------------------------------------------------------------------------------
Mid Cap Core                     0.810%    0.150%   0.350%    0.500%    0.110%(A)    0.150%    1.070%      1.270%      1.460%
-------------------------------------------------------------------------------------------------------------------------------
Global Equity                    0.750%    0.150%   0.350%    0.500%      0.140%     0.150%    1.040%      1.240%      1.400%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                              MANAGEMENT
TRUST PORTFOLIO                  FEES              12B-1 FEES             OTHER EXPENSES         TOTAL TRUST ANNUAL EXPENSES
-------------------------------------------------------------------------------------------------------------------------------
                                           SERIES   SERIES    SERIES    SERIES I &   SERIES    SERIES      SERIES      SERIES
                                             I        II     III(+++)   SERIES II     III         I          II       III(+++)
-------------------------------------------------------------------------------------------------------------------------------
Strategic Growth                 0.750%    0.150%   0.350%    0.500%      0.110%     0.130%    1.010%      1.210%      1.380%
-------------------------------------------------------------------------------------------------------------------------------
Capital Appreciation             0.750%    0.150%   0.350%    0.500%      0.150%     0.190%    1.050%      1.250%      1.440%
-------------------------------------------------------------------------------------------------------------------------------
Quantitative All Cap             0.625%    0.150%   0.350%    0.500%    0.120%(A)    0.160%    0.895%      1.095%      1.285%
-------------------------------------------------------------------------------------------------------------------------------
All Cap Core                     0.700%    0.150%   0.350%    0.500%      0.060%     0.070%    0.910%      1.110%      1.270%
-------------------------------------------------------------------------------------------------------------------------------
Large Cap Growth                 0.750%    0.150%   0.350%    0.500%      0.080%     0.090%    0.980%      1.180%      1.340%
-------------------------------------------------------------------------------------------------------------------------------
Quantitative Equity              0.600%    0.150%   0.350%    0.500%      0.070%     0.080%    0.820%      1.020%      1.180%
-------------------------------------------------------------------------------------------------------------------------------
Blue Chip Growth                 0.718%(E) 0.150%   0.350%    0.500%      0.062%     0.067%    0.930%(E)   1.130%(E)   1.285%
-------------------------------------------------------------------------------------------------------------------------------
U.S. Large Cap                   0.725%    0.150%   0.350%    0.500%      0.065%     0.073%    0.940%      1.140%      1.298%
-------------------------------------------------------------------------------------------------------------------------------
Strategic Value                  0.750%    0.150%   0.350%    0.500%      0.240%     0.300%    1.140%      1.340%      1.550%
-------------------------------------------------------------------------------------------------------------------------------
Large Cap Value                  0.800%    0.150%   0.350%    0.500%    0.250%(A)    0.330%    1.200%      1.400%      1.630%
-------------------------------------------------------------------------------------------------------------------------------
Utilities                        0.750%    0.150%   0.350%    0.500%      0.380%     0.480%    1.280%      1.480%      1.730%
-------------------------------------------------------------------------------------------------------------------------------
Real Estate Securities           0.631%    0.150%   0.350%    0.500%      0.059%     0.070%    0.840%      1.040%      1.201%
-------------------------------------------------------------------------------------------------------------------------------
Small Cap Opportunities          0.900%    0.150%   0.350%    0.500%    0.140%(A)    0.180%    1.190%      1.390%      1.580%
-------------------------------------------------------------------------------------------------------------------------------
Small Company Value              0.900%(E) 0.150%   0.350%    0.500%      0.070%     0.080%    1.120%(E)   1.320%(E)   1.480%
-------------------------------------------------------------------------------------------------------------------------------
Special Value                    0.900%    0.150%   0.350%    0.500%    0.160%(A)    0.200%    1.210%      1.410%      1.600%
-------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value                    0.796%    0.150%   0.350%    0.500%      0.074%     0.089%    1.020%      1.220%      1.385%
-------------------------------------------------------------------------------------------------------------------------------
Value                            0.640%    0.150%   0.350%    0.500%      0.070%     0.080%    0.860%      1.060%      1.220%
-------------------------------------------------------------------------------------------------------------------------------
All Cap Value                    0.800%    0.150%   0.350%    0.500%      0.200%     0.270%    1.150%      1.350%      1.570%
-------------------------------------------------------------------------------------------------------------------------------
Equity Index                     0.250%       N/A      N/A       N/A      0.160%        N/A    0.410%(G)      N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
Fundamental Value                0.750%    0.150%   0.350%    0.500%      0.080%     0.100%    0.980%      1.180%      1.350%
-------------------------------------------------------------------------------------------------------------------------------
Growth & Income                  0.539%    0.150%   0.350%    0.500%      0.061%     0.066%    0.750%      0.950%      1.105%
-------------------------------------------------------------------------------------------------------------------------------
Equity-Income                    0.722%(E) 0.150%   0.350%    0.500%      0.058%     0.064%    0.930%(E)   1.130%(E)   1.286%
-------------------------------------------------------------------------------------------------------------------------------
Income & Value                   0.650%    0.150%   0.350%    0.500%      0.080%     0.090%    0.880%      1.080%      1.240%
-------------------------------------------------------------------------------------------------------------------------------
Balanced                         0.566%    0.150%   0.350%    0.500%      0.094%     0.111%    0.810%      1.010%      1.177%
-------------------------------------------------------------------------------------------------------------------------------
Global Allocation                0.750%    0.150%   0.350%    0.500%      0.280%     0.310%    1.180%      1.380%      1.560%
-------------------------------------------------------------------------------------------------------------------------------
High Yield                       0.625%    0.150%   0.350%    0.500%      0.065%     0.075%    0.840%      1.040%      1.200%
-------------------------------------------------------------------------------------------------------------------------------
Strategic Bond                   0.625%    0.150%   0.350%    0.500%      0.085%     0.095%    0.860%      1.060%      1.220%
-------------------------------------------------------------------------------------------------------------------------------
Global Bond                      0.600%    0.150%   0.350%    0.500%      0.170%     0.190%    0.920%      1.120%      1.290%
-------------------------------------------------------------------------------------------------------------------------------
Diversified Bond                 0.600%    0.150%   0.350%    0.500%      0.070%     0.080%    0.820%      1.020%      1.180%
-------------------------------------------------------------------------------------------------------------------------------
Investment Quality Bond          0.500%    0.150%   0.350%    0.500%      0.090%     0.100%    0.740%      0.940%      1.100%
-------------------------------------------------------------------------------------------------------------------------------
Total Return                     0.600%    0.150%   0.350%    0.500%      0.060%     0.070%    0.810%      1.010%      1.170%
-------------------------------------------------------------------------------------------------------------------------------
Real Return Bond                 0.600%    0.150%   0.350%    0.500%    0.200%(A)    0.240%    0.950%      1.150%      1.340%
-------------------------------------------------------------------------------------------------------------------------------
U.S. Government Securities       0.521%    0.150%   0.350%    0.500%      0.069%     0.076%    0.740%      0.940%      1.097%
-------------------------------------------------------------------------------------------------------------------------------
Money Market                     0.350%    0.150%   0.350%    0.500%      0.050%     0.060%    0.550%      0.750%      0.910%
-------------------------------------------------------------------------------------------------------------------------------
Small Cap Index                  0.375%    0.150%   0.350%    0.500%      0.065%     0.102%    0.590%      0.790%      0.977%
-------------------------------------------------------------------------------------------------------------------------------
International Index              0.400%    0.150%   0.350%    0.500%      0.070%     0.110%    0.620%(F)   0.820%(F)   1.010%
-------------------------------------------------------------------------------------------------------------------------------
Mid Cap Index                    0.375%    0.150%   0.350%    0.500%      0.055%     0.082%    0.580%      0.780%      0.957%
-------------------------------------------------------------------------------------------------------------------------------
Total Stock Market Index         0.375%    0.150%   0.350%    0.500%      0.065%     0.098%    0.590%      0.790%      0.973%
-------------------------------------------------------------------------------------------------------------------------------
500 Index                        0.375%    0.150%   0.350%    0.500%      0.045%     0.052%    0.570%      0.770%      0.927%
-------------------------------------------------------------------------------------------------------------------------------
Lifestyle Aggressive 1000        0.063%       N/A      N/A    0.150%      1.162%(B+) 1.560%(B)  1.225%(C   1.425%(C    1.773%(CD)
                                                                                                     D)          D)
                                                                          1.362%(B++)
-------------------------------------------------------------------------------------------------------------------------------
Lifestyle Growth 820             0.053%       N/A      N/A    0.150%      1.103%(B+) 1.491%(B)  1.156%(C   1.356%(C    1.694%(CD)
                                                                                                     D)          D)
                                                                          1.303%(B++)
-------------------------------------------------------------------------------------------------------------------------------
Lifestyle Balanced 640           0.053%       N/A      N/A    0.150%      1.014%(B   1.396%(B)  1.067%(C   1.267%(C    1.599%(CD)
                                                                                +)                   D)          D)
                                                                          1.214%(B
                                                                                ++)
-------------------------------------------------------------------------------------------------------------------------------
Lifestyle Moderate 460           0.058%       N/A      N/A    0.150%      0.935%(B   1.314%(B)  0.993%(C   1.193%(C    1.522%(CD)
                                                                                +)                   D)          D)
                                                                          1.135%(B
                                                                                ++)
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                              MANAGEMENT
TRUST PORTFOLIO                  FEES              12B-1 FEES             OTHER EXPENSES         TOTAL TRUST ANNUAL EXPENSES
-------------------------------------------------------------------------------------------------------------------------------
                                           SERIES   SERIES    SERIES    SERIES I &   SERIES    SERIES      SERIES      SERIES
                                             I        II     III(+++)   SERIES II     III         I          II       III(+++)
-------------------------------------------------------------------------------------------------------------------------------
Lifestyle Conservative 280       0.061%       N/A      N/A    0.150%      0.876%(B   1.258%(B)  0.937%(C   1.137%(C    1.469%(CD)
                                                                                +)                   D)          D)
                                                                          1.076%(B
                                                                                ++)
-------------------------------------------------------------------------------------------------------------------------------
Small Mid-Cap Growth             0.800%    0.150%      N/A       N/A    2.980%(X)       N/A    3.930%         N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
Small-Mid Cap                    0.950%    0.150%   0.350%    0.500%    0.730%(X)    0.940%    1.830%      2.030%      2.390%
-------------------------------------------------------------------------------------------------------------------------------
International Equity Select      0.900%    0.150%   0.350%    0.500%    0.900%(X)    1.150%    1.950%      2.150%      2.550%
-------------------------------------------------------------------------------------------------------------------------------
Select Growth                    0.800%    0.150%      N/A       N/A    2.770%(X)       N/A    3.720%         N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
Global Equity Select             0.900%    0.150%      N/A       N/A    2.660%(X)       N/A    3.710%         N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
Core Value                       0.800%    0.150%      N/A       N/A    2.580%(X)       N/A    3.530%         N/A         N/A
-------------------------------------------------------------------------------------------------------------------------------
High Grade Bond                  0.600%    0.150%   0.350%    0.500%    0.690%(X)    0.860%    1.440%      1.640%      1.960%
-------------------------------------------------------------------------------------------------------------------------------

(+)Series I
(++)Series II
(+++)Series III shares are not currently available for sale. The offering of Series III shares and the amount of class expenses of Series III shares is subject to the approval of the Trustees of the Trust.
(A)Based on estimates for the current fiscal year.

(B)"Other Expenses" reflects the expenses of the Underlying Portfolios as well as the expenses of the Lifestyle Trust. The expenses of the Underlying Portfolios for each Lifestyle Trust (based on the allocations made to each portfolios) are as follows:

     SERIES I SHARES (UNDERLYING PORTFOLIO EXPENSES)

------------------------------------------------------------------------------------------------------
                                                                                           TOTAL TRUST
                                                      MANAGEMENT   RULE 12B-1    OTHER       ANNUAL
TRUST PORTFOLIO                                          FEES         FEES      EXPENSES    EXPENSES
------------------------------------------------------------------------------------------------------
Lifestyle Aggressive 1000                               0.806%       0.150%      0.169%      1.125%
------------------------------------------------------------------------------------------------------
Lifestyle Growth 820                                    0.754%       0.150%      0.162%      1.066%
------------------------------------------------------------------------------------------------------
Lifestyle Balanced 640                                  0.693%       0.150%      0.134%      0.977%
------------------------------------------------------------------------------------------------------
Lifestyle Moderate 460                                  0.645%       0.150%      0.109%      0.903%
------------------------------------------------------------------------------------------------------
Lifestyle Conservative 280                              0.592%       0.150%      0.106%      0.847%
------------------------------------------------------------------------------------------------------

     SERIES II SHARES (UNDERLYING PORTFOLIO EXPENSES)

------------------------------------------------------------------------------------------------------
                                                                                           TOTAL TRUST
                                                      MANAGEMENT   RULE 12B-1    OTHER       ANNUAL
TRUST PORTFOLIO                                          FEES         FEES      EXPENSES    EXPENSES
------------------------------------------------------------------------------------------------------
Lifestyle Aggressive 1000                               0.806%       0.350%      0.169%      1.325%
------------------------------------------------------------------------------------------------------
Lifestyle Growth 820                                    0.754%       0.350%      0.162%      1.266%
------------------------------------------------------------------------------------------------------
Lifestyle Balanced 640                                  0.693%       0.350%      0.134%      1.177%
------------------------------------------------------------------------------------------------------
Lifestyle Moderate 460                                  0.645%       0.350%      0.109%      1.103%
------------------------------------------------------------------------------------------------------
Lifestyle Conservative 280                              0.592%       0.350%      0.106%      1.047%
------------------------------------------------------------------------------------------------------

     SERIES III SHARES (UNDERLYING PORTFOLIO EXPENSES)

------------------------------------------------------------------------------------------------------
                                                                                           TOTAL TRUST
                                                      MANAGEMENT   RULE 12B-1    OTHER       ANNUAL
TRUST PORTFOLIO                                          FEES         FEES      EXPENSES    EXPENSES
------------------------------------------------------------------------------------------------------
Lifestyle Aggressive 1000                               0.806%       0.500%      0.203%      1.509%
------------------------------------------------------------------------------------------------------
Lifestyle Growth 820                                    0.754%       0.500%      0.194%      1.448%
------------------------------------------------------------------------------------------------------
Lifestyle Balanced 640                                  0.693%       0.500%      0.160%      1.353%
------------------------------------------------------------------------------------------------------
Lifestyle Moderate 460                                  0.645%       0.500%      0.127%      1.272%
------------------------------------------------------------------------------------------------------
Lifestyle Conservative 280                              0.592%       0.500%      0.124%      1.216%
------------------------------------------------------------------------------------------------------

(C)The investment adviser to the Trust, Manufacturers Securities Services, LLC ("MSS" or the "Adviser") has voluntarily agreed to pay certain expenses of each Lifestyle Trust as noted below. (For purposes of the expense reimbursement, total expenses of a Lifestyle Trust includes the advisory fee but excludes (a) the expenses of the Underlying Portfolios, (b) taxes, (c) portfolio brokerage,
(d) interest, (e) litigation, (f) indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business and (g) Rule 12b-1 fees.)

If total expenses of a Lifestyle Trust (absent reimbursement) exceed 0.075%, the Adviser will reduce the advisory fee or reimburse expenses of that Lifestyle Trust by an amount such that total expenses of the Lifestyle Trust equal 0.075%. If the total expenses of the Lifestyle Trust (absent reimbursement) are equal to or less than 0.075%, then no expenses will be reimbursed by the Adviser. This voluntary expense reimbursement may be terminated at any time. If such expense reimbursement were reflected, Total Trust Annual Expenses would be lower (based on current advisory fees and the Other Expenses of the Lifestyle Trusts for the fiscal year ended December 31, 2002) as noted in the charts below:

     SERIES I

------------------------------------------------------------------------------------------------------
                                                                                           TOTAL TRUST
                                                      MANAGEMENT   RULE 12B-1    OTHER       ANNUAL
TRUST PORTFOLIO                                          FEES         FEES      EXPENSES    EXPENSES
------------------------------------------------------------------------------------------------------
Lifestyle Aggressive 1000                               0.063%       0.000%      1.137%      1.200%
------------------------------------------------------------------------------------------------------
Lifestyle Growth 820                                    0.053%       0.000%      1.088%      1.141%
------------------------------------------------------------------------------------------------------
Lifestyle Balanced 640                                  0.053%       0.000%      0.999%      1.052%
------------------------------------------------------------------------------------------------------
Lifestyle Moderate 460                                  0.058%       0.000%      0.920%      0.978%
------------------------------------------------------------------------------------------------------
Lifestyle Conservative 280                              0.061%       0.000%      0.861%      0.922%
------------------------------------------------------------------------------------------------------

     SERIES II

------------------------------------------------------------------------------------------------------
                                                                                           TOTAL TRUST
                                                      MANAGEMENT   RULE 12B-1    OTHER       ANNUAL
TRUST PORTFOLIO                                          FEES         FEES      EXPENSES    EXPENSES
------------------------------------------------------------------------------------------------------
Lifestyle Aggressive 1000                               0.063%       0.000%      1.337%      1.400%
------------------------------------------------------------------------------------------------------
Lifestyle Growth 820                                    0.053%       0.000%      1.288%      1.341%
------------------------------------------------------------------------------------------------------
Lifestyle Balanced 640                                  0.053%       0.000%      1.199%      1.252%
------------------------------------------------------------------------------------------------------
Lifestyle Moderate 460                                  0.058%       0.000%      1.120%      1.178%
------------------------------------------------------------------------------------------------------
Lifestyle Conservative 280                              0.061%       0.000%      1.061%      1.122%
------------------------------------------------------------------------------------------------------

     SERIES III

------------------------------------------------------------------------------------------------------
                                                                                           TOTAL TRUST
                                                      MANAGEMENT   RULE 12B-1    OTHER       ANNUAL
TRUST PORTFOLIO                                          FEES         FEES      EXPENSES    EXPENSES
------------------------------------------------------------------------------------------------------
Lifestyle Aggressive 1000                               0.063%       0.150%      1.521%      1.734%
------------------------------------------------------------------------------------------------------
Lifestyle Growth 820                                    0.053%       0.150%      1.470%      1.673%
------------------------------------------------------------------------------------------------------
Lifestyle Balanced 640                                  0.053%       0.150%      1.375%      1.578%
------------------------------------------------------------------------------------------------------
Lifestyle Moderate 460                                  0.058%       0.150%      1.289%      1.497%
------------------------------------------------------------------------------------------------------
Lifestyle Conservative 280                              0.061%       0.150%      1.230%      1.441%
------------------------------------------------------------------------------------------------------

(D)Each Lifestyle Trust will invest in shares of the Underlying Portfolios. Therefore, each Lifestyle Trust will bear its pro rata share of the fees and expenses incurred by the Underlying Portfolios in which it invests, and the investment return of each Lifestyle Trust will be net of the Underlying Portfolio expenses. Each Lifestyle Portfolio must bear its own expenses. However, the Adviser is currently paying certain of these expenses as described in footnote(C) above.

(E)The Adviser has voluntarily agreed to waive a portion of its advisory fee for the Science & Technology Trust, Health Sciences Trust, Small Company Value Trust, the Blue Chip Growth Trust and the Equity-Income Trust. Once the combined assets exceed specified amounts, the fee reduction is increased. The percentage fee reduction for each asset level is as follows:

---------------------------------------------------------------------------------
                                                      FEE REDUCTION
         COMBINED ASSET LEVELS            (AS A PERCENTAGE OF THE ADVISORY FEE)
---------------------------------------------------------------------------------
 First $750 million                                       0.00%
---------------------------------------------------------------------------------
 Between $750 million and $1.5 billion                    5.00%
---------------------------------------------------------------------------------
 Between $1.5 billion and $3.0 billion                    7.50%
---------------------------------------------------------------------------------
 Over $3.0 billion                                        10.00%
---------------------------------------------------------------------------------

The fee reductions are applied to the advisory fees of each of the five portfolios. This voluntary fee waiver may be terminated at any time by the Adviser.

(F)MSS has voluntarily agreed to pay expenses of each Index Trust (excluding the advisory fee) that exceed the following amounts: 0.050% in the case of the International Index Trust and 500 Index Trust and 0.075% in the case of the Small Cap Index Trust, the Mid Cap Index Trust and Total Stock Market Index Trust. If such expense reimbursement were reflected, it is estimated that "Other Expenses" and "Total Trust Annual Expenses would be as follows:

               SERIES I

                                                                         TOTAL TRUST
                                                      OTHER EXPENSES   ANNUAL EXPENSES
                                                      --------------   ---------------
International Index Trust...........................      0.050%            0.600%

               SERIES II

                                                                         TOTAL TRUST
                                                      OTHER EXPENSES   ANNUAL EXPENSES
                                                      --------------   ---------------
International Index Trust...........................      0.050%            0.800%

               SERIES III

                                                                         TOTAL TRUST
                                                      OTHER EXPENSES   ANNUAL EXPENSES
                                                      --------------   ---------------
International Index Trust...........................      0.050%            0.900%

It is estimated that the expense reimbursement will not be effective during the year end December 31, 2003 for the Small Cap Index Trust, the Mid Cap Index Trust, the Total Stock Market Index Trust and the 500 Index Trust. The expense reimbursement may be terminated at any time by MSS.

(G)For all portfolios except the Lifestyle Trusts, the Adviser reduces its advisory fee or reimburses the portfolio if the total of all expenses (excluding advisory fees, taxes, portfolio brokerage commissions, interest, litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the portfolio's business) exceed certain annual rates. In the case of the Equity Index Trust, the Adviser reimbursed the portfolio for certain expenses for the year ended December 31, 2002. If such expense reimbursement were reflected, it is estimated that "Other Expenses" and "Total Trust Annual Expenses would be:

               SERIES I

                                                                         TOTAL TRUST
                                                      OTHER EXPENSES   ANNUAL EXPENSES
                                                      --------------   ---------------
Equity Index Trust..................................      0.150%            0.400%

These voluntary expense reimbursements may be terminated at any time.

(X) MSS has voluntarily agreed to pay expenses of each portfolio (excluding advisory fees, Rule 12b-1 fees, taxes, portfolio brokerage commission, interest, litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business) that exceed the following amounts: .15% for the International Equity Select Trust and Global Equity Select Trust and .10% for the Small-Mid Cap Growth Trust, Small-Mid Cap Trust, Select Growth Trust, Core Value Trust and High Grade Bond Trust. If such expense reimbursement were reflected, it is estimated that "Other Expenses" and "Total Trust Annual Expenses" would be:

SERIES I

                                     OTHER EXPENSES        TOTAL TRUST ANNUAL EXPENSES
Small-Mid Cap Growth Trust               0.100%                     1.050%
Small-Mid Cap Trust                      0.100%                     1.200%
International Equity Select Trust        0.150%                     1.200%
Select Growth Trust                      0.100%                     1.050%
Global Equity Select Trust               0.150%                     1.200%
Core Value Trust                         0.100%                     1.050%
High Grade Bond Trust                    0.100%                     0.850%

SERIES II

                                     OTHER EXPENSES        TOTAL TRUST ANNUAL EXPENSES
Small-Mid Cap Growth Trust                N/A                        N/A
Small-Mid Cap Trust                      0.100%                     1.400%
International Equity Select Trust        0.150%                     1.400%
Select Growth Trust                       N/A                        N/A
Global Equity Select Trust                N/A                        N/A
Core Value Trust                          N/A                        N/A
High Grade Bond Trust                    0.100%                     1.050%

SERIES III

                                     OTHER EXPENSES        TOTAL TRUST ANNUAL EXPENSES
Small-Mid Cap Growth Trust                N/A                        N/A
Small-Mid Cap Trust                      0.100%                     1.400%
International Equity Select Trust        0.150%                     1.400%
Select Growth Trust                       N/A                        N/A
Global Equity Select Trust                N/A                        N/A
Core Value Trust                          N/A                        N/A
High Grade Bond Trust                    0.100%                     1.050%

It is estimated that the expense reimbursement will remain in effect during the year end December 31, 2003. The expense reimbursement may be terminated at any time by MSS.

EXAMPLE OF EXPENSES FOR EACH PORTFOLIO

     The Example is intended to help an investor compare the cost of investing in each Portfolio with the cost of investing in other mutual funds. The Example assumes that $10,000 is invested in the Portfolio for the times periods indicated and then all the shares are redeemed at the end of those periods. The Example also assumes that the investment has a 5% return each year and that the Portfolio's operating expenses remain the same. The Example does not reflect the expenses of any variable insurance contract that may use the Trust as its underlying investment medium. If such expenses were reflected, the expense amounts indicated would be higher. Although a particular investor's actual expenses maybe higher or lower, based on these assumptions the expenses would be:

SERIES I SHARES

-----------------------------------------------------------------------------------------------------------------------
            TRUST PORTFOLIO                     1 YEAR              3 YEAR              5 YEAR             10 YEAR
-----------------------------------------------------------------------------------------------------------------------
  Science & Technology                           119                 372                 644                1,420
-----------------------------------------------------------------------------------------------------------------------
  Pacific Rim Emerging Markets                   125                 390                 676                1,489
-----------------------------------------------------------------------------------------------------------------------
  Health Sciences                                127                 397                 686                1,511
-----------------------------------------------------------------------------------------------------------------------
  Emerging Growth                                103                 322                 558                1,236
-----------------------------------------------------------------------------------------------------------------------
  Aggressive Growth                              111                 347                 601                1,329
-----------------------------------------------------------------------------------------------------------------------
  Emerging Small Company                         114                 356                 617                1,363
-----------------------------------------------------------------------------------------------------------------------
  Small Company Blend                            117                 365                 633                1,398
-----------------------------------------------------------------------------------------------------------------------
  Dynamic Growth                                 112                 350                 606                1,340
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Stock                                  102                 318                 552                1,225
-----------------------------------------------------------------------------------------------------------------------
  Natural Resources                              128                 400                 692                1,523
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
            TRUST PORTFOLIO                     1 YEAR              3 YEAR              5 YEAR             10 YEAR
-----------------------------------------------------------------------------------------------------------------------
  All Cap Growth                                 104                 325                 563                1,248
-----------------------------------------------------------------------------------------------------------------------
  Strategic Opportunities                         94                 293                 509                1,131
-----------------------------------------------------------------------------------------------------------------------
  Financial Services                             109                 340                 590                1,306
-----------------------------------------------------------------------------------------------------------------------
  International Stock                            120                 375                 649                1,432
-----------------------------------------------------------------------------------------------------------------------
  Overseas                                       112                 350                 606                1,340
-----------------------------------------------------------------------------------------------------------------------
  International Small Cap                        160                 496                 855                1,867
-----------------------------------------------------------------------------------------------------------------------
  International Value                            114                 356                 617                1,363
-----------------------------------------------------------------------------------------------------------------------
  Quantitative Mid Cap                            92                 287                 498                1,108
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Core                                   109                 340                 590                1,306
-----------------------------------------------------------------------------------------------------------------------
  Global Equity                                  106                 331                 574                1,271
-----------------------------------------------------------------------------------------------------------------------
  Strategic Growth                               103                 322                 558                1,236
-----------------------------------------------------------------------------------------------------------------------
  Capital Appreciation                           107                 334                 579                1,283
-----------------------------------------------------------------------------------------------------------------------
  Quantitative All Cap                            91                 285                 496                1,102
-----------------------------------------------------------------------------------------------------------------------
  All Cap Core                                    93                 290                 504                1,120
-----------------------------------------------------------------------------------------------------------------------
  Large Cap Growth                               100                 312                 542                1,201
-----------------------------------------------------------------------------------------------------------------------
  Quantitative Equity                             84                 262                 455                1,014
-----------------------------------------------------------------------------------------------------------------------
  Blue Chip Growth                                95                 296                 515                1,143
-----------------------------------------------------------------------------------------------------------------------
  U.S. Large Cap                                  96                 300                 520                1,155
-----------------------------------------------------------------------------------------------------------------------
  Strategic Value                                116                 362                 628                1,386
-----------------------------------------------------------------------------------------------------------------------
  Large Cap Value                                122                 381                 660                1,455
-----------------------------------------------------------------------------------------------------------------------
  Utilities                                      130                 406                 702                1,545
-----------------------------------------------------------------------------------------------------------------------
  Real Estate Securities                          86                 268                 466                1,037
-----------------------------------------------------------------------------------------------------------------------
  Small Cap Opportunities                        121                 378                 654                1,443
-----------------------------------------------------------------------------------------------------------------------
  Small Company Value                            114                 356                 617                1,363
-----------------------------------------------------------------------------------------------------------------------
  Special Value                                  123                 384                 665                1,466
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Value                                  104                 325                 563                1,248
-----------------------------------------------------------------------------------------------------------------------
  Value                                           88                 274                 477                1,061
-----------------------------------------------------------------------------------------------------------------------
  All Cap Value                                  117                 365                 633                1,398
-----------------------------------------------------------------------------------------------------------------------
  Equity Index                                    42                 132                 230                 518
-----------------------------------------------------------------------------------------------------------------------
  Fundamental Value                              100                 312                 542                1,201
-----------------------------------------------------------------------------------------------------------------------
  Growth & Income                                 77                 240                 417                 930
-----------------------------------------------------------------------------------------------------------------------
  Equity-Income                                   95                 296                 515                1,143
-----------------------------------------------------------------------------------------------------------------------
  Income & Value                                  90                 281                 488                1,084
-----------------------------------------------------------------------------------------------------------------------
  Balanced                                        83                 259                 450                1,002
-----------------------------------------------------------------------------------------------------------------------
  Global Allocation                              120                 375                 649                1,432
-----------------------------------------------------------------------------------------------------------------------
  High Yield                                      86                 268                 466                1,037
-----------------------------------------------------------------------------------------------------------------------
  Strategic Bond                                  88                 274                 477                1,061
-----------------------------------------------------------------------------------------------------------------------
  Global Bond                                     94                 293                 509                1,131
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
            TRUST PORTFOLIO                     1 YEAR              3 YEAR              5 YEAR             10 YEAR
-----------------------------------------------------------------------------------------------------------------------
  Diversified Bond                                84                 262                 455                1,014
-----------------------------------------------------------------------------------------------------------------------
  Investment Quality Bond                         76                 237                 411                 918
-----------------------------------------------------------------------------------------------------------------------
  Total Return                                    83                 259                 450                1,002
-----------------------------------------------------------------------------------------------------------------------
  Real Return Bond                                97                 303                 525                1,166
-----------------------------------------------------------------------------------------------------------------------
  U.S. Government Securities                      76                 237                 411                 918
-----------------------------------------------------------------------------------------------------------------------
  Money Market                                    56                 176                 307                 689
-----------------------------------------------------------------------------------------------------------------------
  Small Cap Index                                 60                 189                 329                 738
-----------------------------------------------------------------------------------------------------------------------
  International Index                             63                 199                 346                 774
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Index                                   59                 186                 324                 726
-----------------------------------------------------------------------------------------------------------------------
  Total Stock Market Index                        60                 189                 329                 738
-----------------------------------------------------------------------------------------------------------------------
  500 Index                                       58                 183                 318                 714
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Aggressive 1000                      125                 389                 673                1,483
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Growth 820                           118                 367                 636                1,404
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Balanced 640                         109                 339                 588                1,302
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Moderate 460                         101                 316                 549                1,216
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Conservative 280                      96                 299                 518                1,151
-----------------------------------------------------------------------------------------------------------------------
  Small Mid-Cap Growth                           395                1,198               2,018               4,147
-----------------------------------------------------------------------------------------------------------------------
  Small-Mid Cap                                  186                 576                 990                2,148
-----------------------------------------------------------------------------------------------------------------------
  International Equity Select                    198                 612                1,052               2,275
-----------------------------------------------------------------------------------------------------------------------
  Select Growth                                  374                1,138               1,920               3,967
-----------------------------------------------------------------------------------------------------------------------
  Global Equity Select                           373                1,135               1,916               3,958
-----------------------------------------------------------------------------------------------------------------------
  Core Value                                     356                1,083               1,831               3,801
-----------------------------------------------------------------------------------------------------------------------
  High Grade Bond                                147                 456                 787                1,724
-----------------------------------------------------------------------------------------------------------------------

SERIES II SHARES

-----------------------------------------------------------------------------------------------------------------------
            TRUST PORTFOLIO                     1 YEAR              3 YEAR              5 YEAR             10 YEAR
-----------------------------------------------------------------------------------------------------------------------
  Science & Technology                           139                 434                 750                1,646
-----------------------------------------------------------------------------------------------------------------------
  Pacific Rim Emerging Markets                   146                 452                 782                1,713
-----------------------------------------------------------------------------------------------------------------------
  Health Sciences                                148                 459                 792                1,735
-----------------------------------------------------------------------------------------------------------------------
  Emerging Growth                                123                 384                 665                1,466
-----------------------------------------------------------------------------------------------------------------------
  Aggressive Growth                              131                 409                 708                1,556
-----------------------------------------------------------------------------------------------------------------------
  Emerging Small Company                         134                 418                 723                1,590
-----------------------------------------------------------------------------------------------------------------------
  Small Company Blend                            137                 428                 739                1,624
-----------------------------------------------------------------------------------------------------------------------
  Dynamic Growth                                 132                 412                 713                1,568
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Stock                                  122                 381                 660                1,455
-----------------------------------------------------------------------------------------------------------------------
  Natural Resources                              149                 462                 797                1,746
-----------------------------------------------------------------------------------------------------------------------
  All Cap Growth                                 124                 387                 670                1,477
-----------------------------------------------------------------------------------------------------------------------
  Strategic Opportunities                        114                 356                 617                1,363
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
            TRUST PORTFOLIO                     1 YEAR              3 YEAR              5 YEAR             10 YEAR
-----------------------------------------------------------------------------------------------------------------------
  Financial Services                             129                 403                 697                1,534
-----------------------------------------------------------------------------------------------------------------------
  International Stock                            140                 437                 755                1,657
-----------------------------------------------------------------------------------------------------------------------
  Overseas                                       132                 412                 713                1,568
-----------------------------------------------------------------------------------------------------------------------
  International Small Cap                        180                 557                 959                2,084
-----------------------------------------------------------------------------------------------------------------------
  International Value                            134                 418                 723                1,590
-----------------------------------------------------------------------------------------------------------------------
  Quantitative Mid Cap                           112                 350                 606                1,340
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Core                                   129                 403                 697                1,534
-----------------------------------------------------------------------------------------------------------------------
  Global Equity                                  126                 393                 681                1,500
-----------------------------------------------------------------------------------------------------------------------
  Strategic Growth                               123                 384                 665                1,466
-----------------------------------------------------------------------------------------------------------------------
  Capital Appreciation                           127                 397                 686                1,511
-----------------------------------------------------------------------------------------------------------------------
  Quantitative All Cap                           112                 348                 604                1,334
-----------------------------------------------------------------------------------------------------------------------
  All Cap Core (formerly, Growth)                113                 353                 612                1,352
-----------------------------------------------------------------------------------------------------------------------
  Large Cap Growth                               120                 375                 649                1,432
-----------------------------------------------------------------------------------------------------------------------
  Quantitative Equity                            104                 325                 563                1,248
-----------------------------------------------------------------------------------------------------------------------
  Blue Chip Growth                               115                 359                 622                1,375
-----------------------------------------------------------------------------------------------------------------------
  U.S. Large Cap                                 116                 362                 628                1,386
-----------------------------------------------------------------------------------------------------------------------
  Strategic Value                                136                 425                 734                1,613
-----------------------------------------------------------------------------------------------------------------------
  Large Cap Value                                143                 443                 766                1,680
-----------------------------------------------------------------------------------------------------------------------
  Utilities                                      151                 468                 808                1,768
-----------------------------------------------------------------------------------------------------------------------
  Real Estate Securities                         106                 331                 574                1,271
-----------------------------------------------------------------------------------------------------------------------
  Small Cap Opportunities                        142                 440                 761                1,669
-----------------------------------------------------------------------------------------------------------------------
  Small Company Value                            134                 418                 723                1,590
-----------------------------------------------------------------------------------------------------------------------
  Special Value                                  144                 446                 771                1,691
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Value                                  124                 387                 670                1,477
-----------------------------------------------------------------------------------------------------------------------
  Value                                          108                 337                 585                1,294
-----------------------------------------------------------------------------------------------------------------------
  All Cap Value                                  137                 428                 739                1,624
-----------------------------------------------------------------------------------------------------------------------
  Equity Index                                    42                 132                 230                 518
-----------------------------------------------------------------------------------------------------------------------
  Fundamental Value                              120                 375                 649                1,432
-----------------------------------------------------------------------------------------------------------------------
  Growth & Income                                 97                 303                 525                1,166
-----------------------------------------------------------------------------------------------------------------------
  Equity-Income                                  115                 359                 622                1,375
-----------------------------------------------------------------------------------------------------------------------
  Income & Value                                 110                 343                 595                1,317
-----------------------------------------------------------------------------------------------------------------------
  Balanced                                       103                 322                 558                1,236
-----------------------------------------------------------------------------------------------------------------------
  Global Allocation                              140                 437                 755                1,657
-----------------------------------------------------------------------------------------------------------------------
  High Yield                                     106                 331                 574                1,271
-----------------------------------------------------------------------------------------------------------------------
  Strategic Bond                                 108                 337                 585                1,294
-----------------------------------------------------------------------------------------------------------------------
  Global Bond                                    114                 356                 617                1,363
-----------------------------------------------------------------------------------------------------------------------
  Diversified Bond                               104                 325                 563                1,248
-----------------------------------------------------------------------------------------------------------------------
  Investment Quality Bond                         96                 300                 520                1,155
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
            TRUST PORTFOLIO                     1 YEAR              3 YEAR              5 YEAR             10 YEAR
-----------------------------------------------------------------------------------------------------------------------
  Total Return                                   103                 322                 558                1,236
-----------------------------------------------------------------------------------------------------------------------
  Real Return Bond                               117                 365                 633                1,398
-----------------------------------------------------------------------------------------------------------------------
  U.S. Government Securities                      96                 300                 520                1,155
-----------------------------------------------------------------------------------------------------------------------
  Money Market                                    77                 240                 417                 930
-----------------------------------------------------------------------------------------------------------------------
  Small Cap Index                                 81                 252                 439                 978
-----------------------------------------------------------------------------------------------------------------------
  International Index                             84                 262                 455                1,014
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Index                                   80                 249                 433                 966
-----------------------------------------------------------------------------------------------------------------------
  Total Stock Market Index                        81                 252                 439                 978
-----------------------------------------------------------------------------------------------------------------------
  500 Index                                       79                 246                 428                 954
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Aggressive 1000                      145                 451                 779                1,708
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Growth 820                           138                 429                 743                1,631
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Balanced 640                         129                 402                 695                1,531
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Moderate 460                         122                 379                 656                1,447
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Conservative 280                     116                 361                 626                1,383
-----------------------------------------------------------------------------------------------------------------------
  Small Mid-Cap Growth                           N/A                 N/A                 N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------
  Small-Mid Cap                                  206                 637                1,093               2,358
-----------------------------------------------------------------------------------------------------------------------
  International Equity Select                    218                 673                1,154               2,483
-----------------------------------------------------------------------------------------------------------------------
  Select Growth                                  N/A                 N/A                 N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------
  Global Equity Select                           N/A                 N/A                 N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------
  Core Value                                     N/A                 N/A                 N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------
  High Grade Bond                                167                 517                 892                1,944
-----------------------------------------------------------------------------------------------------------------------

SERIES III SHARES

-----------------------------------------------------------------------------------------------------------------------
            TRUST PORTFOLIO                     1 YEAR              3 YEAR              5 YEAR             10 YEAR
-----------------------------------------------------------------------------------------------------------------------
  Science & Technology                           156                 483                 834                1,824
-----------------------------------------------------------------------------------------------------------------------
  Pacific Rim Emerging Markets                   165                 511                 881                1,922
-----------------------------------------------------------------------------------------------------------------------
  Health Sciences                                166                 514                 887                1,933
-----------------------------------------------------------------------------------------------------------------------
  Emerging Growth                                143                 443                 766                1,680
-----------------------------------------------------------------------------------------------------------------------
  Aggressive Growth                              148                 459                 792                1,735
-----------------------------------------------------------------------------------------------------------------------
  Emerging Small Company                         151                 468                 808                1,768
-----------------------------------------------------------------------------------------------------------------------
  Small Company Blend                            155                 480                 829                1,813
-----------------------------------------------------------------------------------------------------------------------
  Dynamic Growth                                 150                 465                 803                1,757
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Stock                                  139                 432                 747                1,641
-----------------------------------------------------------------------------------------------------------------------
  Natural Resources                              168                 520                 897                1,955
-----------------------------------------------------------------------------------------------------------------------
  All Cap Growth                                 140                 435                 753                1,652
-----------------------------------------------------------------------------------------------------------------------
  Strategic Opportunities                        130                 406                 702                1,545
-----------------------------------------------------------------------------------------------------------------------
  Financial Services                             150                 465                 803                1,757
-----------------------------------------------------------------------------------------------------------------------
  International Stock                            157                 486                 839                1,834
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
            TRUST PORTFOLIO                     1 YEAR              3 YEAR              5 YEAR             10 YEAR
-----------------------------------------------------------------------------------------------------------------------
  Overseas                                       149                 462                 797                1,746
-----------------------------------------------------------------------------------------------------------------------
  International Small Cap                        197                 609                1,047               2,264
-----------------------------------------------------------------------------------------------------------------------
  International Value                            151                 469                 809                1,771
-----------------------------------------------------------------------------------------------------------------------
  Quantitative Mid Cap                           130                 406                 702                1,545
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Core                                   149                 462                 797                1,746
-----------------------------------------------------------------------------------------------------------------------
  Global Equity                                  143                 443                 766                1,680
-----------------------------------------------------------------------------------------------------------------------
  Strategic Growth                               140                 437                 755                1,657
-----------------------------------------------------------------------------------------------------------------------
  Capital Appreciation                           147                 456                 787                1,724
-----------------------------------------------------------------------------------------------------------------------
  Quantitative All Cap                           131                 407                 705                1,551
-----------------------------------------------------------------------------------------------------------------------
  All Cap Core (formerly, Growth)                129                 403                 697                1,534
-----------------------------------------------------------------------------------------------------------------------
  Large Cap Growth                               136                 425                 734                1,613
-----------------------------------------------------------------------------------------------------------------------
  Quantitative Equity                            120                 375                 649                1,432
-----------------------------------------------------------------------------------------------------------------------
  Blue Chip Growth                               131                 407                 705                1,551
-----------------------------------------------------------------------------------------------------------------------
  U.S. Large Cap                                 132                 411                 712                1,565
-----------------------------------------------------------------------------------------------------------------------
  Strategic Value                                158                 490                 845                1,845
-----------------------------------------------------------------------------------------------------------------------
  Large Cap Value                                166                 514                 887                1,933
-----------------------------------------------------------------------------------------------------------------------
  Utilities                                      176                 545                 939                2,041
-----------------------------------------------------------------------------------------------------------------------
  Real Estate Securities                         122                 381                 660                1,456
-----------------------------------------------------------------------------------------------------------------------
  Small Cap Opportunities                        161                 499                 860                1,878
-----------------------------------------------------------------------------------------------------------------------
  Small Company Value                            151                 468                 808                1,768
-----------------------------------------------------------------------------------------------------------------------
  Special Value                                  163                 505                 871                1,900
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Value                                  141                 438                 758                1,663
-----------------------------------------------------------------------------------------------------------------------
  Value                                          124                 387                 670                1,477
-----------------------------------------------------------------------------------------------------------------------
  All Cap Value                                  160                 496                 855                1,867
-----------------------------------------------------------------------------------------------------------------------
  Equity Index                                   N/A                 N/A                 N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------
  Fundamental Value                              137                 428                 739                1,624
-----------------------------------------------------------------------------------------------------------------------
  Growth & Income                                113                 351                 609                1,346
-----------------------------------------------------------------------------------------------------------------------
  Equity-Income                                  131                 408                 705                1,552
-----------------------------------------------------------------------------------------------------------------------
  Income & Value                                 126                 393                 681                1,500
-----------------------------------------------------------------------------------------------------------------------
  Balanced                                       120                 374                 647                1,428
-----------------------------------------------------------------------------------------------------------------------
  Global Allocation                              159                 493                 850                1,856
-----------------------------------------------------------------------------------------------------------------------
  High Yield                                     122                 381                 660                1,455
-----------------------------------------------------------------------------------------------------------------------
  Strategic Bond                                 124                 387                 670                1,477
-----------------------------------------------------------------------------------------------------------------------
  Global Bond                                    131                 409                 708                1,556
-----------------------------------------------------------------------------------------------------------------------
  Diversified Bond                               120                 375                 649                1,432
-----------------------------------------------------------------------------------------------------------------------
  Investment Quality Bond                        112                 350                 606                1,340
-----------------------------------------------------------------------------------------------------------------------
  Total Return                                   119                 372                 644                1,420
-----------------------------------------------------------------------------------------------------------------------
  Real Return Bond                               136                 425                 734                1,613
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
            TRUST PORTFOLIO                     1 YEAR              3 YEAR              5 YEAR             10 YEAR
-----------------------------------------------------------------------------------------------------------------------
  U.S. Government Securities                     112                 349                 605                1,337
-----------------------------------------------------------------------------------------------------------------------
  Money Market                                    93                 290                 504                1,120
-----------------------------------------------------------------------------------------------------------------------
  Small Cap Index                                100                 311                 540                1,198
-----------------------------------------------------------------------------------------------------------------------
  International Index                            103                 322                 558                1,236
-----------------------------------------------------------------------------------------------------------------------
  Mid Cap Index                                   98                 305                 529                1,175
-----------------------------------------------------------------------------------------------------------------------
  Total Stock Market Index                        99                 310                 538                1,193
-----------------------------------------------------------------------------------------------------------------------
  500 Index                                       95                 295                 513                1,139
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Aggressive 1000                      180                 558                 961                2,087
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Growth 820                           172                 534                 920                2,002
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Balanced 640                         163                 505                 870                1,899
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Moderate 460                         155                 481                 830                1,815
-----------------------------------------------------------------------------------------------------------------------
  Lifestyle Conservative 280                     149                 465                 802                1,756
-----------------------------------------------------------------------------------------------------------------------
  Small Mid-Cap Growth                           N/A                 N/A                 N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------
  Small-Mid Cap                                  242                 745                1,275               2,726
-----------------------------------------------------------------------------------------------------------------------
  International Equity Select                    258                 793                1,355               2,885
-----------------------------------------------------------------------------------------------------------------------
  Select Growth                                  N/A                 N/A                 N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------
  Global Equity Select                           N/A                 N/A                 N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------
  Core Value                                     N/A                 N/A                 N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------
  High Grade Bond                                199                 615                1,057               2,285
-----------------------------------------------------------------------------------------------------------------------

SCIENCE & TECHNOLOGY TRUST

SUBADVISER:  T. Rowe Price Associates, Inc. ("T. Rowe Price")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital. Current income is incidental to the portfolio's objective.

INVESTMENT STRATEGIES: The portfolio invests primarily in common stocks of science and technology companies.

     The Science & Technology Trust invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in the common stocks of companies expected to benefit from the development, advancement, and use of science and technology. Industries likely to be represented in the portfolio include:

         --  Computers including hardware, software       --  life sciences and health care, including
             and electronic components                        pharmaceuticals, medical devices, and
         --  telecommunications                               biotechnology
         --  media and information services,              --  chemicals and synthetic materials
         --  environmental services                       --  defense and aerospace
         --  e-commerce

     The portfolio may also invest in companies that are expected to benefit from technological advances even if they are not directly involved in research and development.

     While most of the portfolio's assets are invested in U.S. common stocks, the Science & Technology Trust may also purchase other types of securities, including U.S. and non U.S. dollar denominated foreign securities, convertible stocks and bonds, and warrants.

     The selection of investments for the portfolio reflects a growth approach based on an assessment of a company's fundamental prospects, rather than on a company's size. As a result, portfolio holdings can range from securities of small companies developing new technologies to securities of blue chip firms with established track records of developing and marketing technological advances.

     The portfolio holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

Use of Hedging and Other Strategic Transactions

     The Science & Technology Trust may also engage in a variety of investment practices, such as buying and selling futures and options. The portfolio may invest up to 10% of its total assets in hybrid instruments. Hybrid instruments are a type of high-risk derivative which can combine the characteristics of securities, futures and options.

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

     The Science & Technology Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions" below.

Principal Risks of Investing in this Portfolio

 -- The portfolio is subject to the risks of industry or sector investing since it invests primarily in science and technology sectors, including Internet-related investments. The products and services of companies in the science and technology sectors may not prove commercially successful or may become obsolete quickly, and a portfolio of these securities may be riskier or more volatile in price than one that invests in more market sectors. The risks of industry or sector investing, and the specific risks of investing in Internet-related, telecommunications, and health sciences companies, are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio invests extensively in equity securities, including securities of small or unseasoned companies (less than 3 years operating experience) and newly public companies. The portfolio may also invest up to 30% of its assets in foreign securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- Due to the portfolio's emphasis on science and technology sectors, including Internet-related investments, an investment in the portfolio should be considered extremely risky even as compared to other portfolios that invest primarily in the securities of small companies. Investing in the portfolio alone cannot provide a balanced investment program.

Performance(A, B, C, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 47.10% (for the quarter ended 12/1998) and the lowest return was -40.43% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

        10.7%      43.3%      99.5%      -34.1%     -41.3%     -40.8%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five     Life of    Date First
                                                           Year     Years    Portfolio   Available
 Science & Technology Trust Series I                      -40.76%   -8.08%     -5.19%    01/01/1997
   Series II                                                                  -39.81%    01/28/2002
 Lipper Science and Technology Avg. Funds
   Classification(A)                                      -42.70%   -2.54%     -0.21%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Since June 1, 2000, a portion of the Science & Technology Trust expenses was reimbursed. If such expenses had not been reimbursed, returns would be lower.
(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.
(D)As of January 16, 2002, Michael Sola took over management responsibilities of the T. Rowe Price Science & Technology Trust.

SUBADVISER AND PORTFOLIO MANAGERS

     T. Rowe Price manages the Science & Technology Trust. T. Rowe Price, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. As of December 31, 2002, T. Rowe Price and its affiliates managed over $140.6 billion for over eight million individual and institutional investor accounts.

     The portfolio is managed by an investment advisory committee chaired by:

      -- Michael F. Sola (since January 2002). Mr. Sola, who joined T. Rowe Price in 1995 as a technology analyst, is a Vice President of T. Rowe Price and has been managing investments since 1997. He is a Chartered Financial Analyst.

     The committee chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing the portfolio's investment program.

PACIFIC RIM EMERGING MARKETS TRUST

SUBADVISER: MFC Global Investment Management (U.S.A.) Limited ("MFC Global (U.S.A.)")

INVESTMENT OBJECTIVE:  To achieve long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in common stocks and equity-related securities of companies in countries located in the Pacific Rim region. Current income from dividends and interest will not be an important consideration in the selection of portfolio securities.

     The countries of the Pacific Rim region are:

 --  Australia

 --  China

 --  India

 --  Indonesia

 --  Hong Kong

 --  Japan

 --  Malaysia

 --  New Zealand

 --  Pakistan

 --  Philippines

 --  Singapore

 --  South Korea

 --  Taiwan

 --  Thailand

     The Pacific Rim Emerging Markets Trust, under normal conditions, invests at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and equity-related securities of established, larger-capitalization non-U.S. companies located in the Pacific Rim region that have attractive long-term prospects for growth of capital. Equity-related securities in which the portfolio may invest include: (i) preferred stocks, (ii) warrants and (iii) securities convertible into or exchangeable for common stocks. The Portfolio may also invest up to 20% of its assets in countries outside the Pacific Rim region.

     MFC Global (U.S.A.)'s decision to invest in a particular country or particular region will be based upon its evaluation of political, economic and market trends in the country or region and throughout the world. MFC Global (U.S.A.) will shift investments among countries and the world's capital markets in accordance with its ongoing analyses of trends and developments affecting such markets and securities.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Pacific Rim Emerging Markets Trust may invest all or a portion of its assets in non-convertible, fixed income securities and cash and cash equivalents. These investments may be denominated in either U.S. or non-U.S. dollars. These securities may include debt of corporations, foreign governments and supranational organizations. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     The Pacific Rim Emerging Markets Trust may also purchase and sell the following equity-related financial instruments:

      --   exchange-listed call and put options on equity indices,

      --   over-the-counter ("OTC") and exchange-listed equity index futures,

      -- OTC and exchange-listed call and put options on currencies in the portfolio, and

      -- OTC foreign currency futures contracts on currencies in the portfolio.

     A call option gives the holder the right to buy shares of the underlying security at a fixed price before a specified date in the future. A put option gives the holder the right to sell a specified number of shares of the underlying security at a particular price within a specified time period. See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities and may invest up to 100% of its assets in foreign securities, including securities of companies in emerging market countries. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- Since the portfolio concentrates its investments in the Pacific Rim region, the portfolio will be affected by economic and political events in this area.

Performance (A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 24.41% (for the quarter ended 12/1998) and the lowest return was -26.12% (for the quarter ended 12/1997).


--------------------------------------------------------------------------------

        11.3%       9.8%      -34.1%     -4.6%      62.9%      -24.4%     -18.6%     -12.5%
         1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Pacific Rim Emerging Markets Trust Series I              -12.53%    -3.50%     -5.29%    10/04/1994
        Series II                                                              -12.27%    01/28/2002
 MSCI Pacific Index(B)                                     -9.01%    -3.87%     -6.71%

(A)On December 31, 1996, Manulife Series Fund, Inc. merged with the Trust. Performance presented for this portfolio is based upon the performance of the respective predecessor Manulife Series Fund, Inc. portfolio for periods prior to December 31, 1996.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.

(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     MFC Global (U.S.A.) manages the Pacific Rim Emerging Markets Trust. MFC is a corporation subject to the laws of Canada. Its principal business at the present time is to provide investment management services to the portfolios of the Trust for which it is the subadviser. MFC Global (U.S.A.) is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, including Elliott & Page Limited and Manulife Fund Direct (Hong Kong) Limited, collectively known as Manulife Financial. The address of MFC Global (U.S.A.) is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. Funds under management by Manulife Financial were US$92.5 billion (Cdn$146.2 billion) as at December 31, 2002.

     The portfolio managers are:

      -- Samantha Ho (since June, 2000). Ms. Ho joined MFC Global in 2000. Prior to joining MFC Global, she was a senior portfolio manager at SEB Investment Management where she served from 1994 to 2000. Prior to that, she was an investment analyst at Jardine Fleming. She is a Chartered Financial Analyst.

      -- Seton Lor (since June, 2000). Mr. Lor joined MFC Global in 2000. Prior to joining MFC Global , he was Director of Balanced Investments at AXA Investment Managers in Hong Kong where he served from 1996 to 2000.

HEALTH SCIENCES TRUST

SUBADVISER:  T. Rowe Price Associates, Inc. ("T. Rowe Price")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks of companies engaged in the research, development, production, or distribution of products or services related to health care, medicine, or the life sciences (collectively termed "health sciences").

     While the portfolio may invest in companies of any size, the majority of its assets are expected to be invested in large-and mid-capitalization companies.

     T. Rowe Price's portfolio managers divide the health sciences sector into four main areas: pharmaceuticals, health care services companies, products and devices providers, and biotechnology firms. Their allocation among these four areas will vary depending on the relative potential within each area and the outlook for the overall health sciences sector. While most assets will be invested in U.S. common stocks, the portfolio may purchase other securities, including foreign securities, futures, and options.

     In managing the Health Sciences Trust, T. Rowe Price uses a fundamental, bottom-up analysis that seeks to identify high quality companies and the most compelling investment opportunities. In general, the portfolio will follow a growth investment strategy, seeking companies whose earnings are expected to grow faster than inflation and the economy in general. When stock valuations seem unusually high, however, a "value" approach, which gives preference to seemingly undervalued companies, may be emphasized.

     The Health Sciences Trust may invest in futures and options, which could subject the portfolio to additional volatility and losses.

     The Health Sciences Trust may invest up to 35% of its total assets in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

     The Health Sciences Trust holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio concentrates its investments (invests more than 25% of its total assets) in securities of companies in the health sciences sector, a comparatively narrow segment of the economy, and therefore may experience greater volatility than funds investing in a broader range of industries. The portfolio may invest a considerable portion of assets in the same business, such as pharmaceuticals, or in related businesses such as hospital management and managed care. Moreover, companies in this segment are subject to the additional risks of increased competition within the health care industry, changes in legislation or government regulations, reductions in government funding, product liability or other litigation and the obsolescence of popular products. The risks of investing in the health sciences sector are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in derivatives, such as futures and options. The risks of investing in these instruments are set forth under "Hedging and Other Strategic Transactions."

 -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in securities of smaller or unseasoned companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risk of Investing in Certain Types of Securities."

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 12.74% (for the quarter ended 12/2001) and the lowest return was -15.78% (for the quarter ended 6/2002).


--------------------------------------------------------------------------------

        -27.2%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Health Sciences Trust Series I                           -27.24%    -13.28%    04/31/2001
                    Series II                                        -23.63%
 Lipper Health/Biotechnology
   Avg. Funds Classification(A)                           -30.85%    -17.96%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     T. Rowe Price manages the Health Sciences Trust. T. Rowe Price, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. As of December 31, 2002, T. Rowe Price and its affiliates managed over $140.6 billion for over eight million individual and institutional investor accounts.

     The portfolio is managed by an investment advisory committee chaired by:

      -- Kris H. Jenner, M.D., D. Phil (since May, 2001). Dr. Jenner, who joined T. Rowe Price in 1997, is a Vice-President of T. Rowe Price and has been managing investments since 1998. From 1995 -- 1997 he was a post-doctoral fellow at the Brigham and Women's Hospital, Harvard Medical School.

      -- The committee chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing the portfolio's investment program.

EMERGING GROWTH TRUST (AVAILABLE FOR SALE EFFECTIVE MAY 5, 2003)

SUBADVISER: MFC Global Investment Management (U.S.A.) Limited. ("MFC GLOBAL (U.S.A.)")

INVESTMENT OBJECTIVE:  To seek superior long-term rates of return through capital appreciation.

INVESTMENT STRATEGIES: The portfolio seeks to achieve its objective by investing, under normal circumstances, primarily in high quality securities (those with a proven track record of performance and/or growth) and convertible instruments of small-cap U.S. companies.

     Stocks of publicly traded companies -- and mutual funds that hold these stocks -- can be classified by the companies' market value, or capitalization. Market capitalization is defined according to Morningstar U.S. as follows: Based on a universe of the 5000 largest stocks in the U.S., the top 5% of the universe are large cap, the next 15% mid cap, and the bottom 80% are classified as small cap.

     The portfolio will focus on purchasing high quality securities of small-cap U.S. companies whose growth prospects are better than average because they have a unique product or a technology/service edge or an expanding market share.

     MFC Global (U.S.A.) focuses on a universe of approximately 1000 leading emerging growth stocks (those with growth prospects that are expected to be better than average) derived through a host of considerations including: size, fundamental analysis, balance sheet and market share analysis, company and industry growth prospectus and management interviews. The management team then uses a proprietary, quantitative system to rank stocks based on a variety of financial measures. Top-ranked stocks meeting both fundamental and quantitative criteria will be considered for the portfolio.

     The Emerging Growth Trust may invest to a limited extent in foreign securities and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date. Investments in foreign securities may include depositary receipts.

     The Emerging Growth Trust may also invest to a limited extent in fixed income securities including money market instruments.

     The Trust may invest in or use the following derivatives for hedging purposes in a manner consistent with the investment objectives of the Trust and as permitted by applicable securities legislation: S&P Depository Receipts and Russell 2000 Growth i shares (or similar types of exchange traded funds). Such use would include the hedging of significant cash flows into or out of the Trust.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities, especially small and mid-cap securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest to a limited extent in foreign securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest to a limited extent in fixed income securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided since the portfolio commenced operations in May, 2003.

SUBADVISER AND PORTFOLIO MANAGERS

     MFC Global (U.S.A.) is a corporation subject to the laws of Canada. Its principal business at the present time is to provide investment management services to the portfolios listed above. MFC Global (U.S.A.) is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, including Elliott & Page Limited and Manulife Asset Management (Hong Kong) Limited (formerly Manulife Funds Direct (Hong Kong) Limited), collectively known as Manulife Financial. The address of MFC Global (U.S.A.) is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. Funds under management by Manulife Financial were US$92.5 billion (Cdn$146.2 billion) as at December 31, 2002.

     The Portfolio Managers are:

      -- Robert Lutzko (since May, 2003). Mr. Lutzko joined MFC Global in September of 1995. He is Vice President and Senior Portfolio Manager of U.S. Equities at MFC Global. Prior to joining MFC Global in 1995, Mr. Lutzko was Portfolio Manager U.S. Equities, managing both U.S. Large-Cap and Small-Cap investments at the Workers Compensation Board's Investment Management division. Mr. Lutzko holds the Chartered Financial Analyst designation and is a graduate of Sheridan College (Computer Science).

      -- Luciano Orengo (since May, 2003). Mr. Orengo joined MFC Global in June of 2001. He is a Senior Research Analyst of U.S. Equities at MFC Global. Prior to joining MFC Global in 2001, Mr. Orengo was a Research Analyst at the Canadian Shareowner Association. Luciano holds the Chartered Financial Analyst designation and has his Masters in Economics from McGill University.

      -- Niall Brown (since May, 2003). Mr. Brown joined MFC Global Investment Management Limited in January of 2003. He is a Portfolio Manager of Small Cap and Global Equities at MFC Global. Prior to joining MFC Global in 2003, Mr. Brown was Vice President of U.S. Equities at TD Asset Management. Niall holds the Chartered Financial Analyst designation and has his Honours BA in Political Science (International Relations) from the University of Toronto.

AGGRESSIVE GROWTH TRUST

SUBADVISER:  A I M Capital Management, Inc. ("AIM")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests principally in common stocks, of companies which in the opinion of AIM are expected to achieve earnings growth over time at a rate in excess of 15% per year.

     The portfolio's assets are principally invested in common stocks of companies which in the opinion of AIM are expected to achieve earnings growth over time at a rate in excess of 15% per year. Many of these companies are in the small and medium-sized growth categories. AIM's portfolio managers focus on companies that are likely to benefit from new or innovative products, services or processes that should enhance such companies' prospects for future growth in earnings. As a result of this policy, the market prices of many of the securities purchased and held by the portfolio may fluctuate widely. Any income received from securities held by the portfolio will be incidental.

     Aggressive Growth Trust's portfolio is primarily comprised of securities of two basic categories of companies:

      -- "core" companies, which AIM considers to have experienced above-average and consistent long-term growth in earnings and to have excellent prospects for outstanding future growth, and

      -- "earnings acceleration" companies which AIM believes are currently enjoying a dramatic increase in profits.

     The Aggressive Growth Trust's strategy does not preclude investment in large, seasoned companies which in the judgment of AIM possess superior potential returns similar to companies with formative growth profiles. The portfolio may also invest in established smaller companies (under $500 million in market capitalization) which offer exceptional value based upon substantially above average earnings growth potential relative to market value.

     The Aggressive Growth Trust may invest in non-equity securities, such as corporate bonds or U.S. Government obligations during periods when, in the opinion of AIM, prevailing market, financial, or economic conditions warrant, as well as when such holdings are advisable in light of a change in circumstances of a particular company or within a particular industry.

     The portfolio may invest up to 25% of its total assets in foreign securities. American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs") and other securities representing underlying securities of foreign issuers are treated as foreign securities and included in this 25% limitation.

Use of Hedging and Other Strategic Transactions

     Aggressive Growth Trust may:

      --   purchase and sell stock index futures contracts,

      -- purchase options on stock index futures as a hedge against changes in market conditions,

      -- purchase and sell futures contracts and purchase related options in order to hedge the value of its portfolio against changes in market conditions,

      -- write (sell) covered call options (up to 25% of the value of the portfolio's net assets),

      -- enter into foreign exchange transactions to hedge against possible variations in foreign exchange rates between currencies of countries in which the portfolio is invested including: the direct purchase or sale of foreign currency, the purchase or sale of options on futures contracts with respect to foreign currency, the purchase or sale of forward contracts, exchange traded futures contracts and options of futures contracts.

     See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities with emphasis on medium and small sized growth companies. The risks of investing in equity securities and small and medium sized companies are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest up to 25% of its assets in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest at most 25% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

 -- The portfolio may invest in internet related companies. The risks of investing in these companies is set forth below under "Risks of Investing in Certain Types of Securities."

Performance (A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 32.25% (for the quarter ended 12/1998) and the lowest return was -24.73% (for the quarter ended 9/1998).


--------------------------------------------------------------------------------

          0%        4.3%       33%         3%        -26%       -25%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Aggressive Growth Trust
   Series I                                               -24.96%    -4.52%     -3.78%    01/01/1997
   Series II                                                                   -23.10%    01/28/2002
 Russell 2000 Growth Index(B)                             -30.26%    -6.59%     -3.58%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISERS AND PORTFOLIO MANAGERS

     AIM Capital Management, Inc. ("AIM") manages the Aggressive Growth Trust. AIM is an indirect wholly owned subsidiary of A I M Management Group Inc., whose principal business address is 11 Greenway Plaza, Suite 100, Houston, Texas 77046. A I M Management Group, Inc. founded in 1976, is a holding company engaged in the financial services business and is a wholly owned subsidiary of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group engaged in institutional investment management and retail mutual fund businesses in the United States, Europe and the Pacific Region.

     AIM, and/or its affiliates is the investment adviser for mutual funds, separately managed accounts, such as corporate and municipal pension plans, charitable institutions and private individuals. AIM and its affiliates managed over $124 billion of assets as of December 31, 2002.

     The portfolio is managed by the following three portfolios managers:

      -- Karl Farmer (since May, 2003). Mr. Farmer has been associated with AIM and/or its affiliates since 1998. Prior to 1998, Mr. Farmer was a pension actuary with William M. Merer, Inc., focusing on retirement plans and other benefit programs.

      -- Robert M. Kippes (since May, 1999). Mr. Kippes is vice president of AIM and senior portfolio manager for several of the AIM funds, including the AIM Aggressive Growth Fund and the AIM Constellation Fund. Mr. Kippes has been associated with AIM and/or its affiliates since 1989.

      -- Jay K. Rushkin (since December, 2000). Mr. Rushin is portfolio manager for several of the AIM funds including the AIM Aggressive Growth Fund. He has been associated with AIM and/or its affiliates since 1998. From 1996 to 1998, he was an associate equity analyst for Prudential Securities.

EMERGING SMALL COMPANY TRUST

SUBADVISER:  Franklin Advisers, Inc. ("Franklin")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of the portfolio's total assets in common stock equity securities of companies with market capitalizations that approximately match the range of capitalizations of the Russell 2000 Growth Index.

     The Emerging Small Company Trust invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in common stock equity securities of companies with market capitalizations that approximately match the range of capitalization of the Russell 2000 Growth Index ("small cap stocks") at the time of purchase. The market capitalizations within the Russell 2000 Growth Index will vary, but as of December 31, 2002, they ranged from approximately $70 million to $1.4 billion. The securities of small cap companies are traded on the New York Stock Exchange, the American Stock Exchange and in the over-the-counter market. Equity securities also include preferred stocks, securities convertible into common stocks, and warrants for the purchase of common stocks.

     The portfolio may also invest up to 20% (measured at the time of purchase) of its total assets in any combination of the following if the investment presents a favorable investment opportunity consistent with the portfolio's investment goal:

      -- equity securities of larger capitalization companies which Franklin believes have the potential for strong growth potential, and

      -- relatively well-known, larger companies in mature industries which Franklin believes have the potential for capital appreciation.

     Franklin will choose small cap companies that it believes are positioned for above average growth in revenues, earnings or assets. Franklin looks for companies it believes have distinct and sustainable competitive advantages, such as a particular marketing or product niche, proven technology and industry leadership. Franklin uses a disciplined "bottom-up" approach to stock selection, blending fundamental and quantitative analysis. Franklin diversifies the portfolio's assets across many industries, and from time to time may invest substantially in certain sectors, including electronic technology and technology services. Small companies often pay no dividends, and current income is not a factor in the selection of stocks.

     The portfolio may invest up to 5% of its total assets in corporate debt securities that Franklin believes have the potential for capital appreciation as a result of improvements in the creditworthiness of the issuer. Debt securities may include bonds, notes and debentures. The portfolio may invest in both rated and unrated debt securities. The portfolio will only purchase securities rated "B" or above by Moody's or Standard & Poor's (or comparable unrated securities). The portfolio will not invest more than 5% of its total assets in non-investment grade securities (rated lower than "BBB" by Standard & Poor's or "Baa" by Moody's or comparable unrated securities). The receipt of income from debt securities is incidental to the portfolio's investment goal of capital growth.

     The portfolio may invest up to 25% of its total assets in foreign securities, including those of developing or undeveloped markets, and sponsored or unsponsored American, European and Global Depositary Receipts. The portfolio currently intends to limit its investments in foreign securities to 10% of its total assets.

     The portfolio may also invest up to 10% of its total assets in real estate investment trusts ("REITS"). See "Real Estate Securities Trust" below for a discussion of REITS and the risks of investing in these trusts.

Use of Hedging and Other Strategic Transactions

     The Emerging Small Company Trust may:

      -- write (sell) covered put and call options and may buy put and call options on securities and securities indices, and

      -- buy and sell futures and options on futures with respect to securities, indices and currencies.

     See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in small cap equity securities. The risks of investing in equity securities and the risks of investing in small cap (small and medium size companies) securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in internet related companies. The risks of investing in these companies is set forth below under "Risks of Investing in Certain Types of Securities."

Performance (A, C)
     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 59.08% (for the quarter ended 12/1999) and the lowest return was -26.19% (for the quarter ended 3/2001).


--------------------------------------------------------------------------------

        17.1%       0.1%      73.5%      -4.3%      -22.2%     -29.2%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Emerging Small Company Trust Series I                    -29.20%    -1.76%      1.16%    01/01/1997
        Series II                                                              -26.62%    01/28/2002
 Russell 2000 Growth Index(B)...........................  -30.26%    -6.59%     -3.58%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio.
(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISERS AND PORTFOLIO MANAGERS

     Franklin Advisers, Inc. manages the Emerging Small Company Trust. Franklin Advisers is a wholly-owned subsidiary of Franklin Resources, Inc., referred to as Franklin(R) TempletonI(R) Investments, -- located at One Franklin Parkway, San Mateo, California, 94403. Through its subsidiaries, Franklin(R) Templeton(R) provides global and domestic investment management, shareholder, custody and distribution services to the Franklin, Templeton, Mutual Series and Fiduciary products, high net-worth and institutional accounts, as well as separate account management services.

     Today, Franklin Templeton is a major force in the mutual fund industry. As of December 31, 2002, Franklin(R) Templeton(R) had, through its various investment management affiliates, combined assets under management of $258 billion.

     The portfolio is managed by the following portfolio management team:

      -- Edward Jamieson (since May, 1999). Mr. Jamieson joined Franklin Templeton Investments in 1987. He is Chief Investment Officer of the Franklin Equity Group.

      -- Michael McCarthy (since May, 1999). Mr. McCarthy joined Franklin Templeton Investments in 1992. He is a Chartered Financial Analyst.

      -- Aidan O'Connell (since May, 1999). Mr. O'Connell joined Franklin Templeton Investments in 1998. Before joining Franklin Templeton, Mr. O'Connell was a research associate and a corporate finance associate at Hambrecht & Quist.

      -- Avi Satwalekar (since January 2002). Mr. Satwalekar joined Franklin Templeton Investments in 1996. Before joining Franklin Templeton, Mr. Satwalekar worked for DSP Merrill Lynch in the debt origination group. He is a Chartered Financial Analyst.

SMALL COMPANY BLEND TRUST

SUBADVISER:  Capital Guardian Trust Company ("CGTC")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital and income.
                       Generation of current dividends will be a secondary consideration

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, primarily in equity and equity-related securities of companies with market capitalizations that approximately match the range of capitalization of the Russell 2000 Index at the time of purchase.

     The Small Company Blend Trust invests at least 80% its net assets (plus any borrowings for investment purposes), under normal market conditions, in equity and equity-related securities of companies with market capitalizations that approximately match the range of capitalization of the Russell 2000 Index ("small cap stocks") at the time of purchase. The market capitalizations within the Russell 2000 Index will vary but as of June 30, 2002, were $1.3 billion and below. In determining market capitalization, CGTC may consider the value of shares which are publicly traded. The portfolio may hold ADRs and other U.S. registered securities of foreign issuers which are denominated in U.S. dollars.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Small Company Blend Trust may invest all or a portion of its assets in bonds, cash and cash equivalents. CGTC's judgment regarding the current investment outlook will determine the relative amounts to be invested in these different asset classes. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     The Small Company Blend Trust is currently authorized to use all of the investment strategies referred to under "Hedging and Other Strategic Transactions." However, it is not presently contemplated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities, especially securities of small or unseasoned companies (less than 3 years operating experience). The risks of investing in equity securities and small or unseasoned companies are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 26.94% (for the quarter ended 12/2001) and the lowest return was -25.88% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

        -19.7%     -2.3%      -25.6%
         2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Small Company Blend TrustSeries I                        -25.55%     -7.53%    05/01/1999
                          Series II                                  -23.63%    01/28/2002
 Russell 2000 Index(A)                                    -20.48%     -1.96%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISERS AND PORTFOLIO MANAGERS

     CGTC manages the Small Company Blend Trust. CGTC is located at 333 South Hope Street, Los Angeles, California 90071. CGTC is a wholly-owned subsidiary of Capital Group International, Inc. which itself is a wholly-owned subsidiary of The Capital Group Companies, Inc. CGTC has been providing investment management services since 1968 and manages approximately $105 billion of assets as of December 31, 2002.

     The portfolio is managed by the following portfolio managers. In addition, a portion of the portfolio is managed by individual members of the research team.

      -- Michael R. Ericksen (since May, 1999). Mr. Ericksen is a Senior Vice President and portfolio manager for CGTC. He joined the Capital Group organization in 1987.

      -- James S. Kang (since May, 1999). Mr. Kang is Senior Vice President for Capital International Research Inc. He joined the Capital Group organization in 1988.

      -- Robert G. Kirby (since May, 1999). Mr. Kirby is a Senior Partner of The Capital Group Partners L.P. and Chairman Emeritus and a portfolio manager of CGTC. He joined the Capital Group organization in 1965.

      -- Karen A. Miller (since May, 2000). Ms. Miller is a Senior Vice President of Capital International Research, Inc. She joined the Capital Group organization in 1990.

      -- Lawrence R. Solomon (since May, 2000). Mr. Solomon is a Senior Vice President of Capital International Research, Inc. He also serves as a Director of Capital Management Services, Inc. Mr. Solomon joined the Capital Group organization in 1985.

      -- Kathryn M. Peters (since September, 2002). Ms. Peters is a Vice President and U.S. small-capitalization Portfolio Manager for Capital International Research, Inc. She also serves as a Director of Capital Management Services, Inc. Ms. Peters joined the Capital Group organization in 2001. Prior to joining Capital Guardian, Ms. Peters was employed as a portfolio manager at Montgomery Asset Management, LLC.

DYNAMIC GROWTH TRUST

SUBADVISER:  Deutsche Asset Management, Inc. ("DeAM")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in stocks and other equity securities of medium-sized U.S. companies with strong growth potential.

     Under normal circumstances, the portfolio invests the majority of its assets in the stock and other securities with equity characteristics of U.S. companies with market capitalizations, at the time of purchase, within the market capitalization range of the S&P Mid-Cap 400 Index. DeAM believes these companies contain the greatest concentration of businesses with significant growth prospects.

     DeAM focuses on individual security selection rather than industry selection. DeAM uses an active process which combines financial analysis with company visits to evaluate management and strategies.

     The portfolio may invest in convertible securities when it is more advantageous than investing in a company's common stock. The portfolio may also invest up to 20% of its assets in stocks and other securities of companies based outside the U.S. Under normal conditions this tactic will not comprise a major element of its strategy.

     Investment Process. Company research lies at the heart of DeAM's investment process. DeAM uses a "bottom-up" approach to picking securities. This approach focuses on individual stock selection rather than industry selection.

      -- DeAM focuses on undervalued stocks with fast-growing earnings and superior near-to-intermediate term performance potential.

      -- DeAM emphasizes individual selection of medium-sized stocks across all economic sectors, early in their growth cycles and with the potential to be the blue chips of the future.

      -- DeAM generally seeks companies with leading or dominant position in their niche markets, a high rate of return on invested capital and the ability to finance a major part of future growth from internal sources.

      -- DeAM screens within the market capitalization range of the S&P Mid-Cap 400 Index for medium-sized companies with growth and profitability.

     Temporary Defensive Position. The portfolio may from time to time adopt a temporary defensive position in response to extraordinary adverse political, economic or stock market events. DeAM may invest up to 100% of the portfolio's assets in the common stock of larger companies, in fixed-income securities, or short-term money market securities. To the extent DeAM adopts such a position and over the course of its duration, the portfolio may not meet its goal of long-term capital growth.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities including those of small companies. The risks of investing in equity securities and small companies are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risk of Investing in Certain Types of Securities."

 -- The portfolio may invest in internet related companies. The risks of investing in these companies is set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 14.15% (for the quarter ended 12/2001) and the lowest return was -32.20% (for the quarter ended 12/2000).


--------------------------------------------------------------------------------

        -40.2%     -28.4%
         2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Dynamic Growth Trust-Series I                            -28.36%    -38.50%    05/01/2000
                     Series II                                       -22.73%    01/28/2002
 Russell Midcap Growth Index(A)                           -27.41%    -24.79%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.
(C)As of November 25, 2002, DeAM took over management responsibilities of the Janus Dynamic Growth Trust.

SUBADVISER AND PORTFOLIO MANAGERS

     DeAM located at 280 Park Avenue, New York, New York 10017, is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. Deutsche Bank AG is a major banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

     DeAM provides a full range of investment advisory services to retail and institutional clients and as of September 30, 2002 had total assets under management of approximately $97 billion.

     The Portfolio Managers are:

      -- Audrey M. T. Jones, CFA. Managing Director, Deutsche Asset Management, and Lead Manager of the portfolio.
        -  Joined the investment advisor in 1986.
        - Portfolio manager with a primary focus on the credit sensitive, communication services, energy, process industries and transportation sectors.
        -  30 years of investment industry experience.
        -  BBA from Pace University Lubin School of Business.

      -- Doris R. Klug, CFA. Director of Deutsche Asset Management and Co-Manager of the portfolio.
             -  Joined Deutsche Asset Management in 2000.
        - Portfolio manager with primary focus on the consumer and capital goods sectors.
        -  Vice President of Mutual of America from 1993 to 2000.
        -  21 years of financial industry experience.
        -  MBA from New York University Stern School of Business.

      -- Bob Grandhi, CFA, Director of Deutsche Asset Management and Co-Manager of the portfolio.
        -  Joined Deutsche Asset Management in 2001.
        - Portfolio manager with primary focus on the technology and healthcare sectors.
        - Portfolio manager at Monument Funds Group and Daiwa Securities from 2000 to 2001 and 1990 to 2000, respectively.
        -  25 years of financial industry experience.
        -  MS and MBA Illinois Institute of Technology.

MID CAP STOCK TRUST

SUBADVISER:  Wellington Management Company, LLP ("Wellington Management")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in equity securities of mid-sized companies with significant capital appreciation potential.

     Wellington Management seeks to achieve the Trust's objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in equity securities of medium-sized companies with significant capital appreciation potential. The Trust tends to invest in companies whose capitalization is similar to the market capitalization of companies in the Russell Mid Cap Index.

     Wellington Management's investment approach while based primarily on proprietary fundamental analysis, may also be shaped by secular and industry themes. Fundamental analysis involves the assessment of a company through such factors as its business environment, management, balance sheet, income statement, anticipated earnings, revenues and other related measures of value. In analyzing companies for investment, Wellington Management looks for, among other things, a strong balance sheet, strong earnings growth, attractive industry dynamics, strong competitive advantages (e.g., great management teams), and attractive relative value within the context of a security's primary trading market. Securities are sold when the investment has achieved its intended purpose, or because it is no longer considered attractive. The Mid Cap Stock Trust may invest up to 10% of its assets in foreign securities.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- To the extent that the portfolio emphasizes a mid-capitalization growth style, the portfolio may underperform in markets that favor other styles.

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 20.74% (for the quarter ended 12/2001) and the lowest return was -23.64% (for the quarter ended 3/2001).


--------------------------------------------------------------------------------

        -4.0%      -11.0%     -22.6%
         2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Mid Cap Stock Trust-Series I                             -22.56%    -10.44%    05/01/1999
                    Series II                                        -21.62%    01/28/2002
 Russell Midcap Growth Index(A)                           -27.41%     -8.72%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Wellington Management Company, LLP, a Massachusetts limited liability partnership, is a professional investment counseling firm with its principal business offices located at 75 State Street, Boston, Massachusetts 02109. Wellington Management and its predecessor organizations have provided investment services to investment companies, employee benefit plans, endowments, foundations and other institutions since 1928. As of December 31, 2002, Wellington Management had investment management authority with respect to approximately $303 billion of client assets. The managing partners of Wellington Management are Laurie A. Gabriel, Duncan M. McFarland and John R. Ryan.

     The Portfolio Manager is:

      -- Michael Carmen (since April, 2000). Mr. Carmen, Senior Vice President of Wellington Management, joined Wellington Management in 1999 as an equity portfolio manager. Prior to joining Wellington Management, Mr. Carmen was an equity portfolio manager at Kobrick Funds (1997-1999), State Street Research and Management (1992-1996,
           1997) and Montgomery Asset Management (1996). He is a Chartered Financial Analyst.

NATURAL RESOURCES TRUST (AVAILABLE FOR SALE EFFECTIVE MAY 5, 2003)

SUBADVISER:  Wellington Management Company, LLP ("Wellington Management")

INVESTMENT OBJECTIVE:  To seek long-term total return

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, primarily in equity and equity-related securities of natural resource-related companies worldwide.

     Under normal market conditions, the portfolio will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity and equity-related securities of natural resource-related companies worldwide. Natural resource-related companies include companies that own or develop energy, metals, forest products and other natural resources, or supply goods and services to such companies. The portfolio seeks to invest in companies that are expected to benefit from rising demand for natural resources and natural resource-based products and services. The portfolio invests in four major areas:
1) energy, 2) metals and mining, 3) forest products and 4) other natural resource-based companies which are described below.

     Energy. The energy sector includes companies engaged in exploration, extraction, servicing, processing, distribution and transportation of oil, natural gas and other energy sources.

     Metals and Mining. The metals and mining sector includes companies engaged in exploration, mining, processing, fabrication, marketing or distribution of precious and non-precious metals and minerals.

     Forest Products. The forest products sector includes timber, pulp and paper product companies.

     Other Natural Resources-Based Companies. The other natural resources area consists of companies engaged in producing, processing and distributing agricultural products, fertilizer, and miscellaneous raw materials.

     The portfolio's "normal" allocation across the natural resources sub-sectors is approximately:

      --   60% - Energy and energy related

      --   30% - Metals and mining

      -- 10% - Forest products, miscellaneous commodities companies, and non-ferrous metals.

     The "normal" sub-sector allocation reflects Wellington Management's view on availability and relative attractiveness of investment opportunities within the natural resources sector. The portfolio's sector allocation might differ significantly from this "normal" allocation at any specific point in time.

     Wellington Management uses a value-based approach to invest in a broad range of natural resources sectors. Wellington Management utilizes a moderate rotation among sectors in conjunction with bottom-up stock selection. Under normal market conditions, the portfolio is fully invested.

     Natural resources companies often operate in countries that are different from the country in which their securities trade. Country allocation is primarily a result of the sector and security selection; however, a key element of Wellington Management's analysis is understanding the economic and political dynamics of each of these countries. The portfolio may invest without limitation in foreign securities. The portfolio utilizes currency hedging to protect the value of the portfolio's assets when Wellington Management deems it advisable to do so.

     Wellington Management utilizes fundamental research to identify companies with the best growth prospects and relative values. A large number of companies worldwide in the relevant sub-sectors are monitored and stocks are added or deleted from the portfolio on the basis of relative attractiveness. Wellington Management uses a variety of tools such as income statement and balance sheet analysis, cash flow projections and asset value calculations to analyze companies. Particularly in the oil and gas industry, specific accounting issues play an important role.

     Benchmark. The custom natural resources benchmark will consist of: 60% MSCI World Energy Sources and Equipment & Services, 30% MSCI World Metals and Mining and 10% MSCI World Forest Products & Paper.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity and equity-related securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio invests in natural resource related companies which involves special risks. For example, these companies may be affected by international political and economic developments, energy conservation, success of exploration projects, tax and other government regulations

 -- The portfolio may invest in foreign securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio is nondiversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided since the portfolio commenced operations in May, 2003.

SUBADVISER AND PORTFOLIO MANAGERS

     Wellington Management Company, LLP, a Massachusetts limited liability partnership, is a professional investment counseling firm with its principal business offices located at 75 State Street, Boston, Massachusetts 02109. Wellington Management and its predecessor organizations have provided investment services to investment companies, employee benefit plans, endowments, foundations and other institutions since 1928. As of December 31, 2002, Wellington Management had investment management authority with respect to approximately $303 billion of client assets. The managing partners of Wellington Management are Laurie A. Gabriel, Duncan M. McFarland and John R. Ryan.

     The Portfolio Managers are:

      -- James A. Bevilacqua (since May, 2003). Mr. Bevilacqua, Senior Vice President and Equity Portfolio Manager of Wellington Management, joined the firm in 1994. Mr. Bevilacqua is responsible for managing energy and natural resource portfolios for institutional investors worldwide. Jim received both a BS (1988) and an MS (1989) in Aeronautics and Astronautics from the Massachusetts Institute of Technology, and an MBA from Stanford Graduate School of Business
           (1994).

      -- Karl E. Bandtel (since May, 2003). Mr. Bandtel, Senior Vice President and Equity Portfolio Manager of Wellington Management, joined the firm in 1990. Mr. Bandtel is also responsible for managing energy and natural resource portfolios for institutional clients worldwide. Mr. Bandtel received his BS degree in Business from the University of Wisconsin in 1988, and then earned his MS in Finance from the University of Wisconsin in 1990. Mr. Bandtel joined Wellington Management upon completion of graduate school.

ALL CAP GROWTH TRUST

SUBADVISER:  A I M Capital Management, Inc. ("AIM")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio seeks to achieve this investment objective by investing its assets, under normal market conditions, principally in common stocks of companies that the portfolio managers believe likely to benefit from new or innovative products, services or processes as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth. Any income received from securities held by the portfolio will be incidental.

     The All Cap Growth Trust's portfolio is primarily comprised of securities of two basic categories of companies:

      -- "core" companies, which AIM considers to have experienced above-average and consistent long-term growth in earnings and to have excellent prospects for outstanding future growth, and

      -- "earnings acceleration" companies which AIM believes are currently enjoying a dramatic increase in profits.

     The All Cap Growth Trust may also purchase the common stocks of foreign companies. It is not anticipated, however, that foreign securities will constitute more than 20% of the value of the portfolio. American Depository Receipts ("ADRs") and European Depositary Receipts ("EDRs") and other securities representing underlying securities of foreign issuers are treated as foreign securities and included in this 20% limitation.

Use of Hedging and Other Strategic Transactions

     The All Cap Growth Trust may:

      --   purchase and sell stock index futures contracts,

      -- purchase options on stock index futures as a hedge against changes in market conditions,

      -- purchase and sell futures contracts and purchase related options in order to hedge the value of its portfolio against changes in market conditions,

      -- write (sell) covered call options (up to 25% of the value of the portfolio's net assets),

      -- foreign exchange transactions to hedge against possible variations in foreign exchange rates between currencies of countries in which the portfolio is invested including: the direct purchase of sale of foreign currency, the purchase or sale of options on futures contract with respect to foreign currency, the purchase or sale of forward contracts, exchange traded futures contracts and options of futures contracts.

     See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest up to 20% of its assets in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest at most 20% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

     The portfolio may invest in internet related companies. The risks of investing in these companies is set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 36.09% (for the quarter ended 12/1999) and the lowest return was -23.20% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

        15.3%      28.3%      44.7%      -10.8%     -23.8%     -24.4%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 All Cap Growth Trust Series I                            -24.41%    -0.93%      2.41%    03/04/1996
   Series II                                                                   -23.12%    01/28/2002
 Russell 3000 Growth Index(B)                             -28.04%    -4.11%      2.84%
 Combined Index(B, C)                                     -28.04%    -5.43%      0.45%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(C)The Combined Index is a blend of the Russell Mid Cap Growth Index since inception until November 30, 1999, and the performance of the Russell 3000 Growth Index from December 1, 1999 and thereafter. The Combined Index was prepared by the adviser using Ibbotson Associates Software and Data. The Russell 3000 Growth Index was added to reflect a change in investment policy effective December 1, 1999. The Combined Index was added to provide a more accurate comparison of performance.
(D)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     A I M Capital Management, Inc., ("AIM"). AIM manages the All Cap Growth Trust. AIM is an indirect wholly owned subsidiary of AIM Management Group Inc., whose principal business address is 11 Greenway Plaza, Suite 100, Houston, Texas 77046. AIM Management Group, Inc. founded in 1976, is a holding company engaged in the financial services business and is a wholly owned subsidiary of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group engaged in institutional investment management and retail mutual fund businesses in the United States, Europe and the Pacific Region.

     AIM, and/or its affiliates is the investment adviser for mutual funds, separately managed accounts, such as corporate and municipal pension plans, charitable institutions and private individuals. AIM and its affiliates managed over $124 billion of assets as of December 31, 2002.

     The Portfolio Managers are:

      -- Christian A. Costanzo (since May, 2003). Ms. Costanzo has been associated with AIM/and or its affiliates since 1995.

      -- Robert J. Lloyd (since May, 2003). Mr. Lloyd has been associated with AIM/and or its affiliates since 2000. From 1997 to 2000, he was a trader for American Electric Power.

      -- Kenneth A. Zschappel (since May, 1999). Mr. Zschappel is assistant vice president and senior portfolio manager of AIM. He is involved in managing several of the AIM funds, including the AIM Aggressive Growth Fund and the AIM Constellation Fund. Mr. Zschappel has been associated with AIM and/or its affiliates since 1990.

STRATEGIC OPPORTUNITIES TRUST

SUBADVISER:  Fidelity Management & Research Company ("FMR")

INVESTMENT OBJECTIVE:  To seek growth of capital. Although current income is a secondary objective, growth of income may accompany growth of capital.

INVESTMENT STRATEGIES: The portfolio normally invests primarily in common stocks. Investments may include securities of domestic and foreign issuers, and growth or value stocks or a combination of both.

     FMR normally invests the portfolio's assets primarily in common stocks.

     FMR may invest the portfolio's assets in securities of foreign issuers in addition to securities of domestic issuers.

     FMR is not constrained by any particular investment style. At any given time, FMR may tend to buy "growth" stocks or "value" stocks, or a combination of both types. In buying and selling securities for the portfolio, FMR relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include growth potential, earnings estimates, and management.

     FMR may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease the portfolio's exposure to changing security prices or other factors that affect security values. If FMR's strategies do not work as intended, the portfolio may not achieve its objective.

Temporary Defensive Investing

     The portfolio reserves the right to invest without limitation in preferred stocks and investment-grade debt instruments for temporary, defensive purposes.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may also invest in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance (A, E)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     During the time period shown in the bar chart, the highest quarterly return was 27.76% (for the quarter ended 3/1987) and the lowest return was -27.33% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

        16.3%      -0.5%      42.8%      20.1%      19.3%       9.4%      27.8%      -6.4%      -15.3%     -38.8%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five     Ten      Life of    Date First
                                                           Year     Years    Years    Portfolio   Available
 Strategic Opportunities Trust Series 1                   -38.77%   -7.45%    4.86%               06/18/1985
        Series II                                                                      -35.53%    01/28/2002
 S&P 500(R)(A)                                            -22.10%   -0.59%    9.33%
 Russell 3000(R) Index(A)                                 -21.54%   -0.71%    8.94%
 Combined Index(B)                                        -21.85%   -0.03%    8.71%

(A)Effective November 1, 2002, the portfolio's performance is compared against the Standard & Poor's 500(R) (S&P500(R)) Index, rather than the Russell 3000(R) Index, due to changes in the portfolio's investment policies which resulted in a change to the portfolio's benchmark.
(B)Prior to May 1, 2001, the portfolio's performance was compared against the Russell Midcap Index.
(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Fidelity Management & Research Company ("FMR") has served as the portfolio's subadviser since May 1, 2001 when it assumed responsibility from Fidelity Management Trust Company as subadviser to the portfolio listed above. FMR Corp., organized in 1972, is the ultimate parent company of FMR. As of December 31, 2002, FMR and its affiliate, FMR Co., Inc, had approximately $557 billion in discretionary assets under management. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

     Beginning May 1, 2001, FMR Co., Inc. (FMRC) serves as sub-subadviser for the portfolio. FMRC will be primarily responsible for choosing investments for the portfolio. FMRC is a wholly-owned subsidiary of FMR.

     The Portfolio Manager is:

      -- Jason Weiner (since April, 2003) Mr. Weiner is vice president and portfolio manager for FMRC. Since joining FMR in 1991 and FMRC in 2001, Mr. Weiner has worked as a research analyst and manager.

FINANCIAL SERVICES TRUST

SUBADVISER:  Davis Advisors ("Davis")

INVESTMENT OBJECTIVE:  To seek growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in common stocks of financial services companies. During normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) are invested in companies that are principally engaged in financial services. A company is "principally engaged" in financial services if it owns financial services-related assets constituting at least 50% of the value of its total assets, or if at least 50% of its revenues are derived from its provision of financial services.

     Companies in the financial services industry include commercial banks, industrial banks, savings institutions, finance companies, diversified financial services companies, investment banking firms, securities brokerage houses, investment advisory companies, leasing companies, insurance companies and companies providing similar services. The portfolio may also invest in other equity securities and in foreign and fixed income securities.

     Davis uses the Davis investment philosophy in managing the Financial Services Trust's portfolio. The Davis investment philosophy stresses a back-to-basics approach, using extensive research to select common stocks of quality overlooked growth companies at value prices and holding such securities for the long-term. Davis looks for banking and financial services companies with sustainable growth rates selling at modest price-earnings multiples that it believes will expand as other investors recognize the company's true worth. Davis believes that if a sustainable growth rate is combined with a gradually expanding multiple, these rates compound and can generate above-average returns. Davis searches for companies possessing several of the following characteristics that it believes foster sustainable long-term growth, minimize risk and enhance the potential for superior long-term returns:

         --  First-class management                       --  Proven record as an acquirer
         --  Management ownership                         --  Strong balance sheet
         --  Strong returns on capital                    --  Competitive products or services
         --  Lean expense structure                       --  Successful international operations
         --  Dominant or growing market share in a        --  Innovation
             growing market

     The portfolio may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Financial Services Trust may place any portion of its assets in:

      -- money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, repurchase agreements, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities);

      -- securities of other investment companies (or companies exempted under Section 3(c)(7) of the 1940 Act) that primarily invest in temporary defensive investments, subject to limitations under the 1940 Act.; and

      --   cash.

     When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio concentrates its investments in securities of companies engaged in the financial services industries, a comparatively narrow segment of the economy, and may therefore experience greater volatility than funds investing in a broader range of industries. Moreover, a portfolio which concentrates its investments in a particular sector is particularly susceptible to the impact of market, economic, regulatory and other factors affecting that sector. The risks of investing in the banking and financial services industries are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 9.85% (for the quarter ended 12/2001) and the lowest return was -15.36% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

        -17.9%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Financial Services Trust Series I                        -17.88%    -14.86%     4/30/2001
                      Series II                                      -16.90%     1/28/2002
 Lipper Financial Services Avg. Funds Classification(A)   -11.76%     -7.75%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Davis Advisors ("Davis") was organized in 1969 and serves as the investment adviser for all of the Davis Funds, other mutual funds and other institutional clients. As of December 31, 2002, Davis managed assets of more than $32 billion. The sole general partner of Davis is Davis Investments, LLC, which is controlled by Christopher C. Davis. Davis is located at 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.

     The Portfolio Managers are:

      -- Christopher C. Davis (since May, 2001). Mr. Davis, Chairman and Chief Executive Officer of Davis and a director and Chief Executive Officer, president or vice president of each of the Davis Funds, is co-portfolio manager of the Fundamental Value Trust and the Financial Services Trust. He has served as a portfolio manager with Davis since 1995.

      -- Kenneth Charles Feinberg (since May, 2001). Mr. Feinberg is co-portfolio manager of the Fundamental Value Trust and the Financial Services Trust. Since joining Davis in 1992, he has co-managed other equity funds advised by Davis and has also served as a research analyst.

INTERNATIONAL STOCK TRUST

SUBADVISER:  Deutsche Asset Management Investment Services Ltd ("DeAMIS")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: Under normal market conditions, the portfolio invests at least 80% of its net assets (plus any borrowing for investment purposes) in common stocks. The portfolio primarily invests in the countries that make up the MSCI EAFE Index.

     Under normal market conditions, the International Stock Trust invests at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks. The portfolio primarily invests in the countries that make up the MSCI EAFE Index. The MSCI EAFE Index tracks stocks in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. At least 50% of the portfolio's assets will be invested in securities that are represented in the MSCI EAFE Index. However, the portfolio may invest up to 50% of its total assets in non-Index securities of companies located in the countries that make up the Index.

     The MSCI EAFE Index has a median market capitalization of over $2.8 billion. Under normal market conditions, the portfolio invests in securities of issuers with a minimum market capitalization of $500 million.

     Strategy. DeAMIS seeks to identify a focused list of approximately 30 to 40 companies that offer, in DeAMIS's opinion, the greatest upside potential on a rolling 12 month view. DeAMIS uses an entirely bottom-up approach, with no active allocation between countries, regions or industries.

     Investment Process. DeAMIS begins with a broad universe of equity securities of issuers located in the countries that make up the MSCI EAFE Index. The universe includes all securities in the Index and a large number of securities not included in the Index but whose issuers are located in the countries that make up the Index.

     Research is conducted by 15 global sector research teams in addition to 5 local research teams. These analysts are based in DeAMIS's worldwide offices but are connected by a systematic valuation approach, encapsulated in CFROI (cashflow return on investment). Focusing on CFROI enables DeAMIS to attempt to remove the distortions found in traditional accounting methods and enables the analyst to focus on the true worth of the company. Teams of analysts identify those companies with high and sustainable return on capital and long-term prospects for growth. The most important part of our investment process is the company meeting schedule.

     Each global sector analyst ranks their stocks relative to their own sector. Stocks are ranked on a relative expected return and the level of conviction. Based on fundamental research, DeAMIS sets a target price objective (DeAMIS's opinion of the intrinsic value of the security) for each security and rank the securities based on these target price objectives. DeAMIS applies a strict buy and sell strategy. The top 30 to 40 stocks in the ranking are purchased for the portfolio. Stocks are sold when they meet their target price objectives or when DeAMIS revised price objectives downward. In implementing this strategy, the portfolio may experience a high portfolio turnover rate.

     Other Investments. The portfolio may also invest up to 20% of its assets in cash equivalents, U.S. investments grade fixed income securities and U.S. stocks and other equity securities.

HEDGING AND OTHER STRATEGIC TRANSACTIONS

     The portfolio is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

TEMPORARY DEFENSIVE INVESTING

     DeAMIS may from time to time adopt a temporary defensive position in response to extraordinary adverse political, economic or stock market events. DeAMIS could place up to 100% of the portfolio's asset in U.S. or foreign-government money market investments, or other short-term bonds that offer comparable safety, if the situation warranted. To the extent DeAMIS might adopt such a position and over the course of its duration, the portfolio may not meet its goal of capital appreciation.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in foreign equity securities including securities of companies in emerging markets. This and other risks of investing in foreign securities and equity securities are set forth below under "Risks of Investing in Certain Types of Securities." Because the portfolio may invest in foreign securities in emerging markets, an investment in the portfolio will be riskier than a portfolio that only invests in developed foreign countries. To the extent the portfolio uses futures and options, it is exposed to additional volatility and potential losses.

Performance (A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 23.58% (for the quarter ended 12/1999) and the lowest return was -22.22% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

         1.4%      14.9%      29.7%      -16.6%     -21.5%     -21.7%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 International Stock Trust Series I                       -21.69%    -5.24%     -4.17%    01/01/1997
   Series II                                                                   -24.29%    01/28/2002
 MSCI EAFE Index(B)                                       -15.66%    -2.61%     -1.85%

(A)From June 1, 2000 until November 25, 2002, a portion of the International Stock Trust expenses were reimbursed. If such expenses had not been reimbursed, returns would be lower.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.
(D)Effective November 25, 2002, DeAMIS became the subadviser to the International Stock Trust. Peformance reflects results prior to this change.

SUBADVISER AND PORTFOLIO MANAGERS

     DeAMIS located at One Appold Street, London, England, is an indirect wholly-owned subsidiary of Deutsche Bank AG which is described above.

     DeAMIS provides a full range of investment advisory services to retail and institutional clients and as of September 30, 2002 had total assets under management of approximately $6 billion.

     The portfolio managers are:

      -- Alexander Tedder. Managing Director, Deutsche Asset Management, and Lead Manager of the portfolio.

        - Joined the investment advisor in 1994. Prior to that, was a European analyst and representative for Schroders.

        - 13 years of investment industry experience.

        - Fluent in German, French, Italian and Spanish.

        - Masters in Economics and Business Administration from Freiburg University

      -- Marc Slenderbroek, Director, Deutsche Asset Management, and Co-Manager of the portfolio.

        - Portfolio manager for EAFE Equities; London.

        - Joined Deutsche Investment Management Americas Inc. (formerly Zurich Scudder Investments, Inc.) in 1994 after five years of experience as equity analyst at Kleinwort Benson Securities and at Enskilda Securities.

        - Fluent in English, Dutch, German, Swedish and Norwegian.

        - MA from University of Leiden, Netherlands.

      -- Clare Gray, Director, Deutsche Asset Management and Co-Manager of the portfolio.

        - Joined the investment advisor in 1993.

        - Ten years of investment industry experience.

        - Chartered Financial Analyst.

        - BS, Cornell University.

      -- Stuart Kirk, Associate Director, Deutsche Asset Management, and Co-Manager of the portfolio.

        - Joined the investment advisor in 1995.

        - Seven years of investment industry experience.

        - Asia-Pacific analyst.

        - MA from Cambridge University

OVERSEAS TRUST

SUBADVISER:  Fidelity Management & Research Company ("FMR")

INVESTMENT OBJECTIVE:  To seek growth of capital.

INVESTMENT STRATEGIES: The portfolio normally invests at least 80% of its net assets in non-U.S. securities (primarily common stocks). FMR relies on fundamental analysis of each issuer and may also invest across different countries and regions.

     FMR normally invests at least 80% of the portfolio's assets in non-U.S. securities. FMR normally invests the portfolio's assets primarily in common stocks.

     The portfolio normally diversifies its investments across different countries and regions. In allocating the portfolio's investments across countries and regions, FMR will consider the size of the market in each country and region relative to the size of the international market as a whole.

     In buying and selling securities for the portfolio, FMR relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors include growth potential, earnings estimates, and management.

     FMR may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease the portfolio's exposure to changing security prices or other factors that affect security values. If FMR's strategies do not work as intended, the portfolio may not achieve its objective.

Temporary Defensive Investing

     The portfolio reserves the right to invest without limitation in preferred stocks and investment-grade debt instruments for temporary, defensive purposes.

Country or Geographic Region

     FMR considers non-U.S. securities to include investments that are tied to a particular country or region outside the U.S. FMR considers a number of factors to determine whether an investment is tied to a particular country or region including: the source of government guarantees (if any); the primary trading market; the issuer's domicile, sources of revenue, and location of assets; whether the investment is included in an index representative of a particular country or region; and whether the investment is exposed to the economic fortunes and risks of a particular country or region.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in foreign equity securities. The risks of investing in equity securities and in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 25.75% (for the quarter ended 12/1999) and the lowest return was -21.38% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

          7%       12.6%      -0.1%        8%       40.5%      -18.7%     -21.1%     -21.4%
         1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Overseas Trust Series I(A)                               -21.44%    -5.22%     -1.03%    01/09/1995
              Series II                                                        -18.49%    01/28/2002
 MSCI EAFE Index(B)                                       -15.66%    -2.61%      0.74%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.

     I Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     FMR has served as the portfolio's subadviser since May 1, 2001 when it assumed responsibility from Fidelity Management Trust Company as subadviser to the portfolio listed above. FMR Corp., organized in 1972, is the ultimate parent company of FMR. As of December 31, 2002, FMR and its affiliate, FMR Co., Inc, had approximately $557 billion in discretionary assets under management. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

     Beginning May 1, 2001, FMR Co., Inc. (FMRC) serves as sub-subadviser for the portfolio listed above. FMRC will be primarily responsible for choosing investments for the portfolio. FMRC is a wholly-owned subsidiary of FMR.

     The Portfolio Manager is:

      -- Richard R. Mace, Jr. (since May, 1999). Mr. Mace joined FMR in 1987, FMRC in 2001 and has worked as an analyst and manager. Mr. Mace also manages Fidelity Overseas and Advisor Overseas Fund.

INTERNATIONAL SMALL CAP TRUST

SUBADVISER:  Templeton Investment Counsel, LLC ("Templeton")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The Portfolio invests primarily in the common stock of smaller companies outside the U.S.

     Under normal market conditions, the portfolio will invest at least 80% of its net assets (plus any borrowings for investment purposes) in securities issued by foreign companies which have total stock market capitalizations or annual revenues of $1.5 billion or less ($2 billion or less effective August 1, 2003) ("small company securities").

     The portfolio may invest in small company securities in emerging markets. In some emerging markets, the Portfolio may invest in companies that qualify as smaller companies but that still are among the largest in the market. The Portfolio may also invest a portion of its assets in the equity securities of larger foreign companies.

     An equity security, or stock, represents a proportionate share of the ownership of a company; its value is based on the success of the company's business, any income paid to stockholders, the value of its assets, and general market conditions. Common stocks, preferred stocks and convertible securities are examples of equity securities. Convertible securities have characteristics of both debt securities (which is generally the form in which they are first issued) and equity securities (which are what they can be converted into).

     The Portfolio may invest more than 25% of its assets in the securities of issuers located in any one country. At least 65% of the portfolio's total assets are normally invested in foreign securities representing a minimum of three countries (other than the United States).

When choosing equity investments for this Portfolio, the manager applies a "bottom up", value-oriented, long-term approach, focusing on the market price of a company's securities relative to the manager's evaluation of the company's long-term earnings, asset value and cash flow potential. The manager also considers a company's price/earnings ratio, profit margins and liquidation value.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in foreign securities, especially securities of small companies. The risks of investing in foreign securities, equity securities and small companies are set forth below under "Risks of Investing in Certain Types of Securities."

 -- Because the portfolio invests primarily in foreign securities, which are generally riskier investments than U.S. securities investing in this portfolio is riskier than investing in a portfolio that invests primarily in U.S. small companies.

 -- The portfolio invest in value stocks. A value stock may not increase in price, as anticipated by the subadviser, if other investors fail to recognize the company's value and bid up the price or invest in markets favoring faster-growing companies.

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 58.65% (for the quarter ended 12/1999) and the lowest return was -22.36% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

         0.8%      11.9%      84.9%      -29.2%     -31.1%     -16.7%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 International Small Cap Trust Series I                   -16.73%    -3.41%     -1.13%    03/04/1996
   Series II                                                                   -17.09%    01/28/2002
 MSCI World ex-US Index(A)                                -15.51%    -2.44%     -0.55%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Templeton, located at 500 East Broward Blvd., Suite 2100, Ft. Lauderdale, FL 33394, has been in the business of providing investment advisory services since 1954. As of December 31, 2002, Templeton and its affiliates manage over $258 billion in assets. Templeton Investment Counsel, LLC is an indirect wholly owned subsidiary of Franklin Resources, Inc.

     The portfolio is managed by the following two portfolio managers:

      -- Cindy Sweeting (since May, 2003). Ms. Sweeting joined the Templeton in 1997 and is currently an Executive Vice President. She is a Chartered Financial Analyst (CFA) Chartholder.

      -- Tucker Scott (since May, 2003). Mr. Scott joined Templeton in 1996 and is currently a Senior Vice President. He is a Chartered Financial Analyst (CFA) Chartholder.

INTERNATIONAL VALUE TRUST

SUBADVISER:  Templeton Investment Counsel, LLC ("Templeton")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, primarily in equity securities of companies located outside the U.S., including in emerging markets.

     Equity securities generally entitle the holder to participate in a company's general operating results. These include common stocks and preferred stocks. The portfolio also invests in American, European and Global Depositary Receipts, which are certificates typically issued by a bank or trust company that give their holders the right to receive securities issued by a foreign or domestic company. Depending upon current market conditions, the portfolio generally invests up to 25% of its total assets in debt securities of companies and governments located anywhere in the world. Debt securities represent an obligation of the issuer to repay a loan of money to it, and generally provide for the payment of interest. Debt securities include bonds, notes and debentures.

     Templeton's investment philosophy is "bottom-up," value-oriented, and long-term. In choosing equity investments, Templeton will focus on the market price of a company's securities relative to its evaluation of the company's long-term earnings, asset value and cash flow potential. A company's historical value measure, including price/earnings ratio, profit margins and liquidation value, will also be considered.

Use of Hedging and Other Strategic Transactions

     The International Value Trust does not currently intend to use any of the investment strategies referred to under "Hedging and Other Strategic Transactions."

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities of companies located outside the United States. The risks of investing in equity securities and in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest up to 25% of its assets in debt (fixed income) securities including foreign debt securities. The risks of investing in fixed income securities and in foreign securities is set forth below under "Risks of Investing in Certain Types of Securities." Because the portfolio has a 25% limit on debt securities, these risks will not affect the portfolio to the same degree as the risks of foreign equity securities.

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 12.97% (for the quarter ended 12/2001) and the lowest return was -23.56% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

        -6.5%      -10.0%     -17.8%
         2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 International Value Trust Series I                       -17.84%     -8.62%    05/01/1999
                       Series II                                     -16.00%    01/28/2002
 MSCI EAFE Index(A)                                       -15.66%     -9.65%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Templeton, located at 500 East Broward Blvd., Suite 2100, Ft. Lauderdale, FL 33394, has been in the business of providing investment advisory services since 1954. As of December 31, 2002, Templeton and its affiliates manage over $258 billion in assets. Templeton Investment Counsel, LLC is an indirect wholly owned subsidiary of Franklin Resources, Inc.

     The Portfolio Managers are:

Lead Portfolio Manager

      -- Tucker Scott, (since May, 1999). Mr. Scott joined Templeton in 1996 and is currently Senior Vice President. Prior to joining Franklin Templeton, Mr. Scott worked at Aeltus Investment Management. He is a Chartered Financial Analyst (CFA) Chartholder.

The following individual has secondary portfolio management responsibilities:

      -- Cindy L. Sweeting (since 2003), Ms. Sweeting joined Templeton in 1997 and is currently an Executive Vice President. She is a Chartered Financial Analyst (CFA) Chartholder.

      -- Antonio T. Docal (since 2003). Mr. Docal joined Templeton in 2001 and is currently a Senior Vice President. He is a Chartered Financial Analyst (CFA) Chartholder.

QUANTITATIVE MID CAP TRUST

SUBADVISER: MFC Global Investment Management (U.S.A.) Limited ("MFC Global (U.S.A.")

INVESTMENT OBJECTIVE:  To seek long-term capital growth.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in U.S. mid-cap stocks, convertible preferred stocks, convertible bonds and warrants. The portfolio may also invest up to 20% of its assets in large-cap stocks, convertible preferred stocks, convertible bonds and warrants in an effort to reduce overall portfolio volatility and increase performance.

     Stocks of publicly traded companies -- and mutual funds that hold these stocks -- can be classified by the companies' market value, or capitalization. Market capitalization is defined according to Morningstar U.S. as follows: Based on a universe of the 5000 largest stocks in the U.S., the top 5% of the universe are large cap, the next 15% mid cap, and the bottom 80% are classified as small cap. Using this definition, as of 3/31/02, the largest company in the mid-cap universe was about $10 billion and the smallest about $1 billion.

     MFC Global ("U.S.A.") uses a bottom-up, as opposed to a top-down, investment style in managing the portfolio. This means that securities are selected based upon fundamental analysis performed by the portfolio manager and MFC Global ("U.S.A.")'s equity research analysts. The equity research analysts use fundamental analysis to identify mid-cap and large-cap securities with strong industry position, leading market share, proven management and a strong balance sheet. The analysts then rank all such securities based on financial attributes (including earnings, growth and momentum) using quantitative analysis. Securities at the top of this ranking may be purchased by the portfolio.

     The Quantitative Mid Cap Trust may invest in foreign securities and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contract for the purchase or sale of a fixed quantity of a foreign currency at a future date. Investments in foreign securities may include depositary receipts.

     The Quantitative Mid Cap Trust may also invest to a limited extent in fixed income securities including money market instruments.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities, especially mid-cap equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities -- Equity Securities" and "Risks of Investing in Certain Types of Securities -- Small and Medium Size Companies."

 -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."

Performance (A)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     During the time period shown in the bar chart, the highest quarterly return was 11.11% (for the quarter ended 12/2001) and the lowest return was -23.63% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

        -22.7%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Quantitative Mid Cap Trust Series I                      -22.65%    -24.07%    04/30/2001
                         Series II                                   -21.44%    01/28/2002
 S&P Mid Cap 400 Index                                    -14.51%     -8.80%

(A)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     MFC Global (U.S.A.) is a corporation subject to the laws of Canada. Its principal business at the present time is to provide investment management services to the portfolios listed above. MFC Global (U.S.A.) is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, including Elliott & Page Limited and Manulife Funds Direct (Hong Kong) Limited, collectively known as Manulife Financial. The address of MFC Global (U.S.A.) is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. Funds under management by Manulife Financial were US$92.5 billion (Cdn$146.2 billion) as at December 31, 2002.

     The Portfolio Managers are:

      -- Mark Schmeer (since May, 2001). Mr. Schmeer joined MFC Global in 1996. He is Vice President and Managing Director of North American Equities at Manulife Financial. Prior to 1996, Mr. Schmeer was Vice President of Sun Life Investment Management, where he served from 1993 to 1996. He is a Chartered Financial Analyst, and graduated from Boston College with an MA in Economics.

      -- Rhonda Chang (since May, 2001). Ms. Chang joined MFC Global in 1996. She is Assistant Vice President and Portfolio Manager of U.S. Equities at Manulife Financial. Prior to joining Manulife Financial in 1994, Ms. Chang was an investment analyst with AIG Global Investors. She is a Chartered Financial Analyst and graduated from York University with an MBA.

MID CAP CORE TRUST (AVAILABLE FOR SALE EFFECTIVE MAY 5, 2003)

SUBADVISER:  A I M Capital Management, Inc. ("AIM")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital

INVESTMENT STRATEGIES: The portfolio seeks to achieve its objective by investing, normally, at least 80% of its assets in equity securities, including convertible securities, of mid-capitalization companies.

     The portfolio considers a company to be a mid-capitalization company if it has a market capitalization, at the time of purchase, within the range of the largest and smallest capitalized companies included in the Russell Midcap Index during the most recent 11-month period (based on month-end data) plus the most recent data during the current month. The Russell Midcap Index measure the performance of the 800 companies with the lowest market capitalization in the Russell 1000 Index. The Russell 1000 Index is a widely recognized, unmanaged index of common stocks of the 1000 largest companies in the Russell 3000 Index, which measure the performance of the 3000 largest U.S. companies based on total market capitalization. The companies in the Russell Midcap Index are considered representative of medium-sized companies. As of March 26, 2003, the market cap range of the Russell Midcap Index was $650 million to $11 billion.

     In complying with the 80% investment requirement, the portfolio's investments may include synthetic instruments. Synthetic instruments are investment that have economic characteristics similar to the portfolio's direct investments. The portfolio may invest up to 20% of it assets in equity securities of companies in other market capitalization ranges. The portfolio may also invest up to 20% of its assets in investment-grade debt securities. The portfolio may invest up to 25% of its total assets in foreign securities. For risk management or cash management purposes, the portfolio may hold a portion of its assets in cash or cash equivalents, including shares of money market funds*. Any percentage limitations with respect to assets of the portfolio are applied at the time of purchase.

     In selecting investments, the portfolio managers seek to identify those companies that are, in their view, undervalued relative to current or projected earnings, or the current market value of assets owned by the company. The primary emphasis of the portfolio managers' search for undervalued equity securities is in four categories: (1) out-of-favor cyclical growth; (2) established growth companies that are undervalued compared to historical relative valuation parameters; (3) companies where there is early but tangible evidence of improving prospects which are not yet reflected in the value of the companies' equity securities; and (4) companies whose equity securities are selling at prices that do not yet reflect the current market value of their assets. The portfolio managers consider whether to sell a particular security when any of these factors materially change.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio invests in mid-cap companies. The risks of investing in mid-cap companies are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest up to 25% of its assets in foreign securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest up to 20% of its assets in investment-grade debt securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided since the portfolio commenced operations in May, 2003.

SUBADVISER AND PORTFOLIO MANAGERS

     A I M Capital Management, Inc., ("AIM"). AIM manages the Aggressive Growth Trust and the All Cap Growth Trust. AIM is an indirect wholly owned subsidiary of A I M Management Group Inc., whose principal business address is 11 Greenway Plaza, Suite 100, Houston, Texas 77046. A I M Management Group, Inc. founded in 1976, is a holding company engaged in the financial services business and is a wholly owned subsidiary of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group engaged in institutional investment management and retail mutual fund businesses in the United States, Europe and the Pacific Region.

     AIM, and/or its affiliates is the investment adviser for mutual funds, separately managed accounts, such as corporate and municipal pension plans, charitable institutions and private individuals. AIM and its affiliates managed over $124 billion of assets as of December 31, 2002.

     The Portfolio Managers are:

      -- Ronald S. Sloan (Lead Manager) (since May, 2003). Mr. Sloan is a Senior Portfolio Manager at AIM. Mr. Sloan joined AIM in 1998. From 1993 to 1998, he was President of Verissimo Research & Management, Inc.

      -- David Pointer (since May, 2003). Mr. Pointer is a Portfolio Manager of AIM and has been associated with AIM and/or its affiliates since 1999. From 1997 to 1999, he was a fulltime student.

GLOBAL EQUITY TRUST

SUBADVISER:  Putnam Investment Management, L.L.C. ("Putnam")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities. Under normal market conditions, the portfolio will invest in at least three different countries, including the U.S.

     Putnam looks for companies with stock prices that it believes reflect a lower value than the value Putnam places on the business and for factors that it believes will cause the stock price to increase toward that latter value. The portfolio may invest in companies of any size but emphasizes mid- and large-capitalization companies.

     To determine whether a company is located in a particular country, Putnam looks at the following factors:

      --   where the company's securities trade;

      --   where the company is located or organized; or

      --   where the company derives its revenues or profits.

     In selecting portfolio securities to buy and sell, Putnam considers, among other factors, a company's financial strength, competitive position in its industry, projected future earnings, cash flows and dividends.

     The Global Equity Trust will invest in foreign securities (including emerging market securities) and will have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

     The Global Equity Trust may also invest in preferred stock, convertible securities and debt securities and may engage in a variety of transactions involving futures, options, warrants and swap contracts. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

     The Global Equity Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Global Equity Trust may invest primarily in debt securities, preferred stocks, U.S. Government and agency obligations, cash, money market instruments (including repurchase agreements) or any other securities considered by Putnam to be consistent with defensive strategies. When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in equity securities of small and medium-sized companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 16.79% (for the quarter ended 12/1998) and the lowest return was -16.96% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

        32.9%       1.7%       7.7%      12.6%      20.8%      12.2%       3.7%      12.2%      -16.1%     -19.1%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five       Ten      Life of    Date First
                                                           Year      Years     Years    Portfolio   Available
 Global Equity Trust Series I                             -19.11%    -2.39%     5.79%               03/18/1988
   Series II                                                                             -17.33%    01/28/2002
 MSCI World Index                                         -19.54%    -1.76%     6.69%

(A)Effective October 1, 1996 and April 30, 2001, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Putnam has been managing mutual funds since 1937 and is one of America's oldest and largest money management firms. Putnam serves as the investment manager for the funds in the Putnam family of funds. Putnam and its affiliates manage over $250 billion in assets as of December 31, 2002. Putnam is located at One Post Office Square, Boston, Massachusetts 02109.

     The Portfolio Manager is:

      -- Paul Warren (since May, 2001). Mr. Warren is Managing Director, Director of the Global Core Equity product team at Putnam. Prior to joining Putnam in 1997, he was Director, Market Specialist for Japan for IDS Fund Management/Pilgrim Baxter Asia LLC.

     Paul Warren is assisted by the Putnam Global Core Equity Team.

STRATEGIC GROWTH TRUST

SUBADVISER:  Massachusetts Financial Services Company ("MFS")

INVESTMENT OBJECTIVE:  To seek capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 65% of its total assets in common stocks and related securities (such as preferred stocks, bonds, warrants or rights convertible into stock and depositary receipts for these securities) of companies which MFS believes offer superior prospects for growth. Equity securities may be listed on a securities exchange or traded in the over-the-counter markets.

     MFS uses a bottom-up, as opposed to a top-down, investment style in managing the equity-oriented portfolios (such as the Strategic Growth Trust) that it advises. This means that securities are selected based upon fundamental analysis (such as an analyst of earnings, cash flows, competitive position and managements' abilities) performed by the portfolio manager of the portfolio and MFS' large group of equity research analysts.

     In managing the portfolio, MFS seeks to purchase securities of companies which MFS considers well-run and poised for growth. MFS look particularly for companies which demonstrate:

      --   a strong franchise, strong cash flows and a recurring revenue stream

      -- a solid industry position, where there is potential for high profit margins -- substantial barriers to new entry in the industry

      --   a strong management team with a clearly defined strategy

      --   a catalyst which may accelerate growth

     The portfolio may invest in foreign securities, including depositary receipts, dollar denominated foreign debt securities and emerging market securities, through which it may have exposure to foreign currencies.

     The Strategic Growth may also invest to a limited extent in: (a) fixed income securities, (c) U.S. Government Securities, (d) variable and floating rate obligations, (e) zero coupon bonds, deferred interest bonds and PIK bonds,
(f) investment companies, (g) restricted securities, (h) short sales and short sales against the box, (i) indexed securities. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

     The portfolio may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio invests extensively in the securities of companies which the subadviser believes are poised for growth. The price of such securities in certain economic, political or market conditions may fall to a greater extent than a decline in the overall equity markets (e.g., as represented by the Standard and Poor's Composite 500 Index).

 -- The portfolio may invest in foreign securities. The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in securities traded in the over-the-counter markets which involves risks in addition to those associated with transaction in securities traded on exchanges. OTC listed companies may have limited product lines, markets or financial resources. Many OTC stocks trade less frequently and in smaller volume than exchange-listed stocks. The value of these stocks may be more volatile than exchange-listed stocks, and the portfolio may experience difficulty in establishing or closing out positions in these stocks at prevailing market prices.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 19.39% (for the quarter ended 12/2001) and the lowest return was -23.91% (for the quarter ended 9/2001).

Performance(A)

--------------------------------------------------------------------------------

        -28.0%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Strategic Growth Trust Series I                          -28.04%    -23.84%    04/30/2001
                     Series II                                       -25.05%    01/28/2002
 Russell 1000 Growth Index                                -27.89%    -23.20%

(A)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Massachusetts Financial Services Company ("MFS") is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada (an insurance company). Net assets under the management of the MFS organization were approximately $112.5 billion as of December 31, 2002. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

     The Portfolio Manager is:

      -- S. Irfan Ali (since May, 2001). Mr. Ali is a Senior Vice President of MFS and has been employed by MFS since 1993. Mr. Ali has managed the MFS Strategic Growth Fund since 1999.

CAPITAL APPRECIATION TRUST

SUBADVISER:  Jennison Associates LLC ("Jennison")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests at least 65% of the portfolio's total assets in equity-related securities of companies that exceed $1 billion in market capitalization and that Jennison believes have above-average growth prospects. These companies are generally medium- to large-capitalization companies.

     Jennison follows a highly disciplined investment selection and management process that seeks to identify companies that show superior absolute and relative earnings growth and also are attractively valued. Jennison looks for companies that experience some or all of the following: (i) above average revenue and earnings per share growth, (ii) strong market position, (iii) improving profitability and distinctive attributes such as unique marketing ability, (iv) strong research and development and productive new product flow and (v) financial strength. Such companies generally trade at high prices relative to their current earnings. Earnings predictability and confidence in earnings forecasts are important parts of the selection process.

     Securities in which the Capital Appreciation Trust invests have historically been more volatile than the S&P 500 Index. Also, companies that have an earnings growth rate higher than that of the average S&P 500 company tend to reinvest their earnings rather than distribute them. Therefore, the portfolio is not likely to receive significant dividend income on its portfolio securities.

     In addition to common stocks, nonconvertible preferred stock and convertible securities, equity-related securities in which the Capital Appreciation Trust invests include: (i) American Depository Receipts (ADRs);
(ii) warrants and rights that can be exercised to obtain stock; (iii) investments in various types of business ventures, including partnerships and joint ventures; (iv) real estate investment trusts (REITS) and similar securities. (Convertible securities are securities - like bonds, corporate notes and preferred stocks - that the portfolio can convert into the company's common stock or some other equity security.)

     The Capital Appreciation Trust may invest up to 35% of its total assets in equity-related securities of companies that are undergoing changes in management or product or changes in marketing dynamics that have not yet been reflected in reported earnings (but are expected to affect earnings in the intermediate term.) These securities often are not widely known and favorably valued.

     In addition to the principal strategies discussed above, the Capital Appreciation Trust may also use the following investment strategies to attempt to increase the portfolio's return or protect its assets if market conditions warrant:

     1. The portfolio may invest up to 35% of its total assets in equity-related securities of companies that are undergoing changes in management or product or changes in marketing dynamics that have not yet been reflected in reported earnings (but are expected to affect earnings in the intermediate term.) These securities often are not widely known and favorably valued.

     2. The portfolio may make short sales of a security including short sales "against the box."

     3. The portfolio may invest up to 20% of the portfolio's total asset in foreign equity securities. (For purposes of this 20% limit, ADRs and other similar receipts or shares are not considered to be foreign securities.)

     4. The portfolio may invest in U.S. government securities issued or guaranteed by the U.S. government or by an agency or instrumentality of the U.S. government.

     5. The portfolio may invest in mortgage-related securities issued or guaranteed by U.S. governmental entities, including collateralized mortgage obligations, multi-class pass through securities and stripped mortgage backed securities.

     6. The portfolio may invest in fixed-income securities rated investment-grade (Baa or higher by Moody's Investor Service, Inc. or BBB or higher by Standard & Poor's Ratings Group or the equivalent rating by another rating service.) These include corporate debt and other debt obligations of U.S. and foreign issuers. The portfolio may invest in obligations that are not rated, but that the Jennison believes are of comparable quality to these obligations.

     7. The portfolio may invest in repurchase agreements.

     Jennison considers selling or reducing a stock position when, in the opinion of the investment adviser, the stock has experienced a fundamental disappointment in earnings, it has reached an intermediate price objective and its outlook no longer seems sufficiently promising, a relatively more attractive stock emerges or the stock has experienced adverse price movement.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 16.38% (for the quarter ended 12/2001) and the lowest return was -19.64% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

        -18.4%     -30.6%
         2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Capital Appreciation Trust Series I                      -30.61%    -27.62%    11/01/2000
                        Series II                                    -28.98%    01/28/2002
 Russell 1000 Growth Index(A)                             -27.89%    -29.16%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as

"Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.
(C)Since November, 2000 a portion of the Capital Appreciation Trust expenses were reimbursed. If such expenses had nor been reimbursed, returns would be lower.

SUBADVISER AND PORTFOLIO MANAGERS

     Jennison, 466 Lexington Avenue, New York, New York 10017, is a Delaware limited liability company and has been in the investment advisory business since 1969 (includes its predecessor, Jennison Associates Capital Corp.). Prudential Financial, Inc. indirectly, through wholly-owned subsidiaries, Prudential Asset Management Holding Company (PAMHC) and PAMHC's wholly-owned subsidiary, Prudential Investment Management, Inc. (formerly known as The Prudential Investment Corporation), owns 100% of Jennison. As of December 31, 2002, Jennison had approximately $48 billion in assets under management.

     The Portfolio Managers are:

      -- Kathleen A. McCarragher (since November, 2000). Ms. McCarragher joined Jennison in 1998 and is a Director and Executive Vice President at Jennison. Prior to joining Jennison, she was employed at Weiss, Peck & Greer L.L.C. as a managing director and director of large cap growth equities for six years. Ms McCarragher received her B.B.A. degree from the University of Wisconsin and her M.B.A. from Harvard University.

      -- Michael A. Del Balso (since November, 2000). Mr. Del Balso joined Jennison in 1972 and is currently a Director and Executive Vice President at Jennison. Mr. Del Baslo is a graduate of Yale University and received his M.B.A. from Columbia University. He is a member of The New York Society of Security Analysts, Inc.

      -- Spiros Segalas (since November, 2000). Mr. Segalas was a founding member of Jennison in 1969 and is currently a Director, President and Chief Investment Officer at Jennison. He received his B.A. from Princeton University and is a member of The New York Society of Security Analysts, Inc.

QUANTITATIVE ALL CAP TRUST (AVAILABLE FOR SALE EFFECTIVE MAY 5, 2003)

SUBADVISER: MFC Global Investment Management (U.S.A.) Limited. ("MFC GLOBAL (U.S.A.)")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio seeks to achieve its objective by investing, under normal circumstances, primarily in equity securities of U.S. companies. The portfolio will generally focus on equity securities of U.S. companies across the three market capitalization ranges of large, mid and small.

     MFC Global ("U.S.A.") ranks stocks based on financial attributes, including earnings, valuation, growth and momentum using quantitative analysis. (Quantitative Analysis is the process of determining the value of a security by examining its numerical, measurable characteristics such as revenues, price, earnings, valuation and growth and by performing statistical and numerical analysis on this characteristic data.) The management team will then use fundamental analysis to identify large, mid and small cap companies with strong industry position, leading market share, proven management and strong financials. Stocks meeting both fundamental and quantitative analysis will be considered for the portfolio.

     The Quantitative All Cap Trust may invest to a limited extent in foreign securities and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date. Investments in foreign securities may include depositary receipts.

     The Quantitative All Cap Trust may also invest to a limited extent in fixed income securities including money market instruments.

     The portfolio may invest in or use the following derivatives for hedging purposes in a manner consistent with the investment objectives of the Fund and as permitted by applicable securities legislation: buying futures and S&P Depository Receipts. Such use would include the hedging of significant cash flows into or out of the portfolio.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest to a limited extent in foreign securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest to a limited extent in fixed income securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided since the portfolio commenced operations in May, 2003.

SUBADVISER AND PORTFOLIO MANAGERS

     MFC Global (U.S.A.) is a corporation subject to the laws of Canada. Its principal business at the present time is to provide investment management services to the portfolios listed above. MFC Global (U.S.A.) is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, including Elliott & Page Limited and Manulife Asset Management (Hong Kong) Limited (formerly known as Manulife Funds Direct (Hong Kong) Limited, collectively known as Manulife Financial. The address of MFC Global (U.S.A.) is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. Funds under management by Manulife Financial were US$92.5 billion (Cdn$146.2 billion) as at December 31, 2002.

     The Portfolio Managers are:

      -- Mark Schmeer (since May, 2003). Mr. Schmeer joined MFC Global in August of 1995. He is Vice President and Managing Director of North American Equities at MFC Global. Prior to August of 1995, Mr. Schmeer was Vice President of Sun Life Investment Management, where he served from 1993 to August 1995. He holds the Chartered Financial Analyst designation, and graduated from Boston College with an MA in Economics.

      -- Harpreet Singh (since May, 2003). Mr. Singh joined MFC Global in August of 2000. He is Assistant Vice President and Portfolio Manager of U.S. Equities at MFC Global. Prior to joining MFC Global in 2000, Mr. Singh was Quantitative Analyst at Standish, Ayer & Wood Inc. Mr. Singh graduated with an MBA from Bentley College and a B. Tech (Chemical Engineering) from Indian Institute of Technology.

      -- Chris Hensen (since May, 2003). Mr. Hensen joined MFC Global in July of 1995. He is Assistant Vice President and Portfolio Manager of U.S. Equities at MFC Global. Mr. Hensen holds the Chartered Financial Analyst designation and is a graduate of York University with a BBA and an MBA.

      -- Rhonda Chang (since May, 2003). Ms. Chang joined MFC Global in 1994 as research analyst with the U.S. equity team and was promoted to portfolio manager in 1996. She is now Assistant Vice President and Senior Portfolio Manager of U.S. Equities at MFC Global. Prior to joining MFC Global in 1994, Ms. Chang was an investment analyst with AIG Global Investors. She holds the Chartered Financial Analyst designation and graduated from York University with an MBA.

      -- Robert Lutzko (since May, 2003). Mr. Lutzko joined MFC Global in September of 1995. He is Vice President and Senior Portfolio Manager of U.S. Equities at MFC Global. Prior to joining MFC Global in 1995, Mr. Lutzko was Portfolio Manager U.S. Equities, managing both U.S. Large-Cap and Small-Cap investments at the Workers Compensation Board's Investment Management division. Mr. Lutzko holds the Chartered Financial Analyst designation and is a graduate of Sheridan College (Computer Science).

      -- Brett Hryb (since May, 2003). Mr. Hryb joined MFC Global in March of 1993. He is a Portfolio Manager of U.S. Equities at MFC Global. Mr. Hyrb holds the Chartered Financial Analyst designation and is a graduate of McMaster University (B.Comm).

ALL CAP CORE TRUST (FORMERLY, GROWTH TRUST)

SUBADVISER:  Deutsche Asset Management, Inc. ("DeAM")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests in common stocks and other equity securities within all asset classes (small, mid and large cap) primarly those within the Russell 3000 Index.

     The portfolio may invest in all types of equity securities including common stocks, preferred stocks and preferred and preference stocks, convertible securities and depositary receipts for such securities. These securities may be listed on securities exchanges, traded in various over-the-counter markets or have no organized markets.

     The portfolio may also invest in U.S. Government securities and up to 5% of its assets in foreign securities.

     Investment Philosophy. DeAM pursues an actively managed, quantitative investment process. DeAM's investment philosophy is based on three central tenets:

      -- Securities have an intrinsic value from which they deviate over time. DeAM believes that the best way to measure a security's fair vale is relative to its peers within its own industry.

      -- Finding attractive companies with long-term potential requires a consideration of both growth and value attributes. Technical analysis further enhances the stock selection process, helping to identify timely market opportunities.

      -- Quantitative investment models provide an improved framework for selecting mispriced stocks in an unbiased, consistent and repeatable manner.

     Quantitative Investment Approach. DeAM blends fundamental equity analysis and quantitative investment theory into a disciplined and systematic process. This technique minimizes subjectivity and allows the team to analyze the broadest possible universe of stocks. DeAM's proprietary U.S. stock evaluation model, the Quantitative Investment Model (the "Model"), incorporates valuation and growth investment parameters and is used to select securities. DeAM believes that combining techniques used by fundamental value investors with extensive growth and earnings analysis minimizes investment style bias and ultimately produces a "pure" stock selection process that seeks to add value in any market environment. DeAM also incorporates technical analysis to capture short-term price changes and market responsiveness to new information.

     By applying a rigorous portfolio construction process, the team targets excess return levels similar to traditional managers, while holding a significantly more diversified basket of stocks. Non-linear market impact assumptions are also incorporated into the process to maximize the trade-off between the anticipated pickup from trading and the costs associated with making these trades.

     Portfolio Construction and Quantitative Risk Management. DeAM extensively screens the Russell 3000 universe using multiple investment parameters to identify what DeAM believes are the most and least attractive securities. Expected returns are generated for each stock relative to its own industry. Securities are then selected based on expected returns, risk control constraints and anticipated transaction costs.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance (A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 23.59% (for the quarter ended 12/1999) and the lowest return was -24.41% (for the quarter ended 3/2001).


--------------------------------------------------------------------------------

        25.4%      24.0%      37.2%      -27.3%     -21.4%     -25.2%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five     Life of    Date First
                                                           Year     Years    Portfolio   Available
 All Cap Core Trust Series I
   (formerly Growth Trust)                                -25.23%   -6.18%      0.11%    07/15/1996
                  Series II                                                   -23.53%    01/28/2002
 Russell 3000 Index(B)                                    -21.54%   -0.71%      5.43%

(A)Effective November 25, 2002, the portfolio changed its subadviser. Performance reflects results prior to these changes.

(B)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.

(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     DeAM, located at 280 Park Avenue, New York, New York 10017, is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. Deutsche Bank AG is a major banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

     DeAM provides a full range of investment advisory services to retail and institutional clients and as of September 30, 2002 had total assets under management of approximately $97 billion.

     The portfolio managers are as follows:

      -- Joshua Feuerman. Managing Director, Deutsche Asset Management, and Co-Manager of the portfolio

        - Joined the investment advisor in 1999. Prior to that, he was head of international strategies, including emerging and developed markets at State Street Global Advisors.

        -  Manages Deutsche Global Quantitative Equities Group

        - Has MBA from the University of Chicago and is a Chartered Financial Analyst

      --   Michael Patchen.  Vice President, Co-Manager of the portfolio.

        - Joined the investment advisor in 2000. Prior to that, he managed global quantitative mandates including hedge funds at AQR Capital Management and prior to that at Goldman Sachs Asset Management

        -  Senior U.S. portfolio manager

        - Has a BS from The Wharton School and a BAS from the University of Pennsylvania

      --   David Koziol.  Director Deutsche Asset Management

        - Joined the investment advisor in 2001. Prior to that, was principal in the Advanced Strategies and Research Group at Barclays Global Investors specializing in equities, fixed income and hedge fund products. Prior to that, he was an investment banker at Salomon Brothers.

        -  Manages Deutsche Global Quantitative Equities Research Group

LARGE CAP GROWTH TRUST

SUBADVISER:  Fidelity Management & Research Company ("FMR")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: FMR normally invests at least 80% the portfolio's assets in securities (primarily common stocks) of companies with large market capitalizations. Portfolio securities are selected based on the fundamental analysis of each issuer. Investments may include domestic and foreign issuers, and growth or value stocks or a combination of both.

     FMR normally invests at least 80% of the portfolio's assets in securities of companies with large market capitalizations. FMR normally invests the portfolio's assets primarily in common stock. Although a universal definition of large market capitalization companies does not exist, for purposes of this portfolio, FMR generally defines large market capitalization companies as those whose market capitalization is similar to the market capitalization of companies in the S&P 500(R) Index or the Russell 1000(R) Index. A company's market capitalization is based on its current market capitalization or its market capitalization at the time of the portfolio's investment. Companies whose capitalization is below this level after purchase continue to be considered to have a large market capitalization for purposes of the 80% policy. The size of the companies in each index changes with market conditions and the composition of each index.

     FMR may invest the portfolio's assets in securities of foreign issuers in addition to securities of domestic issuers.

     FMR is not constrained by any particular investment style. At any given time, FMR may tend to buy "growth" stocks or "value" stocks, or a combination of both types. In buying and selling securities for the portfolio, FMR relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include growth potential, earnings estimates and management.

     FMR may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease the portfolio's exposure to changing security prices or other factors that affect security values. If FMR's strategies do not work as intended, the portfolio may not achieve its objective.

Temporary Defensive Investing

     The portfolio reserves the right to invest without limitation in preferred stocks and investment-grade debt instruments for temporary, defensive purposes.

Use of Hedging and Other Strategic Transactions

     The Large Cap Growth Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

     The portfolio may invest in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance (A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 20.83% (for the quarter ended 12/1999) and the lowest return was -18.72% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

        10.3%      -0.7%      22.8%      13.0%      19.1%      19.1%      25.3%      -14.2%     -17.8%     -22.8%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five     Ten      Life of    Date First
                                                           Year     Years    Years    Portfolio   Available
 Large Cap Growth Trust Series I                          -22.83%   -4.09%    3.92%               08/03/1989
        Series II                                                                      -22.15%    01/28/2002
 Russell 1000(R) Growth Index                             -27.89%   -3.84%    6.71%
 Combined Index(B)                                        -27.89%   -7.09%    2.96%

(A)Effective May 1, 1999, the portfolio changed its investment objective. Performance includes results prior to these changes.
(B)The Combined Index is comprised of 47.5% of the return of the Wilshire 5000 Index, 20% of the MSCI EAFE Index, 15% of the Lehman Brothers Aggregate Bond Index, 10% of the U.S. 90 Day T-Bill, and 7.5% of the Merrill Lynch High Yield Index since inception to April 30, 1999 and 100% return of the Russell 1000 Growth Index from May 1, 1999 and thereafter. The Combined Index was prepared by the Adviser using Ibbotson Associates Software and Data.
(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     FMR has served as the portfolio's subadviser since May 1, 2001 when it assumed responsibility from Fidelity Management Trust Company as subadviser to the portfolio listed above. FMR Corp., organized in 1972, is the ultimate parent company of FMR. As of December 31, 2002, FMR and its affiliate, FMR Co., Inc, had approximately $557 billion in discretionary assets under management. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

     Beginning May 1, 2001, FMR Co., Inc. (FMRC) serves as sub-subadviser for the portfolio listed above. FMRC will be primarily responsible for choosing investments for the portfolio. FMRC is a wholly owned subsidiary of FMR.

     The Portfolio Manager is:

      -- Karen Firestone (since May, 1999). Ms. Firestone joined FMR 1983, FMRC in 2001 and has worked as an analyst and manager. Ms. Firestone also manages Fidelity Advisor Large Cap Fund.

QUANTITATIVE EQUITY TRUST

SUBADVISER: MFC Global Investment Management (U.S.A.) Limited ("MFC Global (U.S.A.)")

INVESTMENT OBJECTIVE:  To achieve intermediate- and long-term growth through capital appreciation and current income by investing in common stocks and other equity securities of well established companies with promising prospects for providing an above average rate of return.

INVESTMENT STRATEGIES: The portfolio invests principally in common stocks or in securities convertible into common stock or carrying rights or warrants to purchase common stocks or to participate in earnings.

     MFC Global (U.S.A.) seeks to attain this objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in common stocks or in securities convertible into common stock or carrying rights or warrants to purchase common stocks or to participate in earnings. In selecting investments, MFC Global (U.S.A.) places emphasis on companies with:

      --   good financial resources,

      --   strong balance sheet,

      --   satisfactory rate of return on capital,

      --   good industry position,

      --   superior management skills, and

      --   earnings that tend to grow at above average rates.

     The portfolio's investments are not limited to securities of any particular type or size of company, but high-quality growth and income stocks are emphasized.

     Investments are made primarily in securities listed on national securities exchanges, but the Quantitative Equity Trust may purchase securities traded in the United States over-the-counter market. The portfolio may purchase securities on a forward-commitment, when-issued or delayed-delivery basis.

     The Quantitative Equity Trust may invest in the following types of foreign securities:

      --   U.S. dollar denominated obligations of foreign branches of U.S.
           banks,

      -- securities represented by ADRs listed on a national securities exchange or traded in the U.S. over-the-counter market,

      -- securities of a corporation organized in a jurisdiction other than the U.S. and listed on the New York Stock Exchange or NASDAQ, and

      -- securities denominated in U.S. dollars but issued by non U.S. issuers and issued under U.S. Federal securities regulations (for example, U.S. dollar denominated obligations issued or guaranteed as to principal or interest by the Government of Canada or any Canadian Crown agency).

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Quantitative Equity Trust may place all or a portion of its assets in fixed income securities, and cash and cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     The Quantitative Equity Trust is authorized to use all of the investment strategies referred to under "Hedging and Other Strategic Transactions".

Principal Risks of Investing in this Portfolio

 -- MFC Global (U.S.A.) is assisted by computer models in determining a company's potential to provide an above average rate of return. If the computer model is not correct, the securities of the company purchased by the portfolio may not increase in value and could even decrease in value.

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest up to 100% of its assets in U.S. dollar denominated foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio only invests in U.S. dollar denominated securities, it will not be subject to the risks of maintaining assets in a foreign country described in this section.

Performance (A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 24.79% (for the quarter ended 12/1998) and the lowest return was -20.54% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

        13.4%      -4.2%      29.2%      17.9%      29.8%      26.4%      22.3%       6.3%      -23.0%     -27.8%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five     Ten      Life of    Date First
                                                           Year     Years    Years    Portfolio   Available
                                                          -------   ------   ------   ---------   ----------
 Quantitative Equity Trust Series I                       -27.78%   -1.78%    6.99%               04/30/1987
        Series II                                                                      -26.34%    01/28/2002
 S&P 500 Index                                            -22.10%   -0.59%    9.33%

(A)On December 31, 1996, Manulife Series Fund, Inc. merged with the Trust. Performance presented for this portfolio is based upon the performance of the respective predecessor Manulife Series Fund, Inc. portfolio for periods prior to December 31, 1996.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     MFC Global (U.S.A.) is a corporation subject to the laws of Canada. Its principal business at the present time is to provide investment management services to the portfolios listed above. MFC is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, including Elliott & Page Limited and Manulife Funds Direct (Hong
Kong) Limited, collectively known as Manulife Financial. The address of MFC Global (U.S.A.) is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. Funds under management by Manulife Financial were US$92.5 billion (Cdn$146.2 billion) as at December 31, 2002.

     The Portfolio Managers are:

      -- Rhonda Chang (since May, 2001). Ms. Chang joined MFC Global in 1996. She is Assistant Vice President and Portfolio Manager of U.S. Equities at Manulife Financial. Prior to joining Manulife Financial in 1994, Ms. Chang was an investment analyst with AIG Global Investors. She is a Chartered Financial Analyst and graduated from York University with an MBA.

      -- Mark Schmeer (since August, 1995). Mr. Schmeer joined MFC Global in 1996. He is Vice President Managing Director of North American Equities at Manulife Financial. Prior to 1996, Mr. Schmeer was Vice President of Sun Life Investment Management, where he served from 1993 to 1996. He is a Chartered Financial Analyst, and graduated from Boston College with an MA in Economics.

BLUE CHIP GROWTH TRUST

SUBADVISER:  T. Rowe Price Associates, Inc. ("T. Rowe Price")

INVESTMENT OBJECTIVE:  To provide long-term growth of capital. Current income is a secondary objective.

INVESTMENT STRATEGIES: The portfolio invests at least 80% of its net assets in the common stocks of large and medium-sized blue chip growth companies. These are firms that in T. Rowe Price's view, are well established in their industries and have the potential for above-average earnings growth.

     The Blue Chip Growth Trust invests under normal market conditions, at least 80% of its net assets in the common stocks of large and medium-sized blue chip growth companies. These are firms that in T. Rowe Price's view, are well established in their industries and have the potential for above-average earnings growth.

     In identifying blue chip companies, T. Rowe Price generally considers the following characteristics:

     Leading market positions. Blue chip companies often have leading market positions that are expected to be maintained or enhanced over time. Strong positions, particularly in growing industries, can give a company pricing flexibility as well as the potential for good unit sales. These factors, in turn, can lead to higher earnings growth and greater share price appreciation.

     Seasoned management teams. Seasoned management teams with a track record of providing superior financial results are important for a company's long-term growth prospects. T. Rowe Price analysts will evaluate the depth and breadth of a company's management experience.

     Strong financial fundamentals. Companies should demonstrate faster earnings growth than their competitors and the market in general; high profit margins relative to competitors; strong cash flow; a healthy balance sheet with relatively low debt; and a high return on equity with a comparatively low dividend payout ratio.

     T. Rowe Price evaluates the growth prospects of companies and the industries in which they operate. T. Rowe Price seeks to identify companies with strong market franchises in industries that appear to be strategically poised for long-term growth. This investment approach reflects T. Rowe Price's belief that the combination of solid company fundamentals (with emphasis on the potential for above-average growth in earnings or operating cash flow) along with a positive industry outlook will ultimately reward investors with strong investment performance. While primary emphasis is placed on a company's prospects for future growth, the portfolio will not purchase securities that, in
T. Rowe Price's opinion, are overvalued considering the underlying business fundamentals. In the search for substantial capital appreciation, the portfolio looks for stocks which are attractively priced relative to their anticipated long-term value. Some of the companies T. Rowe Price targets will have good prospects for dividend growth.

     Most of the assets of the portfolio are invested in U.S. common stocks. However, the portfolio may also purchase other types of securities, for example,
(i) U.S. and non-U.S. dollar denominated foreign securities (up to 20% of its total assets) including ADRs, (ii) convertible stocks and bonds, and (iii) warrants. Investments in convertible securities, preferred stocks and debt securities are limited to 25% of total assets.

     The Blue Chip Growth Trust may invest in debt securities of any type without regard to quality or rating. Such securities would be issued by companies which meet the investment criteria for the portfolio but may include non-investment grade debt securities (junk bonds). The portfolio will not purchase a non-investment-grade debt security if, immediately after such purchase, the portfolio would have more than 5% of its total assets invested in such securities.

     The portfolio holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

Use of Hedging and Other Strategic Transactions

     The Blue Chip Growth Trust may also engage in a variety of investment management practices, such as buying and selling futures and options and is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions." The portfolio may invest up to 10% of its total assets in hybrid instruments, which are a type of high-risk derivative which can combine the characteristics of securities, futures and options. The Statement of Additional Information contains a description of these strategies and of certain risks associated therewith.

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities and to a limited extent in fixed income securities. The risks of investing in equity securities and fixed income securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest to a limited extent in fixed income securities, the risks associated with fixed income securities will not affect the portfolio as much as a portfolio that invests more of its assets in fixed income securities.

 -- During periods when growth stocks are not in favor with other investors, the portfolio may not perform as well as a portfolio that invests in value stocks that can cushion share prices in a down market.

 -- The portfolio may invest up to 20% of its assets in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest up to 20% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

Performance (A, B, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 24.80% (for the quarter ended 12/1998) and the lowest return was -17.09% (for the quarter ended 3/2001).


--------------------------------------------------------------------------------

        -3.8%      -4.8%      26.5%      25.9%      26.9%      28.5%      19.4%      -2.8%      -14.6%     -24.3%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five       Ten      Life of    Date First
                                                           Year      Years     Years    Portfolio   Available
 Blue Chip Growth Trust Series I                          -24.26%    -0.71%     5.98%               12/11/1992
   Series II                                                                             -22.86%    01/28/2002
 S&P 500 Index(I)                                         -22.10%    -0.59%     9.33%

(A)Effective October 1, 1996, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)Since June 1, 2000, a portion of the Blue Chip Growth Trust expenses were reimbursed. If such expenses had not been reimbursed, returns would be lower. IThe return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(D)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     T. Rowe Price manages the Blue Chip Growth Trust. T. Rowe Price, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. As of December 31, 2002, T. Rowe Price and its affiliates managed over $140.6 billion for over eight million individual and institutional investor accounts.

     The portfolio is managed by an investment advisory committee chaired by:

      -- Larry J. Puglia (since October, 1996). Mr. Puglia, who joined T. Rowe Price in 1990, is a Vice President of T. Rowe Price and has been managing investments since 1993. He is a Chartered Financial Analyst and a Certified Public Accountant.

     The committee chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing the portfolio's investment program.

U.S. LARGE CAP TRUST (FORMERLY, U.S. LARGE CAP VALUE TRUST)

SUBADVISER:  Capital Guardian Trust Company ("CGTC"),

INVESTMENT OBJECTIVE:  To seek long-term growth of capital and income.

INVESTMENT STRATEGIES: The portfolio invests at least 80% of its net assets
                       (plus any borrowings for investment purposes), under normal market conditions, in equity and equity-related securities of companies with market capitalization greater than $500 million at the time of purchase. In selecting investments, greater consideration is given to potential appreciation and future dividends than to current income.

     The portfolio may hold ADRs and other U.S. registered securities of foreign issuers which are denominated in U.S. dollars.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the U.S. Large Cap Value Trust may invest all or a portion of its assets in preferred stocks, bonds, cash and cash equivalents. CGTC's judgment regarding the current investment outlook will determine the relative amounts to be invested in these different asset classes. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     The U.S. Large Cap Trust is currently authorized to use all of the investment strategies referred to under "Hedging and Other Strategic Transactions." However, it is not presently contemplated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities, including securities of medium sized companies. The risks of investing in equity securities and medium sized companies are set forth below under "Risks of Investing in Certain Types of Securities."

Performance (B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 17.19% (for the quarter ended 12/2001) and the lowest return was -20.15% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

         2.8%      -2.5%      -25.2%
         2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 U.S. Large Cap Trust Series I                            -25.18%     -6.88%    05/01/1999
                    Series II                                        -23.61%    01/28/2002
 S&P 500 Index(A)                                         -22.10%     -9.54%
 Russell 1000 Value Index(A)                              -15.52%     -5.08%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of a month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     CGTC is located at 333 South Hope Street, Los Angeles, California 90071. CGTC is a wholly-owned subsidiary of Capital Group International, Inc. which itself is a wholly-owned subsidiary of The Capital Group Companies, Inc. CGTC has been providing investment management services since 1968 and manages approximately $105 billion of assets as of December 31, 2002.

     The Portfolio Managers are:

      -- Terry Berkemeier (since May, 1999). Mr. Berkemeier is a Vice President and portfolio manager for CGTC. He joined the Capital Group organization in 1992.

      -- Michael R. Ericksen (since May, 1999). Mr. Ericksen is a Senior Vice President and portfolio manager for CGTC. He joined the Capital Group organization in 1987.

      -- David I. Fisher (since May, 1999). Mr. Fisher is Chairman of the Board of Capital Guardian Trust Company. He joined the Capital Group organization in 1969.

      -- Theodore R. Samuels (since May, 1999). Mr. Samuels is a Senior Vice President and a Director for CGTC. He joined the Capital Group organization in 1981.

      -- Eugene P. Stein (since May, 1999). Mr. Stein is Executive Vice President and a Director. He joined the Capital Group organization in 1972.

      -- Karen A. Miller (since May, 2000). Ms. Miller is a Senior Vice President of Capital International Research, Inc. She joined the Capital Group organization in 1990.

      -- Alan J. Wilson (since May, 2000). Mr. Wilson is Vice President of Capital International Research, Inc. Mr. Wilson joined the Capital Group organization in 1991.

     A portion of the portfolio is managed by individual members of the research team.

STRATEGIC VALUE TRUST (FORMERLY, CAPITAL OPPORTUNITIES TRUST)

SUBADVISER:  Massachusetts Financial Services Company ("MFS")

INVESTMENT OBJECTIVE:  To seek capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts, of companies which MFS believes are undervalued in the market relative to their long term potential.

     The equity securities of the companies invested in by the portfolio may be undervalued because:

      --   They are temporarily out of favor in the market due to:

         --   a decline in the market

         --   Poor economic conditions

         -- Developments that have affected or may affect the issuer of the securities or the issuer's industry; or

      --   The market has overlooked them.

     Undervalued equity securities generally have low price-to-book, price-to-sales and.or price-to-earnings ratios. The fund's investments may include securities listed on a securities exchange or traded in the over-the-counter markets.

     The fund also invests in other types of securities, such as fixed income securities, including lower rated securities commonly referred to as junk bonds, and warrants, when relative value make such purchases attractive.

     MFS uses a bottom-up, as opposed to a top-down, investment style in managing the equity-oriented portfolios (such as the Strategic Value Trust) that it advises. This means that securities are selected based upon fundamental analysis (such as an analysis of earnings, cash flows, competitive position and management abilities) performed by the portfolio manager of the portfolio and MFS' large group of equity research analysts.

     The Strategic Value Trust may invest in foreign securities (including emerging market securities) and may have exposure to foreign currencies. The Strategic Value Trust may engage in short sales as described under "Additional Investment Policies - Short Sales."

     The Strategic Value Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Strategic Value Trust may place any portion of its assets in:

      -- money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), and

      --   cash.

     When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     The Strategic Value Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions".

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio invests in value stocks. A value stock may not increase in price, as anticipated by the subadviser, if other investors fail to recognize the company's value and bid up the price or invest in markets favoring faster-growing companies.

 -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 17.20% (for the quarter ended 12/2001) and the lowest return was -23.66% (for the quarter ended 9/2001).

Performance (A)


--------------------------------------------------------------------------------

        -27.2%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Strategic Value Trust Series I                           -27.20%    -24.64%    04/30/2001
                    Series II(B)                                     -24.25%    01/28/2002
 S&P 500 Index                                            -22.10%    -17.72%

(A)Effective May 1, 2003, the portfolio changed its investment policies.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect wholly owned subsidiary of Sun Life Financial Services of Canada, Inc. (a diversified financial services organization). Net assets under the management of the MFS organization were approximately $112.5 billion as of December 31, 2002. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

     The Portfolio Manager is:

      -- Kenneth Enright (since November, 2002; in May, 2003, Mr. Enright became the sole portfolio manager of the fund). Mr. Enright is the current portfolio manager of the MFS Strategic Value retail mutual fund. He is a Senior Vice President at MFS and has been employed by MFS since 1986.

LARGE CAP VALUE TRUST (AVAILABLE FOR SALE EFFECTIVE MAY 5, 2003)

SUBADVISER:  FUND ASSET MANAGEMENT, L.P. (doing business as "Mercury Advisors")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio will seek to achieve this objective by investing in a diversified portfolio of equity securities of large cap companies located in the U.S. The portfolio will seek to outperform the Russell 1000 Value Index by investing in equity securities that the subadviser believes are selling at below normal valuations. The Russell 1000 Value Index, a subset of the Russell 1000 Index, consists of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values.

     The portfolio seeks to achieve its investment objective by investing at least 80% of its net assets in common stocks of large cap companies the subadviser selects from among those that are, at the time of purchase, included in the Russell 1000 Index. As of March 27, 2003, the capitalization range of the Russell 1000 Index as $650 million to $240 billion.

     In selecting securities for the portfolio, the subadviser uses a proprietary model that employs three filters in its initial screens: (1) earnings momentum (which is an evaluation of what it believes to be the issuer's prospects for future earnings per share based on the growth and sustainability of earnings over previous periods); (2) earnings surprise (which analyzes an issuer's reported earnings as opposed to those that were anticipated); and (3) valuations based on price-to-earnings and a dividend discount model. The subadviser looks for strong relative earnings growth, preferring growth based on increased productivity and sales to growth resulting from the company's simply revising its pricing structure. A company's stock price relative to its earnings and book value is also examined. If the subadviser believes that a company is overvalued, the company will not be considered as an investment for the portfolio.

     After the initial screening is done, the subadviser relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the subadviser believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

     Because the portfolio will not hold all the stocks in the Russell 1000 Value Index and because a portfolio's investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the portfolio is not an "index" fund. In seeking to outperform the relevant benchmark, however, the subadviser reviews potential investments using certain criteria that are based on the securities in the relevant index. These criteria currently include the following:

      --   Relative price to earnings and price to book ratios

      --   Weighted median market capitalization of the portfolio

      -- Allocation among the economic sectors of the portfolio as compared to the applicable index

      --   Weighted individual stocks within the applicable index.

     The portfolio may invest up to 10% of its assets in securities of companies organized under the laws of countries other than the United States that are traded on foreign securities exchanges or in the foreign over-the-counter markets, including securities of foreign issuers that are represented by American Depositary Receipts ("ADRs"). Securities of foreign issuers that are represented by ADRs or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are considered "foreign securities" for the purpose of the portfolio's investment allocations. The portfolio anticipates that it would generally limit its foreign securities investment to ADRs of issuers in developed countries.

     The portfolio may invest in investment grade convertible securities, preferred stocks, illiquid securities, and U.S. Government debt securities (i.e., securities that are direct obligations of the U.S. Government). There are no restrictions on the maturity of the debt securities in which a portfolio may invest.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in foreign securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio invest in value stocks. A value stock may not increase in price, as anticipated by the subadviser, if other investors fail to recognize the company's value and bid up the price or invest in markets favoring faster-growing companies.

 -- The portfolio may invest in debt securities. The risks of investing in debt securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided since the portfolio commenced operations in May, 2003.

SUBADVISER AND PORTFOLIO MANAGERS

     Mercury Advisors, a wholly owned subsidiary of Merrill Lynch & Co., Inc., and its advisory affiliates constitute one of the world's largest asset management firms with approximately $462 billion assets under management as of December 31, 2002, overseeing client assets in over 70 countries around the globe.

     The Portfolio Managers for the Large Cap Value strategy are:

      --   Senior Portfolio Manager Bob Doll

     Senior Portfolio Manager Bob Doll, President and Chief Investment Officer of Merrill Lynch Investment Managers, joined Merrill Lynch Investment Managers in 1999 and heads the Merrill Lynch Large Cap Value Fund team. Mr. Doll received bachelor's degrees in accounting and economics from Lehigh University and an MBA from The Wharton School of the University of Pennsylvania. He is a CFA(R) charterholder and a Certified Public Accountant.

      --   Milind Sharma

     In addition to Mr. Doll, the investment team includes Quantitative Analyst Milind Sharma, who received a bachelor's degree from Vassar College and completed the Honors Moderations Program at Oxford University. He holds master's degrees in computational finance and applied mathematics from Carnegie Mellon University.

     The team has a combined 28 years of investment experience.

UTILITIES TRUST

SUBADVISER:  Massachusetts Financial Services Company ("MFS")

INVESTMENT OBJECTIVE:  To seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities).

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in securities of companies in the utilities industry. Securities in the utilities industry may include equity and debt securities of domestic and foreign companies.

     MFS considers a company to be in the utilities industry if, at the time of investment, MFS determines that a substantial portion (i.e., at least 50%) of the company's assets or revenues are derived from one or more utilities. Securities in which the portfolio invests are not selected based upon what sector of the utilities industry a company is in (i.e., electric, gas telecommunications) or upon a company's geographic region.

     Equity Investments. The portfolio may invest in equity securities, including common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts. MFS uses a bottom-up, as opposed to a top-down, investment style in managing the equity-oriented funds (including the equity portion of the fund) it advises. This means that securities are selected based upon fundamental analysis (such as an analysis of earnings, cash flows, competitive position and management's abilities) performed by the portfolio manager of the portfolio and MFS' large group of equity research analysts. In performing this analysis and selecting securities for the portfolio, MFS places particular emphasis on each of the following factors:

      --   the current regulatory environment;

      --   the strength of the company's management team; and

      -- the company's growth prospects and valuation relative to its long-term potential.

     Equity securities may be listed on a securities exchange or traded in the over-the-counter markets.

     As noted above, the portfolio's investments in equity securities include convertible securities. A convertible security is a security that may be converted within a specified period of time into a certain amount of common stock of the same or a different issuer. A convertible security generally provides:

      --   a fixed income stream, and

      -- the opportunity, through its conversion feature, to participate in an increase in the market price of the underlying common stock.

     Fixed Income Investments. The portfolio invests in the following fixed income securities:

      -- corporate bonds, which are bonds or other debt obligations issued by corporations or similar entities, including up to 20% of its total assets lower rated bonds, commonly known as junk bonds (see "Other Risks of Investing -- Lower Rated Fixed Income Securities" for further information on these securities.)

      -- mortgage-back securities and asset-back securities, see "Other Risks of Investing -- Asset Back Securities/ Mortgage Backed Securities" for further information on these securities.)

      -- U.S. government securities, which are bonds or other debt obligations issued by, or whose principal and interest payments are guaranteed by, the U.S. government or one of its agencies or instrumentalities.

     In selecting fixed income investments for the portfolio, MFS considers the views of its large group of fixed income portfolio managers and research analysts. This group periodically assesses the three-month total return outlook for various segments of the fixed income markets. This three-month "horizon" outlook is used by the portfolio manager(s) of MFS' fixed income oriented funds (including the fixed income portion of the fund) as a tool in making or adjusting the fund's asset allocations to these various segments of the fixed income markets. In assessing the credit quality of fixed income securities, MFS does not rely solely on the credit ratings assigned by credit rating agencies, but rather performs its own independent credit analysis.

     Foreign Securities. The portfolio may invest up to 35% of its total assets in foreign securities (including emerging markets securities, Brady bonds and depositary receipts) such as:

      --   Equity securities of foreign companies in the utilities industry,

      -- Fixed income securities of foreign companies in the utilities industry,

      --   Fixed income securities issued by foreign governments.

     The portfolio may have exposure to foreign currencies through its investments in foreign securities, its direct holdings of foreign currencies, or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

     General. The Utilities Trust may also invest to a limited extent in: (a) municipal bonds, (b) variable and floating rate obligations, (c) zero coupon bonds, deferred interest bonds and PIK bonds, (d) investment companies, (e) restricted securities and (f) indexed/structured securities. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

     The Utilities Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Use of Hedging and Other Strategic Transactions

     The Utilities Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions" (except swaps and related derivative instruments).

Principal Risks of Investing in this Portfolio

 -- The portfolio's investment performance will be closely tied to the performance of utility companies. Many utility companies, especially electric and gas and other energy related utility companies, are subject to various uncertainties, including:

     -- risks of increases in fuel and other operating costs;

     -- restrictions on operations and increased costs and delays as a result of environmental and nuclear safety regulations;

     -- coping with the general effects of energy conservation;

     -- technological innovations which may render existing plans, equipment or products obsolete;

     -- the potential impact of natural or man-made disasters;

     -- difficulty obtaining adequate returns on invested capital, even if frequent rate increases are approved by public service commissions;

     -- the high cost of obtaining financing during periods of inflation;

     -- difficulties of the capital markets in absorbing utility debt and equity securities; and

     -- increased competition.

     Furthermore, there are uncertainties resulting from certain telecommunications companies' diversification into new domestic and international businesses as well as agreements by many such companies linking future rate increases to inflation or other factors not directly related to the active operating profits of the enterprise. Because utility companies are faced with the same obstacles, issues and regulatory burdens, their securities may react similarly and more in unison to these or other market conditions. These price movements may have a larger impact on the portfolio than on a portfolio with a more broadly diversified portfolio.

 -- The value of utility company securities may decline because governmental regulation controlling the utilities industry can change. This regulation may prevent or delay the utility company from passing along cost increases to its customers. Furthermore, regulatory authorities may not grant future rate increases. Any increases granted may not be adequate to permit the payment of dividends on common stocks.

 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risk of Investing in Certain Types of Securities."

 -- The portfolio invests in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in fixed income securities include, including non-investment grade fixed income securities, mortgage-backed and asset-backed securities and collateralized mortgage obligations. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Securities."

 -- The portfolio may invest in foreign securities. The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 9.05% (for the quarter ended 12/2002) and the lowest return was -17.95% (for the quarter ended 9/2001).

Performance (A)

--------------------------------------------------------------------------------

        -23.5%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Utilities Trust Series I                                 -23.46%    -28.44%    04/30/2001
             Series II                                               -19.04%    01/28/2002
 S&P Utilities Index                                      -29.99%    -34.41%

(A)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada (an insurance company). Net assets under the management of the MFS organization were approximately $112.5 billion as of December 31, 2002. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

     The Portfolio Manager is:

      -- Maura A. Shaughnessy (since May, 2001). Ms. Shaughnessy is a Senior Vice President of MFS and has been employed by MFS since 1991. Ms. Shaughnessy has managed the MFS Capital Opportunities Fund since 1999 and the MFS Utilities Fund since 1992.

REAL ESTATE SECURITIES TRUST

SUBADVISER:  Deutsche Asset Management, Inc ("DeAM")

INVESTMENT OBJECTIVE:  To seek to achieve a combination of long-term capital appreciation and current income.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of net assets (plus any borrowings for investment purposes) in equity securities of real estate investment trusts ("REITS") and real estate companies. Equity securities include common stock preferred stock and securities convertible into common stock.

     A company is considered to be a real estate company if, in the opinion of DeAM, at least 50% of its revenues or 50% of the market value of its assets at the time its securities are purchased by the portfolio are attributed to the ownership, construction, management or sale of real estate.

     DeAM looks for real estate securities it believes will provide superior returns to the portfolio, and attempts to focus on companies with the potential for stock price appreciation and a record of paying dividends.

     To find these issuers, DeAM tracks economic conditions and real estate market performance in major metropolitan areas and analyzes performance of various property types within those regions. To perform this analysis, it uses information from a nationwide network of real estate professionals to evaluate the holdings of real estate companies and REITs in which the portfolio may invest. Its analysis also includes the companies' management structure, financial structure and business strategy. The goal of these analyses is to determine which of the issuers DeAM believes will be the most profitable to the portfolio. DeAM also considers the effect of the real estate securities markets in general when making investment decisions. DeAM does not attempt to time the market.

     Description of REITs. A REIT invest primarily in income-producing real estate or makes loans to persons involved in the real estate industry.

     Some REITs, called equity REITs, buy real estate and pay investors income from the rents received from the real estate owned by the REIT and from any profits on the sale of its properties. Other REITs, called mortgage REITs, lend money to building developers and other real estate companies and pay investors income from the interest paid on those loans. There are also hybrid REITs which engage in both owning real estate and making loans.

     If a REIT meets certain requirements, it is not taxed on the income it distributes to its investors.

     The portfolio may realize some short-term gains or losses if DeAM chooses to sell a security because it believes that one or more of the following is true:

      --   A security is not fulfilling its investment purpose;

      --   A security has reached its optimum valuation; or

      --   A particular company or general economic conditions have changed.

     Based on its recent practices, DeAM expects that the portfolio's assets will be invested primarily in equity REITs. In changing market conditions, the portfolio may invest in other types of REITs.

     Other Investments. When DeAM believes that it is prudent, the portfolio may invest a portion of its assets in other types of securities. These securities may include convertible securities, short-term securities, bonds, notes, securities of companies not principally engaged in the real estate industry, non-leveraged stock index futures contracts and other similar securities. (Stock index futures contracts, can help the portfolio's cash assets remain liquid while performing more like stocks.)

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Real Estate Securities Trust may place all or a portion of its assets in liquid, high grade fixed income securities such as money market instruments, certificates of deposit, commercial paper, short-term corporate debt securities, variable rate demand notes, governments securities and repurchase agreements. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio

 -- Investing in REITs and real estate related securities involves the risks associated with real estate investing, such as declines in real estate values, deterioration in general and local economic conditions and increases in interest rates. Any such developments could negatively affect the securities held by the portfolio and the value of the portfolio may decline. Additional risks associated with investing in securities linked to the real estate market is set forth under "Risks of Investing in Certain Types of Securities."

 -- REITs and real estate related securities are also subject to the risks associated with financial building projects such as failure of borrowers to repay loans, management skills, heavy cash flow dependency and increases in operating and building expenses. Problems which affect the building projects could negatively affect the securities held by the portfolio and the value of the portfolio may decline.

 -- Shares of REITs may trade less frequently and, therefore, are subject to more erratic price movements than securities of larger issuers.

 -- The portfolio may invest in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest up to 10% of its total assets in securities of foreign real estate companies. The risks associated with investing in foreign securities are set forth under "Risk of Investing in Certain Types of Securities."

 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risk of Investing in Certain Types of Securities."

Performance(A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 11.27% (for the quarter ended 9/1997) and the lowest return was -11.04% (for the quarter ended 9/1998).


--------------------------------------------------------------------------------

        22.6%      -2.8%      15.1%      34.7%      18.4%      -16.4%      -8%       25.7%       3.2%       2.6%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                           One    Five     Ten     Life of    Date First
                                                          Year    Years   Years   Portfolio   Available
 Real Estate Securities
   Trust Series I                                         2.58%   0.45%   8.39%               04/30/1987
        Series II                                                                   3.05%     01/28/2002
 Wilshire Real Estate Securities Index                    2.65%   3.46%   9.97%
 Morgan Stanley REIT Index(B)                             3.98%   3.36%     N/A

(A)On November 25, 2002, the portfolio changed its subadviser. Performance reflects results prior to this change. On December 31, 1996, Manulife Series Fund, Inc. merged with the Trust. Performance presented for this portfolio is based upon the performance of the respective predecessor Manulife Series Fund, Inc. portfolio for periods prior to December 31, 1996.
(B)The Morgan Stanley REIT Index commenced on December 31, 1994, therefore the 10 year return period is not applicable for this index.
(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Deutsche Asset Management, Inc. ("DeAM") , located at 280 Park Avenue, New York, New York 10017, is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. Deutsche Bank AG is a major banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

     DeAM provides a full range of investment advisory services to retail and institutional clients and as of September 30, 2002 had total assets under management of approximately $97 billion.

     The portfolio managers are:

      --   Karen J. Knudson.  Principal, Deutsche Asset Management

         --   Joined the investment advisor in 1995.

         --   More than 20 years of investment industry experience.

         --   MBA, University of California at Berkeley

      --   John F. Robertson.  Vice President, Deutsche Asset Management

         --   Joined the investment advisor in 1996.

         -- Prior to 1996, Assistant Vice President for Lincoln Investment Management responsible for REIT research

         --   Charter Financial Analyst

      --   John W. Vojticek.  Vice President, Deutsche Asset Management

         --   Joined the investment advisor in 1996.

         --   Over six years of investment experience

      --   Mark D. Zeisloft.  Vice President, Deutsche Asset Management

         --   Joined the investment advisor in 1996.

         --   Over twelve years of investment experience

         --   MBA, University of Chicago

SMALL CAP OPPORTUNITIES TRUST (AVAILABLE FOR SALE EFFECTIVE MAY 5, 2003)

SUBADVISER:  Munder Capital Management ("Munder")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio seeks this objective by investing, under normal circumstances, at least 80% of its assets (plus any borrowings for investment purposes) in equity securities of small-capitalization companies.

     Small-capitalization companies are those companies with market capitalizations within the range of the companies in the Russell 2000 Index. As of June 30, 2002, such capitalizations are $1.3 billion and below.

     The portfolio attempts to provide potentially higher returns than a portfolio that invests primarily in larger, more established companies. Since small companies are generally not as well known to investors or have less of an investor following than larger companies, they may provide higher returns due to inefficiencies in the marketplace.

     The portfolio will usually invest in equity securities of companies that the subadviser believes can be purchased at a price significantly below its inherent value. A company's equity securities may be undervalued because the company is temporarily overlooked or out of favor due to general economic conditions, a market decline, industry conditions or developments affecting the particular company.

     In addition to valuation, the subadviser considers these factors, among others in choosing companies:

      --   A stable or improving earnings records;

      --   Sound finances;

      --   Above-average growth prospectus;

      --   Participation in a fast growing industry;

      --   Strategic niche position in a specialized market; and

      --   Adequate capitalization.

     The portfolio may write covered call options during especially volatile markets and also invest in equity securities of larger capitalization companies. Even though a portfolio will receive the option premium to help protect it against loss, a call option sold by the portfolio will expose the portfolio during the term of the option to possible loss of the opportunity to sell the underlying security or instrument with a gain.

     The portfolio may engage in short-term trading of portfolio securities.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities especially of small cap companies . The risks of investing in equity securities, including those of small companies are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio invest in value stocks. A value stock may not increase in price, as anticipated by the subadviser, if other investors fail to recognize the company's value and bid up the price or invest in markets favoring faster-growing companies.

 -- The portfolio may engage in short-term trading. A high portfolio turnover rate (100% or more) could produce trading costs and taxable distributions, which would detract from the portfolio's performance.

Performance
Performance is not provided since the portfolio commenced operations in May, 2003.

SUBADVISER AND PORTFOLIO MANAGERS

     Munder manages the Small Cap Opportunities Trust. Munder, with offices at 480 Pierce Street, Birmingham, Michigan 48009, currently serves as investment adviser to the Munder Funds, acts as sub-adviser for a number of private-label mutual funds and provides separate account advisory services for institutional accounts and high net worth individuals. As of December 31, 2002, Munder and its subsidiary had approximately $32.2 billion of assets under management.

     A committee of Munder investment personnel manages the portfolio.

SMALL COMPANY VALUE TRUST

SUBADVISER:  T. Rowe Price Associates, Inc. ("T. Rowe Price")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in small companies whose common stocks are believed to be undervalued. Under normal market conditions, the portfolio will invest at least 80% of its net assets (plus any borrowings for investment purposes) in companies with market capitalizations that do not exceed the maximum market capitalization of any security in the Russell 2000 Index at the time of purchase. However, the portfolio will not sell a stock just because a company has grown to a market capitalization that exceeds such maximum.

     Reflecting a value approach to investing, the Small Company Value Trust will seek the stocks of companies whose current stock prices do not appear to adequately reflect their underlying value as measured by assets, earnings, cash flow, or business franchises. T. Rowe Price's in-house research team seeks to identify companies that appear to be undervalued by various measures, and may be temporarily out of favor, but have good prospects for capital appreciation. In selecting investments, they generally look for some of the following factors:

      -- Low price/earnings, price/book value or price/cash flow ratios relative to the S&P 500, the company's peers or its own historic norm;

      --   Low stock price relative to a company's underlying asset values;

      -- Above-average dividend yield relative to a company's peers or its own historic norm;

      --   A plan to improve the business through restructuring; or

      --   A sound balance sheet and other positive financial characteristics.

     While most assets will be invested in U.S. common stocks, the portfolio may purchase other securities, including foreign securities, futures, and options.

     The portfolio holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

Use of Hedging and Other Strategic Transactions

     The Small Company Value Trust may also engage in a variety of investment practices, such as buying and selling futures and options. The portfolio may invest up to 10% of its total assets in hybrid instruments. Hybrid instruments are a type of high-risk derivative which can combine the characteristics of securities, futures and options.

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

     The Small Company Value Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions" below.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio invests primarily in securities of small companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio employs a value approach. This approach carries the risk that the market will not recognize a security's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.

 -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, C, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 15.29% (for the quarter ended 12/2001) and the lowest return was -18.31% (for the quarter ended 9/1998).


--------------------------------------------------------------------------------

        -4.7%        8%        5.9%       6.5%      -5.9%
         1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Small Company Value Trust Series I                        -5.93%     1.78%     0.81%     10/01/1997
   Series II                                                                   -6.20%     01/28/2002
 Russell 2000 Value Index(B)                              -11.43%     2.71%     2.91%

(A)Effective April 30, 2001, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(C)Since January 1, 2001, a portion of the Small Company Value Trust's expenses were reimburse. If such expenses had not been reimbursed returns would be lower.
(D)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     T. Rowe Price manages the Small Company Value Trust. T. Rowe Price, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. As of December 31, 2002, T. Rowe Price and its affiliates managed over $140.6 billion for over eight million individual and institutional investor accounts.

     The portfolio is managed by an investment advisory committee chaired by:

      -- Preston G. Athey (since May, 2001). Mr. Athey, who joined T. Rowe Price in 1978, is a Vice President of T. Rowe Price and has been managing investments since 1982. He is a Chartered Financial Analyst.

     The committee chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing the portfolio's investment program.

SPECIAL VALUE TRUST (AVAILABLE FOR SALE EFFECTIVE MAY 5, 2003)

SUBADVISER:  Salomon Brothers Asset Management Inc ("SaBAM")

INVESTMENT OBJECTIVE:  To seek long-term capital growth

INVESTMENT STRATEGIES: Under normal circumstances, the portfolio invests at least 80% of the value of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of smaller capitalized U.S. companies. Smaller capitalized companies are those whose market capitalization at the time of investment is no greater than the market capitalization of companies in the Russell 2000 Value Index. The size of companies in the index changes with market conditions and the composition of the index. Equity securities include exchange traded and over-the-counter common stocks and preferred shares, debt securities convertible into equity securities and warrants and rights relating to equity securities.

     The subadviser emphasizes individual security selection while spreading the portfolio's investments among industries and sectors. The subadviser uses both quantitative and fundamental methods to identify stocks of smaller capitalization companies it believes have the best prospects for outperforming its competition. (Quantitative methods are screening mechanisms to identify potential investments and include review of: (a) stock yields, (b) stock prices,
(c) cash flow and (d) rankings.)

     The subadviser uses quantitative parameters to select a universe of smaller capitalized companies that fit the portfolio's general investment criteria. (Quantitative parameter are the values used to evaluate investments.) In selecting individual securities from within this range, the subadviser looks for "value" attributes, such as:

      --   Low stock price relative to earnings, book value and cash flow

      --   High return on invested capital

     The subadviser also uses quantitative methods to identify catalysts and trends that might influence the portfolio's industry or sector focus, or the subadviser's individual security selection.

Principal Risks of Investing in this Portfolio

      -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

      -- The portfolio invests primarily in small cap companies. The risks of investing in small cap companies are set forth below under "Risks of Investing in Certain Types of Securities."

      -- The portfolio invest in value stocks. A value stock may not increase in price, as anticipated by the subadviser, if other investors fail to recognize the company's value and bid up the price or invest in markets favoring faster-growing companies.

Performance
Performance is not provided since the portfolio commenced operations in May, 2003.

SUBADVISER AND PORTFOLIO MANAGERS

     SaBAM is a wholly-owned subsidiary of Citigroup Inc. (Citigroup). SaBAM was incorporated in 1987 and, together with affiliates in London, Frankfurt and Hong Kong, provides a full range of fixed income and equity investment advisory services for individual and institutional clients around the world, including European and Far East central banks, pension funds, endowments, insurance companies, and services as investment adviser to various investment companies. Citigroup is a diversified financial services company engaged in investment services, asset management, consumer finance and insurance services. As of December 31, 2002, SaBAM and its worldwide investment advisory affiliates manage approximately $34.2 billion in assets. SaBAM's business offices are located at 399 Park Avenue, New York, NY 10022.

     The Portfolio Managers are:

      --  Peter J. Hable -- Managing Director
       Co-portfolio Manager of the Salomon Brothers Variable Capital Fund Managing Director of Salomon Brothers Asset Management
       20 years of securities business experience
       Employed by Citigroup, Inc or its predecessor firms since 1983
       BS in Economics from Southern Methodist University
       MBA from Wharton School of Finance

      --  Thomas B. Driscoll -- Director
       Employed by Citigroup, Inc or its predecessor firms since 1996 United States Marine Corps -- Major, Naval Aviator
       7 years investment experience
       Member of the Security Analysts of San Francisco
       BA from Drew University
       MBA from the University of California, Davis

MID CAP VALUE TRUST

SUBADVISER:  Lord, Abbett & Co. LLC ("Lord Abbett")

INVESTMENT OBJECTIVE:  To seek capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests primarily in equity securities which it believes to be undervalued in the marketplace. Under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) will consist of investments in mid-sized companies, with market capitalizations of approximately $500 million to $10 billion.

     Lord Abbett uses a value approach in managing the Mid Cap Value Trust. It generally tries to identify stocks of companies that have the potential for significant market appreciation due to growing recognition of improvement in their financial results or increasing anticipation of such improvement. In trying to identify these companies, Lord Abbett looks for such factors as:

         --  Changes in economic and financial            --  Price increases for the company's products
        environment                                       or services
         --  New or improved products or services         --  Changes in management or company structure
         --  Improved efficiencies resulting from new     --  Changes in government regulations,
         technologies or changes in distribution          political climate or competitive conditions
         --  New or rapidly expanding markets

     The Mid Cap Value Trust may invest up to 10% of its assets in foreign securities and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contract for the purchase or sale of a fixed quantity of a foreign currency at a future date.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio employs a value approach. This approach carries the risk that the market will not recognize a security's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.

 -- The portfolio may invest in foreign securities. The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 13.27% (for the quarter ended 12/2001) and the lowest return was -14.75% (for the quarter ended 9/2002).

Performance (A)


--------------------------------------------------------------------------------

        -10.1%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Mid Cap Value Series I                                   -10.11%    -3.55%     04/30/2001
              Series II                                              -7.05%     01/28/2002
 Russell Midcap Value Index                                -9.65%    -5.60%

(A)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Lord Abbett was founded in 1929 and manages one of America's oldest mutual fund complexes. As of December 31, 2002, Lord Abbett had approximately $48.1 billion in assets under management in more than 40 mutual fund portfolios and other advisory accounts. Lord Abbett is located at 90 Hudson Street, Jersey City, New Jersey 07302-3973.

     The Portfolio Managers are:

      -- Lord Abbett uses a team of investment managers and analysts acting together to manage the portfolio's investments. Edward K. von der Linde heads the team and the other senior members are Eileen Banko, Howard Hansen and David Builder. Mr. Von der Linde, Partner and Investment Manager, joined Lord Abbett in 1988. Mr. Von der Linde has been in the investment business since 1985. Ms. Banko, Equity analyst joined Lord Abbett in 1990. Mr. Hansen, Investment Manager, joined Lord Abbett in 1994. Mr. Builder, Equity Analyst, joined Lord Abbett in 1998 from Bear Stearns where he served as equity analyst.

VALUE TRUST

SUBADVISER:  Van Kampen Investments

INVESTMENT OBJECTIVE:  To realize an above-average total return over a market cycle of three to five years, consistent with reasonable risk.

INVESTMENT STRATEGIES: The portfolio seeks to attain this objective by investing primarily in equity securities of companies with capitalizations similar to the market capitalization of companies in the Russell Midcap Value Index.

     Under normal circumstances, the Value Trust invests at least 65% of its total assets in equity securities. These primarily include common stocks, but may also include preferred stocks, convertible securities, rights, warrants, and ADR's. The Value Trust may invest without limit in ADRs and may invest up to 5% of its total assets in foreign equities excluding ADRs.

     Van Kampen's approach is to select equity securities which are believed to be undervalued relative to the stock market in general as measured by the Russell Midcap Value Index. Generally, medium market capitalization companies will consist primarily of those that Van Kampen believes are selling below their intrinsic value and offer the opportunity for growth of capital. The portfolio emphasizes a "value" style of investing focusing on those companies with strong fundamentals, consistent track records, growth prospectus, and attractive valuations. Van Kampen may favor securities of companies that are undervalued industries. Van Kampen may purchase stocks that do not pay dividends. Van Kampen may also invest the portfolio's assets in companies with smaller or larger market capitalizations.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Value Trust may place all or a portion of its assets in fixed income securities, and cash and cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio

 -- The price of the securities purchased by the portfolio will increase if other investors in the stock market subsequently believe that the securities are undervalued and are willing to pay a higher price for them. If other investors in the stock market continue indefinitely to undervalue these securities, or if in fact these securities are not undervalued, the value of the portfolio may decline.

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The Value Trust invests primarily in securities of small or medium sized value companies. This market sector may underperform relative to other sectors. During an overall stock market decline, stock prices of small or mid-sized companies often fluctuate more than the stock prices of larger companies. The risks of investing in small or medium sized companies are set forth under "Risks of Investing in Certain Types of Securities" above.

Performance (B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 16.14% (for the quarter ended 12/2000) and the lowest return was -23.40% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

        22.1%      -1.7%      -2.8%      24.6%       3.4%      -22.8%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Value Trust Series I                                     -22.80%    -1.02%      2.51%    01/01/1997
           Series II                                                           -21.87%    01/28/2002
 Russell Mid Cap Value Index(A)                            -9.65%     2.95%      7.63%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Morgan Stanley Investment Management Inc. ("MSIM"), which does business in certain instances using the name "Van Kampen Investments", has its principal offices at 1221 Avenue of the Americas, New York, New York. MSIM conducts a worldwide portfolio management business and provides a broad range of portfolio management services to customers in the United States and abroad. Morgan Stanley is the direct parent of MSIM. MSIM and its investment advisory affiliates managed approximately $376.2 billion in assets as of December 31, 2002. MSIM also does business in certain instances using the name "Miller Anderson." Prior to May 1, 2003, Miller Anderson was listed as the subadviser to the Value Trust.

     The portfolio is managed by Van Kampen's Equity Income team. Current members of the Equity Income team are: James Gilligan, a Managing Director of Van Kampen, James Roeder, a Vice President of Van Kampen, and Vincent Vizachero, an Associate of Van Kampen. The composition of the team may change without notice from time to time.

ALL CAP VALUE TRUST

SUBADVISER:  Lord, Abbett & Co. LLC ("Lord Abbett")

INVESTMENT OBJECTIVE:  To seek capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests primarily in equity securities of
                       U.S. and multinational companies that Lord Abbett believes are undervalued in all capitalization ranges. Under normal circumstances, the portfolio will invest at least 50% of its net assets in equity securities of large, seasoned companies with market capitalizations of at least $5 billion at the time of purchase. Equity securities may include common stocks, preferred stock, convertible securities, warrants, and similar instruments. These are companies that appear underpriced according to certain financial measurements of their intrinsic worth or business prospects (such as price-to-earnings or price to-book ratios).

     In selecting investments, Lord Abbett attempts to invest in securities selling at reasonable prices in relation to its assessment of their potential value. While there is the risk that an investment may never reach what Lord Abbett thinks is its full value, or may go down in value, Lord Abbett's emphasis on large, seasoned company value stocks may limit the portfolio's downside risk. This is because value stocks are believed to be underpriced, and large, seasoned company stocks tend to be issued by more established companies and less volatile than mid-sized or small company stock. Although small companies may present greater risks than larger companies, they also may present higher potential for attractive long-term returns. Lord Abbett generally sells a stock when it thinks it is no longer a bargain, seems less likely to benefit from the current market and economic environment, shows deteriorating fundamentals, or falls short of Lord Abbett's expectations.

     The All Cap Value Trust may investment up to 10% of its net assets in foreign equity securities. Lord Abbett does not consider ADRs and securities of companies domiciled outside the U.S. but whose principal trading market is in the U.S. to be "foreign securities." Accordingly, such investments are not subject to the 10% limitation on foreign securities.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio employs a value approach. This approach carries the risk that the market will not recognize a security's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.

 -- The portfolio may invest in foreign securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in the securities of small and medium sized companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 18.09% (for the quarter ended 12/2001) and the lowest return was -23.92% (for the quarter ended 9/2002).

Performance (A)

--------------------------------------------------------------------------------

        -27.8%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 All Cap Value Trust Series I                             -27.83%    -17.29%    04/30/2001
                   Series II                                         -27.63%    01/28/2002
 Russell 3000 Value Index                                 -15.18%    -11.37%

(A)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Lord Abbett was founded in 1929 and manages one of America's oldest mutual fund complexes. As of December 31, 2002, Lord Abbett had approximately $48.1 billion in assets under management in more than 40 mutual fund portfolios and other advisory accounts. Lord Abbett is located at 90 Hudson Street, Jersey City, New Jersey 07302-3973.

     The Portfolio Managers are:

      -- Lord Abbett uses a team of investment managers and analysts acting together to manager the portfolio's investments. Robert G. Morris heads the team and the other senior members are Robert P. Fetch, David G. Builder, Daniel H. Frascarelli and Gerard S. E. Heffernan. Mr. Morris, Partner and Director of Equity Investments, joined Lord Abbett in 1991. Mr. Fetch, Partner and Small-Cap Value Senior Investment Manager, joined Lord Abbett in l995. Mr. Builder, Equity Analyst on the Mid-Cap Value Team, joined Lord Abbett in 1998 from Bear Stearns where he served as an Equity Analyst. Mr. Frascarelli, Partner and Investment Manager, joined Lord Abbett in 1990. Mr. Heffernan, Research Analyst on the Small-Cap Value team, joined Lord Abbett in 1998 from CL Capital Management where he served as Portfolio Manager and Equity Research Analyst.

EQUITY INDEX TRUST

SUBADVISER: MFC Global Investment Management (U.S.A.) Limited ("MFC Global (U.S.A.)")

INVESTMENT OBJECTIVE:  To approximate the aggregate total return of publicly traded common stocks which are included in the S&P Composite Stock Price Index (the "S&P 500 Index").

INVESTMENT STRATEGIES: The portfolio invests in the equity securities of a diversified group of U.S. companies. The portfolio is not actively managed; rather MFC Global (U.S.A.) tries to duplicate the performance of the S&P 500 Index by investing the portfolio's assets in the common stocks that are included in the S&P 500 Index in approximately the proportion of their respective market value weightings in the S&P 500 Index.

     The portfolio uses the S&P 500 Index as its standard performance comparison because the S&P 500 Index (i) represents more than 70% of the total market value of all publicly traded common stocks in the U.S. and (ii) is widely viewed among investors as representative of the performance of publicly traded common stocks in the U.S.

     The S&P 500 Index is an unmanaged index composed of 500 selected common stocks, over 95% of which are listed on the New York Stock Exchange. The performance of the S&P 500 Index is based on changes in the prices of stocks comprising the S&P 500 Index and assumes the reinvestment of all dividends paid on such stocks. Taxes, brokerage commissions and other fees are disregarded in computing the level of the S&P 500 Index. Standard & Poor's(1) selects the stocks to be included in the S&P 500 Index on a proprietary basis but does incorporate such factors as the market capitalization and trading activity of each stock and its adequacy as representative of stocks in a particular industry group. Stocks in the S&P 500 Index are weighted according to their market capitalization (i.e., the number of shares outstanding multiplied by the stock's current price).

     Since MFC Global (U.S.A.) attempts to match the performance of the S&P 500 Index, the adverse financial situation of a company will not result in its elimination from the portfolio unless, of course, the company in question is removed from the S&P 500 Index. Conversely, the projected superior financial performance of a company would not normally lead to an increase in the portfolio's holdings of the company.

     Under normal circumstances, the net assets of the Equity Index Trust will be invested in any combination of the following investments:

      --   representative common stocks

      -- Standard & Poor's Stock Index Futures Contracts ("S&P 500 Futures Contracts"), and

      --   Standard & Poor's Depository Receipts(R).

(1)"Standard & Poor's(R)," "S&P 500(R)," "S&P(R)," "Standard & Poor's 500(R)" and "500" are trademarks of McGraw-Hill, Inc.

     With regard to the portion of the Equity Index Trust invested in common stocks, the method used to select investments for the portfolio involves investing in common stocks in approximately the order of their respective market value weightings in the S&P 500 Index, beginning with those having the highest weightings. For diversification purposes, the portfolio can purchase stocks with smaller weightings in order to represent other sectors of the S&P 500 Index.

     There is no minimum or maximum number of stocks included in the S&P 500 Index which the Equity Index Trust must hold. Under normal circumstances, it is expected that the portion of the portfolio invested in stocks would be between 300 and 500 different stocks included in the S&P 500 Index. The portfolio may compensate for the omission of a stock that is included in the S&P 500 Index, or for purchasing stocks in other than the same proportion that they are represented in the

S&P 500 Index, by purchasing stocks that are believed by MFC Global (U.S.A.) to have characteristics that correspond to those of the omitted stocks.

     Tracking error is measured by the difference between the total return for the S&P 500 Index and the total return for the portfolio after deductions of fees and expenses. All tracking error deviations are reviewed to determine the effectiveness of investment policies and techniques. Tracking error is reviewed at least weekly and more frequently if such a review is indicated by significant cash balance changes, market conditions or changes in the composition of the S&P 500 Index. If deviation accuracy is not maintained, the Equity Index Trust will rebalance its composition by selecting securities which, in the opinion of MFC Global (U.S.A.), will provide a more representative sampling of the capitalization of the securities in the S&P 500 Index as a whole or a more representative sampling of the sector diversification in the S&P 500 Index.

     The portfolio may also invest in short-term debt securities to maintain liquidity or pending investment in stocks or S&P 500 Futures Contracts.

     Standard & Poor's licenses certain trademarks and trade names to the Trust but disclaims any responsibility or liability to the Trust and its shareholders. See Appendix II in the Statement of Additional Information for such disclaimer.

Use of Hedging and Other Strategic Transactions

     The Equity Index Trust may invest in S&P 500 Futures Contracts. A more complete description of this investment strategy appears under "Hedging and Other Strategic Transactions" below in this Prospectus and in the Statement of Additional Information.

Principal Risks of Investing in this Portfolio

 -- An investment in the Equity Index Trust involves risks similar to the risks of investing directly in the equity securities included in the S&P 500 Index. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- Since the portfolio is not actively managed, if the S&P 500 Index does not perform well, MFC Global (U.S.A.) will not have the ability to transfer portfolio assets into other investments.

Performance (A, B, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 21.22% (for the quarter ended 12/1998) and the lowest return was -17.39% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

        33.5%      28.6%      20.6%      -9.3%      -12.3%     -22.3%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five     Life of    Date First
                                                           Year     Years    Portfolio   Available
 Equity Index Trust Series I                              -22.30%   -0.84%     5.77%     02/14/1996
 S&P 500 Index                                            -22.10%   -0.59%     5.99%

(A)On December 31, 1996, Manulife Series Fund, Inc. merged with the Trust. Performance presented for this portfolio is based upon the performance of the respective predecessor Manulife Series Fund, Inc. portfolio for periods prior to December 31, 1996.
(B)During the periods shown in the chart, a portion of the Equity Index Trust's expenses were reimbursed. If such expenses had not been reimbursed, returns would be lower.
(C)The Equity Index Trust does not offer Series II shares or Series III shares.

SUBADVISER AND PORTFOLIO MANAGERS

     MFC Global (U.S.A.) is a corporation subject to the laws of Canada. Its principal business at the present time is to provide investment management services to the portfolios listed above. MFC Global (U.S.A.) is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The

Manufacturers Life Insurance Company and its subsidiaries, including Elliott & Page Limited and Manulife Funds Direct (Hong Kong) Limited, collectively known as Manulife Financial. The address of MFC Global (U.S.A.) is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. Funds under management by Manulife Financial were US$92.5 billion (Cdn$146.2 billion) as at December 31, 2002.

     The Portfolio Managers are:

      -- Martin Ayow (since May, 2000). Mr. Ayow joined MFC Global in 2000 and is Assistant Vice President and Senior Portfolio Manager for Manulife Financial. He has been managing and hedging fixed income and equity exposures for Manulife Financial using financial derivatives since 1994. Prior to joining Manulife Financial, Mr. Ayow was Senior Treasury Officer at the Ontario Hydro Treasury Division. He is a Chartered Financial Analyst and graduated from the University of Toronto with an MBA.

      -- Ram Brahmachari (since December, 2000). Mr. Brahmachari joined MFC Global in 2000. He is a Senior Analyst on the team responsible for the management of the equity index portfolios at Manulife Financial. Prior to joining Manulife, Financial, Mr. Brahmachari was employed as an analyst at Nortel. He is a Chartered Financial Analyst and graduated from the University of Victoria with an MBA.

FUNDAMENTAL VALUE TRUST

SUBADVISER:  Davis Advisors ("Davis")

INVESTMENT OBJECTIVE:  To seek growth of capital.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, primarily in common stocks of U.S. companies with market capitalizations of at least $10 billion. The portfolio may also invest in companies with smaller capitalizations.

     Davis uses the Davis investment philosophy in managing the Fundamental Value Trust's portfolio. The Davis investment philosophy stresses a back-to-basics approach, using extensive research to select common stocks of quality overlooked growth companies at value prices and holding such securities for the long-term. Davis looks for companies with sustainable growth rates selling at modest price-earnings multiples that it believes will expand as other investors recognize the company's true worth. Davis believes that if a sustainable growth rate is combined with a gradually expanding multiple, these rates compound and can generate above-average returns. Davis searches for companies possessing several of the following characteristics that it believes foster sustainable long-term growth, minimize risk and enhance the potential for superior long-term returns:

         --  First-class management                       --  Proven record as an acquirer
         --  Management ownership                         --  Strong balance sheet
         --  Strong returns on capital                    --  Competitive products or services
         --  Lean expense structure                       --  Successful international operations
         --  Dominant or growing market share in a        --  Innovation
             growing market

     The Fundamental Value Trust may also invest to a limited extent in foreign securities and fixed income securities.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Fundamental Value Trust may place any portion of its assets in:

      -- money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, repurchase agreements, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities);

      -- securities of other investment companies (or companies exempted under Section 3(c)(7) of the 1940 Act) that primarily invest in temporary defensive investments, subject to limitations under the 1940 Act; and

      --   cash.

     When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 10.87% (for the quarter ended 12/2001) and the lowest return was -13.77% (for the quarter ended 9/2001).


--------------------------------------------------------------------------------

        -16.2%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Fundamental Value Trust Series I                         -16.20%    -13.40%    04/30/2001
                       Series II                                     -14.46%    01/28/2002
 S&P 500 Index(A)                                         -22.10%    -17.72%
 Russell 1000 Value Index(A)                              -15.52%    -12.04%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Davis was organized in 1969 and serves as the investment adviser for all of the Davis Funds, other mutual funds and other institutional clients. As of December 31, 2002, Davis managed assets of more than $32 billion. The sole general partner of Davis is Davis Investments, LLC, which is controlled by Christopher C. Davis. Davis is located at 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.

     The Portfolio Managers are:

      -- Christopher C. Davis (since May, 2001). Mr. Davis, Chairman and Chief Executive Officer of Davis and a director and Chief Executive Officer, president or vice president of each of the Davis Funds, is co-portfolio manager of the Fundamental Value Trust and the Financial Services Trust. He has served as a portfolio manager with Davis since 1995.

      -- Kenneth Charles Feinberg (since May, 2001). Mr. Feinberg is co-portfolio manager of the Fundamental Value Trust and the Financial Services Trust. Since joining Davis in 1992, he has co-managed other equity funds advised by Davis and has also served as a research analyst.

GROWTH & INCOME TRUST

SUBADVISER:  Wellington Management Company, LLP ("Wellington Management")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital and income consistent with prudent investment risk.

INVESTMENT STRATEGIES: The portfolio invests primarily in a diversified portfolio of common stocks of U.S. issuers which Wellington Management believes are of high quality.

     Wellington Management believes that high quality is evidenced by:

      --   a leadership position within an industry,

      --   a strong or improving balance sheet,

      --   relatively high return on equity,

      --   steady or increasing dividend payout, and

      --   strong management skills.

     The Growth & Income Trust's investments primarily emphasize dividend-paying stocks of larger companies. The portfolio may also invest in securities convertible into or which carry the right to buy common stocks. These securities include those convertible securities issued in the Euromarket, preferred stocks and debt securities.

     Wellington Management selects portfolio investments on the basis of fundamental analysis, which it utilizes to identify those securities that provide the potential for long-term growth of capital and income. Fundamental analysis involves assessing a company and its business environment, management, balance sheet, income statement, anticipated earnings and revenues, and other related measures of value. When selecting securities of issuers domiciled outside of the United States, Wellington Management also monitors and evaluates the economic and political climate and the principal securities markets of the country in which each company is located. Securities are sold when the investment has achieved its intended purpose, or because it is no longer considered attractive.

     The Growth & Income Trust invests primarily in securities listed on national securities exchanges, but from time to time it may also purchase securities traded in the over-the-counter market. The Growth & Income Trust may also invest up to 20% of its assets in foreign securities. The risks of investing in foreign securities are set forth above under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest at most 20% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Growth & Income Trust may invest up to 100% of its assets in securities which are authorized for purchase by the Investment Quality Bond Trust (excluding non-investment grade securities) or the Money Market Trust. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     The Growth & Income Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions." However, it is not presently anticipated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- Because the portfolio invests primarily in high quality equity securities, it may underperform portfolios invested in more speculative growth securities when these securities are in favor in the market.

Performance (A)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 20.16% (for the quarter ended 12/1998) and the lowest return was -17.43% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

         9.6%       2.9%      29.2%      22.8%      32.8%      26.5%      18.9%      -7.1%      -11.3%     -24.3%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five     Ten     Life of    Date First
                                                           Year     Years    Years   Portfolio   Available
 Growth & Income Trust Series I                           -24.33%   -1.28%   8.34%               04/23/1991
        Series II                                                                     -22.83%    01/28/2002
 S&P 500 Index                                            -22.10%   -0.59%   9.33%

(1)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Wellington Management Company, LLP, a Massachusetts limited liability partnership, is a professional investment counseling firm with its principal business offices located at 75 State Street, Boston, Massachusetts 02109. Wellington Management and its predecessor organizations have provided investment services to investment companies, employee benefit plans, endowments, foundations and other institutions since 1928. As of December 31, 2002, Wellington Management had investment management authority with respect to approximately $303 billion of client assets. The managing partners of Wellington Management are Laurie A. Gabriel, Duncan M. McFarland and John R. Ryan.

     The Portfolio Manager is:

      -- Matthew E. Megargel (since February, 1992). Mr. Megargel, Senior Vice President of Wellington Management, joined Wellington Management in 1983 as a research analyst and took on additional responsibilities as a portfolio manager in 1988. In 1991, he became solely a portfolio manager with Wellington Management. He is a Chartered Financial Analyst.

EQUITY-INCOME TRUST

SUBADVISER:  T. Rowe Price Associates, Inc. ("T. Rowe Price")

INVESTMENT OBJECTIVE:  To provide substantial dividend income and also long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal circumstances, at least 80% of the portfolio's total assets in equity securities, with 65% in common stocks of established companies paying above-average dividends.

     T. Rowe Price believes that income can contribute significantly to total return over time and expects the portfolio's yield to exceed that of the S&P 500 Index. Dividends can also help reduce the portfolio's volatility during periods of market turbulence and help offset losses when stock prices are falling.

     The Equity-Income Trust tends to take a "value" approach and invests in stocks and other securities that appear to be temporarily undervalued by various measures and may be temporarily out of favor, but have good prospects for capital appreciation and dividend growth. Value investors seek to buy a stock (or other security) when its price is low in relation to what they believe to be its real worth or future prospects. By identifying companies whose stocks are currently out of favor, value investors hope to realize significant appreciation as other investors recognize a stock's intrinsic value. Finding undervalued stocks requires considerable research to identify the particular stocks, to analyze each company's underlying financial condition and prospects, and to assess the likelihood that a stock's underlying value will be recognized by the market and reflected in its price.

     The Equity-Income Trust will generally consider companies with the following characteristics:

      --   established operating histories;

      --   above-average dividend yield relative to the S&P 500 Index;

      --   low price/earnings ratios relative to the S&P 500 Index;

      --   sound balance sheets and other financial characteristics; and

      -- low stock price relative to a company's underlying value, as measured by assets, cash flow or business franchises.

     The Equity-Income Trust may also purchase other types of securities, including:

      -- U.S. and non-U.S. dollar denominated foreign securities including ADRs (up to 25% of total assets);

      --   preferred stocks;

      --   convertible stocks, bonds, and warrants; and

      --   municipal securities.

     The portfolio may invest in fixed income securities without regard to quality or rating, including up to 10% in non-investment grade ("junk bonds") fixed income securities. The risks of investing in fixed income securities are set forth above under "Risks of Investing in Certain Types of Securities." Since the portfolio invests primarily in equity securities, the risks associated with fixed income securities will not affect the portfolio as much as a portfolio that invests more of its assets in fixed income securities.

     The portfolio holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

Use of Hedging and Other Strategic Transactions

     The Equity-Income Trust may also engage in a variety of investment management practices, such as buying and selling futures and options. The portfolio may invest up to 10% of its total assets in hybrid instruments. Hybrid instruments are a type of high-risk derivative which can combine the characteristics of securities, futures and options. Such securities may bear interest or pay dividends at below market (or even relatively nominal) rates. The Statement of Additional Information contains more complete description of such instruments and the risks associated therewith.

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

     The Equity-Income Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

Principal Risks of Investing in this Portfolio

 -- The portfolio's emphasis on stocks of established companies paying high dividends, and its potential investments in fixed income securities, may limit its potential appreciation in a broad market advance. The portfolio's value approach carries the risk that the market will not recognize a security's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest up to 25% of its assets in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest up to 25% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

Performance(A, B, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 13.20% (for the quarter ended 6/1999) and the lowest return was -17.40% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

         0.8%      23.7%      19.9%      29.7%       9.2%       3.4%       13%        1.3%      -13.3%
         1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Equity-Income Trust Series I                             -13.28%     2.31%      9.54%    02/19/1993
                   Series II                                                   -12.89%    01/28/2002
 Russell 1000 Value Index(C)                              -15.52%     1.16%     10.29%

(A)Effective October 1, 1996, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)Since June 1, 2000, a portion of the Equity-Income Trust expenses were reimbursed. If such expenses had not been reimbursed, returns would be lower.
(C)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of a month end.
(D)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     T. Rowe Price manages the Equity Income Trust. T. Rowe Price, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. As of December 31, 2002, T. Rowe Price and its affiliates managed over $140.6 billion for over eight million individual and institutional investor accounts.

     The portfolio is managed by an investment advisory committee chaired by:

      -- Brian C. Rogers (since October, 1996). Mr. Rogers, who joined T. Rowe Price in 1982, is a Vice President of T. Rowe Price and has been managing investments since 1983. He is a Chartered Financial Analyst.

     The committee chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing the portfolio's investment program.

INCOME & VALUE TRUST

SUBADVISER:  Capital Guardian Trust Company ("CGTC")

INVESTMENT OBJECTIVE:  To seek the balanced accomplishment of (a) conservation of principal and (b) long-term growth of capital and income.

INVESTMENT STRATEGIES: The portfolio invests its assets in both equity and fixed income securities. CGTC has full discretion to determine the allocation of assets between equity and fixed income securities. Generally, between 25% and 75% of the portfolio's assets will be invested in fixed income securities unless CGTC determines that some other proportion would better serve the portfolio's investment objective.

     Fixed Income Securities. At least 80% of the fixed income portion of the portfolio will consist of the following:

      -- securities rated "Baa" or better at the time of purchase by Moody's or "BBB" by Standard & Poor's or deemed by CGTC to be of equivalent investment quality including mortgage-related and asset-backed securities (see "Other Risks of Investing" below for a description of these securities);

      -- securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

      -- cash or cash equivalents including commercial bank obligations and commercial paper.

     Fixed-income securities may include ADRs, Yankee Bonds and Eurodollar instruments which are U.S. dollar denominated.

     Equity Securities. Equity securities shall be listed on national securities exchanges or in the national OTC market (also known as NASDAQ) and may include ADRs and other U.S. registered securities of foreign issuers which are denominated in U.S. dollars.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Income & Value Trust may invest all or a portion of its assets in fixed income securities, cash and cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     The Income & Value Trust is currently authorized to use all of the investment strategies referred to under "Hedging and Other Strategic Transactions." However, it is not presently contemplated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio invests in fixed income securities, including those rated below investment grade. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

- The portfolio may invest in mortgage-backed and other asset-backed securities. Investing in these securities subjects the portfolio to prepayment risk. Prepayments of underlying mortgages or pools of assets result in a loss of anticipated interest payments and all or part of any premium paid for the security. Therefore, the portfolio could make less money than expected or could lose money. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates.

Performance (A, C, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 12.06% (for the quarter ended 12/2001) and the lowest return was -13.70% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

        10.1%      -1.6%      20.7%       10%       15.3%      15.1%       8.5%       4.9%        1%       -15.9%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five       Ten      Life of    Date First
                                                           Year      Years     Years    Portfolio   Available
 Income & Value Trust Series I                            -15.93%     2.19%     6.38%               08/03/1989
  Series II                                                                              -15.02%    01/28/2002
 S&P 500 Index                                            -22.10%    -0.59%     9.33%
 Salomon Brothers Broad Investment Grade Bond Index        10.09%     7.52%     7.53%
 60% S&P 500/40% Salomon Brothers Broad Investment Grade
  Bond Index                                               -9.88%     3.09%     8.93%
 Combined Index(C)                                         -9.88%     1.62%     6.61%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The Customized Index represents 60% of the performance of the S&P 500 Index and 40% of the performance of the Salomon Brothers Broad Investment Grade Bond Index. The Customized Index was prepared by the advisor using Ibbotson Associates Software and Data.
(C)The Combined Index represents 32.5% of the return of the Wilshire 5000 Index, 10% of the MSCI EAFE Index, 40% of the return of the Lehman Brothers Aggregate Bond Index, 10% of the U.S. 90 Day T-Bill, and 7.5% of the return of the Merrill Lynch High Yield Index for periods prior to April 30, 1999, and 60% of the return of the S&P 500 Index and 40% of the return of the Salomon Brothers Broad Investment Grade Bond Index from May 1, 1999 and thereafter. The Combined Index was prepared by the Adviser using Ibbotson Associates Software and Data. The Combined Index was added to provide a more accurate comparison of performance.
(D)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     CGTC is located at 333 South Hope Street, Los Angeles, California 90071. CGTC is a wholly-owned subsidiary of Capital Group International, Inc. which itself is a wholly-owned subsidiary of The Capital Group Companies, Inc. CGTC has been providing investment management services since 1968 and manages approximately $105 billion of assets as of December 31, 2002.

     The Portfolio Managers are:

      -- Alan J. Wilson (since January, 1999). Mr. Wilson is Vice President of Capital International Research, Inc. Mr. Wilson joined the Capital Group organization in 1991.

      -- Michael D. Locke (since December 2001). Mr. Locke is Vice President of Capital Research Company with portfolio specialist and research responsibilities for mortgage- and asset-backed securities and derivatives. He joined the Capital Group organization in 1996.

      -- Christine C. Cronin (since December 2001). Ms. Cronin is a Vice President of Capital Research Company with portfolio specialist responsibility for investment grade corporate bonds, and research responsibility for the airline, cruise, food, and financial services industries. She joined the Capital Group organization in 1997.

      -- Michael R. Ericksen (since May, 1999). Mr. Ericksen is a Senior Vice President and portfolio manager for CGTC. He joined the Capital Group organization in 1987.

      -- David I. Fisher (since May, 1999). Mr. Fisher is Chairman of the Board of Capital Guardian Trust Company. He joined the Capital Group organization in 1969.

      -- James R. Mulally (since May, 1999). Mr. Mulally is Senior Vice President, a Director, and Chairman of the Fixed Income Investment Sub-Committee for CGTC. He joined the Capital Group organization in 1980.

      -- Theodore R. Samuels (since May, 1999). Mr. Samuels is a Senior Vice President and a Director for CGTC. He joined the Capital Group organization in 1981.

      -- Eugene P. Stein (since May, 1999). Mr. Stein is Executive Vice President and a Director. He joined the Capital Group organization in 1972.

      -- Terry Berkemeier (since July, 1999). Mr. Berkemeier is a Vice President and portfolio manager for CGTC. He joined the Capital Group organization in 1992.

      -- Karen A. Miller (since December, 2000). Ms. Miller is a Senior Vice President of Capital International Research, Inc. She joined the Capital Group organization in 1990.

     A portion of the portfolio is managed by individual members of the research team.

BALANCED TRUST

SUBADVISER: MFC Global Investment Management (U.S.A.) Limited ("MFC Global (U.S.A.)")

INVESTMENT OBJECTIVE:  To seek current income and capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests its assets in a balanced portfolio of (i) Equity Securities (as defined below) and (ii) Fixed Income Securities (as defined below).

EQUITY SECURITIES

     The Balanced Trust may invest up to 70% of its total assets in common stocks, convertible corporate obligations, and preferred stocks of companies that have a market capitalization of at least $500 million (collectively, "Equity Securities"). Under normal market conditions, the portfolio will invest at least 40% of its assets in Equity Securities.

     The Balanced Trust may invest in foreign securities and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contract for the purchase or sale of a fixed quantity of a foreign currency at a future date. Investments in foreign securities may include depositary receipts.

FIXED INCOME SECURITIES

     The Balanced Trust may invest up to 50% of its total assets in fixed income securities including, without limitation, U.S. governmental obligations, investment grade corporate bonds, high yield corporate bonds, asset-backed securities, mortgage-backed securities, collateralized mortgage obligations (collectively, "Fixed Income Securities"). Under normal market conditions, the portfolio will invest at least 25% of its assets in Fixed Income Securities.

     At least 65% of the Fixed Income Securities purchased by the portfolio will be either (a) U.S. government securities or (b) securities rated A or higher by Moody's or Standard & Poor's (or equivalent as determined by the subadviser).

     Fixed Income Securities may include U.S. dollar denominated foreign securities.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests significantly in equity securities and also invests in fixed income securities. The risks of investing in equity securities and fixed income securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in foreign securities. The risks of investing in foreign securities are set for below under "Risks of Investing in Certain Types of Securities."

Performance (A, F)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 10.22% (for the quarter ended 6/1997) and the lowest return was -11.20% (for the quarter ended 12/2000).


--------------------------------------------------------------------------------

        17.8%      14.3%      -1.7%      -9.3%      -10.2%     -14.4%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five     Life of    Date First
                                                           Year     Years    Portfolio   Available
 Balanced Trust Series I                                  -14.36%   -4.76%     -1.33%    11/01/1997
              Series II                                                       -13.67%    01/28/2002
 S&P 500 Index(B)                                         -22.10%   -0.59%      4.40%
 Lehman Brothers Aggregate Bond Index(C)                   10.27%    7.54%      7.90%
 Lehman Brothers IT Government/Credit Bond Index            9.82%    7.48%      7.54%
 Combined Index(D)                                         -6.60%    3.27%      6.07%

(A)On May 4, 2001, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.

(C)The Lehman Brothers Aggregate Bond Index was added to more accurately reflect the investment objective of the Trust.
(D)The Combined Index represents 50% of the return of the S&P 500 Index and 50% of the return of the Lehman Brothers Aggregate Bond Index through December 31, 1999, and 60% of the return of the S&P 500 Index and 40% of the return of the Lehman Brothers Intermediate Term Government/Credit Bond Index from January 1, 2000 and thereafter. The Combined Index was prepared by the Adviser using Ibbotson Associates Software and Data. The Combined Index was added to provide a more accurate comparison of performance.
(E)The Customized Index represents 50% of the return of the S&P 500 Index and 50% of the return of the Lehman Brothers Aggregate Bond Index from January 1, 1997 to December 31, 1999, and 60% of the return of the S&P 500 Index and 40% of the return of the Lehman Brothers Intermediate Term Government/Credit Bond Index from January 1, 2000 through April 30, 2001. As of May 1, 2001, the index represents 50% of the return of the S&P 500 and 50% of the return of the Lehman Brothers Aggregate Bond Index The Customized Index was prepared by the Adviser using Ibbotson Associates Software and Data. The Customized Index was added to provide a more accurate comparison of performance.
(F)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     MFC Global (U.S.A.) is a corporation subject to the laws of Canada. Its principal business at the present time is to provide investment management services to the portfolios listed above. MFC is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The address of MFC Global (U.S.A.) is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. Funds under management by Manulife Financial were US$92.5 billion (Cdn$146.2 billion) as at December 31, 2002.

     The Portfolio Managers are:

      -- Rhonda Chang (since May, 2001). Ms. Chang joined MFC Global in 1996. She is Assistant Vice President and Portfolio Manager of U.S. Equities at Manulife Financial. Prior to joining Manulife Financial since 1994. Ms. Chang was an investment analyst with AIG Global Investors. She is a Chartered Financial Analyst and graduated from New York University with an MBA.

      -- John McIntyre (since May, 2001). Mr. McIntryre joined MFC Global in 2001 and is Assistant Vice President and Senior Portfolio Manager. Mr. McIntyre has been a portfolio manager in the U.S. fixed income area of Manulife Financial since 1990 and has extensive experience in managing investment grade portfolios. He is a Chartered Financial Analyst and graduated from New York University with an MBA.

      -- Mark Schmeer (since May, 2001). Mr. Schmeer joined MFC Global in 1996. He is Vice President and Managing Director of North American Equities at Manulife Financial. Prior to 1996, Mr. Schmeer was Vice President of Sun Life Investment Management, where he served from 1993 to 1996. He is a Chartered Financial Analyst and graduated from Boston College with an MA in economics.

      -- Gary Stewart (since May, 2001). Mr. Stewart joined MFC Global in 1998. He is Vice President and Senior Portfolio Manager at Manulife Financial. Prior to joining Manulife in 1997, Mr. Stewart was Vice President and Senior Portfolio Manager at ING Investment Management. He is a Chartered Financial Analyst and graduated from York University with an MBA.

GLOBAL ALLOCATION TRUST (FORMERLY, TACTICAL ALLOCATION TRUST)

SUBADVISER:            UBS Global Asset Management

INVESTMENT OBJECTIVE:  To seek total return, consisting of long-term capital appreciation and current income.

INVESTMENT STRATEGIES: The portfolio invests in equity and fixed income securities of issuers located within and outside the U.S. Under normal circumstances, the portfolio will allocate its assets between fixed income securities and equity securities.

     Investments in fixed income securities may include debt securities of governments throughout the world (including the U.S.), their agencies and instrumentalities, debt securities of corporations, mortgage-backed securities and asset-backed securities. Investment in equity securities may include common stock and preferred stock. The portfolio may invest in certain issuers by investing in other open-end investment companies, including investment companies advised by the subadviser, to the extent permitted by applicable law. In addition, the portfolio attempts to generate positive returns through sophisticated currency management techniques. These decisions are integrated with analysis of global market and economic conditions. The portfolio may (but is not required to) use forward currency contracts, options, futures and other derivatives as part of its investment strategy or to help manage portfolio risks.

     The portfolio is a multi-asset portfolio and invests in each of the major asset classes: U.S. fixed income, U.S. equities, international fixed income and international equities, based upon the subadviser's assessment of prevailing market conditions in the U.S. and abroad.

     Within the equity portion of the portfolio, the subadviser selects securities whose fundamental values it believes are greater than their market prices. In this context, the fundamental value of a given security is the subadviser's assessment of what a security is worth. The subadviser bases its estimates of value upon economic, industry and company analysis, as well as upon a company's management team, competitive advantage and core competencies. The subadviser then compares its assessment of a security's value against the prevailing market prices, with the aim of constructing a portfolio of stocks with attractive relative price/value characteristics.

     For each security under analysis, the fundamental value estimate is compared to the company's current market price to ascertain whether a valuation anomaly exists. A stock with a market price below the estimated intrinsic or fundamental value would be considered a candidate for inclusion in the portfolio. The comparison between price and intrinsic or fundamental value allows comparisons across industries and countries.

     In selecting fixed income securities, the subadviser uses an internally developed valuation model that quantifies return expectations for all major bond markets, domestic and foreign. The model employs a qualitative credit review process that assesses the ways in which macroeconomic forces (such as inflation, risk premiums and interest rates) may affect industry trends. Against the output of this model, the subadviser considers the viability of specific debt securities compared to certain qualitative factors, such as management strength, market position, competitive environment and financial flexibility, as well as certain quantitative factors, such as historical operating results, calculation of credit ratios, and expected future outlook. These securities will have an initial maturity of more than one year and will generally be of investment-grade quality and possess a minimum rating of BBB by S&P or Baa by Moody's, or, if unrated, determined to be of comparable quality by the subadviser.

     The subadviser's fixed income strategy combines judgments about the absolute value of the fixed income universe and the relative value of issuer sectors, maturity intervals, duration of securities, quality and coupon segments and specific circumstances facing the issuers of fixed income securities. Duration management involves adjusting the sensitivity to interest rates of the holdings within a country. The subadviser manages duration by choosing a maturity mix that provides opportunity for appreciation while also limiting interest rate risks.

     The portfolio's risk is carefully monitored with consideration given to the risk generated by individual positions, sector, country and currency views.

     The portfolio may invest in cash or cash equivalent instruments, including shares of an affiliated investment company. When market conditions warrant, the portfolio may make substantial temporary defensive investments in cash equivalents, which may affect the portfolio's ability to pursue its investment objective. The subadviser actively manages the portfolio. As such, increased portfolio turnover may result in higher costs for brokerage commissions, transaction costs and taxable gains.

Principal Risks of Investing in this Portfolio

 -- The portfolio may invest in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in fixed income securities. The risks of investing in fixed income securities are set forth below under "Risk of Investing in Certain Types of Securities."

 -- The portfolio may invest in foreign securities, including emerging market securities. The risks of investing in foreign securities and emerging market securities are set forth below under "Risk of Investing in Certain Types of Securities."

 -- The subadviser allocates the portfolio's assets among several asset categories. The risks associated with asset allocation include the risk that the portfolio may allocate assets to an asset category that underperforms other asset categories. For example, the portfolio may be overweighted in equity securities when the stock market is falling and the fixed income market is rising.

Performance (B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 10.29% (for the quarter ended 12/2001) and the lowest return was -17.65% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

        -13.4%     -23.2%
         2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Global Allocation Trust Series I                         -23.21%    -15.21%    05/01/2000
                     Series II                                       -22.30%    01/28/2002
 S&P 500 Index(A)                                         -22.10%    -15.97%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     UBS Global Asset Management (Americas) Inc., One North Wacker Drive, Chicago, Illinois, 60606, is an indirect wholly owned asset management subsidiary of UBS AG and a member of the UBS Global Asset Management Division. UBS AG, with headquarters in Zurich, Switzerland, is an internationally diversified organization with operations in many areas of the financial services industry. As of December 31, 2002, UBS Global Asset Management (Americas) Inc. had approximately $34 billion in assets under management and the UBS Global Asset Management Division had approximately $403 billion in assets under management.

     Investment decisions for the portfolio are made by an investment management team at the subadviser. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases.

HIGH YIELD TRUST

SUBADVISER:  Salomon Brothers Asset Management Inc. ("SaBAM")

INVESTMENT OBJECTIVE:  To realize an above-average total return over a market cycle of three to five years, consistent with reasonable risk.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in high yield securities, including corporate bonds, preferred stocks, U.S. Government Securities, mortgage backed securities, loan assignments or participations and convertible securities which have the following ratings (or, if unrated, are considered to be of equivalent quality):

                                          CORPORATE BONDS, PREFERRED STOCKS AND CONVERTIBLE SECURITIES
                                              RATING AGENCY
                                  ----------------------------------------------------------------------------
                                                 Moody's                             Ba through C
                                            Standard & Poor's                        BB through D

     Securities rated less than "Baa" by Moody's or "BBB" by Standard & Poor's are classified as non-investment grade securities and are commonly referred to as "junk bonds." The Portfolio may also invest in investment grade securities.

     The High Yield Trust may invest in foreign bonds and other fixed income securities denominated in foreign currencies, where, in the opinion of the subadviser, the combination of current yield and currency value offer attractive expected returns. Foreign securities in which the portfolio may invest include emerging market securities. The subadviser may utilize futures, swaps and other derivatives in managing the portfolio.

     The High Yield Trust may invest in fixed-and floating-rate loans, which investments generally will be in the form of loan participations and assignments of such loans.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in non-investment grade fixed income securities. The risks of investing in these types of securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest its assets in foreign securities including securities of companies in emerging markets. The risks of investing in foreign securities are set forth below under "Risks of Investing in Foreign Securities." Because the portfolio may invest up to 100% of its assets in foreign securities, which are generally riskier investments than U.S. securities, investing in this portfolio is riskier than investing in a portfolio that invests primarily in U.S. high yield fixed income securities.

 -- The portfolio may invest in mortgage-backed securities. Investing in mortgage-backed securities subjects the portfolio to prepayment risk. Prepayments of underlying mortgages result in a loss of anticipated interest payments and all or part of any premium paid for the security. Therefore, the portfolio could make less money than expected or could lose money. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates.

Performance (I)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 6.79% (for the quarter ended 6/1997) and the lowest return was -6.52% (for the quarter ended 9/1998).


--------------------------------------------------------------------------------

        12.7%       2.8%        8%        -9%       -5.5%      -6.7%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                           One      Five     Life of    Date First
                                                           Year    Years    Portfolio   Available
 High Yield Trust Series I                                -6.65%   -2.31%     0.08%     01/01/1997
                Series II                                                    -7.42%     01/28/2002
 CSFB Global High Yield Bond Index(A, B)                   3.11%    1.44%     3.22%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(B)For the prior fiscal year, the broad based index was the CSFB High Yield Bond Index. For the current fiscal year the broad based index is Smith Barney High Yield Market Index. This change was made due to a change in the subadviser to the portfolio.
(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Salomon Brothers Asset Management Inc has its principal offices at 399 Park Avenue, New York, New York 10022. Founded in 1963, Salomon Brothers Asset Management Inc managed approximately $34.2 billion in assets under management as of December 31, 2002. Salomon Brothers provides an array of investment services and products to a broad spectrum of clients around the world, including individual and institutional investors. Salomon Brothers has investment offices in 22 countries, research centers in six cities worldwide and employs approximately 200 investment professionals.

     The Portfolio is managed by the Salomon Brothers Asset Management Fixed Income Team. Current members of the team include Peter Wilby, Managing Director, Beth Semmel, Managing Director, Thomas Flanagan, Managing Director and James Craige, Managing Director. John Madden, Vice President serves as the portfolio specialist for the Global high yield team.

STRATEGIC BOND TRUST

SUBADVISER:  Salomon Brothers Asset Management Inc ("SaBAM")

INVESTMENT OBJECTIVE:  To seek a high level of total return consistent with preservation of capital.

INVESTMENT STRATEGIES: SaBAM seeks to achieve this objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in fixed income securities.

     The portfolio's assets will be allocated among five sectors of the fixed income market listed below:

     (a) U.S. Government obligations,

     (b) investment grade domestic corporate fixed income securities,

     (c) high yield corporate fixed income securities,

     (d) mortgage-backed securities and

     (e) investment grade and high yield international fixed income securities.

     SaBAM will determine the amount of assets to be allocated to each type of security in which it invests based on its assessment of the maximum level of total return that can be achieved from a portfolio which is invested in these securities without incurring undue risks to principal value based on its analysis of current economic and market conditions and the relative risks and opportunities presented in these markets.

     In making this determination, SaBAM relies in part on quantitative analytical techniques that measure relative risks and opportunities of each type of security. SaBAM also relies on its own assessment of economic and market conditions both on a global and local (country) basis. SaBAM considers economic factors which include current and projected levels of growth and inflation, balance of payment status and monetary policy. The allocation of assets to international debt securities is further influenced by current and expected currency relationships and political and sovereign factors. The portfolio's assets may not always be allocated to the highest yielding securities if SaBAM believes that such investments would impair the portfolio's ability to preserve shareholder capital. SaBAM will continuously review this allocation of assets and make such adjustments as it deems appropriate. The portfolio does not plan to establish a minimum or a maximum percentage of the assets which it will invest in any particular type of fixed income security.

     SaBAM is an affiliate of Citigroup Inc. ("Citigroup"), and in making investment decisions is able to draw on the research and market expertise of Citigroup with respect to fixed income securities.

     The types and characteristics of the U.S. government obligations, mortgage-backed securities, investment grade corporate fixed income securities and investment grade international fixed income securities purchased by the Strategic Bond Trust are set forth in the discussion of investment objectives and policies for the Investment Quality Bond, U.S. Government Securities and Global Bond Trusts, and in the section entitled "Other Instruments" in the Statement of Additional Information. The types and characteristics of the money market securities purchased by the portfolio are set forth in the discussion of investment objectives of the Money Market Trust. Potential investors should review these other discussions in considering an investment in shares of the Strategic Bond Trust. The Strategic Bond Trust may invest without limitation in high yield domestic and foreign fixed income securities and up to 100% of the Strategic Bond Trust's assets may be invested in foreign securities. SaBAM has discretion to select the range of maturities of the various fixed income securities in which the portfolio invests. Such maturities may vary substantially from time to time depending on economic and market conditions.

     The high yield sovereign fixed income securities in which the Strategic Bond Trust may invest are U.S. dollar-denominated and non-dollar-denominated fixed income securities issued or guaranteed by governments or governmental entities of developing and emerging countries. SaBAM expects that these countries will consist primarily of those which have issued or have announced plans to issue Brady Bonds, but the portfolio is not limited to investing in the debt of such countries. Brady Bonds are debt securities issued under the framework of the Brady Plan.

     Although SaBAM does not anticipate investing in excess of 75% of the portfolio's assets in domestic and developing country fixed income securities that are rated below investment grade, the portfolio may invest a greater percentage in such securities when, in the opinion of the SaBAM, the yield available from such securities outweighs their additional risks. By investing a portion of the portfolio's assets in securities rated below investment grade, as well as through investments in mortgage-backed securities and international debt securities, as described below, SaBAM seeks to provide investors with a higher yield than a high-quality domestic corporate bond fund with less risk than a fund that invests principally in securities rated below investment grade. Certain of the debt securities in which the portfolio may invest may have, or be considered comparable to securities having, the lowest ratings for non-subordinated debt instruments assigned by Moody's or Standard & Poor's (i.e., rated "C" by Moody's or "CCC" or lower by Standard & Poor's).

     In light of the risks associated with investing in high yield corporate and sovereign debt securities, SaBAM considers various factors in evaluating the credit worthiness of an issue. These factors will typically include:

          CORPORATE DEBT SECURITIES                         SOVEREIGN DEBT INSTRUMENTS
------------------------------------------------------------------------------------------------
 --  issuer's financial resources                 --  economic and political conditions within
 --  issuer's sensitivity to economic             the issuer's country
     conditions and trends                        --  issuer's external and overall amount of
 --  operating history of the issuer              debt, and its ability to pay principal and
 --  experience and track record of the               interest when due
     issuer's management                          --  issuer's access to capital markets and
                                                  other sources of funding
                                                  --  issuer's debt service payment history

     SaBAM also reviews the ratings, if any, assigned to a security by any recognized rating agencies, although its judgment as to the quality of a debt security may differ from that suggested by the rating published by a rating service. The Strategic Bond Trust's ability to achieve its investment objective may be more dependent on SaBAM's credit analysis than would be the case if it invested in higher quality debt securities.

     The Strategic Bond Trust may invest in fixed-and floating-rate loans, which investments generally will be in the form of loan participations and assignments of such loans.

Use of Hedging and Other Strategic Transactions

     The Strategic Bond Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions." With the exception of currency transactions, however, it is not presently anticipated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio

 -- Whether the portfolio achieves its investment objective is significantly dependent on the ability of SaBAM to allocate the portfolio effectively among the different investment categories. If SaBAM does not correctly assess the returns that can be achieved from a particular category of assets, the returns for the portfolio could be volatile and the value of the portfolio may decline.

 -- The portfolio invests substantially all of its assets in fixed income securities, including a significant amount in non-investment grade fixed income securities. The risks of investing in fixed income securities is set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest up to 100% of its assets in foreign securities including securities of companies in emerging markets. Investing in foreign securities increases the risk of investing in the portfolio. However, the ability of the portfolio to spread its investments among the fixed income markets in a number of different countries may reduce the overall level of market risk of the portfolio to the extent it may reduce the portfolio's exposure to a single market. The risks of investing in foreign securities are set forth below under "Risks of Investing in Foreign Securities."

 -- The portfolio may invest in mortgage-backed securities. Investing in mortgage-backed securities subjects the portfolio to prepayment risk. Prepayments of underlying mortgages result in a loss of anticipated interest payments and all or part of any premium paid for the security. Therefore, the value of the portfolio may decline. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates.

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 9.55% (for the quarter ended 6/1995) and the lowest return was -4.04% (for the quarter ended 3/1994).


--------------------------------------------------------------------------------

         -6%       19.2%      14.7%       11%        1.3%        2%        7.3%       6.2%       9.0%
         1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Strategic Bond Trust Series I                              8.96%     5.18%     7.27%     02/19/1993
                   Series II                                                    7.46%     01/28/2002
 Lehman Brothers Aggregate Bond Index(A)                   10.27%     7.54%     7.25%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     SaBAM is a wholly-owned subsidiary of Citigroup. SaBAM was incorporated in 1987 and, together with affiliates in London, Frankfurt and Hong Kong, provides a full range of fixed income and equity investment advisory services for individual and institutional clients around the world, including European and Far East central banks, pension funds, endowments, insurance companies, and services as investment adviser to various investment companies. Citigroup is a diversified financial services company engaged in investment services, asset management, consumer finance and insurance services. As of December 31, 2002, SaBAM and its worldwide investment advisory affiliates manage approximately $34.2 billion in assets. SaBAM's business offices are located at 399 Park Avenue, New York, NY 10022.

     In connection with SaBAM's service as Subadviser to the Strategic Bond Trust, SaBAM's London-based affiliate, Citigroup Asset Management Limited ("Citigroup Limited"), whose business address is Canada Square, London, E145LB, England, provides certain advisory services to SaBAM with regard to currency transactions and investments in non-dollar denominated debt securities for the benefit of the Strategic Bond Trust. Citigroup Limited is compensated by SaBAM at no additional expense to the Strategic Bond Trust. Citigroup Limited is a subsidiary of Salomon Smith Barney Holdings Inc, which is in turn a subsidiary of Citigroup. Citigroup Limited is a member of the Investment Management Regulatory Organization Limited in the United Kingdom and is registered as an investment adviser in the United States pursuant to the Investment Advisers Act of 1940, as amended.

     The Portfolio Manager is:

      -- Roger Lavan (since February, 1993). Mr. Lavan joined SaBAM in 1990 and is a Managing Director in the fixed income department. He is a Portfolio Manager responsible for SaBAM's investment company and institutional portfolios which invest primarily in mortgage-backed and U.S. government debt securities. He is a Chartered Financial Analyst.

     Assisted by:

      -- David Scott (since January, 1995). Mr. Scott is Managing Director and a Senior Portfolio Manager with Citigroup Limited in London with primary responsibility for managing long-term global bond portfolios. He also plays an integral role in developing strategy. Mr. Scott manages currency transactions and investments in non-dollar denominated securities for the Strategic Bond Trust.

      -- Peter Wilby (since February, 1993). Mr. Wilby, who joined SaBAM in 1989, is a Managing Director and Senior Portfolio Manager responsible for investment company and institutional portfolio investments in high yield U.S. corporate debt securities and high yield foreign sovereign debt securities. He is a Chartered Financial Analyst and a Certified Public Accountant.

GLOBAL BOND TRUST

SUBADVISER:  Pacific Investment Management Company LLC ("PIMCO")

INVESTMENT OBJECTIVE:  To seek to realize maximum total return, consistent with preservation of capital and prudent investment management.

INVESTMENT STRATEGIES: PIMCO seeks to achieve this investment objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in fixed income securities. These fixed income securities include fixed income securities denominated in major foreign currencies and in U.S. dollars. The portfolio may also invest in baskets of foreign currencies (such as the euro), and the U.S. dollar.

     These securities may be represented by futures contracts (including related options) with respect to such securities, and options on such securities, when PIMCO deems it appropriate to do so. Depending on PIMCO's current opinion as to the proper allocation of assets among domestic and foreign issuers, investments in the securities of issuers located outside the United States will normally vary between 25% and 75% of the portfolio's assets. The portfolio may invest up to 10% of its assets in fixed income securities that are rated below investment grade but rated "B" or higher by Moody's or Standard & Poor's (or, if unrated, determined by PIMCO to be of comparable quality). The average portfolio duration of the Global Bond Trust will normally vary within a three to seven year time frame. (Duration is a measure of the expected life of a fixed income security on a present value basis.)

     In selecting securities for the portfolio, PIMCO utilizes economic forecasting, interest rate anticipation, credit and call risk analysis, foreign currency exchange rate forecasting, and other security selection techniques. The proportion of the Global Bond Trust's assets committed to investment in securities with particular characteristics (such as maturity, type and coupon rate) will vary based on PIMCO's outlook for the U.S. and foreign economies, the financial markets, and other factors.

     The types of fixed income securities in which the Global Bond Trust may invest include the following securities which unless otherwise noted may be issued by domestic or foreign issuers and may be denominated in U.S. dollars or foreign currencies:

      -- securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

      -- corporate debt securities, including convertible securities and corporate commercial paper;

      --   mortgage-backed and other asset-backed securities;

      --   inflation-indexed bonds issued by both governments and corporations;

      --   structured notes, including hybrid or "indexed" securities,

      --   catastrophe bonds;

      --   loan participations;

      --   delayed funding loan and revolving credit facilities;

      -- bank certificates of deposit, fixed time deposits and bankers' acceptances;

      -- debt securities issued by states or local governments and their agencies, authorities and other instrumentalities;

      --   repurchase agreements and reverse repurchase agreements;

      -- obligations of foreign governments or their subdivisions, agencies and instrumentalities; and

      --   obligations of international agencies or supranational entities.

     Fixed-income securities may have fixed, variable, or floating rates of interest, including rates of interest that vary inversely at a multiple of a designated or floating rate, or that vary according to change in relative values of currencies.

Use of Hedging and Other Strategic Transactions

     Global Bond Trust may:

      -- purchase and sell options on domestic and foreign securities, securities indexes and currencies,

      --   purchase and sell futures and options on futures,

      --   purchase and sell currency or securities on a forward basis,

      -- enter into interest rate, index, equity, credit default swaps and currency rate swap agreements.

     The Global Bond Trust may use the above-mentioned strategies to obtain market exposure to the securities in which the portfolio primarily invests and to hedge currency risk. See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests in foreign fixed income securities. The risks of investing in fixed income securities and in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risk of Investing in Certain Types of Securities."

Performance (A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 10.64% (for the quarter ended 6/2002) and the lowest return was -4.81% (for the quarter ended 3/1999).


--------------------------------------------------------------------------------

         19%       -5.8%      23.2%       13%         3%        7.6%      -6.7%       1.7%       0.5%      20.1%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One     Five     Ten     Life of    Date First
                                                           Year     Years   Years   Portfolio   Available
 Global Bond Trust Series I                                20.12%   4.28%   7.08%               03/18/1988
                 Series II                                                           21.21%     01/28/2002
 JP Morgan Global Unhedged                                 19.37%   5.81%   6.65%
   Bond Index

(7)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     PIMCO, located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660 serves as sub-advisor to the Trust portfolio listed above. PIMCO is an investment counseling firm founded in 1971. PIMCO is a Delaware limited liability company and is a subsidiary of Allianz Dresdner Asset Management of America L.P., formerly PIMCO Advisors L.P. ("ADAM LP"). ADAM LP was organized as a limited partnership under Delaware law in 1987. ADAM LP's sole general partner is Allianz-PacLife Partners LLC. Allianz-PacLife Partners LLC is a Delaware limited company with two members, ADAM U.S. Holding LLC, a Delaware limited liability company and Pacific Asset Management LLC, a Delaware limited liability company. ADAM U.S. Holding LLC's sole member is Allianz Dresdner Asset Management of America LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of Alliance of America, Inc., which is wholly owned by Allianz Aktiengesellschaft ("Allianz AG"). Pacific Asset Management LLC is a wholly-owned subsidiary of Pacific Life Insurance Company, which is a wholly owned subsidiary of Pacific Mutual Holding Company. Allianz A.G. indirectly holds a controlling interest in Allianz Dresdner Asset Management of America L.P. Pacific Life Insurance Company owns an indirect minority equity interest in Allianz Dresdner Asset Management of America L.P. Pacific Life Insurance Company is a California-based insurance company. Allianz AG is a European-based, multinational insurance and financial services holding company.

     PIMCO is located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660. PIMCO had approximately $304.6 billion of assets under management as of December 31, 2002.

     The Portfolio Manager is:

      -- Sudi Mariappa (since May, 2003). Mr. Mariappa is a Managing Director and head of global portfolio management with responsibility for overseeing PIMCO's global portfolio management efforts. Prior to joining PIMCO, he served as Managing director for Merrill Lynch in Tokyo as manager of JGB and Swap Derivative Trading. Mr. Mariappa holds both a bachelor's degree in chemical engineering and a MBA from Cornell University.

DIVERSIFIED BOND TRUST

SUBADVISER:  Capital Guardian Trust Company ("CGTC")

INVESTMENT OBJECTIVE:  To seek high total return as is consistent with the conservation of capital.

INVESTMENT STRATEGIES: The portfolio invests its assets in fixed income securities

     CGTC seeks to achieve this investment objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in fixed income securities. Securities that the portfolio may invest in include one or a combination of the following categories:

      -- fixed income securities rated at the time of purchase "Baa" or better by Moody's or "BBB" or better by Standard & Poor's or fixed income securities not rated by Moody's or Standard & Poor's deemed by CGTC to be of equivalent investment quality;

      -- up to 20% of the portfolio's assets in Eurodollar fixed income securities;

      -- securities issued or guaranteed by the U.S. Government, the Canadian Government or its Provinces, or their respective agencies and instrumentalities;

      -- interest bearing short-term investments, such as commercial paper, bankers' acceptances, bank certificates of deposit and other cash equivalents, and cash.

     The remaining 20% of the portfolio's assets may be invested in other fixed income securities, including securities rated below investment grade ratings described above. Fixed-income securities may include ADRs, Yankee Bonds and Eurodollar instruments which are U.S. dollar denominated.

     All portfolio investment percentages described above are measured at the time of purchase of a security for the portfolio

Use of Hedging and Other Strategic Transactions

     The Diversified Bond Trust is currently authorized to use all of the investment strategies referred to under "Hedging and Other Strategic Transactions." However, it is not presently contemplated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests in fixed income securities, including those rated below investment grade. The risks of investing in these types of securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance (A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 6.17% (for the quarter ended 3/1991) and the lowest return was -6.26% (for the quarter ended 9/1990).


--------------------------------------------------------------------------------

          9%       -1.8%      18.1%        7%       11.4%      10.7%       0.7%      10.3%       7.1%       7.6%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                           One     Five     Ten     Life of    Date First
                                                           Year    Years   Years   Portfolio   Available
 Diversified Bond Trust Series I                           7.61%   7.22%   7.88%               08/03/1989
   Series II                                                                         7.21%     01/28/2002
 Salomon Brothers Broad Investment Grade Bond Index(B)    10.09%   7.52%   7.53%
 Combined Index(C)                                        10.09%   8.62%   9.00%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

(C)The Combined Index represents 20% of the return of the Wilshire 5000 Index, 5% of the MSCI EAFE Index, 50% of the return of the Lehman Brothers Aggregate Bond Index, 25% of the return of the 90 Day T-Bill through April 30, 1999, and 100% of the performance of the Salomon Brothers Broad Investment Grade Bond Index from May 1, 1999 and thereafter. The Combined Index was prepared by the Advisor using Ibbotson Associates Software & Data.

SUBADVISER AND PORTFOLIO MANAGERS

     CGTC is located at 333 South Hope Street, Los Angeles, California 90071. CGTC is a wholly-owned subsidiary of Capital Group International, Inc. which itself is a wholly-owned subsidiary of The Capital Group Companies, Inc. CGTC has been providing investment management services since 1968 and manages approximately $105 billion of assets as of December 31, 2002.

     The Portfolio Managers are:

      -- James R. Mulally (since May, 1999). Mr. Mulally is Senior Vice President, a Director, and Chairman of the Fixed Income Investment Sub-Committee for CGTC. He joined the Capital Group organization in 1980.

      -- Michael D. Locke (since December 2001). Mr. Locke is Vice President of Capital Research Company with portfolio specialist and research responsibilities for mortgage- and asset-backed securities and derivatives. He joined the Capital Group organization in 1996.

      -- Christine C. Cronin (since December 2001). Ms. Cronin is a Vice President of Capital Research Company with portfolio specialist responsibility for investment grade corporate bonds, and research responsibility for the airline, cruise, food, and financial services industries. She joined the Capital Group organization in 1997.

     A portion of the portfolio is managed by individual members of the research team.

INVESTMENT QUALITY BOND TRUST

SUBADVISER:  Wellington Management Company, LLP ("Wellington Management")

INVESTMENT OBJECTIVE:  To provide a high level of current income consistent with the maintenance of principal and liquidity.

INVESTMENT STRATEGIES: Wellington Management seeks to achieve the portfolio's objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in investment grade bonds. The portfolio will tend to focus on corporate bonds and U.S. government bonds with intermediate to longer term maturities.

     Wellington Management's investment decisions derive from a three-pronged analysis, including:

      --   sector analysis,

      --   credit research, and

      --   call protection.

     Sector analysis focuses on the differences in yields among security types, issuers, and industry sectors. Credit research focuses on both quantitative and qualitative criteria established by Wellington Management, such as call protection (payment guarantees), an issuer's industry, operating and financial profiles, business strategy, management quality, and projected financial and business conditions. Individual purchase and sale decisions are made on the basis of relative value and the contribution of a security to the desired characteristics of the overall portfolio. Factors considered include:

      --   relative valuation of available alternatives,

      --   impact on portfolio yield, quality and liquidity, and

      --   impact on portfolio maturity and sector weights.

     Wellington Management attempts to maintain a high, steady and possibly growing income stream.

     At least 80% of the Investment Quality Bond Trust's assets are invested in bonds and debentures, including:

      -- marketable investment grade debt securities of U.S. and foreign issuers (payable in U.S. dollars) rated at the time of purchase "Baa" or higher by Moody's or "BBB" or higher by Standard & Poor's (or, if unrated, of comparable quality as determined by Wellington Management), including privately placed debt securities, asset-backed securities and commercial mortgage-backed securities;

      -- securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities, including mortgage-backed securities (described below under "Other Risks of Investing"); and

      -- cash and cash equivalent securities which are authorized for purchase by the Money Market Trust.

     The balance (no more than 20%) of the Investment Quality Bond Trust's assets may be invested in below investment grade bonds and other securities including privately placed debt securities and commercial mortgage-backed securities:

      -- U.S. and foreign debt securities rated "Ba" or lower by Moody's or "BB" or lower by Standard & Poor's (and unrated securities of comparable quality as determined by Wellington Management),

      --   preferred stocks,

      -- convertible securities (including those issued in the Euromarket), and

      --   securities carrying warrants to purchase equity securities,

     In pursuing its investment objective, the Investment Quality Bond Trust may invest up to 20% of its assets in U.S. and foreign high yield (high risk) corporate and government debt securities (commonly known as "junk bonds"). These instruments are rated "Ba" or below by Moody's or "BB" or below by Standard & Poor's (or, if unrated, are deemed of comparable quality as determined by Wellington Management). The high yield sovereign debt securities in which the portfolio will invest are described above under "Strategic Bond Trust." No minimum rating standard is required for a purchase of high yield securities by the portfolio. While the Investment Quality Bond Trust may only invest up to 20% of its assets in securities rated in these rating categories at the time of investment, it is not required to dispose of bonds that may be downgraded after purchase, even though such downgrade may cause the portfolio to exceed this 20% maximum.

     The risks of investing in foreign securities are set forth above under "Risks of Investing in Certain Types of Securities." Since the portfolio will, at most, invest 20% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

Special Risks

     The Investment Quality Bond Trust will be subject to certain risks as a result of its ability to invest up to 20% in foreign securities. The principal risks of investing in the Investment Quality Bond Trust are described in the "Risk/Return Summary" in the beginning of this Prospectus.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests substantially all of its assets in fixed income securities, including non-investment grade fixed income securities. Because the portfolio invests in fixed income securities with intermediate to longer-term maturities, the portfolio will be more sensitive to interest rate changes than a portfolio that invests in fixed income securities with shorter maturities. The risks of investing in these types of securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance (A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 6.57% (for the quarter ended 9/1991) and the lowest return was -6.06% (for the quarter ended 3/1990).


--------------------------------------------------------------------------------

         10%       -4.6%      19.5%       2.6%       9.8%       8.7%      -1.8%       9.4%       7.3%       9.9%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                           One     Five     Ten     Life of    Date First
                                                           Year    Years   Years   Portfolio   Available
 Investment Quality
   Bond Trust Series I                                     9.94%   6.63%   6.88%               06/18/1985
             Series II                                                               9.02%     01/28/2002
 Lehman Brothers Aggregate Bond Index                     10.27%   7.54%   7.51%
 Customized Benchmark(B)                                  11.03%   7.54%   7.71%

(A)Effective April 23, 1991, the portfolio changed its subadviser and investment objective. Performance reflects results prior to these changes.
(B)The Customized Benchmark is comprised of 50% of the return of the Lehman Brothers Government Bond Index and 50% of the return of the Lehman Brothers Credit Bond Index. The Customized Benchmark was prepared by the Adviser using Ibbotson Associates Software and Data.
(C)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     Wellington Management Company, LLP, a Massachusetts limited liability partnership, is a professional investment counseling firm with its principal business offices located at 75 State Street, Boston, Massachusetts 02109. Wellington Management and its predecessor organizations have provided investment services to investment companies, employee benefit plans, endowments, foundations and other institutions since 1928. As of December 31, 2002, Wellington Management had investment management authority with respect to approximately $303 billion of client assets. The managing partners of Wellington Management are Laurie A. Gabriel, Duncan M. McFarland and John R. Ryan.

     The Portfolio Manager is:

      -- Thomas L. Pappas (since March, 1994). Mr. Pappas, Senior Vice President of Wellington Management, has been a portfolio manager with Wellington Management since 1987. He is a Chartered Financial Analyst.

TOTAL RETURN TRUST

SUBADVISER:  Pacific Investment Management Company LLC ("PIMCO")

INVESTMENT OBJECTIVE:  To seek to realize maximum total return, consistent with preservation of capital and prudent investment management.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 65% of the portfolio's assets in a diversified portfolio of fixed income securities of varying maturities. The average portfolio duration of the Total Return Trust will normally vary within a three to six year time frame based on PIMCO's forecast for interest rates. (Duration is a measure of the expected life of a fixed income security on a present value basis.)

     The portfolio may invest up to 10% of its assets in fixed income securities that are rated below investment grade but rated "B" or higher by Moody's or Standard & Poor's (or if unrated, determined by PIMCO to be of comparable quality). The portfolio may also invest up to 20% of its assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. Portfolio holdings will be concentrated in areas of the bond market (based on quality, sector, coupon or maturity) which PIMCO believes to be relatively undervalued.

     In selecting securities for the portfolio, PIMCO utilizes economic forecasting, interest rate anticipation, credit and call risk analysis, foreign currency exchange rate forecasting, and other security selection techniques. The proportion of the Total Return Trust's assets committed to investment in securities with particular characteristics (such as maturity, type and coupon rate) will vary based on PIMCO's outlook for the U.S. and foreign economies, the financial markets, and other factors.

     The types of fixed income securities in which the Total Return Trust may invest include the following securities which unless otherwise noted may be issued by domestic or foreign issuers and may be denominated in U.S. dollars or foreign currencies:

      -- securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

      -- corporate debt securities, including convertible securities and corporate commercial paper;

      --   mortgage-backed and other asset-backed securities;

      --   inflation-indexed bonds issued by both governments and corporations;

      --   structured notes, including hybrid or "indexed" securities,

      --   catastrophe bonds;

      --   loan participations;

      --   delayed funding loan and revolving credit facilities;

      -- bank certificates of deposit, fixed time deposits and bankers' acceptances;

      -- debt securities issued by states or local governments and their agencies, authorities and other instrumentalities;

      --   repurchase agreements and reverse repurchase agreements;

      -- obligations of foreign governments or their subdivisions, agencies and instrumentalities; and

      --   obligations of international agencies or supranational entities.

     Fixed-income securities may have fixed, variable, or floating rates of interest, including rates of interest that vary inversely at a multiple of a designated or floating rate, or that vary according to change in relative values of currencies.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Total Return Trust may invest all or a portion of its assets in repurchase agreements, cash and cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     Total Return Trust may:

      -- purchase and sell options on domestic and foreign securities, securities indexes and currencies,

      --   purchase and sell futures and options on futures,

      --   purchase and sell currency or securities on a forward basis,

      -- enter into interest rate, index, equity, credit default swaps and currency rate swap agreements.

     The Total Return Trust may use the above-mentioned strategies to obtain market exposure to the securities in which the portfolio primarily invests and to hedge currency risk. As a non-fundamental operating policy, PIMCO intends to use foreign currency-related strategic transactions in an effort to hedge foreign currency risk with respect to at least 75% of the assets of the portfolio denominated in currencies other than the U.S. dollar. See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in fixed income securities. The risks of investing in fixed income securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may also invest in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 12.15% (for the quarter ended 12/2001) and the lowest return was -16.74% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

        10.5%       8.3%       9.5%
         2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Total Return Trust Series I                                9.52%     7.45%     05/01/1999
                 Series II                                            8.51%     01/28/2002
 Lehman Brothers Aggregate Bond Index(A)                   10.27%     8.00%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of a month end.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     PIMCO, located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660 serves as sub-advisor to the Trust portfolio listed above. PIMCO is an investment counseling firm founded in 1971. PIMCO is a Delaware limited liability company and is a subsidiary of Allianz Dresdner Asset Management of America L.P., formerly PIMCO Advisors L.P. ("ADAM LP"). ADAM LP was organized as a limited partnership under Delaware law in 1987. ADAM LP's sole general partner is Allianz-PacLife Partners LLC. Allianz-PacLife Partners LLC is a Delaware limited company with two members, ADAM U.S. Holding LLC, a Delaware limited liability company and Pacific Asset Management LLC, a Delaware limited liability company. ADAM U.S. Holding LLC's sole member is Allianz Dresdner Asset Management of America LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of Alliance of America, Inc., which is wholly owned by Allianz Aktiengesellschaft ("Allianz AG"). Pacific Asset Management LLC is a wholly-owned subsidiary of Pacific Life Insurance Company, which is a wholly owned subsidiary of Pacific Mutual Holding Company. Allianz A.G. indirectly holds a controlling interest in Allianz Dresdner Asset Management of America L.P. Pacific Life Insurance Company owns an indirect minority equity interest in Allianz Dresdner Asset Management of America L.P.

Pacific Life Insurance Company is a California-based insurance company. Allianz AG is a European-based, multinational insurance and financial services holding company.

     PIMCO is located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660. PIMCO had approximately $304.6 billion of assets under management as of December 31, 2002.

     The Portfolio Manager is:

      -- William H. Gross (since May, 1999). Mr. Gross is a Managing Director, Chief Investment Officer and founding partner of PIMCO. He is also a Chartered Financial Analyst.

REAL RETURN BOND TRUST (AVAILABLE FOR SALE EFFECTIVE MAY 5, 2003)

SUBADVISER:  Pacific Investment Management Company LLC ("PIMCO")

INVESTMENT OBJECTIVE:  To seek maximum real return, consistent with preservation of real capital and prudent investment management

INVESTMENT STRATEGIES: The portfolio seeks to achieve its objective by investing under normal circumstances at least 80% of its net assets (plus borrowings for investment purposes) in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations.

     Inflation-Indexed Bonds. Inflation-indexed bonds are fixed income securities that are structured to provide protection against inflation. The value of the bond's principal or the interest income paid on the bond is adjusted to track changes in an official inflation measure. The U.S. Treasury uses the Consumer Price Index for Urban Consumers as the inflation measure. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. "Real return" equal total return less the estimated cost of inflation, which is typically measured by the change in an official inflation measure.

     Portfolio Duration of Fund. The average portfolio duration of this fund normally varies within two year (plus or minus) of the duration of the Lehman Global Real: U.S. TIPS Index, which as of December 31, 2002 was 7.74 years.

     Credit Quality. The portfolio invests primarily in investment grade securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rate B or higher by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality.

     Foreign Securities. The portfolio may also invest up to 20% of its total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar denominated securities of foreign issuers. The portfolio will normally hedge at least 75% of its exposure to foreign currency to reduce the risk of loss due to fluctuations in currency exchange rates.

     Use of Hedging and Other Strategic Transactions. The portfolio is authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions." The portfolio may invest all of its assets in derivative instruments, such as option, futures contracts or swap agreement, or in mortgage or asset backed securities. The portfolio may also lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contract or by using other investment techniques (such as buy backs or dollar rolls).

     Nondiversified Status. The portfolio is non-diversified, which means that it may concentrate its assets in a smaller number of issuers than a diversified portfolio.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in fixed income securities. The risks of investing in fixed income securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in foreign securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio may invest in derivatives. The risks of investing in derivatives is set forth below under "Hedging and Other Strategic Transactions."

 -- The portfolio may invest up to 10% of its total assets in high yield securities ("junk bonds"). The risks of investing in these securities is set forth below under "Hedging and Other Strategic Transactions."

Performance
Performance is not provided since the portfolio commenced operations in May, 2003.

SUBADVISER AND PORTFOLIO MANAGERS

     PIMCO, located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660 serves as sub-advisor to the Trust portfolio listed above. PIMCO is an investment counseling firm founded in 1971. PIMCO is a Delaware limited liability company and is a subsidiary of Allianz Dresdner Asset Management of America L.P., formerly PIMCO Advisors L.P. ("ADAM LP"). ADAM LP was organized as a limited partnership under Delaware law in 1987. ADAM LP's sole general partner is Allianz-PacLife Partners LLC. Allianz-PacLife Partners LLC is a Delaware limited company with two members, ADAM U.S. Holding LLC, a Delaware limited liability company and Pacific Asset Management LLC, a Delaware limited liability company. ADAM U.S. Holding LLC's sole member is Allianz Dresdner Asset Management of America LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of Alliance of America, Inc., which is wholly owned by Allianz Aktiengesellschaft ("Allianz AG"). Pacific Asset Management LLC is a wholly-owned subsidiary of Pacific Life Insurance Company, which is a wholly owned subsidiary of Pacific Mutual Holding Company. Allianz A.G. indirectly holds a controlling interest in Allianz Dresdner Asset Management of America L.P. Pacific Life Insurance Company owns an indirect minority equity interest in Allianz Dresdner Asset Management of America L.P. Pacific Life Insurance Company is a California-based insurance company. Allianz AG is a European-based, multinational insurance and financial services holding company.

     PIMCO is located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660. PIMCO had approximately $304.6 billion of assets under management as of December 31, 2002.

     The Portfolio Manager is:

      -- John B. Brynjolfsson (since May, 2003). Mr. Brynjolfsson is a Managing Director of PIMCO, portfolio manager and head of the PIMCO Real Return Bond Fund. He is co-author of Inflation-Protection Bonds and co-editor of The Handbook of Inflation-Indexed Bonds. He joined the firm in 1989, having been previously associated with Charles River Associates and JP Morgan Securities. Mr. Brynjolfsson has 15 years of investment experience and holds a bachelor's degree in Physics and Mathematics from Columbia College and an MBA in Finance and Economics from the MIT Sloan School of Management.

U.S. GOVERNMENT SECURITIES TRUST

SUBADVISER:  Salomon Brothers Asset Management Inc ("SaBAM")

INVESTMENT OBJECTIVE:  To obtain a high level of current income consistent with preservation of capital and maintenance of liquidity.

INVESTMENT STRATEGIES: The portfolio invests a substantial portion of its assets in debt obligations and mortgage-backed securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and derivative securities such as collateralized mortgage obligations backed by such securities. The portfolio may also invest a portion of its assets in the types of securities in which the Investment Quality Bond Trust may invest.

     SaBAM seeks to attain this objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in debt obligations and mortgage-backed securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and derivative securities including:

      -- mortgage-backed securities guaranteed by the Government National Mortgage Association that are supported by the full faith and credit of the U.S. government and which are the "modified pass-through" type of mortgage-backed security ("GNMA Certificates"). Such securities entitle the holder to receive all interest and principal payments due whether or not payments are actually made on the underlying mortgages;

      -- U.S. Treasury obligations (including repurchase agreements collateralized by U.S. Treasury obligations);

      -- obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government which are backed by their own credit and may not be backed by the full faith and credit of the U.S. Government (including repurchase agreements collateralized by these obligations);

      -- mortgage-backed securities guaranteed by agencies or instrumentalities of the U.S. Government which are supported by their own credit but not the full faith and credit of the U.S. Government, such as the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association; and

      -- collateralized mortgage obligations issued by private issuers for which the underlying mortgage-backed securities serving as collateral are backed (i) by the credit alone of the U.S. Government agency or instrumentality which issues or guarantees the mortgage-backed securities, or (ii) by the full faith and credit of the U.S. Government.

     The U.S. Government Securities Trust must comply with diversification requirements established pursuant to the Code for investments of separate accounts funding contracts. Under these requirements, the value of the assets of the portfolio are subject to the following restrictions:

      -- no more than 55% of the value of the portfolio's assets may be represented by any one investment;

      -- no more than 70% of the value of the portfolio's assets may be represented by any two investments;

      -- no more than 80% of the value of the portfolio's assets may be represented by any three investments; and

      -- no more than 90% of the value of the portfolio's assets may be represented by any four investments.

     To determine the portfolio's compliance with the requirements above, all securities of the same issuer are treated as a single investment and each U.S. Government agency or instrumentality is treated as a separate issuer. As a result of these requirements, the U.S. Government Securities Trust may not invest more than 55% of the value of its assets in GNMA Certificates or in securities issued or guaranteed by any other single U.S. Government agency or instrumentality.

Mortgage-Backed Securities

     See "Other Risks of Investing" for a description of mortgage-backed securities and the risks associated with investing in them.

Use of Hedging and Other Strategic Transactions

     The U.S. Government Securities Trust is currently authorized to use only certain of the various investment strategies referred to under "Hedging and Other Strategic Transactions." Specifically, the U.S. Government Securities Trust may:

      -- write covered call options and put options on securities and purchase call and put options on securities,

      -- write covered call and put options on securities indices and purchase call and put options on securities indices,

      -- enter into futures contracts on financial instruments and indices, and

      --   write and purchase put and call options on such futures contracts.

Principal Risks of Investing in this Portfolio

 -- While the portfolio invests a substantial portion of its assets in securities which are guaranteed as to principal and interest by the U.S. Government or one of its agencies or instrumentalities, the market value of the portfolio could still decline due to interest rate changes. When interest rates decline, the market value of the portion of the portfolio invested at higher yields can be expected to rise. Conversely, when interest rates rise, the market value of a portfolio invested at lower yields can be expected to decline. Fixed-income securities with longer maturities are generally more sensitive to interest rate changes than those with shorter maturities.

 -- Investing in mortgage backed securities subjects the portfolio to prepayment risk. Prepayment of underlying mortgages result in a loss of anticipated interest payments and all or part of any premium paid for the security. Therefore, the portfolio could make less money than expected or could lose money. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates.

Performance (A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 5.40% (for the quarter ended 6/1995) and the lowest return was -2.02% (for the quarter ended 3/1992).


--------------------------------------------------------------------------------

         7.6%      -1.2%      15.6%       3.4%       8.5%       7.5%      -0.2%      10.9%        7%        8.0%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five       Ten      Life of    Date First
                                                           Year      Years     Years    Portfolio   Available
 U.S. Government Securities Trust Series I                  7.99%     6.57%     6.59%               03/18/1988
   Series II                                                                              7.53%     01/28/2002
 Salomon Brothers 1-10 Year Treasury Index                  9.15%     7.26%     6.82%

(A)Effective December 13, 1991, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     SaBAM is a wholly-owned subsidiary of Citigroup Inc. (Citigroup). SaBAM was incorporated in 1987 and, together with affiliates in London, Frankfurt and Hong Kong, provides a full range of fixed income and equity investment advisory services for individual and institutional clients around the world, including European and Far East central banks, pension funds, endowments, insurance companies, and services as investment adviser to various investment companies. Citigroup is a diversified financial services company engaged in investment services, asset management, consumer finance and insurance services. As of December 31, 2002, SaBAM and its worldwide investment advisory affiliates manage approximately $34.2 billion in assets. SaBAM's business offices are located at 399 Park Avenue, New York, NY 10022.

     In connection with SaBAM's service as Subadviser to the Strategic Bond Trust, SaBAM's London-based affiliate, Salomon Brothers Asset Management Limited ("Citigroup Limited"), whose business address is Canada Square, London E145LB, England, provides certain advisory services to SaBAM with regard to currency transactions and investments in non-dollar denominated debt securities for the benefit of the Strategic Bond Trust. Citigroup Limited is compensated by SaBAM at no additional expense to the Strategic Bond Trust. Citigroup Limited is a subsidiary of Salomon Smith Barney Holdings Inc, which is in turn a subsidiary of Citigroup. Citigroup Limited is a member of the Investment Management Regulatory Organization Limited in the United Kingdom and is registered as an investment adviser in the United States pursuant to the Investment Advisers Act of 1940, as amended.

     The Portfolio Manager is:

      -- Roger Lavan (since February, 1993). Mr. Lavan joined SaBAM in 1990 and is a Managing Director in the fixed income department. He is a Portfolio Manager responsible for SaBAM's investment company and institutional portfolios, which invest primarily in mortgage-backed and U.S. government debt securities. He is a Chartered Financial Analyst.

MONEY MARKET TRUST

SUBADVISER: MFC Global Investment Management (U.S.A.) Limited ("MFC Global (U.S.A.)")

INVESTMENT OBJECTIVE:  To obtain maximum current income consistent with preservation of principal and liquidity.

INVESTMENT STRATEGIES: The portfolio invests in high quality, U.S. dollar denominated money market instruments.

     MFC Global (U.S.A.) may invest the portfolio's assets in high quality, U.S. dollar denominated money market instruments of the following types:

      -- obligations issued or guaranteed as to principal and interest by the U.S. Government, or any agency or authority controlled or supervised by and acting as an instrumentality of the U.S. Government pursuant to authority granted by Congress ("U.S. Government Securities"), or obligations of foreign governments including those issued or guaranteed as to principal or interest by the Government of Canada, the government of any province of Canada, or any Canadian or provincial Crown agency (any foreign obligation acquired by the portfolio must be payable in U.S. dollars);

      -- certificates of deposit, bank notes, time deposits, Eurodollars, Yankee obligations and bankers' acceptances of U.S. banks, foreign branches of U.S. banks, foreign banks and U.S. savings and loan associations which at the date of investment have capital, surplus and undivided profits as of the date of their most recent published financial statements in excess of $100,000,000 (or less than $100,000,000 if the principal amount of such bank obligations is insured by the Federal Deposit Insurance Corporation or the Saving Association Insurance Fund);

      -- commercial paper which at the date of investment is rated (or guaranteed by a company whose commercial paper is rated) within the two highest rating categories by any NRSRO (such as "P-1" or "P-2" by Moody's or "A-1" or "A-2" by Standard & Poor's) or, if not rated, is issued by a company which MFC acting pursuant to guidelines established by the Trust's Board of Trustees, has determined to be of minimal credit risk and comparable quality;

      -- corporate obligations maturing in 397 days or less which at the date of investment are rated within the two highest rating categories by any NRSRO (such as "Aa" or higher by Moody's or "AA" or higher by Standard & Poor's);

      -- short-term obligations issued by state and local governmental issuers;

      -- securities that have been structured to be eligible money market instruments such as participation interests in special purpose trusts that meet the quality and maturity requirements in whole or in part due to features for credit enhancement or for shortening effective maturity; and

      -- repurchase agreements with respect to any of the foregoing obligations.

     Commercial paper may include variable amount master demand notes, which are obligations that permit investment of fluctuating amounts at varying rates of interest. Such notes are direct lending arrangements between the Money Market Trust and the note issuer. MFC Global (U.S.A.) monitors the creditworthiness of the note issuer and its earning power and cash flow. MFC Global (U.S.A.) will also consider situations in which all holders of such notes would redeem at the same time. Variable amount master demand notes are redeemable on demand.

     All of the Money Market Trust's investments will mature in 397 days or less and the portfolio maintains a dollar-weighted average portfolio maturity of 90 days or less. By limiting the maturity of its investments, the Money Market Trust seeks to lessen the changes in the value of its assets caused by fluctuations in short-term interest rates. In addition, the Money Market Trust invests only in securities which the Trust's Board of Trustees determine to present minimal credit risks and which at the time of purchase are "eligible securities" as defined by Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Money Market Trust also intends to maintain, to the extent practicable, a constant per share net asset value of $10.00. There is no assurance that the portfolio will be able to do so.

     The Money Market Trust may invest up to 20% of its assets in any of the U.S. dollar denominated foreign securities described above. The Money market Trust is not authorized to enter into mortgage dollar rolls or warrants.

Use of Hedging and Other Strategic Transactions

     The Money Market Trust is not authorized to use any of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

Principal Risks of Investing in this Portfolio

 -- An investment in the Money Market Trust is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Money Market Trust seeks to preserve the value of a shareholder's investment at $10.00 per share, it is possible to lose money by investing in this portfolio. For example, the portfolio could lose money if a security purchased by the portfolio is downgraded and the portfolio must sell the security at less than the cost of the security.

 -- The portfolio may invest up to 20% of its assets in U.S. dollar denominated foreign securities which increases the risk of investing in the portfolio as described below under "Risks of Investing in Certain Types of Securities." Since the portfolio only invests in U.S. dollar denominated securities, it will not be subject to the exchange rate risks described in this section.

Performance(A)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 2.19% (for the quarter ended 6/1989) and the lowest return was 0.30% (for the quarter ended 6/2002).


--------------------------------------------------------------------------------

         2.7%       3.8%       5.6%       5.1%       5.2%       5.0%       4.6%       5.9%       3.6%       1.2%
         1993       1994       1995       1996       1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One     Five     Ten     Life of    Date First
                                                           Year     Years   Years   Portfolio   Available
 Money Market Trust Series I                                1.18%   4.05%   4.26%               06/18/1985
   Series II                                                                          0.89%     01/28/2002
 Salomon Brothers U.S. 90 Day T-Bill                        1.70%   4.30%   4.51%

(A)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

     The 7-day yield of the Money Market Trust as of December 31, 2002 was
0.85%.

SUBADVISER AND PORTFOLIO MANAGERS

     MFC Global (U.S.A.) is a corporation subject to the laws of Canada. Its principal business at the present time is to provide investment management services to the portfolios listed above. MFC Global (U.S.A.) is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The address of MFC Global (U.S.A.) is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. Funds under management by Manulife Financial were US$92.5 billion (Cdn$146.2 billion) as at December 31, 2002.

THE INDEX TRUSTS

     There are five Index Trusts - International Index, Small Cap Index, Mid Cap Index, Total Stock Market Index, and 500 Index (the "Index Trusts") - each with its own investment objective and policy. The Index Trusts differ from the actively managed portfolios described in this prospectus. Actively managed portfolios seek to outperform their respective indices through research and analysis. Over time, their performance may differ significantly from their respective indices. Index portfolios, however, seek to mirror the performance of their target indices, minimizing performance differences over time.

     An index is an unmanaged group of securities whose overall performance is used as an investment benchmark. Indices may track broad investment markets, such as the global equity market, or more narrow investment markets, such as the U.S. small cap equity market. Each Index Trust attempts to match the performance of a particular index by: (a) holding all, or a representative sample, of the securities that comprise the index and/or (b) by holding securities (which may or may not be included in the index) that MFC believes as a group will behave in a manner similar to the index. However, an index portfolio has operating expenses and transaction costs, while a market index does not. Therefore, an Index Trust, while it attempts to track its target index closely, typically will be unable to match the performance of the index exactly.

-----------------------------------------------------------------------------------------------------------
     PORTFOLIO                  INVESTMENT OBJECTIVE                        INVESTMENT STRATEGY*
-----------------------------------------------------------------------------------------------------------
Small Cap Index      To seek to approximate the aggregate total  Invests, under normal market conditions, return of a small cap U.S. domestic equity  at least 80% of its net assets (plus any
                     market index                                borrowings for investment purposes) in (a)
                                                                 the common stocks that are included in the
                                                                 Russell 2000 Index and (b) securities
                                                                 (which may or may not be included in the
                                                                 Russell 2000 Index) that MFC believes as a
                                                                 group will behave in a manner similar to
                                                                 the index.
International Index  To seek to approximate the aggregate total  Invests, under normal market conditions,
                     return of a foreign equity market index     at least 80% of its net assets (plus any
                                                                 borrowings for investment purposes) in (a)
                                                                 the common stocks that are included in the
                                                                 MSCI EAFE Index and (b) securities (which
                                                                 may or may not be included in the MSCI
                                                                 EAFE Index) that MFC believes as a group
                                                                 will behave in a manner similar to the
                                                                 index.
Mid Cap Index        To seek to approximate the aggregate total  Invests, under normal market conditions,
                     return of a mid cap U.S. domestic equity    at least 80% of its net assets (plus any
                     market index                                borrowings for investment purposes) in (a)
                                                                 the common stocks that are included in the
                                                                 S&P 400 Index and (b) securities (which
                                                                 may or may not be included in the S&P 400
                                                                 Index) that MFC believes as a group will
                                                                 behave in a manner similar to the index.
Total Stock Market   To seek to approximate the aggregate total  Invests, under normal market conditions,
  Index              return of a broad U.S. domestic equity      at least 80% of its net assets (plus any
                     market index                                borrowings for investment purposes) in (a)
                                                                 the common stocks that are included in the
                                                                 Wilshire 5000 Index and (b) securities
                                                                 (which may or may not be included in the
                                                                 Wilshire 5000 Index) that MFC believes as
                                                                 a group will behave in a manner similar to
                                                                 the index.

-----------------------------------------------------------------------------------------------------------
     PORTFOLIO                  INVESTMENT OBJECTIVE                        INVESTMENT STRATEGY*
-----------------------------------------------------------------------------------------------------------
500 Index            To seek to approximate the aggregate total  Invests, under normal market conditions,
                     return of a broad U.S. domestic equity      at least 80% of its net assets (plus any
                     market index                                borrowings for investment purposes) in (a)
                                                                 the common stocks that are included in the
                                                                 S&P 500 Index and (b) securities (which
                                                                 may or may not be included in the S&P 500
                                                                 Index) that MFC believes as a group will
                                                                 behave in a manner similar to the index.
-----------------------------------------------------------------------------------------------------------

*"Standard & Poor's(R)," "S&P 500(R)," "Standard & Poor's 500(R)," and "Standard & Poor's 400(R)" are trademarks of The McGraw-Hill Companies, Inc. "Russell 1000(R)," "Russell 2000(R)," "Russell 2000(R) Growth," "Russell 3000(R)" and "Russell Midcap(R)" are trademarks of Frank Russell Company. "Wilshire 5000(R)" is a trademark of Wilshire Associates. "Morgan Stanley European Australian Far East Free(R)," "EAFE(R)" and "MSCI(R)" are trademarks of Morgan Stanley & Co. Incorporated. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust.

Use of Hedging and Other Strategic Transactions

     The Small Cap Index Trust, International Index Trust, and Total Stock Market may invest in Futures Contacts. A more complete description of this investment strategy appears under "Hedging and Other Strategic Transactions" below in this Prospectus and in the Statement of Additional Information.

     The Mid Cap Index Trust and 500 Index Trust may invest in Futures Contracts and Depository Receipts. A more complete description of this investment strategy appears under "Hedging and Other Strategic Transactions" below in this Prospectus and in the Statement of Additional Information.

Principal Risks of Investing in the Index Trusts
     Risks Applicable to All of the Index Trusts

      -- Since each of the Index Trusts are not actively managed, each Index Trust will generally reflect the performance of the index its attempts to track even in markets when this index does not perform well.

     Risks Applicable to the International Index Trust

      -- An investment in the International Index Trust involves risks similar to the risks of investing directly in the foreign securities in the MSCI EAFE Index. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

     Risks Applicable to the Small Cap Index Trust

      -- An investment in the Small Cap Index Trust involves risks similar to the risks of investing directly in the equity securities included in the Russell 2000 Index which are primarily small and mid cap securities. The risks of investing in equity securities and the risks of investing in small and mid cap securities (small and medium companies) are set forth below under "Risks of Investing in Certain Types of Securities."

     Risks Applicable to the Mid Cap Index Trust

      -- An investment in the Mid Cap Index Trust involves risks similar to the risks of investing directly in the equity securities included in the Mid Cap Index. The risks of investing in equity securities and Mid Cap securities (medium size companies) are set forth below under "Risks of Investing in Certain Types of Securities."

     Risks Applicable to the Total Stock Market Index Trust

      -- An investment in the Total Stock Market Index Trust involves risks similar to the risks of investing directly in the equity securities included in the Wilshire 5000 Index. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

     Risks Applicable to the 500 Index Trust

      -- An investment in the 500 Index Trust involves risks similar to the risks of investing directly in the equity securities included in the S&P 500 Index. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance (A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return and the lowest quarterly return for each Index Trust was as follows:

                             SMALL CAP INDEX TRUST

--------------------------------------------------------------------------------

         1.5%      -21.5%
         2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Small Cap Index Trust Series I                           -21.47%    -10.39%    05/01/2000
                     Series II                                       -19.95%    01/28/2002
 Russell 2000 Index                                       -20.48%     -9.51%

                           INTERNATIONAL INDEX TRUST

--------------------------------------------------------------------------------

        -22.4%     -17.2%
         2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 International Index Trust Series I                       -17.15%    -18.48%    05/01/2000
                       Series II                                     -13.35%     1/28/2002
 MSCI EAFE Index                                          -15.66%    -17.30%

                              MID CAP INDEX TRUST

--------------------------------------------------------------------------------

        -1.7%      -15.2%
         2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Mid Cap Index Trust Series I                             -15.16%     -4.14%    05/01/2000
                    Series II                                        -15.07%     1/28/2002
 S&P MidCap 400 Index                                     -14.51%     -3.64%

                         TOTAL STOCK MARKET INDEX TRUST

--------------------------------------------------------------------------------

        -11.4%     -21.3%
         2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Total Stock Market Index Trust
   Series I                                               -21.29%    -16.03%    05/01/2000
   Series II                                                         -20.36%     1/28/2002
 Wilshire 5000 Index                                      -17.34%    -15.93%

                                500 INDEX TRUST

--------------------------------------------------------------------------------

        -12.4%     -22.5%
         2001       2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 500 Index Trust Series I                                 -22.53%    -16.71%    05/01/2000
               Series II                                             -21.59%     1/28/2002
 S&P 500 Index                                            -22.10%    -16.29%

                                               HIGHEST QUARTERLY RETURN   QUARTER   LOWEST QUARTERLY RETURN   QUARTER
Small Cap Index                                         20.75%            12/2001           -21.83%           9/2002
International Index                                      6.03%            12/2001           -20.02%           9/2002
Mid Cap Index                                           17.71%            12/2001           -16.75%           9/2002
Total Stock Market Index                                12.15%            12/2001           -16.74%           9/2002
500 Index                                               10.56%            12/2001           -17.43%           9/2002

(14)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.
(B)Since May 2000, certain expenses of each of the Index Trusts (except the 500 Index Trust) were reimbursed. If such expenses had not been reimbursed, returns would be lower.

SUBADVISER AND PORTFOLIO MANAGERS

     MFC Global (U.S.A.) manages each Lifestyle Trust. MFC Global (U.S.A.) is a corporation subject to the laws of Canada. Its principal business at the present time is to provide investment management services to the portfolios of the Trust for which it is the subadviser. MFC Global (U.S.A.) is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The address of MFC Global (U.S.A.) is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. Funds under management by Manulife Financial were US$92.5 billion (Cdn $146.2 billion) as of December 31, 2002.

     The Portfolio Managers are:

      -- Martin Ayow (since May, 2000). Mr. Ayow joined MFC Global in 2000. He has been managing and hedging fixed income and equity exposures for Manulife Financial using financial derivatives since 1994. Prior to joining Manulife Financial, he was Senior Treasury Officer at the Ontario Hydro Treasury Division. He is a Chartered Financial Analyst.

      -- Ram Brahmachari (since December, 2000). Mr. Brahmachari joined MFC Global in 2000. He is a senior analyst on the team responsible for the management of the equity index portfolios at Manulife Financial. Prior to joining Manulife, was employed as an analyst at Nortel.

THE LIFESTYLE TRUSTS

SUBADVISER: MFC Global Investment Management (U.S.A.) Limited ("MFC Global (U.S.A.)")

     There are five Lifestyle Trusts (each of which is a fund of funds) - Aggressive 1000, Growth 820, Balanced 640, Moderate 460 and Conservative 280. The Lifestyle Trusts differ from the portfolios previously described in that each Lifestyle Trust invests in a number of the other portfolios of the Trust which invest primarily in either equity securities or fixed income securities, as applicable ("Underlying Portfolios"). Each Lifestyle Trust has a target percentage allocation between the two types of Underlying Portfolios (fixed income and equity). Deutsche Asset Management, Inc. provides subadvisory consulting services to MFC in its management of the Lifestyle Trusts.

------------------------------------------------------------------------------------------------------------
        PORTFOLIO                    INVESTMENT OBJECTIVE                     INVESTMENT STRATEGIES
------------------------------------------------------------------------------------------------------------
Lifestyle Aggressive 1000   Long-term growth of capital. Current     The portfolio invests 100% of its
                            income is not a consideration.           Assets in Underlying Portfolios which
                                                                     invest primarily in equity securities.
Lifestyle Growth 820        Long-term growth of capital. Current     The portfolio invests approximately 20%
                            income is also a consideration.          of its assets in Underlying Portfolios
                                                                     which invest primarily in fixed income
                                                                     securities and approximately 80% in
                                                                     Underlying Portfolios which invest
                                                                     primarily in equity securities.
Lifestyle Balanced 640      A balance between a high level of        The portfolio invests approximately 40%
                            current income and growth of capital,    of its assets in Underlying Portfolios
                            with a greater emphasis on growth of     which invest primarily in Fixed income
                            capital.                                 securities and approximately 60% in
                                                                     Underlying Portfolios which invest
                                                                     primarily in equity securities.
Lifestyle Moderate 460      A balance between a high level of        The portfolio invests approximately 60%
                            current income and growth of capital,    of its assets in Underlying Portfolios
                            with a greater emphasis on income.       which invest primarily in fixed income
                                                                     securities and approximately 40% in
                                                                     Underlying Portfolios which invest
                                                                     primarily in equity securities.
Lifestyle Conservative 280  A high level of current income with      The portfolio invests approximately 80%
                            some consideration given to growth of    of its assets in Underlying Portfolios
                            capital.                                 which invest primarily in fixed income
                                                                     securities and approximately 20% in
                                                                     Underlying Portfolios which invest
                                                                     primarily in equity securities.
------------------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION ON INVESTMENT STRATEGIES

     The Lifestyle Trusts seek to provide a variety of comprehensive investment programs designed for differing investment orientations. Each program is implemented by means of selected long-term investment allocations among the Underlying Portfolios.

     The portfolios eligible for purchase by the Lifestyle Trusts consist of all of the non-Lifestyle Trusts. The Underlying Portfolios are grouped according to whether they invest primarily in fixed income securities or equity securities. The Underlying Portfolios investing primarily in fixed income securities are the:

         --  High Yield Trust                             --  Investment Quality Bond Trust
         --  Strategic Bond Trust                         --  Diversified Bond Trust
         --  Global Bond Trust                            --  U.S. Government Securities Trust
         --  Total Return Trust                           --  Money Market Trust
         --  Real Return Bond Trust

     The other Underlying Portfolios invest primarily in equity securities. Because substantially all of the securities in which the Lifestyle Trusts may invest are Underlying Portfolios, each of the Lifestyle Trusts is non-diversified for purposes of the 1940 Act.

     Variations in the target percentage allocations between the two types of Underlying Portfolios (fixed income and equity) are permitted up to 10% in either direction. For example, based on its investment allocation of approximately 80% of assets in fixed income securities and 20% of assets in equity securities, the Lifestyle Conservative 280 Trust may have a fixed income/ equity allocation of 10%/90% or 30%/70%. Variations beyond the permissible deviation range of 10% are not permitted. However, in light of market or economic conditions, MFC Global (U.S.A.) may determine that the normal percentage limitations should be exceeded to protect the portfolio or to achieve the portfolio's objective.

     Within the prescribed percentage allocations, MFC Global (U.S.A.) selects the percentage levels to be maintained in specific portfolios. On each valuation day, the assets of each Lifestyle Trust are rebalanced to maintain the selected percentage level. MFC may from time to time adjust the percent of assets invested in any specific portfolios held by a Lifestyle Trust. Such adjustments may be made to increase or decrease the Lifestyle Trust's holdings of particular assets classes, such as common stocks of foreign issuers, or to adjust portfolio quality or the duration of fixed income securities. Adjustments may also be made to increase or reduce the percent of the Lifestyle Trust's assets subject to the management of a particular subadviser. In addition, changes may be made to reflect fundamental changes in the investment environment.

     Investors in any of the Lifestyle Trusts bear both the expenses of the particular Lifestyle Trust and indirectly the expenses of its Underlying Portfolios. Therefore, investors may be able to realize lower aggregate expenses by investing directly in the Underlying Portfolios of a Lifestyle Trust instead of in the Lifestyle Trust itself. An investor who chooses to invest directly in the Underlying Portfolios would not, however, receive the asset allocation services provided by MFC. Each Lifestyle Trust has Series I, Series II and Series III shares. Each class of shares of a Lifestyle Trust will invest in the same class shares of the Underlying Portfolios unless a Underlying Portfolio does not offer the same class of shares as the Lifestyle Trust in which case the Lifestyle Trust will invest in one of the classes of shares offered by the Underlying Portfolio.

     None of the Lifestyle Trusts are authorized to enter into mortgage dollar rolls or invest in warrants.

Temporary Defensive Investing

     Although substantially all of the assets of the Lifestyle Trusts will be invested in shares of the Underlying Portfolios, the Lifestyle Trusts may invest up to 100% of their assets in cash or money market instruments of the type in which the Money Market Trust is authorized to invest for the purpose of:

      --   meeting redemption requests,

      --   making other anticipated cash payments, or

      -- protecting the portfolio in the event MFC determines that market or economic conditions warrant a defensive posture.

     To the extent a Lifestyle portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions.

     The Lifestyle Trusts are not authorized to use any of the various investment strategies referred to under "Hedging and Other Strategic Transactions." The Lifestyle Trusts are not authorized to purchase warrants or indexed/structured securities or enter into mortgage dollar rolls.

Principal Risks of Investing in the Lifestyle Trusts

     The Lifestyle Trusts are ranked in order of risk. The Lifestyle Aggressive 1000 portfolio is the riskiest of the Lifestyle portfolios since it invests 100% of its assets in Underlying Portfolios which invest primarily in equity securities. The Lifestyle Conservative 280 portfolio is the least risky of the Lifestyle Trusts since it invests approximately 80% of its assets in Underlying Portfolios which invest primarily in fixed income securities. Each Lifestyle Trust is subject to the same risks as the Underlying Portfolios in which it invests. The principal risks of investing in each of the Lifestyle Trusts are:

      -- To the extent a Lifestyle Trust invests in Underlying Portfolios that invest primarily in equity securities, the portfolio will be subject to the risks of investing in equity securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

      -- To the extent a Lifestyle Trust invests in Underlying Portfolios that invest primarily in fixed income securities, the portfolio will be subject to the risks of investing in fixed income securities. Some of the fixed income portfolios may invest in non-investment grade securities. The risks of investing in fixed income securities, including non-investment grade securities, are set forth below under "Risks of Investing in Certain Types of Securities."

      -- To the extent a Lifestyle Trust invests in Underlying Portfolios that invest in foreign securities, the portfolio will be subject to the risks of investing in foreign securities. These risks are set forth below under "Risks of Investing in Certain Types of Securities."

      -- Each of the Lifestyle portfolios is a non-diversified portfolio so that it may invest substantially all of its assets in other portfolios of the Trust. Since a non-diversified portfolio may invest a high percentage of its assets in the securities of a small number of companies, a non-diversified portfolio may be affected more than a diversified portfolio by a change in the financial condition of any of these companies or by the financial markets' assessment of any of these companies. In the case of the Lifestyle Trusts, this risk is greatly reduced since each Lifestyle Trust invests its assets in other portfolios of the Trust which have diverse holdings. See "Risks of Investing in Certain Types of Securities" for a complete definition of a non-diversified portfolio.

Performance(K, M)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     During the time period shown in the bar chart, the highest quarterly return and the lowest quarterly return for each Index Trust was as follows:

                        LIFESTYLE AGGRESSIVE 1000 TRUST

--------------------------------------------------------------------------------

        10.9%       4.9%      14.6%      -5.1%      -13.7%     -20.7%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One       Five       Life of      Date First
                                                          Year(J)   Years(J)   Portfolio(J)   Available
 Lifestyle Aggressive 1000 Series I                       -20.71%    -4.83%       -2.38%      01/07/1997
   Series II                                                                     -18.74%      01/28/2002
 Russell 2000 Index(A)                                    -20.48%    -1.36%        2.25%
 Russell 3000 Index(L)                                    -21.54%    -0.71%        4.08%
 Lifestyle Aggressive Policy (B)                          -19.26%    -1.12%        2.10%

                           LIFESTYLE GROWTH 820 TRUST

--------------------------------------------------------------------------------

        13.8%       6.2%      16.6%      -3.1%      -9.0%      -15.8%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One       Five       Life of      Date First
                                                          Year(J)   Years(J)   Portfolio(J)   Available
 Lifestyle Growth 820
   Series I                                               -15.84%    -1.67%        0.77%      01/07/1997
   Series II                                                                     -14.40%      01/28/2002
 S&P 500 Index(A)                                         -22.10%    -0.59%        4.40%
 Lehman Brothers Government/
   Credit Bond Index                                       11.02%     7.61%        7.96%
 Lifestyle Growth Policy(C)                               -15.36%     0.08%        3.17%

                          LIFESTYLE BALANCED 640 TRUST

--------------------------------------------------------------------------------

        14.1%       5.7%      12.4%       2.5%      -4.7%      -10.0%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Lifestyle Balanced 640 Series I                           -9.95%     0.88%     2.99%     01/07/1997
   Series II                                                                   -9.18%     01/28/2002
 S&P 500 Index(A)                                         -22.10%     -.59%     4.40%
 Lehman Brothers Government/ Credit Bond Index             11.02%     7.61%     7.96%
 Lifestyle Balanced Policy(E)                              -9.00%     1.79%     4.32%

                          LIFESTYLE MODERATE 460 TRUST

--------------------------------------------------------------------------------

        13.7%       9.8%       7.9%       4.3%      -1.1%      -4.1%
         1997       1988       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Lifestyle Moderate 460 Series I                           -4.07%     3.22%     4.91%     01/07/1997
   Series II                                                                   -3.77%     01/28/2002
 S&P 500 Index(A)                                         -22.10%    -0.59%     4.40%
 Lehman Brothers Government/Credit Bond Index              11.02%     7.61%     7.96%
 Lifestyle Moderate Policy(G)                              -3.29%     3.36%     5.13%

                        LIFESTYLE CONSERVATIVE 280 TRUST

--------------------------------------------------------------------------------

        12.2%      10.2%       4.2%       7.6%       3.3%       1.8%
         1997       1998       1999       2000       2001       2002

--------------------------------------------------------------------------------


                                                            One      Five      Life of    Date First
                                                           Year      Years    Portfolio   Available
 Lifestyle Conservative 280 Series I                        1.80%     5.38%     6.50%     01/07/1997
   Series II                                                                    1.83%     01/28/2002
 Lehman Brothers Government/
   Credit Bond Index                                       11.02%     7.61%     7.96%
 Lifestyle Conservative Policy(I)                           1.83%     4.93%     5.82%

                                               HIGHEST QUARTERLY RETURN   QUARTER   LOWEST QUARTERLY RETURN   QUARTER
Lifestyle Aggressive                                    17.52%            12/1998           -18.84%           9/2002
Lifestyle Growth                                        13.90%            12/1998           -14.50%           9/2002
Lifestyle Balanced                                      10.78%            12/1998           -10.36%           9/1998
Lifestyle Moderate                                       8.36%            12/1998            -5.57%           9/2002
Lifestyle Conservative                                   5.17%             6/1997            -1.61%           9/2002

(A)All since inception returns for the indices begin on the month-end closest to the actual inception date of the trust.
(B)The Lifestyle Aggressive Policy is a blend of returns (41% Russell 1000 Index, 27% Russell 2000 Index, and 32% MSCI EAFE Index). The Lifestyle Aggressive Policy was prepared by the advisor using Ibbotson Associates Software and Data.
(C)The Lifestyle Growth Policy is a blend of returns (42% Russell 1000 Index, 17% Russell 2000 Index, 21% MSCI EAFE Index, 3% Lehman Brothers IT Government/Credit Bond Index, 3% Lehman Brothers 1-3 Year Government Index, 2% Lehman Brothers LT Government/Credit Bond Index, 12% Salomon Brothers High Yield Bond Index). The Lifestyle Growth Policy was prepared by the adviser using Ibbotson Associates Software and Data.
(E)The Lifestyle Balanced Policy is a blend of returns (35% Russell 1000 Index, 4% Russell 2000 Index, 14% MSCI EAFE, 6% Lehman Brothers IT Government/Credit Bond Index, 4% Lehman Brothers LT Government/Credit Bond Index, 9% Lehman Brothers 1-3 Year Government Index, 16% Salomon Brothers High Yield Index, 7% NAREIT Index, and 5% of the 3-month T-Bill). The Lifestyle Balanced Policy was prepared by the adviser using Ibbotson Associates Software and Data.
(G)The Lifestyle Moderate Policy is a blend of returns (22% Russell 1000 Index, 1% Russell 2000 Index, 10% MSCI EAFE Index, 14% Lehman Brothers IT Government/Credit Bond Index, 6% Lehman Brothers LT Government/Credit Bond Index, 17% Lehman Brothers 1-3 Year Government Index, 8% Salomon Brothers 3-month T-Bill, 15% Salomon Brothers High Yield Index, and 7% NAREIT Index). The Lifestyle Moderate Policy was prepared by the adviser using Ibbotson Associates Software and Data.
(I)The Lifestyle Conservative Policy is a blend of returns (10% Russell 1000 Index, 5% MSCI EAFE Index, Index, 2% Lehman Brothers LT Government/Credit Bond Index, 30% Lehman Brothers 1-3 Year Government Index, 15% of the 3-month T-Bill, 8% Salomon Brothers High Yield Index and 5% NAREIT Index). The Lifestyle Conservative Policy was prepared by the adviser using Ibbotson Associates Software and Data.
(K)During the time periods shown below, a portion of the Lifestyle Trust's expenses were reimbursed. If such expenses had not been reimbursed, returns would be lower.
(L)The Russell 3000 Index was added to more accurately reflect the investment objective of the Trust.

(M)Series II shares were first offered January 28, 2002. The performance for Series II is aggregate total return. Series II performance will be lower than Series I performance due to the higher Rule 12b-1 fee. Series III shares (also referred to as "Class R shares") have not yet been offered. Series III performance will be lower than Series I and Series II performance due to the higher Rule 12b-1 plan.

SUBADVISER AND PORTFOLIO MANAGERS

     MFC Global (U.S.A.) manages each Lifestyle Trust. MFC Global (U.S.A.) is a corporation subject to the laws of Canada. Its principal business at the present time is to provide investment management services to the portfolios of the Trust for which it is the subadviser. MFC Global (U.S.A.) is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The address of MFC Global (U.S.A.) is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. Funds under management by Manulife Financial were US$92.5 billion (Cdn$146.2 billion) as at December 31, 2002.

     A committee of MFC Global (U.S.A.) investment personnel manages each Lifestyle Trust.

SMALL-MID CAP GROWTH TRUST

Subadviser: Navellier Management, Inc. ("NMI")

INVESTMENT OBJECTIVE:               To seek long-term growth of capital.

INVESTMENT STRATEGIES:              The portfolio invests principally in equity
                                    securities of fast growing companies that offer innovative products, services, or technologies to a rapidly expanding marketplace.

         The Small-Mid Cap Growth Trust will invest principally in (a) common stocks or (b) in securities convertible into common stocks or securities carrying rights or warrants to either purchase common stock or to participate in earnings. The portfolio will invest, under normal market conditions, at least 80% of its assets (plus any borrowings for investment purposes) in securities of small to mid capitalization sized companies, currently defined as companies with $2 billion to $10 billion in market capitalization at the time of purchase by the portfolio.

         In selecting investments, NMI utilizes a dynamic and objective, "bottom-up" quantitative screening process designed to identify and select inefficiently priced growth stocks with superior returns compared to their risk characteristics. The investment process focuses on several variables including, but not limited to:

-   earnings growth,

-   reinvestment rate,

-   profit margin expansion,

-   return on equity and,

-   "reward/risk ratios"

         Investments are made primarily in securities listed on national securities exchanges, but the Small-Mid Cap Growth Trust may purchase securities traded in the U.S. over-the-counter market. The Small-Mid Cap Growth Trust may invest in the following types of foreign securities:

-   U.S. dollar denominated obligations of foreign branches of U.S. banks,

- securities represented by ADRs listed on a national securities exchange or traded in the U.S. over-the-counter market,

- securities of a corporation organized in a jurisdiction other than the U.S. and listed on the New York Stock Exchange or NASDAQ, and

- securities denominated in U.S. dollars but issued by non U.S. issuers under U.S. Federal securities regulations (for example, U.S. dollar denominated obligations issued or guaranteed as to principal or interest by the Government of Canada or any Canadian Crown agency).

PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO

- The portfolio invests primarily in equity securities with emphasis on medium-sized and smaller emerging growth companies. The risks of investing in equity securities and small and medium sized companies are set forth below under "Risks of Investing in Certain Types of Securities."

- NMI utilizes computer models in determining a company's potential to provide an above average rate of return. If the computer model is not correct, the securities of the company purchased by the portfolio may not increase in value and could even decrease in value.

- The companies selected by NMI are generally in a rapid growth phase and their stocks tend to fluctuate in value more often than other small-mid cap securities.

- The portfolio may invest up to 100% of its assets in U.S. dollar denominated foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio only invests in U.S. dollar denominated securities, it will not be subject to the risks of maintaining assets in a foreign country described in this section.

Performance

    The performance information below does not reflect fees and expenses of any variable insurance contract, which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

    The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 10.20% (for the quarter ended 12/2001) and the lowest return was 15.51% (for the quarter ended 9/2002).

[PERFORMANCE GRAPH]

2002    -34.3%

                                       ONE     LIFE OF   DATE FIRST
                                       YEAR   PORTFOLIO   AVAILABLE
Small-Mid Cap Growth Trust-Series I  -34.32%   -30.75%   07/16/2001
Russell 2500 Growth Index (A)        -29.10%   -22.04%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.

SUBADVISER AND PORTFOLIO MANAGERS

         NMI manages the Small-Mid Cap Growth Trust. NMI is a Delaware corporation whose principal business at the present time is to provide investment management services to the Navellier Performance Funds and the Navellier Millennium Funds. NMI is a sub-chapter S corporation affiliated with Navellier & Associates, Inc., Navellier Hedge Management Inc., and Navellier Fund Management, Inc. and is controlled by its founder, President and CIO Louise
G. Navellier. The address of NMI is One East Liberty, Third Floor, Reno, NV 89501. As of December 31, 2002, NMI together with its affiliates has approximately $3.0 billion of assets under management.

                  The Portfolio Managers are:

    - Louis G. Navellier. (since July, 2001) Mr. Navellier is the founder, President and CIO of Navellier which was founded in 1987. Mr. Navellier oversees all aspects of investment research and strategy at Navellier. Mr. Navellier has provided investment strategies to individuals, pension funds and institutional portfolios since 1985. He obtained his B.S. in Finance and his M.B.A. from the California State University, Hayward.

    - Alan Alpers. (since July, 2001) Mr. Alpers is Director of Research/Senior Portfolio Manager for Navellier and is responsible for coordinating much of the quantitative analysis and portfolio allocation procedures for portfolio management. Prior to joining Navellier in 1989, he was employed by E.F. Hutton's Consulting Services Department where he evaluated, monitored and performed due diligence on various money management firms. Mr. Alpers is a Chartered Financial Analyst. He obtained his B.S. in Economics from the University of California, Davis and his M.B.A. from California State University, Sacramento.

SMALL-MID CAP TRUST

SUBADVISER: Kayne Anderson Rudnick Investment Management, LLC ("Kayne Anderson Rudnick")

INVESTMENT OBJECTIVE:  To achieve long-term capital appreciation, with dividend income as a secondary consideration.

INVESTMENT STRATEGIES: The portfolio invests principally in common stocks of small and mid cap companies that the subadviser believes are of high quality.

     Kayne Anderson Rudnick pursues this investment objective by investing, under normal market conditions, at least 80% of the portfolio's assets (plus any borrowings for investment purposes) in small and mid cap companies that the subadviser believes are of high quality. (Small and mid cap companies are companies whose market cap does not exceed the market cap of the largest company included in the Russell 2500 Index at the time of purchase by the portfolio.)

     Kayne Anderson Rudnick will invest primarily in common stocks, but may also invest, from time to time, in securities convertible into common stock, or rights or warrants to subscribe for or purchase common stocks. Investments are made primarily in securities listed on national securities exchanges, but the Small-Mid Cap Trust may also purchase securities traded in the United States over-the-counter market.

     The portfolio will seek to maintain an average market capitalization that is the same as the simple (not-weighted) average market capitalization of the companies in the Russell 2500 Index.

     In selecting equity securities, Kayne Anderson Rudnick uses a screening process it believes identifies high-quality companies. The quality criteria includes:

      --   Market dominance

      --   Rising free cash flow

      --   Shareholder-oriented management

      --   Strong, consistent profit growth

      --   Low-debt balance sheet

     The screening process identifies companies that meet Kayne Anderson Rudnick's criteria of quality. The portfolio managers then fundamentally analyze these securities. This research involves study of competitive industry conditions, discussions with company management, spreadsheet analysis, and valuation projections. Proprietary analytical tools compare expected rates of return of each equity security in the universe. In deciding whether to purchase a security, the portfolio managers appraise a company's fundamental strengths and relative attractiveness based on its expected return.

     The portfolio generally holds at least 25 to 35 securities, which are diversified by industry. The security selection discipline seeks to avoid over-concentration in any single sector or company.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities, especially those of small and mid cap companies. The risks of investing in these types of securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio is managed based on proprietary analytical tools and techniques developed by the subadviser. There is no guarantee that such management tools and techniques will correctly predict earnings growth, or enable the portfolio to achieve its investment objective.

Performance (B)
     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 11.17% (for the quarter ended 12/2001) and the lowest return was -14.30% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

        -17.6%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 Small-Mid Cap Trust-Series I                             -17.57%    -15.05%    07/16/2001
 Small-Mid Cap Trust-Series II                                        -4.18%    11/25/2002
 Russell 2500 Index(A)                                    -17.79%    -12.25%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered November 25, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee. The performance for Series II is aggregate total return.

SUBADVISER AND PORTFOLIO MANAGERS

     Kayne Anderson Rudnick manages the Small-Mid Cap Trust. Richard A. Kayne and John E. Anderson, the founders of Kayne Anderson Rudnick, have been in the business of furnishing investment advice to institutional and private clients since 1984. On December 1, 2000, the name of the firm officially changed from Kayne Anderson Investment Management to Kayne Anderson Rudnick Investment Management to recognize Mr. Rudnick's contributions to the firm's success and growth. Since inception, the firm has followed a philosophy of Quality at a Reasonable Price(TM) investing. At December 31, 2002, Kayne Anderson Rudnick had approximately $8.6 billion in assets under management. The address of Kayne Anderson Rudnick is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067. Kayne Anderson Rudnick owns 40% of the firm and Phoenix Investment Partners, Ltd. ("Phoenix"), the wholly owned, asset-management subsidiary of The Phoenix Companies, Inc. (NYSE: PNX) owns 60%.

     The Portfolio Manager is:

      -- Robert A. Schwarzkopf, CFA (since July, 2001). Mr. Schwarzkopf joined Kayne Anderson Rudnick in 1991. He is managing director of Small Cap Equity, co-portfolio manager for the Small and Mid Cap Equity Portfolios, and a member of the Investment Committee. Prior to joining Kayne Anderson Rudnick, Mr. Schwarzkopf was a member of the Investment Policy Committee at the Pilgrim Group of Mutual Funds and portfolio manager for Pilgrim Regional BankShares. Mr. Schwarzkopf is a Chartered Financial Analyst charterholder. He is a principal of Kayne Anderson Rudnick.

      -- Sandi L. Gleason, CFA (since July, 2001). Ms. Gleason joined Kayne Anderson Rudnick in 1993. She is co-portfolio manager for the Small and Mid Cap Equity Portfolios. Prior to joining Kayne Anderson Rudnick, Ms. Gleason was a senior consultant with Peterson Consulting Limited Partnership, a national litigation consulting firm. Ms. Gleason is a Chartered Financial Analyst charterholder. She is a principal of Kayne Anderson Rudnick.

INTERNATIONAL EQUITY SELECT TRUST

SUBADVISER:  Lazard Asset Management LLC ("Lazard")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: Lazard seeks to obtain this investment objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in equity securities. The portfolio will invest primarily in American Depository Receipts and common stocks, of relatively large non-U.S. companies with market capitalizations in the range of the Morgan Stanley Capital International (MSCI) Europe, Australia and Far East(R) Index that Lazard believes are undervalued based on their earnings, cash flow or asset values.

     The Portfolio will generally invest at least 80% of its total assets in equity securities, including American Depository Receipts, of companies located in at least three different foreign countries. The allocation of the Portfolio's assets among geographic sectors may shift from time to time based on Lazard's judgment and its analysis of market conditions. However, Lazard currently intends to invest the Portfolio's assets primarily in companies based in developed markets. The portfolio manager typically sells a stock when it is no longer considered a value company, appears less likely to benefit from the current market and economic environment, shows deteriorating fundamentals or falls short of Lazard's expectations.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance (B)
     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 8.26% (for the quarter ended 12/2002) and the lowest return was -19.46% (for the quarter ended 9/2002).


--------------------------------------------------------------------------------

        -11.7%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 International Equity Select Trust-Series I               -11.65%    -10.56%    07/16/2001
 International Equity Select Trust-Series II                          -2.12%    11/25/2002
 MSCI EAFE Index(A)                                       -15.66%    -15.27%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.

(B)Series II shares were first offered November 25, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee. The performance for Series II is aggregate total return.

SUBADVISER AND PORTFOLIO MANAGERS

     Lazard manages the International Equity Select Trust. Lazard is a division of Lazard Freres & Co. LLC ("Lazard Freres"), a New York limited liability company, which is registered as an investment adviser with the SEC and is a member of the New York, American and Chicago Stock Exchanges. Lazard Freres provides its clients with a wide variety of investment banking, brokerage and related services. Lazard and its affiliates provide investment management services to client discretionary accounts with assets totaling approximately $55.9 billion as of December 31, 2002. Lazard's clients are both individuals and institutions, some of whose accounts have investment policies similar to those of the Portfolio.

     The Portfolio Managers are:

      -- Herbert W. Gullquist (since July, 2001). Mr. Gullquist is a Vice Chairman and Managing Director of Lazard Freres and Chief Investment Officer of Lazard. He joined Lazard in 1982. Before joining Lazard he was a general partner of Oppenheimer & Company Inc. and a managing director and the chief investment officer of Oppenheimer Capital Corp. Mr. Gullquist has 42 years of investment experience and a BA from Northwestern University.

      -- John R. Reinsberg (since July, 2001). Mr. Reinsberg is a Managing Director of Lazard Freres. He joined Lazard in 1991. Before joining Lazard he was an executive vice president with General Electric Investment Corporation. Mr. Reinsberg has 21 years of investment experience, a BA from the University of Pennsylvania and an MBA from Columbia University.

     The International Equity Select Trust is also managed by a portfolio management team.

SELECT GROWTH TRUST

Subadviser:   Roxbury Capital Management, LLC ("Roxbury")

INVESTMENT OBJECTIVE:               To seek long-term growth of capital.

INVESTMENT STRATEGIES:              The portfolio invests primarily in large cap
                                    equity securities. Roxbury defines large cap equity securities as securities of companies with at least $2 billion in market cap. The portfolio may also invest up to 20% of its assets in mid cap securities and in securities of any market cap where Roxbury believes there are prospects significant appreciation in the price of the security
                                    (for example, in corporate restructurings).

         The Select Growth Trust invests primarily in large cap equity securities. Roxbury defines large cap equity securities as securities of companies with at least $2 billion in market cap. The portfolio may also invest up to 20% of its assets in mid cap securities and in securities of any market cap where Roxbury believes there are prospects significant appreciation in the price of the security (for example, in corporate restructurings).

         Roxbury's investment approach combines growth stock investing with a proprietary valuation discipline with the goal of creating portfolios of high quality companies with the potential for high return and prudent control of risk.

Roxbury's investment philosophy is built upon three fundamental principles.

1.       QUALITY COMPANIES

         History has shown that only a few companies dominate their industries year after year and consistently build wealth for shareholders. Unique business models or franchises allow these companies to generate cash flow significantly in excess of the capital required to run their businesses and often correspond with increased market share, expanding margins and visionary management. Companies that exhibit such characteristics offer earnings predictability, a margin of safety and solid performance in volatile markets. Roxbury will seek to choose securities of such companies for the Select Growth Trust.

2.       GROWTH CRITERIA

         Roxbury's investment approach is based on their belief that, over time, stock prices follow earnings growth. Therefore, Roxbury seeks companies that can generate sustainable earnings and cash flow growth significantly higher than market averages.

3.       VALUATION DISCIPLINE

         Roxbury's investment approach is also based on their belief that valuation multiples, such as price/earnings ratios, are lagging indicators of wealth creation, and thus have only limited application to their investment selection process. Roxbury focuses on Return on Invested Capital (ROIC), which measures a company's ability to generate excess free cash flow. ROIC enables Roxbury to compare the fundamental strength of a business relative to its current stock price to find attractively prices securities.

PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO

    The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance

    The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

    The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 12.08% (for the quarter ended 12/2001) and the lowest return was 19.34% (for the quarter ended 6/2002).

[PERFORMANCE GRAPH]

2002   -30.6%

                                               ONE     LIFE OF    DATE FIRST
                                               YEAR    PORTFOLIO   AVAILABLE
Select Growth Trust-Series I                  -30.64%   -24.83%   07/16/2001
Russell 1000 Growth Index (A)                 -27.89%   -23.33%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end. The performance for Series II is aggregate total return.

SUBADVISER AND PORTFOLIO MANAGERS

Roxbury Capital Management, LLC manages the Select Growth Trust. Anthony H. Browne founded Roxbury Capital Management, LLC's predecessor, Roxbury Capital Management in 1986. On July 31, 1998, Roxbury Capital Management entered into a strategic partnership with affiliates of Wilmington Trust Company. A Wilmington affiliate owns 100% preferred interests, and Roxbury Capital Management and Anthony H. Browne own approximately 60% common interests in Roxbury Capital Management, LLC ("Roxbury"). The firm continues to be managed by Roxbury principals and employees and significant incentives are in place to insure continuity of management and the firm's proven investment philosophy. Roxbury is located at 100 Wilshire Blvd, Suite 600, Santa Monica, California 90401. As of December 31, 2002, Roxbury's assets under management were approximately $3.7 billion.

                  The Portfolio Managers are:

    Anthony H. Browne. (since July, 2001) Mr. Browne is a co-founder and Co-Chief Investment Officer of Roxbury Capital Management and is currently a Senior Managing Director and Co-Chief Investment Officer, Portfolio Management. He oversees all aspects of Roxbury's investment and portfolio management process. Tony has 30 years of experience in the investment management field. Prior to founding Roxbury in 1986, he was President and Chief Investment Officer of CMB Investment Counselors, a Los Angeles firm with $3 billion under management. He began his career with Tweedy Browne & Co. Mr. Browne obtained his M.B.A. from Harvard Graduate School of Business and his B.A. from Harvard College.


    David C. Kahn. (since July, 2001) Mr. Kahn is a Managing Director, Portfolio Management/Client Service for Roxbury. Prior to joining Roxbury in 1994, he was a Vice President with the Investment Management Consulting Groups of both CIBC Oppenheimer and Salomon Smith Barney. Mr. Kahn's experience also includes seven years with a New York-based proxy solicitor and merger strategist, where he developed and ran a division providing defense strategy and investor relations, consulting Fortune 1000 companies. Mr. Kahn obtained his M.B.A. from New York University and his B.A. from Bucknell University.


GLOBAL EQUITY SELECT TRUST

Subadviser:   Lazard Asset Management LLC ("Lazard")

INVESTMENT OBJECTIVE:               To seek long-term capital appreciation.

INVESTMENT STRATEGIES:              Lazard seeks to obtain this investment
                                    objective by investing, under normal market conditions, at least 80% of the portfolios net assets (plus any borrowings for investment purposes) in equity securities.
                                    The portfolio will invest primarily in
                                    American and Global Depository Receipts and common stocks, of relatively large U.S. and non-U.S. companies with market capitalizations in the range of the Morgan
                                    Stanley Capital International (MSCI)
                                    World(R)Index that Lazard believes are
                                    undervalued based on their earnings, cash flow or asset values.

         The Global Equity Select Trust invests primarily in equity securities, including American and Global Depository Receipts and common stocks, of relatively large U.S. and non-U.S. companies with market capitalizations in the range of the Morgan Stanley Capital International (MSCI) World(R) Index that Lazard believes are undervalued based on their earnings, cash flow or asset values.

         The portfolio generally invests at least 80% of its total assets in equity securities, including American and Global Depository Receipts, of companies located in at least four different countries, including the United States. The allocation of the portfolio's assets among geographic regions may shift from time to time based on the Lazard's judgment and its analysis of market conditions. The portfolio manager typically sells a stock when it is no longer considered a value company, appears less likely to benefit from the current market and economic environment, shows deteriorating fundamentals or falls short of Lazard's expectations.

PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO

    The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

    The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

    The portfolio may invest in equity securities of small and medium-sized companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance

    The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

    The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 8.32% (for the quarter ended 12/2002) and the lowest return was 17.19% (for the quarter ended 9/2002).

[PERFORMANCE GRAPH]

2002   -13.6%

                                               ONE     LIFE OF    DATE FIRST
                                               YEAR    PORTFOLIO   AVAILABLE
Global Equity Select Trust-Series I           -13.61%   -11.02%   07/16/2001
MSCI World Index (A)                          -19.54%   -17.67%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end. The performance for Series II is aggregate total return.

SUBADVISER AND PORTFOLIO MANAGERS

         Lazard manages the Global Equity Select Trust. Lazard, a division of Lazard Freres & Co. LLC ("Lazard Freres"), a New York limited liability company, which is registered as an investment adviser with the SEC and is a member of the New York, American and Chicago Stock Exchanges. Lazard Freres provides its clients with a wide variety of investment banking, brokerage and related services. Lazard and its affiliates provide investment management services to client discretionary accounts with assets totaling approximately $55.9 billion as of December 31, 2001. Lazard's clients are both individuals and institutions, some of whose accounts have investment policies similar to those of the Portfolio.

                  The Portfolio Managers are:

- Herbert W. Gullquist. (since July, 2001) Mr. Gullquist is a Vice Chairman and Managing Director of Lazard Freres and Chief Investment Officer of Lazard. He joined Lazard in 1982. Before joining Lazard he was a general partner of Oppenheimer & Company Inc. and a managing director and the chief investment officer of Oppenheimer Capital Corp. Mr. Gullquist has 42 years of investment experience and a BA from Northwestern University.

- John R. Reinsberg. (since July, 2001) Mr. Reinsberg is a Managing Director of Lazard Freres. He joined Lazard in 1991. Before joining Lazard he was an executive vice president with General Electric Investment Corporation. Mr. Reinsberg has 21 years of investment experience, a BA from the University of Pennsylvania and an MBA from Columbia University.

The International Equity Select Trust is also managed by a portfolio management team.

CORE VALUE TRUST

Subadviser: Rorer Asset Management, LLC ("Rorer")

INVESTMENT OBJECTIVE:               To seek long-term capital appreciation.

INVESTMENT STRATEGIES:              The portfolio invests, under normal market
                                    conditions, primarily in equity and
                                    equity-related securities of companies with market capitalization greater than $1 billion at the time of purchase. Rorer seeks to select securities for the portfolio which it believes to be undervalued relative to the stock market in general.

         Rorer seeks to achieve the portfolio's objective by investing the portfolio's assets, under normal market conditions, primarily in equity and equity-related securities of companies with market capitalization greater than $1 billion at the time of purchase. Rorer seeks to select securities for the portfolio which it believes to be undervalued relative to the stock market in general.

         The Rorer approach to stock selection starts with a quality universe of those stocks that are included in the S&P 500 Index and the Russell 1000 Index that are U.S. domiciled, have five years of trading history and a market capitalization in excess of $1 billion. These companies are subjected to a rigorous quantitative screening process designed to filter out a list of potential purchase candidates based on two factors: attractive valuation and earnings momentum. The valuation methodology identifies the equities of those companies trading below historic valuation norms relative to the market as defined by the S&P 500. The earnings momentum measure identifies those companies, which are experiencing upward estimate revisions from the analytical community and, thereby, have the best potential to provide positive earnings.

         Buy: After the screening process is complete, fundamental and economic analysis is performed on those 75-100 companies, which meet the valuation, earnings momentum and portfolio guidelines. This fundamental analysis is extensive in scope and rigorous in its discipline. The analysis of each company's fundamentals, including interest rate and business cycle analysis and trading liquidity, is always considered as a whole before the time of purchase.

         Sell: The Rorer sell process is highly disciplined. In its implementation, it seeks to realize substantial profits after they have been earned or, conversely, to conserve capital when circumstances so dictate. Specifically, an upside price objective is established at the time of purchase. This price target is set at a level that the stock is reasonably expected to achieve within an 18-24 month time frame. Alternatively, a stock will be sold if its fundamentals fail to meet expectations or if its position exceeds our industry and position weighting limits.

         Portfolio Design: The foregoing research process results in a portfolio of approximately 30-40 companies. In addition, exposure in any single industry is generally limited, under normal market conditions, to approximately 20% of the total value of the portfolio.

TEMPORARY DEFENSIVE INVESTING

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Core Value Trust may place all or a portion of its assets in cash or cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited. The Core Value Trust seeks to maintain no more than 10% of its assets in cash or cash equivalents during normal market conditions and it anticipates that no more than 5% of its assets will be invested in cash or cash equivalents under normal market conditions.

PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO

- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

- The price of the securities purchased by the portfolio will increase if other investors in the stock market subsequently believe that the securities are undervalued and are willing to pay a higher price for them. If other investors in the stock market continue indefinitely to undervalue these securities, or if in fact these securities are not undervalued, the value of the portfolio may decline.

Performance

    The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

    The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 5.40% (for the quarter ended 12/2001) and the lowest return was 17.14% (for the quarter ended 9/2002).

[PERFORMANCE GRAPH]

2002   -20.8%

                                               ONE     LIFE OF    DATE FIRST
                                               YEAR    PORTFOLIO   AVAILABLE
Core Value Trust-Series I                     -20.82%   -17.60%   07/16/2001
Russell 1000 Value Index (A)                  -15.52%   -13.86%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end. The performance for Series II is aggregate total return.

SUBADVISER AND PORTFOLIO MANAGERS

         Rorer manages the Core Value Trust. Rorer, located at One Liberty Place, Philadelphia, Pennsylvania 19103, is a 23-year old firm which as of December 31, 2002 managed approximately $9 billion in assets primarily through a Large Cap Value discipline. Rorer focuses on high quality, but currently "out of favor" securities with strong fundamentals, which are positioned for growth. The most significant factor that distinguishes Rorer from its peers is its strong sell discipline. Rorer is 65% owned by Affiliated Managers Group.

                  The Portfolio Managers are:

         Edward C. Rorer. (since July, 2001) Mr. Rorer founded Rorer in 1978 and is the firm's Chairman & Chief Investment Officer. He received his M.B.A. from the University of Pennsylvania and his B.A. from Trinity College.

         James G. Hesser. (since July, 2001) Mr. Hesser joined Rorer in 1992 and is currently its President. He received his B.A. from Rider University.

         Clifford B. Storms, Jr. CFA, EVP. (since July, 2001) Mr. Storms joined Rorer in 1990 and is the firm's Director of Research. He received his M.B.A. from the University of North Carolina at Chapel Hill and his B.A. from Dickinson College.

HIGH GRADE BOND TRUST

SUBADVISER:  Allegiance Capital, Inc. ("Allegiance")

INVESTMENT OBJECTIVE:  To maximized total return, consistent with the preservation of capital and prudent investment management.

INVESTMENT STRATEGIES: Allegiance seeks to attain the portfolio's investment objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in investment grade, fixed income securities of varying maturities.

     The High Grade Bond Trust invests in investment grade, fixed income securities of varying maturities. Investment grade fixed income securities include, but are not limited to:

      -- Securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities, including mortgage-backed securities such as GNMA, FNMA and FHLMC pass through certificates (U.S. Government Obligations"),

      -- U.S. domestic corporate bonds rated Baa or higher by Moody's or BBB or higher by S&P (or securities of comparable quality as determined by Allegiance),

      -- Commercial mortgage-backed securities and asset-backed securities rated Aaa or higher by Moody's or AAA or higher by S&P (or securities of comparable quality as determined by Allegiance).

     In managing the portfolio, Allegiance expects to maintain an average duration of five to six years. (Duration is a mathematical calculation widely used by fixed income managers to measure the potential volatility of individual fixed income securities and/or a portfolio of fixed income securities, to changes in the level of interest rates.) Variations in this range will generally be based on Allegiance's perception of current trends for the U.S. economy and the level of U.S. interest rates.

     In managing the portfolio, Allegiance may allocate the portfolio assets to several of the various sectors of the fixed income market including those listed above. Adjustments among these sectors will be made based on the trends of spread movements in the yields of each sector to the yield of the U.S. Treasury securities. As the spread in yields of sectors widens to the level of yield for U.S. Treasuries, those sectors may be removed or reduced in size within the portfolio. For those sectors in which their spread in yields to the yield of U.S. Treasuries narrows, those sectors may be increased in size as a component in the portfolio.

     In managing the portfolio, Allegiance will determine the mix of maturities of securities purchased by the portfolio in order to attempt to maintain an average portfolio duration of five to six years. Maturities of securities for a particular duration will vary depending on changes (or perceived changes) in the slope of the yield curve for U.S. securities. The slope of the yield curve will generally flatten (narrow as to the difference in yield of 2-year to 30-year Treasury issues) when the Federal Reserve is raising interest rate levels (or the perception of a need to raise interest rates exists). In such a case, the maturities of securities will be adjusted to a barbell of short and long maturity issues, with the average duration being in the five to six year range. The slope of the yield curve will generally steepen (widen as to the difference in the yield of 2-year to 30-year Treasury issues) when the Federal Reserve is easing interest rates (or the perception of the need to ease interest rates exists). In such a case, the maturities of securities will generally be focused intermediate issues in the three-year to ten-year range.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests substantially all its assets in fixed income securities. The risks of investing in fixed income securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 7.11% (for the quarter ended 9/2002) and the lowest return was -5.00% (for the quarter ended 12/2002).


--------------------------------------------------------------------------------

        11.0%
         2002

--------------------------------------------------------------------------------


                                                            One      Life of    Date First
                                                           Year     Portfolio   Available
 High Grade Bond Trust-Series I                            11.01%     9.76%     07/16/2001
 High Grade Bond Trust-Series II                                      1.77%     11/25/2002
 Lehman Brothers Aggregate Bond Index(A)                   10.27%     8.92%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered November 25, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee. The performance for Series II is aggregate total return.

SUBADVISER AND PORTFOLIO MANAGERS

     Allegiance manages the High Grade Bond Trust. Allegiance, located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648 is a California corporation. Allegiance's sole business is to provide fixed income investment services to clients. Allegiance is privately owned by seven employees and two non-employee investors. As of November 30, 2002 Allegiance had over $4 billion of fixed income assets under management for clients.

     The Portfolio Manager is:

      -- William Mawhorter (since July, 2001). Mr. Mawhorter, Chief Investment Officer and Chairman of Allegiance, co-founded Allegiance in November of 1988. Mr. Mawhorter has 32 years of fixed income investment experience. Prior to founding Allegiance, Mr. Mawhorter was Chief Investment Officer of Govaars and Associates.

                          ADDITIONAL INFORMATION ABOUT

                          THE PORTFOLIOS' INVESTMENTS

RISKS OF INVESTING IN CERTAIN TYPES OF SECURITIES

     The risks of investing in certain types of securities are described below. The value of an individual security or a particular type of security can be more volatile than the market as a whole and can perform differently than the value of the market as a whole.

NON-DIVERSIFIED PORTFOLIOS

     Definition of Non-Diversified. Any portfolio that is non-diversified is limited as to the percentage of its assets that may be invested in any one issuer, and as to the percentage of the outstanding voting securities of such issuer that may be owned, only by the portfolio's own investment restrictions and the diversification requirements of the Internal Revenue Code (the "Code"). In contrast, a diversified portfolio may not invest more than five percent of its total assets in the securities, or own more than ten percent of the outstanding voting securities, of any one issuer.

     Risks. Since a non-diversified portfolio may invest a high percentage of its assets in the securities of a small number of companies, a non-diversified portfolio may be affected more than a diversified portfolio by a change in the financial condition of any of these companies or by the financial markets' assessment of any of these companies.

EQUITY SECURITIES

     Equity securities include common, preferred and convertible preferred stocks and securities the values of which are tied to the price of stocks, such as rights, warrants and convertible debt securities. Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The price of equity securities fluctuates based on changes in a company's financial condition and overall market and economic conditions. The value of equity securities purchased by a portfolio could decline if the financial condition of the companies the portfolio is invested in decline or if overall market and economic conditions deteriorate. Even portfolios that invest in high quality or "blue chip" equity securities or securities of established companies with large market capitalizations (which generally have strong financial characteristics) can be negatively impacted by poor overall market and economic conditions. Companies with large market capitalizations may also have less growth potential than smaller companies and may be able to react less quickly to change in the marketplace.

FIXED INCOME SECURITIES

     Fixed income securities are generally subject to two principal types of risks: (a) interest rate risk and (b) credit quality risk.

     Interest Rate Risk. Fixed income securities are affected by changes in interest rates. When interest rates decline, the market value of the fixed income securities generally can be expected to rise. Conversely, when interest rates rise, the market value of fixed income securities generally can be expected to decline.

     Credit Quality Risk. Fixed income securities are subject to the risk that the issuer of the security will not repay all or a portion of the principal borrowed and will not make all interest payments. If the credit quality of a fixed income security deteriorates after a portfolio has purchased the security, the market value of the security may decrease and lead to a decrease in the value of the portfolio's investments. Portfolios that may invest in lower rated fixed income securities are riskier than portfolios that may invest in higher rated fixed income securities. Additional information on the risks of investing in investment grade fixed income securities in the lowest rating category and lower rated fixed income securities is set forth below.

INVESTMENT GRADE FIXED INCOME SECURITIES IN THE LOWEST RATING CATEGORY

     Investment grade fixed income securities in the lowest rating category (rated "Baa" by Moody's or "BBB" by Standard & Poor's and comparable unrated securities) involve a higher degree of risk than fixed income securities in the higher rating categories. While such securities are considered investment grade quality and are deemed to have adequate capacity for payment of principal and interest, such securities lack outstanding investment characteristics and have speculative characteristics as well. For example, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade securities.

LOWER RATED FIXED INCOME SECURITIES

     Lower rated fixed income securities are defined as securities rated below investment grade (rated "Ba" and below by Moody's and "BB" and below by Standard & Poor's). The principal risks of investing in these securities are as follows:

General Risks

      -- Risk to Principal and Income. Investing in lower rated fixed income securities is considered speculative. While these securities generally provide greater income potential than investments in higher rated securities, there is a greater risk that principal and interest payments will not be made. Issuers of these securities may even go into default or become bankrupt.

      -- Price Volatility. The price of lower rated fixed income securities may be more volatile than securities in the higher rating categories. This volatility may increase during periods of economic uncertainty or change. The price of these securities is affected more than higher rated fixed income securities by the market's perception of their credit quality especially during times of adverse publicity. In the past, economic downturns or an increase in interest rates have, at times, caused more defaults by issuers of these securities and may do so in the future. Economic downturns and increases in interest rates have an even greater affect on highly leveraged issuers of these securities.

      -- Liquidity. The market for lower rated fixed income securities may have more limited trading than the market for investment grade fixed income securities. Therefore, it may be more difficult to sell these securities and these securities may have to be sold at prices below their market value in order to meet redemption requests or to respond to changes in market conditions.

      -- Dependence on Subadviser's Own Credit Analysis. While a subadviser to a portfolio may rely on ratings by established credit rating agencies, it will also supplement such ratings with its own independent review of the credit quality of the issuer. Therefore, the assessment of the credit risk of lower rated fixed income securities is more dependent on the subadviser's evaluation than the assessment of the credit risk of higher rated securities.

Additional Risks Regarding Lower Rated Corporate Fixed Income Securities
     Lower rated corporate debt securities (and comparable unrated securities) tend to be more sensitive to individual corporate developments and changes in economics conditions than higher-rated corporate fixed income securities. Issuers of lower rated corporate debt securities may also be highly leveraged, increasing the risk that principal and income will not be repaid.

Additional Risks Regarding Lower Rated Foreign Government Fixed Income
Securities
     Lower rated foreign government fixed income securities are subject to the risks of investing in emerging market countries described below under "Foreign Securities." In addition, the ability and willingness of a foreign government to make payments on debt when due may be affected by the prevailing economic and political conditions within the country. Emerging market countries may experience high inflation, interest rates and unemployment as well as exchange rate trade difficulties and political uncertainty or instability. These factors increase the risk that a foreign government will not make payments when due.

SMALL AND MEDIUM SIZE COMPANIES

Small or Unseasoned Companies

      -- Survival of Small or Unseasoned Companies. Companies that are small or unseasoned (less than 3 years of operating history) are more likely than larger or established companies to fail or not to accomplish their goals. As a result, the value of their securities could decline significantly. These companies are less likely to survive since they are often dependent upon a small number of products, may have limited financial resources and a small management group.

      -- Changes in Earnings and Business Prospects. Small or unseasoned companies often have a greater degree of change in earnings and business prospects than larger or established companies, resulting in more volatility in the price of their securities.

      -- Liquidity. The securities of small or unseasoned companies may have limited marketability. This factor could cause the value of a portfolio's investments to decrease if it needs to sell such securities when there are few interested buyers.

      -- Impact of Buying or Selling Shares. Small or unseasoned companies usually have fewer outstanding shares than larger or established companies. Therefore, it may be more difficult to buy or sell large amounts of these shares without unfavorably impacting the price of the security.

      -- Publicly Available Information. There may be less publicly available information about small or unseasoned companies. Therefore, when making a decision to purchase a security for a portfolio, a subadviser may not be aware of problems associated with the company issuing the security.

Medium Size Companies

      -- Investments in the securities of medium sized companies present risks similar to those associated with small or unseasoned companies although to a lesser degree due to the larger size of the companies.

FOREIGN SECURITIES

     The principal risks of investing in foreign securities are set forth below. As noted below, many of these risks are greater in the case of investments in emerging market countries.

      -- Currency Fluctuations. Investments in foreign securities may cause a portfolio to lose money when converting investments from foreign currencies into U.S. dollars. A portfolio may attempt to lock in an exchange rate by purchasing a foreign currency exchange contract prior to the settlement of an investment in a foreign security. However, it may not always be successful in doing so and the portfolio could still lose money.

      -- Political and Economic Conditions. Investments in foreign securities subject a portfolio to the political or economic conditions of the foreign country. These conditions could cause portfolio investments to lose value if these conditions deteriorate for any reason. This risk increases in the case of emerging market countries which are more likely to be politically unstable. Political instability could cause the value of any investment in the securities of an issuer based in a foreign country to decrease or could prevent or delay the portfolio from selling its investment and taking the money out of the country.

      -- Removal of Proceeds of Investments from a Foreign Country. Foreign countries, especially emerging market countries, often have currency controls or restrictions which may prevent or delay a portfolio from taking money out of the country or may impose additional taxes on money removed from the country. Therefore, a portfolio could lose money if it is not permitted to remove capital from the country or if there is a delay in taking the assets out of the country, since the value of the assets could decline during this period or the exchange rate to convert the assets into U.S. dollars could worsen.

      -- Nationalization of Assets. Investments in foreign securities subject a portfolio to the risk that the company issuing the security may be nationalized. If the company is nationalized, the value of the company's securities could decrease in value or even become worthless.

      -- Settlement of Sales. Foreign countries, especially emerging market countries, may also have problems associated with settlement of sales. Such problems could cause the portfolio to suffer a loss if a security to be sold declines in value while settlement of the sale is delayed.

      -- Investor Protection Standards. Foreign countries, especially emerging market countries, may have less stringent investor protection and disclosure standards than the U.S. Therefore, when making a decision to purchase a security for a portfolio, a subadviser may not be aware of problems associated with the company issuing the security and may not enjoy the same legal rights as those provided in the U.S.

INVESTMENT COMPANY SECURITIES

     Certain of the portfolios may invest in securities of other investment companies. The total return on such investments will be reduced by the operating expenses and fees of such other investment companies, including advisory fees. Investments in closed end funds may involve the payment of substantial premiums above the value of such investment companies' portfolio securities.

EXCHANGE TRADED FUNDS (ETFS)

     These are a type of investment company bought and sold on a securities exchange. An ETF represents a fixed portfolio of securities designed to track a particular market index. A portfolio could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market while awaiting purchase of underlying securities. The risks of owning an ETF generally reflect the risks of owning the underlying securities they are designed to track, although lack of liquidity in an ETF could result in it being more volatile and ETFs have management fees which increase their costs.

STRIPPED SECURITIES

     Stripped securities are the separate income or principal components of a debt security. The risks associated with stripped securities are similar to those of other debt securities, although stripped securities may be more volatile, and the value of certain types of stripped securities may move in the same direction as interest rates. U.S. Treasury securities that have been stripped by a Federal Reserve Bank are obligations issued by the U.S. Treasury.

MORTGAGE-BACKED AND ASSET-BACKED SECURITIES

     Mortgage-Backed Securities. Mortgage-backed securities represent participating interests in pools of residential mortgage loans which are guaranteed by the U.S. Government, its agencies or instrumentalities. However, the guarantee of these types of securities relates to the principal and interest payments and not the market value of such securities. In addition, the guarantee only relates to the mortgage-backed securities held by the portfolio and not the purchase of shares of the portfolio.

     Mortgage-backed securities are issued by lenders such as mortgage bankers, commercial banks, and savings and loan associations. Such securities differ from conventional debt securities which provide for the periodic payment of interest in fixed amounts (usually semiannually) with principal payments at maturity or on specified dates. Mortgage-backed securities provide periodic payments which are, in effect, a "pass-through" of the interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans. A mortgage-backed security will mature when all the mortgages in the pool mature or are prepaid. Therefore, mortgage-backed securities do not have a fixed maturity, and their expected maturities may vary when interest rates raise or fall.

     When interest rates fall, homeowners are more likely to prepay their mortgage loans. An increased rate of prepayments on the portfolio's mortgage-backed securities will result in an unforeseen loss of interest income to the portfolio as the portfolio may be required to reinvest assets at a lower interest rate. Because prepayments increase when interest rates fall, the prices of mortgaged-backed securities do not increase as much as other fixed income securities when interest rates fall.

     When interest rates rise, homeowners are less likely to prepay their mortgages loans. A decreased rate of prepayments lengthen the expected maturity of a mortgage-backed security. Therefore, the prices of mortgage-backed securities may decrease more than prices of other fixed income securities when interest rates rise.

     The yield of mortgage-backed securities is based on the average life of the underlying pool of mortgage loans. The actual life of any particular pool may be shortened by unscheduled or early payments of principal and interest. Principal prepayments may result from the sale of the underlying property or the refinancing or foreclosure of underlying mortgages. The occurrence of prepayments is affected by a wide range of economic, demographic and social factors and, accordingly, it is not possible to accurately predict the average life of a particular pool. The actual prepayment experience of a pool of mortgage loans may cause the yield realized by the portfolio to differ from the yield calculated on the basis of the average life of the pool. In addition, if the portfolio purchases mortgage-backed securities at a premium, the premium may be lost in the event of early prepayment which may result in a loss to the portfolio.

     Prepayments tend to increase during periods of falling interest rates, while during periods of rising interest rates prepayments are likely to decline. Monthly interest payments received by the portfolio have a compounding effect which will increase the yield to shareholders as compared to debt obligations that pay interest semiannually. Because of the reinvestment of prepayments of principal at current rates, mortgage-backed securities may be less effective than Treasury bonds of similar maturity at maintaining yields during periods of declining interest rates. Also, although the value of debt securities may increase as interest rates decline, the value of these pass-through type of securities may not increase as much due to their prepayment feature.

     Collateralized Mortgage Obligations. The portfolio may invest in mortgage-backed securities called collateralized mortgage obligations (CMOs). CMOs are issued in separate classes with different stated maturities. As the mortgage pool experiences prepayments, the pool pays off investors in classes with shorter maturities first. By investing in CMOs, the portfolio may manage the prepayment risk of mortgage-backed securities. However, prepayments may cause the actual maturity of a CMO to be substantially shorter than its stated maturity.

     Asset-Backed Securities. Asset-backed securities include interests in pools of debt securities, commercial or consumer loans, or other receivables. The value of these securities depends on many factors, including changes in interest rates, the availability of information concerning the pool and its structure, the credit quality of the underlying assets, the market's perception of the servicer of the pool, and any credit enhancement provided. In addition, asset-backed securities have prepayment risks similar to mortgage-backed securities.

SECURITIES LINKED TO THE REAL ESTATE MARKET

     Investing in securities of companies in the real estate industry subjects a portfolio to the risks associated with the direct ownership of real estate. These risks include:

 --   Declines in the value of real estate;      --   Change in zoning laws;
 --   Risks related to general and local         --   Losses due to costs resulting from the
      economic conditions;                       clean-up of environmental problems;
 --   Possible lack of availability of mortgage  --   Liability to third parties for damages
funds;                                           resulting from environmental problems;
 --   Overbuilding;                              --   Casualty or condemnation losses;
 --   Extended vacancies of properties;          --   Limitations on rents;
 --   Increased competition;                     --   Changes in neighborhood values and the
 --   Increases in property taxes and operating  appeal of properties to tenants; and
expenses;                                        --   Changes in interest rates.

     Therefore, for a portfolio investing a substantial amount of its assets in securities of companies in the real estate industry, the value of the portfolio's shares may change at different rates compared to the value of shares of a portfolio with investments in a mix of different industries.

     Securities of companies in the real estate industry include REITs including Equity REITs and Mortgage REITs. Equity REITs may be affected by changes in the value of the underlying property owned by the trusts, while Mortgage REITs may be affected by the quality of any credit extended. Further, Equity and Mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and Mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidations. In addition, Equity and Mortgage REITs could possibly fail to qualify for tax free pass-through of income under the Internal Revenue Code of 1986, as amended, or to maintain their exemptions form registration under the 1940 Act. The above factors may also adversely affect a borrower's or a lessee's ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.

     In addition, even the larger REITs in the industry tend to be small to medium-sized companies in relation to the equity markets as a whole. See "Small and Medium Size Companies" above for a discussion of the risks associated with invests in these companies.

INDUSTRY OR SECTOR INVESTING

     When a portfolio's investments are concentrated in a particular industry or sector of the economy, they are not as diversified as the investments of most mutual funds and are far less diversified than the broad securities markets. This means that concentrated portfolios tend to be more volatile than other mutual funds, and the values of their investments tend to go up and down more rapidly. In addition, a portfolio which invests in a particular industry or sector is particularly susceptible to the impact of market, economic, regulatory and others factors affecting that industry or sector.

     Internet-Related Investments. The value of companies engaged in Internet-related activities, which is a developing industry, is particularly vulnerable to (a) rapidly changing technology, (b) extensive government regulation and (c) relatively high risk of obsolescence caused by scientific and technological advances. In addition, companies engaged in Internet-related activities are difficult to value and many have high share prices relative to their earnings which they may not be able to maintain over the long-term. Moreover, many Internet companies are not yet profitable and will need additional financing to continue their operations. There is no guarantee that such financing will be available when needed. Since many internet companies are start-up companies, the risks associated with investing in small companies are heightened for these companies. Any portfolio that invests a significant portion of its assets in Internet-related companies should be considered extremely risky even as compared to other portfolios that invest primarily in small company securities.

     Financial Services Industry. A portfolio investing principally in securities of companies in the financial services industry is particularly vulnerable to events affecting that industry. Companies in the financial services industry include commercial and industrial banks, savings and loan associations and their holding companies, consumer and industrial finance companies, diversified financial services companies, investment banking, securities brokerage and investment advisory companies, leasing companies and insurance companies.

     Banking. Commercial banks (including "money center" regional and community banks), savings and loan associations and holding companies of the foregoing are especially subject to adverse effects of volatile interest rates, concentrations of loans in particular industries (such as real estate or energy) and significant competition. The profitability of these businesses is to a significant degree dependent upon the availability and cost of capital funds. Economic conditions in the real estate market may have a particularly strong effect on certain banks and savings associations. Commercial banks and savings associations are subject to extensive federal and, in many instances, state regulation. Neither such extensive regulation nor the federal insurance of deposits ensures the solvency or profitability of companies in this industry, and there is no assurance against losses in securities issued by such companies.

     Insurance. Insurance companies are particularly subject to government regulation and rate setting, potential anti-trust and tax law changes, and industry-wide pricing and competition cycles. Property and casualty insurance companies may also be affected by weather and other catastrophes. Life and health insurance companies may be affected by mortality and morbidity rates, including the effects of epidemics. Individual insurance companies may be exposed to reserve inadequacies, problems in investment portfolios (for example, due to real estate or "junk" bond holdings) and failures of reinsurance carriers.

     Other Financial Services Companies. Many of the investment considerations discussed in connection with banks and insurance also apply to financial services companies. These companies are all subject to extensive regulation, rapid business changes, volatile performance dependent upon the availability and cost of capital and prevailing interest rates and significant competition. General economic conditions significantly affect these companies. Credit and other losses resulting from the financial difficulty of borrowers or other third parties have a potentially adverse effect on companies in this industry. Investment banking, securities brokerage and investment advisory companies are particularly subject to government regulation and the risks inherent in securities trading and underwriting activities.

     Telecommunications. Companies in the telecommunications sector are subject to the additional risks of rapid obsolescence, lack of standardization or compatibility with existing technologies, an unfavorable regulatory environment, and a dependency on patent and copyright protection. The prices of the securities of companies in the telecommunications sector may fluctuate widely due to both federal and state regulations governing rates of return and services that may be offered, fierce competition for market share, and competitive challenges in the U.S. from foreign competitors engaged in strategic joint ventures with U.S. companies, and in foreign markets from both U.S. and foreign competitors. In addition, recent industry consolidation trends may lead to increased regulation of telecommunications companies in their primary markets.

     Health Sciences. Companies in this sector are subject to the additional risks of increased competition within the health care industry, changes in legislation or government regulations, reductions in government funding, product liability or other litigation and the obsolescence of popular products. The prices of the securities of heath sciences companies may fluctuate widely due to government regulation and approval of their products and services, which may have a significant effect on their price and availability. In addition, the types of products or services produced or provided by these companies may quickly become obsolete. Moreover, liability for products that are later alleged to be harmful or unsafe may be substantial and may have a significant impact on a company's market value or share price.

                               ------------------

     Additional risks of investing in the types of securities mentioned above are contained in the Statement of Additional Information.

ADDITIONAL INVESTMENT POLICIES

     Subject to certain restrictions, each of the portfolios of the Trust may use the following investment strategies and purchase the following types of securities.

LENDING OF PORTFOLIO SECURITIES

     Each portfolio may lend its securities so long as such loans do not represent more than 33 1/3% of a portfolio's total assets. As collateral for the lent securities, the borrower gives the lending portfolio collateral equal to at least 100% of the value of the lent securities. The collateral may consist of cash, cash equivalents or securities issued or guaranteed by the U.S. government or its agencies or instrumentalities. The borrower must also agree to increase the collateral if the value of the lent securities increases. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially.

WHEN-ISSUED SECURITIES ("FORWARD COMMITMENTS")

     In order to help ensure the availability of suitable securities, each of the portfolios may purchase debt securities on a "when-issued" or on a "forward delivery" basis. These terms mean that the obligations will be delivered to the portfolio at a future date, which may be a month or more after the date of commitment. While awaiting delivery of the obligations purchased on such bases, a portfolio will maintain on its record liquid assets consisting of cash or high quality debt securities equal to the amount of the commitments to purchase when-issued or forward delivery securities. At the time delivery is made, the value of when-issued or forward delivery securities may be more or less than the transaction price, and the yields then available in the market may be higher than those obtained in the transaction.

U.S. GOVERNMENT SECURITIES

     Certain of the portfolios may invest in U.S. government securities issued or guaranteed by the U.S. government or by an agency or instrumentality of the U.S. government. Not all U.S. government securities are backed by the full faith and credit of the United States. Some are supported only by the credit of the issuing agency or instrumentality which depends entirely on its own resources to repay the debt.

REPURCHASE AGREEMENTS

     Each of the portfolios may enter into repurchase agreements. Repurchase agreements involve the acquisition by a portfolio of debt securities subject to an agreement to resell them at an agreed-upon price. The arrangement is in economic effect a loan collateralized by securities. The portfolio's risk in a repurchase transaction is limited to the ability of the seller to pay the agreed-upon sum on the delivery date. In the event of bankruptcy or other default by the seller, the instrument purchased may decline in value, interest payable on the instrument may be lost and there may be possible delays and expense in liquidating the instrument. Securities subject to repurchase agreements will be valued every business day and additional collateral will be requested if necessary so that the value of the collateral is at least equal to the value of the repurchased obligation, including the interest accrued thereon.

REVERSE REPURCHASE AGREEMENTS

     Each portfolio of the Trust may enter into "reverse" repurchase agreements. Under a reverse repurchase agreement, a portfolio may sell a debt security and agree to repurchase it at an agreed upon time and at an agreed upon price. The portfolio will maintain on its records liquid assets such as cash, Treasury bills or other U.S. Government Securities having an aggregate value equal to the amount of such commitment to repurchase including accrued interest, until payment is made. While a reverse repurchase agreement may be considered a form of leveraging and may, therefore, increase fluctuations in a portfolio's net asset value per share, each portfolio will cover the transaction as described above.

FOREIGN REPURCHASE AGREEMENTS

     Certain Trust portfolios may enter into foreign repurchase agreements. Foreign repurchase agreements may be less well secured than U.S. repurchase agreements, and may be denominated in foreign currencies. They also may involve greater risk of loss if the counterparty defaults. Some counterparties in these transactions may be less creditworthy than those in U.S. markets.

MORTGAGE DOLLAR ROLLS

     Unless otherwise explicitly prohibited in the description of a portfolio, each portfolio of the Trust may enter into mortgage dollar rolls. Under a mortgage dollar roll, a portfolio sells mortgage-backed securities for delivery in the future (generally within 30 days) and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date.

     At the time a portfolio enters into a mortgage dollar roll, it will maintain on its records liquid assets such as cash, U.S. Government Securities equal in value to its obligations in respect of dollar rolls, and accordingly, such dollar rolls will not be considered borrowings.

     A portfolio may only enter into covered rolls. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash or cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction. Dollar roll transactions involve the risk that the market value of the securities sold by the portfolio may decline below the repurchase price of those securities. While a mortgage dollar roll may be considered a form of leveraging, and may, therefore, increase fluctuations in a portfolio's net asset value per share, each portfolio will cover the transaction as described above.

WARRANTS

     Unless otherwise explicitly prohibited in the description of a portfolio, each portfolio of the Trust may, subject to certain restrictions, purchase warrants, including warrants traded independently of the underlying securities. Warrants are rights to purchase securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities, and warrant holders receive no dividends and have no voting rights or rights with respect to the assets of an issuer. Warrants cease to have value if not exercised prior to the expiration date.

ILLIQUID SECURITIES

     Each portfolio of the Trust is precluded from investing in excess of 15% of its net assets in securities that are not readily marketable, except that the Money Market Trust may not invest in excess of 10% of its net assets in such securities. Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, the Trust may be forced to sell them at a discount from the last offer price.

INDEXED/STRUCTURED SECURITIES

     Unless otherwise explicitly prohibited in the description of a portfolio, each of the portfolios may invest in indexed/structured securities. These securities are typically short- to intermediate-term debt securities whose value at maturity or interest rate is linked to currencies, interest rates, equity securities, indices, commodity prices or other financial indicators. Such securities may be positively or negatively indexed (i.e., their value may increase or decrease if the reference index or instrument appreciates). Index/structured securities may have return characteristics similar to direct investments in the underlying instruments. A portfolio bears the market risk of an investment in the underlying instruments, as well as the credit risk of the issuer.

SHORT SALES

     Certain of the portfolios may make short sales of securities. This means a portfolio may sell a security that it does not own in anticipation of a decline in the market value of the security. The portfolio generally borrows the security to deliver to the buyer in a short sale. The portfolio must then buy the security at its market price when the borrowed security must be returned to the lender. Short sales involve costs and risk. The portfolio must pay the lender interest on the security it borrows, and the portfolio will lose money if the price of the security increases between the time of the short sale and the date when the portfolio replaces the borrowed security. Certain of the portfolios may also make short sales "against the box." In a short sale against the box, at the time of sale, the portfolio owns or has the right to acquire the identical security, or one equivalent in kind or amount, at no additional cost.

     Until a portfolio closes its short position or replaces a borrowed security, the portfolio will (i) segregate with its custodian cash or other liquid assets at such a level that the amount segregated plus the amount deposited with the lender as collateral will equal the current market value of the security sold short or (ii) otherwise cover its short position.

LOAN PARTICIPATIONS

     Certain of the portfolios may invest in fixed-and floating-rate loans, which investments generally will be in the form of loan participations and assignments of such loans. Participations and assignments involve special types of risks, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If a portfolio purchases a participation, it may only be able to enforce its rights through the lender and may assume the credit risk of the lender in addition to the borrower.

                               ------------------

     These investment strategies and securities are described further in the Statement of Additional Information.

HEDGING AND OTHER STRATEGIC TRANSACTIONS

     Individual portfolios may be authorized to use a variety of investment strategies. These strategies will be used primarily for hedging purposes, including hedging various market risks (such as interest rates, currency exchange rates and broad or specific market movements) and managing the effective maturity or duration of debt instruments held by the portfolio. Hedging refers to protecting against possible changes in the market value of securities a portfolio already owns or plans to buy or protecting unrealized gains in the portfolio. These strategies may also be used to gain exposure to a particular securities market. The hedging and other strategic transactions which may be used are described below:

      -- exchange-listed and over-the-counter put and call options on securities, financial futures contracts and fixed income indices and other financial instruments,
      --   financial futures contracts (including stock index futures),
      --   interest rate transactions*, and
      --   currency transactions**

Collectively, these transactions are referred to in this Prospectus as "Hedging and Other Strategic Transactions." The description in this Prospectus of each portfolio indicates which, if any, of these types of transactions may be used by the portfolio.

* A portfolio's interest rate transactions may take the form of swaps, caps, floors and collars.

**A portfolio's currency transactions may take the form of currency forward contracts, currency futures contracts, currency swaps and options on currencies or currency futures contracts.

     Hedging and Other Strategic Transactions may be used for the following purposes:

      -- to attempt to protect against possible changes in the market value of securities held or to be purchased by a portfolio resulting from securities markets or currency exchange rate fluctuations,
      -- to protect a portfolio's unrealized gains in the value of its securities,
      -- to facilitate the sale of a portfolio's securities for investment purposes,
      -- to manage the effective maturity or duration of a portfolio's securities or
      --   to establish a position in the derivatives markets as a substitute for purchasing or selling securities in a particular market.
      --   to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

The ability of a portfolio to utilize Hedging and Other Strategic Transactions successfully will depend in part on its Subadviser's ability to predict pertinent market movements, which cannot be assured. The skills required to successfully utilize Hedging and Other Strategic Transactions are different from those needed to select a portfolio's securities. While a Subadviser will only use Hedging and Other Strategic Transactions in a portfolio primarily for hedging purposes or to gain exposure to a particular securities market., if the transaction is not successful it could result in a loss to the portfolio. These transactions may also increase the volatility of a portfolio and may involve a small investment of cash relative to the magnitude of the risks assumed. The potential loss from the use of futures can exceed a fund's initial investment in such contracts. In addition, these transactions could result in a loss to the portfolio if the counterparty to the transaction does not perform as promised. A detailed discussion of various Hedging and Other Strategic Transactions, including applicable regulations of the CFTC and the requirement to segregate assets with respect to these transactions, appears in the Statement of Additional Information.

                            MANAGEMENT OF THE TRUST

ADVISORY ARRANGEMENTS

     Manufacturers Securities Services, LLC (the "Adviser") is the adviser to the Trust. The Adviser is a Delaware limited liability company whose principal offices are located at 73 Tremont Street, Boston, Massachusetts 02108. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     The Adviser administers the business and affairs of the Trust. The Adviser also selects, contracts with and compensates Subadvisers to manage the investment and reinvestment of the assets of all portfolios of the Trust. The Adviser does not itself manage any of the Trust portfolio assets but has ultimate responsibility to oversee the Subadvisers. In this connection, the Adviser (i) monitors the compliance of the Subadvisers with the investment objectives and related policies of each portfolio, (ii) reviews the performance of the Subadvisers and (iii) reports periodically on such performance to the Trustees of the Trust.

     The Trust has received an order from the SEC permitting the Adviser to appoint a Subadviser or change the terms of a subadvisory agreement pursuant to an agreement that is not approved by shareholders. The Trust, therefore, is able to change Subadvisers or the fees paid to Subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change. This order does not, however, permit the Adviser to appoint a Subadviser that is an affiliate of the Adviser or the Trust (other than by reason of serving as Subadviser to a portfolio) (an "Affiliated Subadviser") or to change a subadvisory fee of an Affiliated Subadviser without the approval of shareholders. Currently, Manufacturers Adviser Corporation is an Affiliated Subadviser.

     As compensation for its services, the Adviser receives a fee from the Trust computed separately for each portfolio. The fee for each portfolio is stated as an annual percentage of the current value of the net assets of the portfolio. The fee, which is accrued daily and payable daily, is calculated for each day by multiplying the daily equivalent of the annual percentage prescribed for a portfolio by the value of the net assets of the portfolio at the close of business on the previous business day of the Trust.

     The following table presents a schedule of the management fees each portfolio currently is obligated to pay the Adviser as a percentage of average annual net assets.

                                                                              BETWEEN
                                                            BETWEEN         $200 MILLION        BETWEEN
                                           FIRST        $50 MILLION AND       AND $500        $500 MILLION      EXCESS OVER
PORTFOLIO                               $50 MILLION       $200 MILLION        MILLION        AND $1 BILLION     $1 BILLION
---------                               -----------     ---------------     ------------     --------------     -----------
Pacific Rim Emerging Markets Trust....     0.700%            0.700%            0.700%            0.600%            0.600%
Science & Technology Trust............     0.950%            0.950%            0.950%            0.900%            0.900%
International Small Cap Trust.........     0.950%            0.950%            0.850%            0.750%            0.750%
Health Sciences Trust.................     0.950%            0.950%            0.950%            0.900%            0.900%
Aggressive Growth Trust...............     0.850%            0.850%            0.850%            0.800%            0.800%
Emerging Small Company Trust..........     0.900%            0.900%            0.900%            0.870%            0.850%
Small Company Blend...................     0.900%            0.900%            0.900%            0.900%            0.900%
Dynamic Growth Trust..................     0.850%            0.850%            0.850%            0.800%            0.800%
Mid Cap Stock Trust...................     0.775%            0.775%            0.750%            0.725%            0.725%
All Cap Growth Trust..................     0.800%            0.800%            0.800%            0.750%            0.750%
Overseas Trust........................     0.800%            0.800%            0.800%            0.800%            0.800%
International Stock Trust.............     0.850%            0.850%            0.850%            0.800%            0.800%
International Value Trust.............     0.850%            0.850%            0.750%            0.700%            0.700%
Strategic Opportunities Trust.........     0.700%            0.700%            0.700%            0.700%            0.700%
Quantitative Mid Cap Trust............     0.650%            0.650%            0.550%            0.550%            0.550%
All Cap Core Trust (formerly,
  Growth Trust).......................     0.700%            0.700%            0.700%            0.650%            0.650%
Quantitative Equity Trust.............     0.600%            0.600%            0.600%            0.550%            0.500%
Blue Chip Growth Trust................     0.725%            0.725%            0.725%            0.725%            0.700%
Real Estate Securities Trust..........     0.600%            0.600%            0.600%            0.600%            0.600%
Small Company Value Trust.............     0.900%            0.900%            0.900%            0.900%            0.900%
Mid Cap Value Trust...................     0.800%            0.800%            0.750%            0.725%            0.725%
Value Trust...........................     0.650%            0.650%            0.625%            0.550%            0.550%
Equity Index..........................     0.250%            0.250%            0.250%            0.250%            0.250%
Global Allocation Trust (formerly,
  Tactical Allocation Trust)..........     0.750%            0.750%            0.750%            0.700%            0.700%
Growth & Income Trust.................     0.600%            0.600%            0.600%            0.550%            0.500%
U.S. Large Cap Trust (formerly,
  U.S. Large Cap Value Trust).........     0.725%            0.725%            0.725%            0.725%            0.700%
Equity-Income Trust...................     0.725%            0.725%            0.725%            0.725%            0.700%
Income & Value Trust..................     0.650%            0.650%            0.650%            0.650%            0.650%
Balanced Trust........................     0.600%            0.550%            0.500%            0.500%            0.500%
High Yield Trust......................     0.625%            0.625%            0.625%            0.550%            0.550%
Strategic Bond Trust..................     0.625%            0.625%            0.625%            0.550%            0.550%
Global Bond Trust.....................     0.600%            0.600%            0.600%            0.600%            0.600%
Total Return Trust....................     0.600%            0.600%            0.600%            0.600%            0.600%
Investment Quality Bond Trust.........     0.500%            0.500%            0.500%            0.450%            0.450%
Diversified Bond Trust................     0.600%            0.600%            0.600%            0.600%            0.600%
U.S. Government Securities Trust......     0.550%            0.550%            0.550%            0.450%            0.450%
Money Market Trust....................     0.350%            0.350%            0.350%            0.350%            0.350%
Small Cap Index Trust.................     0.375%            0.375%            0.375%            0.375%            0.375%
International Index Trust.............     0.400%            0.400%            0.400%            0.400%            0.400%
Mid Cap Index Trust...................     0.375%            0.375%            0.375%            0.375%            0.375%

                                                                              BETWEEN
                                                            BETWEEN         $200 MILLION        BETWEEN
                                           FIRST        $50 MILLION AND       AND $500        $500 MILLION      EXCESS OVER
PORTFOLIO                               $50 MILLION       $200 MILLION        MILLION        AND $1 BILLION     $1 BILLION
---------                               -----------     ---------------     ------------     --------------     -----------
Total Stock Market Trust..............     0.375%            0.375%            0.375%            0.375%            0.375%
Index Trust...........................     0.375%            0.375%            0.375%            0.375%            0.375%
Small-Mid Cap Trust...................     0.950%            0.950%            0.950%            0.950%            0.950%

                                                                              BETWEEN
                                                            BETWEEN         $250 MILLION        BETWEEN
                                           FIRST        $50 MILLION AND       AND $500        $500 MILLION      EXCESS OVER
PORTFOLIO                               $50 MILLION       $250 MILLION        MILLION        AND $1 BILLION     $1 BILLION
---------                               -----------     ---------------     ------------     --------------     -----------
International Equity Select Trust.....     0.900%            0.900%            0.850%            0.800%            0.800%
Global Equity Select Trust............     0.900%            0.900%            0.850%            0.800%            0.800%
Financial Services Trust..............     0.800%            0.750%            0.750%            0.700%            0.700%
Fundamental Value Trust...............     0.800%            0.750%            0.750%            0.700%            0.700%
All Cap Value Trust...................     0.750%            0.750%            0.700%            0.650%            0.650%

                                                                                                                   BETWEEN
                                                                                 BETWEEN          BETWEEN           $500
                                                                               $100 MILLION     $200 MILLION       MILLION
                                                                                   AND            AND $500         AND $1
                                         PORTFOLIO       FIRST $100 MILLION    $200 MILLION       MILLION          BILLION
                                         ---------       ------------------    ------------    --------------      -------
Select Growth Trust....................     0.800%              0.750%            0.750%           0.750%           0.750%
Core Value Trust.......................     0.800%              0.750%            0.750%           0.750%           0.750%
Small-Mid Cap Growth Trust.............     0.800%              0.750%            0.750%           0.750%           0.750%
Lifestyle Aggressive 1000 Trust........     0.075%              0.050%            0.050%           0.050%           0.050%
Lifestyle Growth 820 Trust.............     0.075%              0.050%            0.050%           0.050%           0.050%
Lifestyle Balanced 640 Trust...........     0.075%              0.050%            0.050%           0.050%           0.050%
Lifestyle Moderate 460 Trust...........     0.075%              0.050%            0.050%           0.050%           0.050%
Lifestyle Conservative 280 Trust.......     0.075%              0.050%            0.050%           0.050%           0.050%

                                                                              BETWEEN
                                                            BETWEEN         $100 MILLION
                                           FIRST        $50 MILLION AND       AND $250        EXCESS OVER
PORTFOLIO                               $50 MILLION       $100 MILLION        MILLION         $250 MILLION
---------                               -----------     ---------------     ------------      ------------
High Grade Bond Trust.................     0.600%            0.550%            0.500%            0.450%

                                         FIRST $300       EXCESS OVER
PORTFOLIO                                 MILLION         $300 MILLION
---------                                ----------       ------------
Capital Appreciation Trust............     0.750%            0.700%

                                           FIRST          EXCESS OVER
PORTFOLIO                                $1 BILLION        $1 BILLION
---------                                ----------       -----------
Global Equity Trust...................     0.750%            0.700%

                                         FIRST $750       EXCESS OVER
PORTFOLIO                                 MILLION         $750 MILLION
---------                               ------------      ------------
Large Cap Growth Trust................     0.750%            0.700%

                                                                            BETWEEN $600
                                                            BETWEEN           MILLION           BETWEEN
                                           FIRST        $300 MILLION AND      AND $900        $900 MILLION      EXCESS OVER
PORTFOLIO                               $300 MILLION      $600 MILLION        MILLION       AND $1.5 BILLION    $1.5 BILLION
---------                               ------------    ----------------    ------------    ----------------    ------------
Strategic Growth Trust................     0.750%            0.725%            0.700%            0.675%            0.600%
Strategic Value Trust (formerly,
  Capital Opportunities Trust)........     0.750%            0.725%            0.700%            0.675%            0.600%
Utilities Trust.......................     0.750%            0.725%            0.700%            0.675%            0.600%

                                                                              BETWEEN
                                                            BETWEEN         $200 MILLION        BETWEEN
                                           FIRST        $50 MILLION AND       AND $500        $500 MILLION      EXCESS OVER
PORTFOLIO                               $50 MILLION       $200 MILLION        MILLION        AND $1 BILLION     $1 BILLION
---------                               -----------     ---------------     ------------     --------------     -----------
Natural Resources Trust...............     0.950%            0.900%            0.900%            0.900%            0.900%
Real Return Bond Trust................     0.600%            0.600%            0.600%            0.600%            0.600%
Special Value Trust...................     0.900%            0.900%            0.900%            0.850%            0.850%
Small Cap Opportunities Trust.........     0.900%            0.900%            0.900%            0.850%            0.850%
Emerging Growth Trust.................     0.700%            0.700%            0.700%            0.700%            0.700%
Quantitative All Cap Trust............     0.650%            0.600%            0.600%            0.600%            0.600%

                                                                              BETWEEN           BETWEEN
                                                            BETWEEN         $50 MILLION       $200 MILLION
                                           FIRST        $10 MILLION AND       AND $200          AND $500        EXCESS OVER
PORTFOLIO                               $10 MILLION       $50 MILLION         MILLION           MILLION         $500 MILLION
---------                               -----------     ---------------     -----------       ------------      ------------
Mid Cap Core Trust....................     0.850%            0.800%            0.775%            0.750%            0.725%

                                                                              BETWEEN
                                                            BETWEEN         $300 MILLION
                                           FIRST        $100 MILLION AND      AND $500        EXCESS OVER
PORTFOLIO                               $100 MILLION      $300 MILLION        MILLION         $500 MILLION
---------                               ------------    ----------------    ------------      ------------
Large Cap Value Trust.................     0.750%            0.750%            0.725%            0.700%

     The following table presents the investment advisory fee paid by each portfolio of the Trust for the year ended December 31, 2002.

                                                                ADVISORY FEE AS A
PORTFOLIO                                                         DOLLAR AMOUNT
---------                                                       -----------------
Pacific Rim Emerging Markets Trust..........................      $    416,583
Science & Technology Trust..................................         4,665,496
International Small Cap Trust...............................         1,256,297
Health Sciences Trust.......................................           656,558
Aggressive Growth Trust.....................................         2,266,076
Emerging Small Company Trust................................         3,336,408
Small Company Blend Trust...................................         1,494,287
Dynamic Growth Trust........................................           948,024
Mid Cap Stock Trust.........................................         1,278,522
All Cap Growth Trust........................................         4,069,913
Financial Services..........................................           322,434
Overseas Trust..............................................         3,200,426
International Stock Trust...................................         2,300,890
International Value Trust...................................         2,139,146
Capital Appreciation Trust..................................           445,057
Strategic Opportunities Trust...............................         5,384,080
Quantitative Mid Cap Trust..................................           593,460
Global Equity Trust.........................................         3,315,325
Strategic Growth Trust......................................           829,861
All Cap Core Trust (formerly, Growth Trust).................         2,742,752
Large Cap Growth Trust......................................         3,423,377
All Cap Value Trust.........................................           263,705
Strategic Value Trust (formerly, Capital Opportunities
  Trust)....................................................           294,657
Quantitative Equity Trust...................................         2,089,973
Blue Chip Growth Trust......................................         9,826,268
Utilities Trust.............................................           164,770
Real Estate Securities Trust................................         1,851,450
Small Company Value Trust...................................         2,957,847

                                                                ADVISORY FEE AS A
PORTFOLIO                                                         DOLLAR AMOUNT
---------                                                       -----------------
Mid Cap Value Trust.........................................         1,457,860
Value Trust.................................................         2,118,815
Equity Index Trust..........................................           224,244
Global Allocation Trust (formerly, Tactical Allocation
  Trust)....................................................           539,276
Fundamental Value Trust.....................................         1,374,382
Growth & Income Trust.......................................        10,344,977
U.S. Large Cap Trust (formerly, U.S. Large Cap Value
  Trust)....................................................         3,733,512
Equity-Income Trust.........................................         8,247,458
Income & Value Trust........................................         3,319,917
Balanced Trust..............................................           878,703
High Yield Trust............................................         2,233,481
Strategic Bond Trust........................................         2,094,467
Global Bond Trust...........................................           822,503
Total Return Trust..........................................         6,101,938
Investment Quality Bond Trust...............................         2,261,282
Diversified Bond Trust......................................         1,986,097
U.S. Government Securities Trust............................         3,682,285
Money Market Trust..........................................         5,570,401
Small Cap Index Trust.......................................           226,496
International Index Trust...................................           213,457
Mid Cap Index Trust.........................................           333,250
Total Stock Market Index Trust..............................           257,467
500 Index Trust.............................................         2,771,998
Lifestyle Aggressive 1000 Trust.............................           124,563
Lifestyle Growth 820 Trust..................................           427,852
Lifestyle Balanced 640 Trust................................           461,188
Lifestyle Moderate 460 Trust................................           183,153
Lifestyle Conservative 280 Trust............................           140,649
Small-Mid Cap Growth Trust..................................            17,743
Small-Mid Cap Trust.........................................            92,013
International Equity Select Trust...........................            73,387
Select Growth Trust.........................................            19,368
Global Equity Select Trust..................................            24,651
Core Value Trust............................................            21,594
High Grade Bond Trust.......................................            69,790
Total for all Portfolios....................................      $126,026,937

Advisory Fee Waiver
     The Adviser has voluntarily agreed to waive a portion of its advisory fee for the Science & Technology Trust, Health Sciences Trust, Small Company Value Trust, Blue Chip Growth Trust and Equity-Income Trust. Once the combined assets exceed specified amounts, the fee reduction is increased. The percentage fee reduction for each asset level is as follows:

COMBINED ASSET LEVELS                                              FEE REDUCTION
---------------------                                           -------------------
                                                                (AS A PERCENTAGE OF
                                                                 THE ADVISORY FEE)
First $750 million..........................................           0.00%
Between $750 million and $1.5 billion.......................            5.0%
Between $1.5 billion and $3.0 billion.......................            7.5%
Over $3.0 billion...........................................             10%

     The fee reductions are applied to the advisory fees of each of the five portfolios. This voluntary fee waiver may be terminated at any time by the Adviser.

Expense Reimbursement.
     All Portfolios Except the Lifestyle Trusts. Advisory fees are reduced or the Adviser reimburses the Trust if the total of all expenses (excluding advisory fees, Rule 12b-1 fees, taxes, portfolio brokerage commissions, interest, litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business) applicable to a portfolio exceeds the annual rate specified below of the average annual net assets of the portfolio:

     - 0.10% in the case of the Small-Mid Cap Growth Trust, Small-Mid Cap Trust, Select Growth Trust, Core Value Trust
     - 0.15% in the case of the Equity Index Trust, International Equity Select Trust, Global Equity Select Trust
     - 0.050% in the case of the International Index Trust and the 500 Index Trust,

     - 0.075% in the case of the Small Cap Index Trust, the Mid Cap Index Trust and the Total Stock Market Index Trust,
     - 0.75% in the case of the International Small Cap, Global Equity, Global Bond, International Value, Overseas, International Stock and Pacific Rim Emerging Markets Trusts,
     -  0.50% in the case of all other portfolios except the Lifestyle Trusts.

     Lifestyle Trusts. If total expenses of a Lifestyle Trust (absent reimbursement) exceed 0.075%, the Adviser will reduce the advisory fee or reimburse expenses of that Lifestyle Trust by an amount such that total expenses of the Lifestyle Trust, equal 0.075%. If the total expenses of a Lifestyle Trust (absent reimbursement) are equal to or less than 0.075%, then no expenses will be reimbursed by the Adviser. (For purposes of the expense reimbursement total expenses of a Lifestyle Trust includes the advisory fee but excludes (a) the expenses of the Underlying Portfolios, (b) taxes, (c) portfolio brokerage, (d) interest, (e) litigation and (f) indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.)

     These expense limitations will continue in effect unless otherwise terminated by the Adviser upon notice to the Trust. These voluntary expense reimbursements may be terminated at any time.

SUBADVISORY ARRANGEMENTS

     Under the terms of each of the Subadvisory Agreements, the Subadviser manages the assets of the assigned portfolios, subject to the supervision of the Adviser and the Trustees of the Trust. The Subadviser formulates a continuous investment program for each such portfolio consistent with its investment objectives and policies outlined in this Prospectus. Each Subadviser regularly reports to the Adviser and the Trustees of the Trust with respect to the implementation of such programs.

                      MULTICLASS PRICING; RULE 12B-1 PLANS

MULTIPLE CLASSES OF SHARES

     The Trust may issue three classes of shares, Series I shares (formerly referred to as Class A shares), Series II shares (formerly referred to as Class B shares) and Series III (also referred to as "Class R shares"). Each class of shares is the same except for differences in class expenses, including different Rule 12b-1 fees, and voting rights. (Series III shares are not currently available for sale. The offering of Series III shares and the amount of class expenses of Series III shares is subject to the approval of the Trustees of the Trust.)

     Series III Shares. Only certain "Qualified Plans" and certain permitted entities may invest in Series III shares. For this purpose, a "Qualified Plan" includes: (i) a plan described in Section 401(a) of the Code; (ii) an annuity plan described in 403(a) of the Code; (iii) an annuity contract described in
Section 403(b) of the Code, including a custodial account described in Section 403(b)(7) of the Code; (iv) an individual retirement account described in
Section 408(a) of the Code; (v) an individual retirement annuity described in
Section 408(b) of the Code; (vi) a governmental plan within the meaning of
Section 414(d) of the Code; (vii) an eligible deferred compensation plan described in Section 457(b) of the Code; (viii) a simplified employee pension described in Section 408(k) of the Code; (ix) a plan described in Section 501(c)(18) of the Code; and (x) any other trust, plan, account, contract, or annuity that the Internal Revenue Service has determined to be within the scope of Section 1.817-5(f)(3)(iii) of the Income Tax Regulations.

RULE 12B-1 PLANS OF EACH CLASS

     Series I shares of each portfolio (except the Equity Index Trust and the Lifestyle Trusts) are subject to a Rule 12b-1 fee of .15% of Series I share average daily net assets.

     Series II shares of each portfolio (except the Equity Index Trust and the Lifestyle Trusts) are subject to a Rule 12b-1 fee of up to .35% of Series II share average daily net assets.

     Series III shares of each portfolio are subject to a Rule 12b-1 fee of up to .50% of Series III share average daily net assets (.15% in the case of the Lifestyle Trusts).

     Rule 12b-1 fees will be paid to the Trust's Distributor, Manufacturers Financial Securities LLC, or any successor thereto.

     To the extent consistent with applicable laws, regulations and rules, the Distributor may use Rule 12b-1 fees:

          (i) for any expenses relating to the distribution of the shares of the class,

          (ii) for any expenses relating to shareholder or administrative services for holders of the shares of the class (or owners of contracts funded in insurance company separate accounts that invest in the shares of the class) and

          (iii) for the payment of "service fees" that come within Rule 2830(d)(5) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

     Without limiting the foregoing, the Distributor may pay all or part of the Rule 12b-1 fees from a portfolio to one or more affiliated and unaffiliated insurance companies that have issued variable insurance contracts for which the portfolio serves as an investment vehicle as compensation for providing some or all of the types of services described in the preceding sentence; this provision, however, does not obligate the Distributor to make any payments of Rule 12b-1 fees and does not limit the use that the Distributor may make of the Rule 12b-1 fees it receives. Currently, all such payments are made to insurance companies affiliated with the Trust's investment adviser and Distributor. However, payments may be made to nonaffiliated insurance companies in the future.

     Rule 12b-1 fees are paid out of a portfolio's assets on an ongoing basis. Therefore, these fees will increase the cost of an investment in a portfolio and may, over time, be greater than other types of sales charges.

                              GENERAL INFORMATION

TAXES

QUALIFICATION AS A REGULATED INVESTMENT COMPANY

DIVERSIFICATION REQUIREMENTS APPLICABLE TO INSURANCE COMPANY SEPARATE ACCOUNTS

     The Trust intends to take the steps necessary to qualify each portfolio as a regulated investment company under Subchapter M of the Internal Revenue Code (the "Code") and believes that each portfolio will so qualify. As a result of qualifying as a regulated investment company, each portfolio will not be subject to U.S. Federal income tax on its net investment income and net capital gain that it distributes to its shareholders in each taxable year provided that it distributes to its shareholders at least 90% of its net investment income for such taxable year. Net investment income is defined as investment company taxable income, as that term is defined in the Code, determined without regard to the deduction for dividends paid. Net capital gain is defined as the excess of its net realized long-term capital gain over its net realized short-term capital loss. Each portfolio is subject to a nondeductible 4% excise tax calculated as a percentage of certain undistributed amounts of ordinary income and capital gain net income. To the extent possible, each portfolio intends to make sufficient distributions to avoid the application of both corporate income and excise taxes.

     Because the Trust complies with the ownership restrictions of Treas. Reg.
Section 1.817-5(f) (no direct ownership by the public), each insurance company separate account will be treated as owning its proportionate share of the assets of any portfolio in which it invests, provided that the portfolio qualifies as a regulated investment company. Therefore, each portfolio intends to meet the additional diversification requirements that are applicable to insurance company separate accounts under Subchapter L of the Code. These requirements generally provide that no more than 55% of the value of the assets of a portfolio may be represented by any one investment; no more than 70% by any two investments; no more than 80% by any three investments; and no more than 90% by any four investments. For these purposes, all securities of the same issuer are treated as a single investment and each United States government agency or instrumentality is treated as a separate issuer.

     If a portfolio failed to qualify as a regulated investment company, owners of contracts based on the portfolio:

      -- would be treated as owning shares of the portfolio (rather than their proportionate share of the assets of such portfolio) for purposes of the diversification requirements under Subchapter L of the Code, and as a result might be taxed currently on the investment earnings under their contracts and thereby lose the benefit of tax deferral, and
      -- the portfolio would incur regular corporate federal income tax on its taxable income for that year and be subject to certain distribution requirements upon requalification.

     In addition, if a portfolio failed to comply with the diversification requirements of the regulations under Subchapter L of the Code, owners of contracts based on the portfolio might be taxed on the investment earnings under their contracts and thereby lose the benefit of tax deferral. Accordingly, compliance with the above rules is carefully monitored by the Adviser and the Subadvisers and it is intended that the portfolios will comply with these rules as they exist or as they may be modified from time to time. Compliance with the tax requirements described above may result in a reduction in the return under a portfolio, since, to comply with the above rules, the investments utilized (and the time at which such investments are entered into and closed out) may be different from what the Subadvisers might otherwise believe to be desirable.

FOREIGN INVESTMENTS

     Portfolios investing in foreign securities or currencies may be required to pay withholding or other taxes to foreign governments. Foreign tax withholding from dividends and interest, if any, is generally imposed at a rate between 10% and 35%. The investment yield of any portfolio that invests in foreign securities or currencies will be reduced by these foreign taxes.

TAX IMPLICATIONS FOR INSURANCE CONTRACTS WITH INVESTMENTS ALLOCATED TO THE TRUST

     For information regarding the tax implications for the purchaser of a variable annuity or life insurance contract who allocates investments to a portfolio of the Trust, please refer to the prospectus for the contract.
                               ------------------

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury Regulations currently in effect. It is not intended to be a complete explanation or a substitute for consultation with individual tax advisors. The Code and Regulations are subject to change, possibly with retroactive effect. See "Additional Information Concerning Taxes" in the Statement of Additional Information for additional information on taxes.

DIVIDENDS

     The Trust intends to declare as dividends substantially all of the net investment income, if any, of each portfolio. Dividends from the net investment income and the net capital gain, if any, for each portfolio except the Money Market Trust will be declared not less frequently than annually and reinvested in additional full and fractional shares of that portfolio or paid in cash. Dividends from net investment income and net capital gain, if any, for the Money Market Trust will be declared and reinvested, or paid in cash, daily.

PURCHASE AND REDEMPTION OF SHARES

     Shares of each portfolio of the Trust are offered continuously, without sales charge, at a price equal to their net asset value. The Trust sells its shares directly without the use of any underwriter. Shares of each portfolio of the Trust are sold and redeemed at their net asset value next computed after a purchase payment or redemption request is received by the shareholder from the contract owner or after any other purchase or redemption order is received by the Trust. Depending upon the net asset value at that time, the amount paid upon redemption may be more or less than the cost of the shares redeemed. Payment for shares redeemed will generally be made within seven days after receipt of a proper notice of redemption. However, the Trust may suspend the right of redemption or postpone the date of payment beyond seven days during any period when:

      -- trading on the New York Stock Exchange is restricted, as determined by the SEC, or such Exchange is closed for other than weekends and holidays;
      -- an emergency exists, as determined by the SEC, as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets; or
      -- the SEC by order so permits for the protection of security holders of the Trust.

Calculation of Net Asset Value
     The net asset value of the shares of each portfolio is determined once daily as of the close of day-time trading of the New York Stock Exchange, Monday through Friday, except that no determination is required on:

          (i) days on which changes in the value of such portfolio's portfolio securities will not materially affect the current net asset value of the shares of the portfolio,

          (ii) days during which no shares of such portfolio are tendered for redemption and no order to purchase or sell such shares is received by the Trust, or

          (iii) the following business holidays or the days on which such holidays are observed by the New York Stock Exchange: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     The net asset values per share of all portfolios, except the Money Market Trust, are computed by:

          (i) adding the sum of the value of the securities held by each portfolio plus any cash or other assets it holds,

          (ii) subtracting all its liabilities, and

          (iii) dividing the result by the total number of shares outstanding of that portfolio at such time.

Securities held by each of the portfolios, except securities held by the Money Market and Lifestyle Trusts and money market instruments with remaining maturities of 60 days or less, are valued at their market value if market quotations are readily available. Otherwise, such securities are valued at fair value as determined in good faith by the Trustees or their designee although the actual calculations may be made by persons acting pursuant to the direction of the Trustees.

     All instruments held by the Money Market Trust and money market instruments with a remaining maturity of 60 days or less held by the other portfolios are valued on an amortized cost basis. Underlying Portfolio shares held by the Lifestyle Trust are valued at their net asset value.

     Generally, trading (i) in non-U.S. securities, (ii) U.S. Government Securities and (iii) money market instruments is substantially completed each day at various times prior to the close of trading of the New York Stock Exchange. The values of such securities used in computing the net asset value of a portfolio's shares are generally determined as of such times. Occasionally, events which affect the values of such securities may occur between the times at which they are generally determined and the close of the New York Stock Exchange and would therefore not be reflected in the computation of a portfolio's net asset value. In such event, these securities will then be valued at their fair value as determined in good faith by the Trustees or their designee. Fair value pricing in these circumstances will help ensure that shareholders buying and selling shares on this date receive a price that accurately reflects the value of the securities as of the close of the New York Stock Exchange as opposed to a price that reflects values of securities which are no longer accurate. Fair value pricing in these circumstances will also help ensure that aggressive traders are not able to purchase shares of a portfolio at a deflated price that reflects stale security valuations and then immediately sell these shares at a gain.

PURCHASERS OF SHARES OF THE TRUST

     Shares of the Trust may be sold to insurance company separate accounts for both variable annuity and variable life insurance contracts and to certain qualified pension and retirement plans ("Qualified Plans"). Due to differences in tax treatments and other considerations, the interests of various contract owners participating in the Trust and the interests of Qualified Plans investing the Trust may conflict. The Board of Trustees of the Trust will monitor events in order to identify the existence of any material irreconcilable conflicts and determine what action, if any, should be taken in response to any such conflict.

                              FINANCIAL HIGHLIGHTS

     The financial highlights table included with each portfolio description is intended to help investors understand the financial performance of the portfolio for the past five years (or since inception in the case of a portfolio in operation for less than five years. Certain information reflects financial results for a single share of a Trust portfolio. The total returns presented in the table represent the rate that an investor would have earned (or lost) on an investment in a particular Trust portfolio (assuming reinvestment of all dividends and distributions). The financial statements of the Trust as of December 31, 2002, have been audited by PricewaterhouseCoopers LLP, independent accountants. The report of PricewaterhouseCoopers LLP is included, along with the Trust's financial statements, in the Trust's annual report which has been incorporated by reference into the Statement of Additional Information and is available upon request.

     The performance information included in the "Financial Highlights" does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower.

MANUFACTURERS INVESTMENT TRUST

FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                               SCIENCE & TECHNOLOGY TRUST
                                                         ----------------------------------------------------------------------
                                                                                   SERIES I                            SERIES II
                                                         --------------------------------------------------------   -----------
                                                                         YEARS ENDED DECEMBER 31,                   1/28/2002*
                                                         --------------------------------------------------------       TO
                                                          2002@      2001@       2000@         1999        1998     12/31/2002@
                                                         --------   --------   ----------   ----------   --------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                     $  12.83   $  23.24   $    36.17   $    19.52   $  13.62   $     12.61
Income from investment operations:
----------------------------------
        Net investment loss                                 (0.08)     (0.13)       (0.24)       (0.06)     (0.09)        (0.08)
        Net realized and unrealized gain (loss) on
        investments foreign currency transactions           (5.15)     (9.36)      (11.77)       19.43       5.99         (4.94)
                                                         --------   --------   ----------   ----------   --------   -----------
        Total from investment operations                    (5.23)     (9.49)      (12.01)       19.37       5.90         (5.02)
                                                         --------   --------   ----------   ----------   --------   -----------
Less distributions:
----------------------------------
        Distributions from capital gains                        -      (0.92)       (0.92)       (2.72)         -             -
                                                         --------   --------   ----------   ----------   --------   -----------
        Total distributions                                     -      (0.92)       (0.92)       (2.72)         -             -
                                                         --------   --------   ----------   ----------   --------   -----------
NET ASSET VALUE, END OF PERIOD                           $   7.60   $  12.83   $    23.24   $    36.17   $  19.52   $      7.59
                                                         ========   ========   ==========   ==========   ========   ===========
        TOTAL RETURN(B)                                    (40.76%)   (41.25%)     (34.06%)      99.49%     43.32%       (39.81%)+
Net assets, end of period (000's)                        $358,553   $729,587   $1,262,181   $1,144,454   $179,285       $11,064
Ratio of expenses to average net assets                      1.17%      1.16%        1.15%        1.16%      1.21%         1.37%(A)
Ratio of expenses to average net assets after expense
reductions                                                   1.15%      1.15%        1.14%        1.16%      1.21%         1.35%(A)
Ratio of net investment loss to average net assets          (0.87%)    (0.80%)      (0.73%)      (0.40%)    (0.73%)       (1.07%)(A)
Portfolio turnover rate                                        59%       144%         133%         113%       105%           59%(A)

--------------------------------------------------------------------------------

                                                                            PACIFIC RIM EMERGING MARKETS TRUST
                                                         ------------------------------------------------------------------------
                                                                                  SERIES I                             SERIES II
                                                         ----------------------------------------------------------   -----------
                                                                                                                      1/28/2002*
                                                                          YEARS ENDED DECEMBER 31,                        TO
                                                         ----------------------------------------------------------   12/31/2002-
                                                               2002@           2001@     2000@     1999      1998          -
                                                         ------------------   -------   -------   -------   -------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  6.65         $  8.20   $ 10.88   $  6.83   $  7.16     $  6.63
Income from investment operations:
----------------------------------
        Net investment income (loss)                             0.02            0.02      0.06      0.09      0.08       (0.02)
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions           (0.85)          (1.54)    (2.70)     4.17     (0.41)      (0.79)
                                                              -------         -------   -------   -------   -------     -------
        Total from investment operations                        (0.83)          (1.52)    (2.64)     4.26     (0.33)      (0.81)
                                                              -------         -------   -------   -------   -------     -------
Less distributions:
-------------------
        Dividends from net investment income                    (0.01)          (0.03)    (0.04)    (0.21)        -       (0.01)
                                                              -------         -------   -------   -------   -------     -------
NET ASSET VALUE, END OF PERIOD                                $  5.81         $  6.65   $  8.20   $ 10.88   $  6.83     $  5.81
                                                              =======         =======   =======   =======   =======     =======
        TOTAL RETURN                                           (12.53%)        (18.57%)  (24.37%)   62.87%    (4.61%)    (12.27%)+
Net assets, end of period (000's)                             $45,937         $55,981   $83,370   $94,753   $27,995      $4,287
Ratio of expenses to average net assets                          1.23%           1.23%     1.03%     1.11%     1.21%       1.43%(A)
Ratio of net investment income (loss) to average net
assets                                                           0.24%           0.32%     0.61%     0.90%     1.21%      (0.28%)(A)
Portfolio turnover rate                                            28%             76%       55%       42%       62%         28%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized
(B) The total return for the years ended 2002, 2001 and 2000 for series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                             HEALTH SCIENCES TRUST
                                                   ------------------------------------------
                                                            SERIES I              SERIES II
                                                   ---------------------------   ------------
                                                    YEAR ENDED     4/30/2001*     1/28/2002*
                                                   DECEMBER 31,        TO             TO
                                                      2002--      12/31/2001--   12/31/2002--
                                                   ------------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                 $  13.54       $  12.50       $  12.90
Income from investment operations:
----------------------------------
        Net investment loss                             (0.08)         (0.07)         (0.09)
        Net realized and unrealized gain (loss)
        on investments and foreign currency
        transactions                                    (3.60)          1.11          (2.95)
                                                     --------       --------       --------
        Total from investment operations                (3.68)          1.04          (3.04)
                                                     --------       --------       --------
Less distributions:
-------------------
        Distributions from capital gains                (0.03)             -          (0.03)
                                                     --------       --------       --------
        Total distributions                             (0.03)             -          (0.03)
                                                     --------       --------       --------
NET ASSET VALUE, END OF PERIOD                       $   9.83       $  13.54       $   9.83
                                                     ========       ========       ========
        TOTAL RETURN(B)                                (27.24%)         8.32%+       (23.63%)+
Net assets, end of period (000's)                     $62,075        $51,568        $15,924
Ratio of expenses to average net assets                  1.25%          1.45%(A)       1.45%(A)
Ratio of expenses to average net assets after
expense reductions                                       1.23%          1.44%(A)       1.43%(A)
Ratio of net investment loss to average net
assets                                                  (0.74%)        (0.76%)(A)      (1.02%)(A)
Portfolio turnover rate                                    55%            81%(A)         55%(A)

--------------------------------------------------------------------------------

                                                                               AGGRESSIVE GROWTH TRUST
                                                    -----------------------------------------------------------------------------
                                                                               SERIES I                               SERIES II
                                                    --------------------------------------------------------------   ------------
                                                                       YEARS ENDED DECEMBER 31,                       1/28/2002*
                                                    --------------------------------------------------------------        TO
                                                       2002--        2001--        2000--        1999       1998     12/31/2002--
                                                    ------------   -----------   -----------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                  $  13.22      $  17.86      $  17.34     $  13.04   $  12.50     $ 12.90
Income from investment operations:
----------------------------------
        Net investment loss                              (0.09)        (0.11)        (0.12)       (0.06)     (0.07)      (0.12)
        Net realized and unrealized gain (loss) on
        investments and foreign currency
        transactions                                     (3.21)        (4.53)         0.64         4.36       0.61       (2.86)
                                                      --------      --------      --------     --------   --------     -------
        Total from investment operations                 (3.30)        (4.64)         0.52         4.30       0.54       (2.98)
                                                      --------      --------      --------     --------   --------     -------
NET ASSET VALUE, END OF PERIOD                        $   9.92      $  13.22      $  17.86     $  17.34   $  13.04     $  9.92
                                                      ========      ========      ========     ========   ========     =======
        TOTAL RETURN                                    (24.96%)      (25.98%)        3.00%       32.98%      4.32%      (23.1%)+
Net assets, end of period (000's)                     $225,798      $309,746      $416,643     $135,503   $143,010     $17,322
Ratio of expenses to average net assets                   1.09%         1.07%         1.07%        1.15%      1.14%       1.29%(A)
Ratio of net investment loss to average net assets       (0.80%)       (0.73%)       (0.61%)      (0.59%)    (0.64%)     (1.27%)(A)
Portfolio turnover rate                                    104%           96%           70%         161%       189%        104%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized
(B) The total return for the year ended December 31, 2002 and the period ended December 31, 2001 for Series I and for the period ended December 31, 2002 for Series II wound have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                             EMERGING SMALL COMPANY TRUST
                                                     ----------------------------------------------------------------------------
                                                                                                                        SERIES
                                                                                SERIES I                                  II
                                                     --------------------------------------------------------------   -----------
                                                                                                                      1/28/2002*
                                                                        YEARS ENDED DECEMBER 31,                          TO
                                                     --------------------------------------------------------------   12/31/2002-
                                                           2002--          2001--     2000--      1999       1998          -
                                                     ------------------   --------   --------   --------   --------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                      $  26.06        $  35.02   $  40.74   $  23.82   $  24.13     $ 25.13
Income from investment operations:
----------------------------------
        Net investment loss                                  (0.12)          (0.08)     (0.02)     (0.09)     (0.12)      (0.11)
        Net realized and unrealized gain (loss) on
        investments and foreign currency
        transactions                                         (7.49)          (7.75)     (1.33)     17.35       0.17       (6.58)
                                                          --------        --------   --------   --------   --------     -------
        Total from investment operations                     (7.61)          (7.83)     (1.35)     17.26       0.05       (6.69)
                                                          --------        --------   --------   --------   --------     -------
Less distributions:
-------------------
        Distributions from capital gains                         -           (1.13)     (4.37)     (0.34)     (0.36)          -
                                                          --------        --------   --------   --------   --------     -------
        Total distributions                                      -           (1.13)     (4.37)     (0.34)     (0.36)          -
                                                          --------        --------   --------   --------   --------     -------
NET ASSET VALUE, END OF PERIOD                            $  18.45        $  26.06   $  35.02   $  40.74   $  23.82     $ 18.44
                                                          ========        ========   ========   ========   ========     =======
        TOTAL RETURN                                        (29.20%)        (22.24%)    (4.30%)    73.53%      0.07%     (26.62%)+
Net assets, end of period (000's)                         $293,594        $447,673   $573,471   $453,152   $300,637     $17,791
Ratio of expenses to average net assets                       1.12%           1.12%      1.10%      1.12%      1.10%       1.32%(A)
Ratio of net investment loss to average net assets           (0.57%)         (0.30%)    (0.04%)    (0.35%)    (0.54%)     (0.63%)(A)
Portfolio turnover rate                                         35%             48%        23%       136%        77%         35%(A)

--------------------------------------------------------------------------------

                                                                        SMALL COMPANY BLEND TRUST
                                                   --------------------------------------------------------------------
                                                                          SERIES I                           SERIES II
                                                   ------------------------------------------------------   -----------
                                                                                                            1/28/2002*
                                                           YEARS ENDED DECEMBER 31,           05/01/1999*       TO
                                                   ----------------------------------------       TO        12/31/2002-
                                                         2002--          2001--     2000--    12/31/1999         -
                                                   ------------------   --------   --------   -----------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                    $  10.98        $  11.31   $  15.76    $  12.50      $  10.69
Income from investment operations:
----------------------------------
        Net investment income (loss)                         - #            0.03        - #       (0.01)         0.01
        Net realized and unrealized gain (loss)
        on investments and foreign currency
        transactions                                       (2.80)          (0.30)     (3.11)       3.58         (2.53)
                                                        --------        --------   --------    --------      --------
        Total from investment operations                   (2.80)          (0.27)     (3.11)       3.57         (2.52)
                                                        --------        --------   --------    --------      --------
Less distributions:
-------------------
        Dividends from net investment income               (0.02)              -          -           -         (0.02)
        Distributions from capital gains                       -           (0.06)     (1.34)      (0.31)            -
                                                        --------        --------   --------    --------      --------
        Total distributions                                (0.02)          (0.06)     (1.34)      (0.31)        (0.02)
                                                        --------        --------   --------    --------      --------
NET ASSET VALUE, END OF PERIOD                          $   8.16        $  10.98   $  11.31    $  15.76      $   8.15
                                                        ========        ========   ========    ========      ========
        TOTAL RETURN                                      (25.55%)         (2.31%)   (19.74%)     28.56%+      (23.63%)+
Net assets, end of period (000's)                       $106,357        $161,250    $95,123     $53,514       $16,014
Ratio of expenses to average net assets                     1.15%           1.17%      1.19%        1.3%(A)      1.35%(A)
Ratio of net investment income (loss) to average
net assets                                                 (0.04%)          0.29%     (0.01%)     (0.12%)(A)      0.12%(A)
Portfolio turnover rate                                       48%             39%        49%         28%(A)        48%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
#
     Amount is less than $.01 per share.
+
     Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                            DYNAMIC GROWTH TRUST
                                                               ----------------------------------------------
                                                                                                    SERIES
                                                                           SERIES I                   II
                                                               --------------------------------   -----------
                                                                  YEARS ENDED
                                                                  DECEMBER 31,       5/1/2000*    1/28/2002*
                                                               ------------------       TO            TO
                                                                2002@     2001@     12/31/2000@   12/31/2002
                                                               -------   --------   -----------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                           $  4.76   $   7.98     $  12.50      $ 4.40
Income from investment operations:
----------------------------------
        Net investment income (loss)                             (0.02)     (0.02)        0.02       (0.03)
        Net realized and unrealized loss on investments and
       foreign currency transactions                             (1.33)     (3.19)       (4.54)      (0.97)
                                                               -------   --------     --------      ------
        Total from investment operations                         (1.35)     (3.21)       (4.52)      (1.00)
                                                               -------   --------     --------      ------
Less distributions:
-------------------
        Dividends from net investment income                         -      (0.01)           -           -
                                                               -------   --------     --------      ------
        Total distributions                                          -      (0.01)           -           -
                                                               -------   --------     --------      ------
NET ASSET VALUE, END OF PERIOD                                 $  3.41   $   4.76     $   7.98      $ 3.40
                                                               =======   ========     ========      ======
        TOTAL RETURN                                            (28.36%)   (40.24%)     (36.16%)+   (22.73%)+
Net assets, end of period (000's)                              $63,745   $132,709     $135,758      $4,242
Ratio of expenses to average net assets                           1.10%      1.08%        1.07%(A)     1.30%(A)
Ratio of net investment income (loss) to average net assets      (0.55%)    (0.43%)       0.35%(A)    (0.81%)(A)
Portfolio turnover rate                                            165%       180%          80%(A)      165% (A)

--------------------------------------------------------------------------------

                                                                                  MID CAP STOCK TRUST
                                                               ----------------------------------------------------------
                                                                                 SERIES I                      SERIES II
                                                               --------------------------------------------   -----------
                                                                  YEARS ENDED DECEMBER 31,      05/01/1999*   1/28/2002*
                                                               ------------------------------       TO            TO
                                                                2002@      2001@      2000@     12/31/1999    12/31/2002@
                                                               --------   --------   --------   -----------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                           $  10.77   $  12.10   $  12.60    $  12.50      $  10.64
Income from investment operations:
----------------------------------
        Net investment loss                                       (0.05)     (0.04)     (0.01)      (0.01)        (0.05)
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions             (2.38)     (1.29)     (0.49)       0.11         (2.25)
                                                               --------   --------   --------    --------      --------
        Total from investment operations                          (2.43)     (1.33)     (0.50)       0.10         (2.30)
                                                               --------   --------   --------    --------      --------
NET ASSET VALUE, END OF PERIOD                                 $   8.34   $  10.77   $  12.10    $  12.60      $   8.34
                                                               ========   ========   ========    ========      ========
        TOTAL RETURN                                             (22.56%)   (10.99%)    (3.97%)      0.80%+      (21.62%)+
Net assets, end of period (000's)                              $186,950   $153,732   $122,350     $99,504       $31,611
Ratio of expenses to average net assets                            1.00%      1.00%      1.00%       1.03%(A)      1.20%(A)
Ratio of net investment loss to average net assets                (0.53%)    (0.36%)    (0.11%)     (0.15%)(A)     (0.70%)(A)
Portfolio turnover rate                                             128%       170%       300%         36%(A)       128%(A)

@    Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                     ALL CAP GROWTH TRUST
                                                              ------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   -----------
                                                                                                                     1/28/2002*
                                                                            YEARS ENDED DECEMBER 31,                     TO
                                                              ----------------------------------------------------   12/31/2002-
                                                               2002@      2001Q      2000@       1999       1998          -
                                                              --------   --------   --------   --------   --------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  14.75   $  20.65   $  24.89   $  19.77   $  15.41    $  14.49
Income from investment operations:
----------------------------------
        Net investment loss                                      (0.06)     (0.06)     (0.09)     (0.08)     (0.04)      (0.06)
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (3.54)     (4.81)     (2.32)      7.87       4.40       (3.29)
                                                              --------   --------   --------   --------   --------    --------
        Total from investment operations                         (3.60)     (4.87)     (2.41)      7.79       4.36       (3.35)
                                                              --------   --------   --------   --------   --------    --------
Less distributions:
-------------------
        Distributions from capital gains                             -      (1.03)     (1.83)     (2.67)         -           -
                                                              --------   --------   --------   --------   --------    --------
        Total distributions                                          -      (1.03)     (1.83)     (2.67)         -           -
                                                              --------   --------   --------   --------   --------    --------
NET ASSET VALUE, END OF PERIOD                                $  11.15   $  14.75   $  20.65   $  24.89   $  19.77    $  11.14
                                                              ========   ========   ========   ========   ========    ========
        TOTAL RETURN                                            (24.41%)   (23.77%)   (10.79%)    44.69%     28.29%     (23.12%)+
Net assets, end of period (000's)                             $456,752   $637,879   $873,214   $662,674   $395,109     $24,896
Ratio of expenses to average net assets                           1.02%      1.01%      1.00%      1.03%      1.04%       1.22%(A)
Ratio of net investment loss to average net assets               (0.43%)    (0.39%)    (0.37%)    (0.46%)    (0.27%)     (0.54%)(A)
Portfolio turnover rate                                             80%        69%       103%       193%       150%         80%(A)

--------------------------------------------------------------------------------

                                                                             STRATEGIC OPPORTUNITIES TRUST
                                                       --------------------------------------------------------------------------
                                                                                 SERIES I                              SERIES II
                                                       ------------------------------------------------------------   -----------
                                                                                                                      1/28/2002*
                                                                         YEARS ENDED DECEMBER 31,                         TO
                                                       ------------------------------------------------------------   12/31/2002-
                                                        2002@       2001@        2000@         1999         1998           -
                                                       --------   ----------   ----------   ----------   ----------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                   $  12.64   $    17.52   $    21.90   $    19.48   $    21.50    $  11.99
Income from investment operations:
----------------------------------
        Net investment income (loss)                      (0.03)       (0.02)        0.08         0.07         0.08           -
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions     (4.87)       (2.47)       (1.20)        4.75         2.13       (4.26)
                                                       --------   ----------   ----------   ----------   ----------    --------
        Total from investment operations                  (4.90)       (2.49)       (1.12)        4.82         2.21       (4.26)
                                                       --------   ----------   ----------   ----------   ----------    --------
Less distributions:
-------------------
        Dividends from net investment income                  -        (0.08)       (0.07)       (0.09)       (0.07)          -
        Distributions from capital gains                      -        (2.31)       (3.19)       (2.31)       (4.16)          -
                                                       --------   ----------   ----------   ----------   ----------    --------
        Total distributions                                   -        (2.39)       (3.26)       (2.40)       (4.23)          -
                                                       --------   ----------   ----------   ----------   ----------    --------
NET ASSET VALUE, END OF PERIOD                         $   7.74   $    12.64   $    17.52   $    21.90   $    19.48    $   7.73
                                                       ========   ==========   ==========   ==========   ==========    ========
        TOTAL RETURN                                     (38.77%)     (15.25%)      (6.37%)      27.75%        9.41%     (35.53%)+
Net assets, end of period (000's)                      $513,567   $1,057,285   $1,425,677   $1,673,228   $1,556,169      $9,181
Ratio of expenses to average net assets                    0.92%        0.91%        0.90%        0.88%        0.80%       1.12%(A)
Ratio of net investment income (loss) to average net
assets                                                    (0.28%)      (0.12%)       0.41%        0.34%        0.42%       0.02%(A)
Portfolio turnover rate                                     229%         260%         165%         129%          93%        229%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations

+    Not Annualized

(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                      FINANCIAL SERVICES TRUST
                                    ------------------------------------------------------------
                                                   SERIES I                         SERIES II
                                    ---------------------------------------   ------------------
                                           YEAR                4/30/2001*           1/28/2002*
                                          ENDED                   to                   to
                                      DECEMBER 31, 2002        12/31/2001--          12/31/2002--
                                      -----------------   ------------------   ------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                            $            11.63   $            12.50   $            11.48
Income from investment operations:
----------------------------------
        Net investment income                     0.03                 0.01                 0.03
        Net realized and
        unrealized loss on
        investments and foreign
        currency transactions                    (2.11)               (0.88)               (1.97)
                                    ------------------   ------------------   ------------------
        Total from investment
        operations                               (2.08)               (0.87)               (1.94)
                                    ------------------   ------------------   ------------------
Less distributions:
-------------------
        Dividends from net
        investment income                            -#                   -#                 - #
                                    ------------------   ------------------   ------------------
        Total distributions                          -                    -                    -
                                    ------------------   ------------------   ------------------
NET ASSET VALUE, END OF PERIOD      $             9.55   $            11.63   $             9.54
                                    ==================   ==================   ==================
        TOTAL RETURN                            (17.88%)              (6.93%)+             (16.90%)+
Net assets, end of period (000's)              $37,132              $24,840              $12,138
Ratio of expenses to average net
assets                                            1.07%                1.21%(A)               1.27%(A)
Ratio of net investment income to
average net assets                                0.31%                0.08%(A)               0.37%(A)
Portfolio turnover rate                             34%                  53%(A)                 34%(A)

--------------------------------------------------------------------------------

                                                                          INTERNATIONAL STOCK TRUST
                                              ---------------------------------------------------------------------------------
                                                                        SERIES I                                 SERIES II
                                              ------------------------------------------------------------   ------------------

                                                                YEARS ENDED DECEMBER 31,                         1/28/2002*
                                              ------------------------------------------------------------           TO
                                               2002--      2001--       2000--        1999         1998         12/31/2002--
                                              --------   ----------   ----------   ----------   ----------   ------------------
NET ASSET VALUE, BEGINNING OF PERIOD          $   9.59   $    12.81   $    15.43   $    12.98   $    11.47   $             9.92
Income from investment operations:
----------------------------------
       Net investment income (loss)               0.07         0.04         0.01         0.08         0.09                (0.01)
       Net realized and unrealized gain
       (loss) on investments and foreign
       currency transactions                     (2.14)       (2.75)       (2.56)        3.76         1.62                (2.39)
                                              --------   ----------   ----------   ----------   ----------   ------------------
       Total from investment operations          (2.07)       (2.71)       (2.55)        3.84         1.71                (2.40)
                                              --------   ----------   ----------   ----------   ----------   ------------------
Less distributions:
-------------------
       Dividends from net investment income      (0.04)       (0.02)           -        (0.07)       (0.09)               (0.04)
       Distributions from capital gains              -        (0.49)       (0.07)       (1.32)       (0.11)                   -
                                              --------   ----------   ----------   ----------   ----------   ------------------
       Total Distributions                       (0.04)       (0.51)       (0.07)       (1.39)       (0.20)               (0.04)
                                              --------   ----------   ----------   ----------   ----------   ------------------
NET ASSET VALUE, END OF PERIOD                $   7.48   $     9.59   $    12.81   $    15.43   $    12.98   $             7.48
                                              ========   ==========   ==========   ==========   ==========   ==================
       TOTAL RETURN(B)                          (21.69%)     (21.54%)     (16.57%)      29.71%       14.91%              (24.29%)+
Net assets, end of period (000's)             $246,794     $265,353     $298,054     $231,729     $234,103              $32,674
Ratio of expenses to average net assets           1.18%        1.22%        1.24%        1.25%        1.25%                1.38%(A)
Ratio of expenses to average net assets
after expense reduction                           1.17%        1.21%        1.23%        1.25%        1.25%                1.37%(A)
Ratio of net investment income (loss) to
average net assets                                0.77%        0.42%        0.10%        0.58%        0.82%               (0.20%)(A)
Portfolio turnover rate                             78%          31%          39%          39%          27%                  78%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
#    Amount is less than $.01 per share.
+    Not Annualized
(A)  Annualized
(B) The total return for the years ended 2002, 2001 and 2000 for Series I and for the period ended December 31, 2002 for Series II would have been lower had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                               OVERSEAS TRUST
                                ----------------------------------------------------------------------------
                                                           SERIES I                               SERIES II
                                --------------------------------------------------------------   -----------
                                                   YEARS ENDED DECEMBER 31,                      01/28/2002*
                                --------------------------------------------------------------       TO
                                      2002@           2001@      2000@       1999       1998     12/31/2002@
                                ------------------   --------   --------   --------   --------   -----------
NET ASSET VALUE, BEGINNING OF
  PERIOD                             $   8.56        $  11.91   $  15.92   $  11.33   $  11.01     $   8.25
Income from investment
operations:
----------------------------------
        Net investment income
        (loss)                           0.03            0.07       0.05       0.08       0.06        (0.02)
        Net realized and
        unrealized gain (loss)
        on investments and
        foreign currency
        transactions                    (1.86)          (2.47)     (2.84)      4.51       0.88        (1.50)
                                     --------        --------   --------   --------   --------     --------
        Total from investment
        operations                      (1.83)          (2.40)     (2.79)      4.59       0.94        (1.52)
                                     --------        --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net
        investment income               (0.04)          (0.03)     (0.13)         -      (0.26)       (0.04)
        Distributions from
        capital gains                       -           (0.92)     (1.09)         -      (0.36)           -
                                     --------        --------   --------   --------   --------     --------
        Total distributions             (0.04)          (0.95)     (1.22)         -      (0.62)       (0.04)
                                     --------        --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD       $   6.69        $   8.56   $  11.91   $  15.92   $  11.33     $   6.69
                                     ========        ========   ========   ========   ========     ========
        TOTAL RETURN                   (21.44%)        (21.10%)   (18.72%)    40.51%      8.04%      (18.49%)+
Net assets, end of period
(000's)                              $298,843        $428,911   $488,582   $404,223   $218,551      $27,680
Ratio of expenses to average
net assets                               1.10%           1.10%      1.15%      1.21%      1.16%        1.30%(A)
Ratio of net investment income
(loss) to average net assets             0.37%           0.76%      0.40%      0.73%      0.61%       (0.24%)(A)
Portfolio turnover rate                    81%            100%       142%       147%       150%          81%(A)

--------------------------------------------------------------------------------

                                                       INTERNATIONAL SMALL CAP TRUST
                                ----------------------------------------------------------------------------
                                                           SERIES I                               SERIES II
                                --------------------------------------------------------------   -----------
                                                   YEARS ENDED DECEMBER 31,                      01/28/2002*
                                --------------------------------------------------------------       TO
                                      2002@           2001@      2000@       1999       1998     12/31/2002@
                                ------------------   --------   --------   --------   --------   -----------

NET ASSET VALUE, BEGINNING OF
PERIOD                               $  11.30        $  16.40   $  28.16   $  15.28   $  13.70     $  11.35
Income from investment
operations:
----------------------------------
        Net investment income
        (loss)                          (0.04)            - #      (0.15)     (0.07)      0.07        (0.07)

        Net realized and
        unrealized gain (loss)
        on investments and
        foreign currency
        transactions                    (1.85)          (5.10)     (6.33)     13.00       1.56        (1.87)
                                     --------        --------   --------   --------   --------     --------
        Total from investment
        operations                      (1.89)          (5.10)     (6.48)     12.93       1.63        (1.94)
                                     --------        --------   --------   --------   --------     --------
Less distributions:
----------------------------------
        Dividends from net
        investment income                   -               -          -      (0.05)     (0.05)           -
        Distributions from
        capital gains                       -               -      (5.28)         -          -            -
                                     --------        --------   --------   --------   --------     --------
        Total distributions                 -               -      (5.28)     (0.05)     (0.05)           -
                                     --------        --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD       $   9.41        $  11.30   $  16.40   $  28.16   $  15.28     $   9.41
                                     ========        ========   ========   ========   ========     ========
        TOTAL RETURN                   (16.73%)        (31.10%)   (29.16%)    84.92%     11.86%      (17.09%)+

Net assets, end of period
(000's)                              $100,006        $146,451   $257,406   $239,961   $147,898       $4,848

Ratio of expenses to average
net assets                               1.57%           1.60%      1.54%      1.37%      1.25%        1.77%(A)
Ratio of net investment income
  (loss) to average net assets          (0.40%)         (0.01%)    (0.67%)    (0.41%)     0.44%       (0.73%)(A)

Portfolio turnover rate                   501%            721%       529%       309%        45%         501%(A)

@    Net investment income has been calculated using the average shares method.
*    Commencement of operations
#    Amount is less than $.01 per share.
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                  INTERNATIONAL VALUE TRUST
                                                             --------------------------------------------------------------------
                                                                                    SERIES I                           SERIES II
                                                             ------------------------------------------------------   -----------
                                                                     YEARS ENDED DECEMBER 31,           05/01/1999*   01/28/2002*
                                                             ----------------------------------------       TO            TO
                                                                   2002@           2001@      2000@     12/31/1999    12/31/2002@
                                                             ------------------   --------   --------   -----------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                              $  10.54        $  12.06   $  12.98    $  12.50       $  10.31
Income from investment operations:
----------------------------------
        Net investment income                                         0.14            0.14       0.20        0.08           0.01
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions                (2.01)          (1.34)     (1.04)       0.40          (1.65)
                                                                  --------        --------   --------    --------       --------
        Total from investment operations                             (1.87)          (1.20)     (0.84)       0.48          (1.64)
                                                                  --------        --------   --------    --------       --------
Less Distributions
-------------------
        Dividends from net investment income                         (0.07)          (0.12)     (0.05)          -          (0.07)
        Distributions from capital gains                                 -           (0.20)     (0.03)          -              -
                                                                  --------        --------   --------    --------       --------
        Total Distributions                                          (0.07)          (0.32)     (0.08)          -          (0.07)
                                                                  --------        --------   --------    --------       --------
NET ASSET VALUE, END OF PERIOD                                    $   8.60        $  10.54   $  12.06    $  12.98       $   8.60
                                                                  ========        ========   ========    ========       ========
        TOTAL RETURN                                                (17.84%)         (9.97%)    (6.46%)      3.84%+       (16.00%)+
Net assets, end of period (000's)                                 $228,882        $208,230   $158,511    $100,970        $50,353
Ratio of expenses to average net assets                               1.12%           1.15%      1.18%       1.23%(A)       1.32%(A)
Ratio of net investment income to average net assets                  1.45%           1.32%      1.63%       1.27%(A)       0.09%(A)
Portfolio turnover rate                                                 26%             33%        41%          4%(A)         26%(A)

--------------------------------------------------------------------------------

                                                                       QUANTITATIVE MID CAP TRUST
                                                             ----------------------------------------------
                                                                         SERIES I                SERIES II
                                                             --------------------------------   -----------
                                                                                  04/30/2001*   01/28/2002*
                                                                 YEAR ENDED           TO            TO
                                                             DECEMBER 31, 2002@   12/31/2001@   12/31/2002@
                                                             ------------------   -----------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                              $  10.20         $  12.50       $  10.03
Income from investment operations:
----------------------------------
        Net investment loss                                          (0.01)             - #          (0.02)
        Net realized and unrealized loss on investments and
        foreign currency transactions                                (2.30)           (2.30)         (2.13)
                                                                  --------         --------       --------
        Total from investment operations                             (2.31)           (2.30)         (2.15)
                                                                  --------         --------       --------
NET ASSET VALUE, END OF PERIOD                                    $   7.89         $  10.20       $   7.88
                                                                  ========         ========       ========
        TOTAL RETURN                                                (22.65%)          (18.4%)+      (21.44%)+
Net assets, end of period (000's)                                  $78,053          $99,546         $2,208
Ratio of expenses to average net assets                               0.90%            0.90%(A)       1.10%(A)
Ratio of net investment loss to average net assets                   (0.07%)          (0.07%)(A)      (0.31%)(A)
Portfolio turnover rate                                                273%             320%(A)        273%

@    Net investment income has been calculated using the average shares method.
*    Commencement of operations
#    Amount is less than $.01 per share.
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                 GLOBAL EQUITY TRUST
                                                     ----------------------------------------------------------------------------
                                                                                SERIES I                               SERIES II
                                                     --------------------------------------------------------------   -----------
                                                                        YEARS ENDED DECEMBER 31,                      01/28/2002*
                                                     --------------------------------------------------------------       TO
                                                           2002@           2001@      2000@       1999       1998     12/31/2002@
                                                     ------------------   --------   --------   --------   --------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                      $  13.00        $  18.48   $  18.79   $  20.38   $  19.38     $  12.72
Income from investment operations:
----------------------------------
        Net investment income                                 0.08            0.12       0.25       0.23       0.17         0.05
        Net realized and unrealized gain (loss) on
        investments and foreign currency
        transactions                                         (2.54)          (2.78)      1.78       0.38       2.27        (2.23)
                                                          --------        --------   --------   --------   --------     --------
        Total from investment operations                     (2.46)          (2.66)      2.03       0.61       2.44        (2.18)
                                                          --------        --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                 (0.15)          (0.40)     (0.35)     (0.13)     (0.36)       (0.15)
        Distributions from capital gains                         -           (2.42)     (1.99)     (2.07)     (1.08)           -
                                                          --------        --------   --------   --------   --------     --------
        Total distributions                                  (0.15)          (2.82)     (2.34)     (2.20)     (1.44)       (0.15)
                                                          --------        --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                            $  10.39        $  13.00   $  18.48   $  18.79   $  20.38     $  10.39
                                                          ========        ========   ========   ========   ========     ========
        TOTAL RETURN                                        (19.11%)        (16.09%)    12.19%      3.66%     12.24%      (17.33%)+
Net assets, end of period (000's)                         $347,619        $528,027   $725,419   $837,728   $928,564       $8,503
Ratio of expenses to average net assets                       1.04%           1.01%      1.02%      1.06%      1.01%        1.24%(A)
Ratio of net investment income to average net
assets                                                        0.72%           0.81%      1.44%      1.14%      0.84%        0.55%(A)
Portfolio turnover rate                                         92%            156%        43%        43%        32%          92%(A)

--------------------------------------------------------------------------------

                                                              STRATEGIC GROWTH TRUST
                                                  ----------------------------------------------
                                                              SERIES I                SERIES II
                                                  --------------------------------   -----------
                                                                       04/30/2001*   01/28/2002*
                                                      YEAR ENDED           TO            TO
                                                  DECEMBER 31, 2002@   12/31/2001@   12/31/2002@
                                                  ------------------   -----------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                   $  11.02         $  12.50       $  10.58
Income from investment operations:
----------------------------------
        Net investment loss                               (0.02)           (0.01)         (0.02)
        Net realized and unrealized loss on
        investments and foreign currency
        transactions                                      (3.07)           (1.47)         (2.63)
                                                       --------         --------       --------
        Total from investment operations                  (3.09)           (1.48)         (2.65)
                                                       --------         --------       --------
NET ASSET VALUE, END OF PERIOD                         $   7.93         $  11.02       $   7.93
                                                       ========         ========       ========
        TOTAL RETURN                                     (28.04%)         (11.84%)+      (25.05%)+
Net assets, end of period (000's)                      $132,098          $91,393        $25,425
Ratio of expenses to average net assets                    1.01%            1.10%(A)       1.21%(A)
Ratio of net investment loss to average net
assets                                                    (0.22%)          (0.19%)(A)      (0.23%)(A)
Portfolio turnover rate                                      91%             107%(A)         91%(A)

@    Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                     CAPITAL APPRECIATION TRUST
                                                          -------------------------------------------------
                                                                       SERIES I                 SERIES II
                                                          ----------------------------------   ------------
                                                              YEARS ENDED
                                                             DECEMBER 31,        11/1/2000*     1/28/2002*
                                                          -------------------        TO             TO
                                                           2002--     2001--    12/31/2000--   12/31/2002--
                                                          --------   --------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                      $   8.95   $  10.97     $  12.50       $   8.73
Income from investment operations:
----------------------------------
        Net investment loss                                  (0.01)     (0.02)         - #          (0.02)
        Net realized and unrealized loss on investments
        and foreign currency transactions                    (2.73)     (2.00)       (1.53)         (2.51)
                                                          --------   --------     --------       --------
        Total from investment operations                     (2.74)     (2.02)       (1.53)         (2.53)
                                                          --------   --------     --------       --------
NET ASSET VALUE, END OF PERIOD                            $   6.21   $   8.95     $  10.97       $   6.20
                                                          ========   ========     ========       ========
        TOTAL RETURN(B)                                     (30.61%)   (18.41%)     (12.24%)+      (28.98%)+
Net assets, end of period (000's)                         $100,415    $40,202       $5,280        $22,698
Ratio of expenses to average net assets                       1.05%      1.20%        1.60%(A)       1.25%(A)
Ratio of expenses to average net assets after expense
reductions                                                    1.05%      1.20%        1.40%(A)       1.25%(A)
Ratio of net investment loss to average net assets           (0.14%)    (0.22%)      (0.21%)(A)      (0.27%)(A)
Portfolio turnover rate                                         67%       102%         143%(A)         67%(A)

--------------------------------------------------------------------------------

                                                                          ALL CAP CORE TRUST (FORMERLY, GROWTH TRUST)
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  13.95   $  17.74   $  26.88   $  20.50   $  17.21     $  13.64
Income from investment operations:
----------------------------------
        Net investment income (loss)                             (0.02)     (0.06)     (0.06)     (0.04)      0.06        (0.02)
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (3.50)     (3.73)     (6.47)      7.46       4.00        (3.19)
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                         (3.52)     (3.79)     (6.53)      7.42       4.06        (3.21)
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                         -          -          -      (0.05)     (0.07)           -
        Distribution from capital gains                              -          -      (2.61)     (0.99)     (0.70)           -
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                          -          -      (2.61)     (1.04)     (0.77)           -
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  10.43   $  13.95   $  17.74   $  26.88   $  20.50     $  10.43
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN                                            (25.23%)   (21.36%)   (27.29%)    37.20%     23.95%      (23.53%)+
Net assets, end of period (000's)                             $243,484   $494,523   $637,194   $642,948   $299,994       $4,296
Ratio of expenses to average net assets                           0.91%      0.91%      0.90%      0.90%      0.90%        1.11%(A)
Ratio of net investment income (loss) to average net assets      (0.20%)    (0.41%)    (0.26%)    (0.18%)     0.42%       (0.19)(A)
Portfolio turnover rate                                            153%       121%       147%       156%       136%         153%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
#    Amount is less than $.01 per share.
+    Not Annualized
(A)  Annualized
(B) The total return for the period ended December 31, 2000 for Series I would have been lower had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                    LARGE CAP GROWTH TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $   9.89   $  12.58   $  17.23   $  15.26   $  14.36     $   9.79
Income from investment operations:
----------------------------------
        Net investment income (loss)                              0.02       0.03      (0.01)      0.06       0.24         0.02
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (2.27)     (2.25)     (2.03)      3.52       2.43        (2.18)
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                         (2.25)     (2.22)     (2.04)      3.58       2.67        (2.16)
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.03)         -      (0.04)     (0.23)     (0.29)       (0.03)
        Distributions from capital gains                             -      (0.47)     (2.57)     (1.38)     (1.48)           -
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                      (0.03)     (0.47)     (2.61)     (1.61)     (1.77)       (0.03)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $   7.61   $   9.89   $  12.58   $  17.23   $  15.26     $   7.60
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN                                            (22.83%)   (17.81%)   (14.24%)    25.28%     19.12%      (22.15%)+
Net assets, end of period (000's)                             $370,765   $496,049   $541,693   $402,585   $262,882      $31,496
Ratio of expenses to average net assets                           0.98%      0.95%      0.94%      0.94%      0.88%        1.18%(A)
Ratio of net investment income (loss) to average net assets       0.26%      0.30%     (0.01%)     0.45%      1.58%        0.27%(A)
Portfolio turnover rate                                             92%       123%        92%       164%        64%          92%(A)

--------------------------------------------------------------------------------

                                                                                   QUANTITATIVE EQUITY TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  17.20   $  26.26   $  28.16   $  25.22   $  22.50     $  16.85
Income from investment operations:
----------------------------------
        Net investment income                                     0.07       0.04       0.08       0.10       0.20         0.07
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (4.84)     (5.76)      1.81       5.26       5.42        (4.50)
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                         (4.77)     (5.72)      1.89       5.36       5.62        (4.43)
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.04)     (0.06)     (0.12)     (0.18)     (0.25)       (0.04)
        Distributions from capital gains                             -      (3.28)     (3.67)     (2.24)     (2.65)           -
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                      (0.04)     (3.34)     (3.79)     (2.42)     (2.90)       (0.04)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  12.39   $  17.20   $  26.26   $  28.16   $  25.22     $  12.38
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN                                            (27.78%)   (22.95%)     6.30%     22.30%     26.35%      (26.34%)+
Net assets, end of period (000's)                             $248,729   $448,002   $612,813   $431,909   $254,475       $6,790
Ratio of expenses to average net assets                           0.82%      0.76%      0.75%      0.76%      0.76%        1.02%(A)
Ratio of net investment income to average net assets              0.49%      0.21%      0.28%      0.57%      1.06%        0.57%(A)
Portfolio turnover rate                                            152%       111%       120%       159%       225%         152%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                    BLUE CHIP GROWTH TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  15.83   $  20.13   $  21.64   $  18.92   $  15.00     $  15.53
Income from investment operations:
----------------------------------
        Net investment income (loss)                              0.01        - #      (0.02)      0.01       0.05         0.00
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (3.85)     (2.97)     (0.50)      3.58       4.19        (3.55)
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                         (3.84)     (2.97)     (0.52)      3.59       4.24        (3.55)
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                         -          -      (0.01)     (0.05)     (0.08)           -
        Distributions from capital gains                             -      (1.33)     (0.98)     (0.82)     (0.24)           -
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                          -      (1.33)     (0.99)     (0.87)     (0.32)           -
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  11.99   $  15.83   $  20.13   $  21.64   $  18.92     $  11.98
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN(B)                                         (24.26%)   (14.61%)    (2.76%)    19.43%     28.49%      (22.86%)+
Net assets, end of period (000's)                             $1,092,775 $1,633,194 $1,999,039 $1,734,233 $1,141,162    $61,375
Ratio of expenses to average net assets                           0.93%      0.93%      0.92%      0.94%      0.97%        1.13%(A)
Ratio of expenses to average net assets after expense
reductions                                                        0.91%      0.92%      0.91%      0.94%      0.97%        1.11%(A)
Ratio of net investment income (loss) to average net assets       0.05%      0.00%     (0.07%)     0.06%      0.37%       (0.01%)(A)
Portfolio turnover rate                                             39%        48%        48%        42%        42%          39%(A)

--------------------------------------------------------------------------------

                                                               U.S. LARGE CAP TRUST (FORMERLY U.S. LARGE CAP VALUE
                                                                                     TRUST)
                                                           -----------------------------------------------------------
                                                                             SERIES I                      SERIES II
                                                           --------------------------------------------   ------------
                                                              YEARS ENDED DECEMBER 31,      05/01/1999*    1/28/2002*
                                                           ------------------------------       TO             TO
                                                            2002--     2001--     2000--    12/31/1999    12/31/2002--
                                                           --------   --------   --------   -----------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                       $  12.61   $  13.09   $  12.84    $  12.50       $  12.35
Income from investment operations:
----------------------------------
        Net investment income                                  0.05       0.04       0.07        0.04           0.03
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions         (3.22)     (0.38)      0.29        0.30          (2.94)
                                                           --------   --------   --------    --------       --------
        Total from investment operations                      (3.17)     (0.34)      0.36        0.34          (2.91)
                                                           --------   --------   --------    --------       --------
Less distributions:
-------------------
        Dividends from net investment income                  (0.03)     (0.05)     (0.03)          -          (0.03)
        Distributions from capital gains                          -      (0.09)     (0.08)          -              -
                                                           --------   --------   --------    --------       --------
        Total distributions                                   (0.03)     (0.14)     (0.11)          -          (0.03)
                                                           --------   --------   --------    --------       --------
NET ASSET VALUE, END OF PERIOD                             $   9.41   $  12.61   $  13.09    $  12.84       $   9.41
                                                           ========   ========   ========    ========       ========
        TOTAL RETURN                                         (25.18%)    (2.54%)     2.78%+      2.72%+       (23.61%)+
Net assets, end of period (000's)                          $382,248   $518,621   $435,395    $210,725        $59,287
Ratio of expenses to average net assets                        0.94%      0.93%      0.93%       0.94%(A)       1.14%(A)
Ratio of net investment income to average net assets           0.43%      0.32%      0.53%       0.64%(A)       0.35%(A)
Portfolio turnover rate                                          42%        38%        31%         30%(A)         42%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
#    Amount is less than $.01 per share.
+    Not Annualized
(A)  Annualized
(B) The total return for the years ended 2002, 2001 and 2000 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST

FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                STRATEGIC VALUE TRUST
                                                       (FORMERLY, CAPITAL OPPORTUNITIES TRUST)
                                                      ------------------------------------------
                                                               SERIES I              SERIES II
                                                      ---------------------------   ------------
                                                       YEAR ENDED     4/31/2001*     1/28/2002*
                                                      DECEMBER 31,        TO             TO
                                                         2002--      12/31/2001--   12/31/2002--
                                                      ------------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                    $  10.70       $  12.50       $  10.27
Income from investment operations:
----------------------------------
        Net investment loss                                    -#         (0.02)             -#
        Net realized and unrealized loss on
        investments and foreign currency
        transactions                                       (2.91)         (1.78)         (2.49)
                                                        --------       --------       --------
        Total from investment operations                   (2.91)         (1.80)         (2.49)
                                                        --------       --------       --------
NET ASSET VALUE, END OF PERIOD                          $   7.79       $  10.70       $   7.78
                                                        ========       ========       ========
        TOTAL RETURN(B)                                   (27.20%)        (14.4%)+      (24.25%)+
Net assets, end of period (000's)                        $34,153        $33,428         $5,904
Ratio of expenses to average net assets                     1.14%          1.46%(A)       1.34%(A)
Ratio of expenses to average net assets after
expense reductions                                          1.14%          1.40%(A)       1.34%(A)
Ratio of net investment income (loss) to average net
assets                                                      0.04%         (0.27%)(A)       0.04%(A)
Portfolio turnover rate                                      109%            86%(A)        109%(A)

--------------------------------------------------------------------------------

                                                               UTILITIES TRUST
                                                  ------------------------------------------
                                                           SERIES I              SERIES II
                                                  ---------------------------   ------------
                                                      YEAR
                                                     ENDED        4/30/2001*     1/28/2002*
                                                  DECEMBER 31,        TO             TO
                                                     2002--      12/31/2001--   12/31/2002--
                                                  ------------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                $   9.29       $  12.50       $   8.77
Income from investment operations:
----------------------------------
        Net investment income                           0.15           0.07           0.12
        Net realized and unrealized loss on
        investments and foreign currency
        transactions                                   (2.33)         (3.23)         (1.79)
                                                    --------       --------       --------
        Total from investment operations               (2.18)         (3.16)         (1.67)
                                                    --------       --------       --------
                                                    --------       --------       --------
Less distributions:
-------------------
        Dividends from net investment income               -#         (0.05)             -#
                                                    --------       --------       --------
        Total distributions                                -          (0.05)             -
                                                    --------       --------       --------
NET ASSET VALUE, END OF PERIOD                      $   7.11       $   9.29       $   7.10
                                                    ========       ========       ========
        TOTAL RETURN(B)                               (23.46%)        (25.3%)+      (19.04%)+
Net assets, end of period (000's)                    $20,607        $18,260         $6,540
Ratio of expenses to average net assets                 1.28%          1.51%(A)       1.48%(A)
Ratio of expenses to average net assets after
expense reductions                                      1.28%          1.40%(A)       1.48%(A)
Ratio of net investment income to average net
assets                                                  1.99%          1.07%(A)       1.83%(A)
Portfolio turnover rate                                   89%            81%(A)         89%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
#    Amount is less than $.01 per share.
+    Not Annualized
(A)  Annualized
(B) The total return for the period ended December 31, 2001 for Series I would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                 REAL ESTATE SECURITIES TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  15.52   $  15.57   $  12.89   $  14.76   $  20.07     $  15.44
Income from investment operations:
----------------------------------
Net investment income                                             0.83       0.75       0.67       0.78       0.78         0.85
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (0.38)     (0.30)      2.53      (1.94)     (3.72)       (0.33)
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                          0.45       0.45       3.20      (1.16)     (2.94)        0.52
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.53)     (0.50)     (0.52)     (0.71)     (0.53)       (0.53)
        Distributions from capital gains                             -          -          -          -      (1.84)           -
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                      (0.53)     (0.50)     (0.52)     (0.71)     (2.37)       (0.53)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  15.44   $  15.52   $  15.57   $  12.89   $  14.76     $  15.43
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN                                              2.58%      3.15%     25.71%     (8.00%)   (16.44%)       3.05%+
Net assets, end of period (000's)                             $303,070   $220,919   $257,641   $196,756   $161,832      $48,749
Ratio of expenses to average net assets                           0.84%      0.83%      0.76%      0.77%      0.76%        1.04%(A)
Ratio of net investment income to average net assets              5.28%      4.96%      4.89%      5.88%      5.57%        6.03%(A)
Portfolio turnover rate                                             74%       116%       147%       201%       122%          74%(A)

--------------------------------------------------------------------------------

                                                                                   SMALL COMPANY VALUE TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  13.80   $  12.98   $  12.27   $  11.37   $  11.94     $  13.83
Income from investment operations:
----------------------------------
        Net investment income                                     0.08       0.09       0.04       0.02       0.01         0.13
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (0.88)      0.76       0.69       0.89      (0.57)       (0.97)
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                         (0.80)      0.85       0.73       0.91      (0.56)       (0.84)
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.04)     (0.03)     (0.02)     (0.01)     (0.01)       (0.04)
        Distributions from capital gains                         (0.06)         -          -          -          -        (0.06)
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                      (0.10)     (0.03)     (0.02)     (0.01)     (0.01)       (0.10)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  12.90   $  13.80   $  12.98   $  12.27   $  11.37     $  12.89
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN (B)                                         (5.93%)     6.54%      5.93%      8.00%     (4.72%)       (6.2%)+
Net assets, end of period (000's)                             $305,338   $213,046   $115,982    $89,167   $162,335      $50,843
Ratio of expenses to average net assets                           1.12%      1.16%      1.24%      1.22%      1.23%        1.32%(A)
Ratio of expenses to average net assets after expense
reductions                                                        1.11%      1.15%      1.24%      1.22%      1.23%        1.31%(A)
Ratio of net investment income to average net assets              0.61%      0.72%      0.35%      0.15%      0.16%        1.12%(A)
Portfolio turnover rate                                             19%       119%       178%       142%       131%          19%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized
(B) The total return for the years ended 2002 and 2001 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                 MID CAP VALUE TRUST
                                                      ------------------------------------------
                                                               SERIES I              SERIES II
                                                      ---------------------------   ------------
                                                       YEAR ENDED     4/30/2001*     1/28/2002*
                                                      DECEMBER 31,        TO             TO
                                                         2002--      12/31/2001--   12/31/2002--
                                                      ------------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                    $  13.06       $  12.50       $  12.63
Income from investment operations:
----------------------------------
        Net investment income                               0.11           0.06           0.09
        Net realized and unrealized gain (loss) on
        investments and foreign currency
        transactions                                       (1.43)          0.53          (0.98)
                                                        --------       --------       --------
        Total from investment operations                   (1.32)          0.59          (0.89)
                                                        --------       --------       --------
Less distributions:
-------------------
        Dividends from net investment income                   -          (0.03)             -
                                                        --------       --------       --------
        Total distributions                                    -          (0.03)             -
                                                        --------       --------       --------
NET ASSET VALUE, END OF PERIOD                          $  11.74       $  13.06       $  11.74
                                                        ========       ========       ========
        TOTAL RETURN                                      (10.11%)         4.72%+        (7.05%)+
Net assets, end of period (000's)                       $269,345        $80,737        $71,096
Ratio of expenses to average net assets                     1.02%          1.15%(A)       1.22%(A)
Ratio of net investment income to average net assets        0.92%          0.75%(A)       0.83%(A)
Portfolio turnover rate                                       24%            23%(A)         24%(A)

--------------------------------------------------------------------------------

                                                                                          VALUE TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2002--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  16.47   $  16.48   $  13.23   $  14.06   $  14.81     $  16.26
Income from investment operations:
----------------------------------
        Net investment income                                     0.14       0.15       0.14       0.20       0.18         0.12
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (3.82)      0.40       3.11      (0.59)     (0.45)       (3.60)
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                         (3.68)      0.55       3.25      (0.39)     (0.27)       (3.48)
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.12)     (0.11)         -      (0.20)     (0.18)       (0.12)
        Distributions from capital gains                         (0.18)     (0.45)         -      (0.24)     (0.30)       (0.18)
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                      (0.30)     (0.56)         -      (0.44)     (0.48)       (0.30)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  12.49   $  16.47   $  16.48   $  13.23   $  14.06     $  12.48
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN                                            (22.80%)     3.42%     24.57%     (2.79%)    (1.72%)     (21.87%)+
Net assets, end of period (000's)                             $238,370   $360,027   $189,245   $146,279   $255,554      $11,473
Ratio of expenses to average net assets                           0.86%      0.86%      0.86%      0.87%      0.85%        1.06%(A)
Ratio of net investment income to average net assets              0.94%      0.92%      1.05%      1.12%      1.50%        1.02%(A)
Portfolio turnover rate                                             52%        27%        65%        54%        45%          52%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                 ALL CAP VALUE TRUST
                                                      ------------------------------------------
                                                               SERIES I              SERIES II
                                                      ---------------------------   ------------
                                                       YEAR ENDED     4/30/2001*     1/28/2002*
                                                      DECEMBER 31,        TO             TO
                                                         2002--      12/31/2001--   12/31/2002--
                                                      ------------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                    $  12.61       $  12.50       $  12.56
Income from investment operations:
----------------------------------
        Net investment income                               0.02              -#             -
        Net realized and unrealized gain (loss) on
        investments and foreign currency
        transactions                                       (3.53)          0.11          (3.47)
                                                        --------       --------       --------
        Total from investment operations                   (3.51)          0.11          (3.47)
                                                        --------       --------       --------
Less distributions:
-------------------
        Dividends from net investment income                   -#             -#             -#
                                                        --------       --------       --------
NET ASSET VALUE, END OF PERIOD                          $   9.10       $  12.61       $   9.09
                                                        ========       ========       ========
        TOTAL RETURN                                      (27.83%)         0.90%+       (27.63%)+
Net assets, end of period (000's)                        $32,237        $20,877         $7,204
Ratio of expenses to average net assets                     1.15%          1.42%(A)       1.35%(A)
Ratio of net investment income to average net assets        0.15%          0.05%(A)       0.04%(A)
Portfolio turnover rate                                       31%           194%(A)         31%(A)

--------------------------------------------------------------------------------

                                                                               EQUITY INDEX TRUST
                                                              ----------------------------------------------------
                                                                                    SERIES I
                                                              ----------------------------------------------------
                                                                            YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                               2002--     2001--     2002--      1999       1998
                                                              --------   --------   --------   --------   --------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  14.00   $  16.40   $  18.13   $  15.43   $  12.48
Income from investment operations:
----------------------------------
        Net investment income                                     0.15       0.14       0.16       0.17       0.18
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (3.24)     (2.14)     (1.84)      3.00       3.36
                                                              --------   --------   --------   --------   --------
        Total from investment operations                         (3.09)     (2.00)     (1.68)      3.17       3.54
                                                              --------   --------   --------   --------   --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.14)     (0.16)         -      (0.17)     (0.18)
        Distributions from capital gains                             -      (0.24)     (0.05)     (0.30)     (0.41)
                                                              --------   --------   --------   --------   --------
        Total distributions                                      (0.14)     (0.40)     (0.05)     (0.47)     (0.59)
                                                              --------   --------   --------   --------   --------
NET ASSET VALUE, END OF PERIOD                                $  10.77   $  14.00   $  16.40   $  18.13   $  15.43
                                                              ========   ========   ========   ========   ========
        TOTAL RETURN(B)                                         (22.30%)   (12.26%)    (9.29%)    20.58%     28.56%
Net assets, end of period (000's)                              $73,082   $103,007   $114,154   $114,775    $63,292
Ratio of expenses to average net assets                           0.41%      0.41%      0.40%      0.41%      0.55%
Ratio of expenses to average net assets after expense
reductions                                                        0.40%      0.40%      0.40%      0.40%      0.40%
Ratio of net investment income to average net assets              1.21%      0.97%      0.91%      1.17%      1.70%
Portfolio turnover rate                                              4%         4%         8%        10%         3%

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
#    Amount is less than $.01 per share.
+    Not Annualized
(A)  Annualized
(B) The total return for the years ended 2002, 2001, 2000, 1999 and 1998 for Series I would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                 FUNDAMENTAL VALUE TRUST
                                                          --------------------------------------
                                                                 SERIES I            SERIES II
                                                          -----------------------   ------------
                                                            YEAR
                                                           ENDED
                                                          DECEMBER    4/30/2001*     1/28/2002*
                                                            31,           TO             TO
                                                           2002--    12/31/2001--   12/31/2002--
                                                          --------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                      $  11.73     $  12.50       $ 11.48
Income from investment operations:
----------------------------------
        Net investment income                                 0.07         0.03          0.07
        Net realized and unrealized loss on investments
        and foreign currency transactions                    (1.97)       (0.80)        (1.72)
                                                          --------     --------       -------
        Total from investment operations                     (1.90)       (0.77)        (1.65)
                                                          --------     --------       -------
Less distributions:
-------------------
        Dividends from net investment income                 (0.01)           -         (0.01)
                                                          --------     --------       -------
        Total distributions                                  (0.01)           -         (0.01)
                                                          --------     --------       -------
NET ASSET VALUE, END OF PERIOD                            $   9.82     $  11.73       $  9.82
                                                          ========     ========       =======
        TOTAL RETURN                                        (16.20%)      (6.16%)+     (14.46%)+
Net assets, end of period (000's)                         $269,250     $111,590       $65,174
Ratio of expenses to average net assets                       0.98%        1.07%(A)      1.18%(A)
Ratio of net investment income to average net assets          0.71%        0.45%(A)      0.75%(A)
Portfolio turnover rate                                         19%          16%(A)        19%(A)

--------------------------------------------------------------------------------

                                                                                     GROWTH & INCOME TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  23.91   $  28.54   $  32.67   $  28.43   $  23.89     $  23.43
Income from investment operations:
----------------------------------
        Net investment income                                     0.16       0.12       0.10       0.17       0.19         0.12
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (5.80)     (3.32)     (2.21)      5.12       5.98        (5.29)
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                         (5.64)     (3.20)     (2.11)      5.29       6.17        (5.17)
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.12)     (0.11)     (0.18)     (0.19)     (0.22)       (0.12)
        Distributions from capital gains                         (0.75)     (1.32)     (1.84)     (0.86)     (1.41)       (0.75)
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                      (0.87)     (1.43)     (2.02)     (1.05)     (1.63)       (0.87)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  17.40   $  23.91   $  28.54   $  32.67   $  28.43     $  17.39
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN                                            (24.33%)   (11.28%)    (7.12%)    18.87%     26.52%      (22.83%)+
Net assets, end of period (000's)                             $1,436,309 $2,387,718 $2,914,338 $3,187,220 $2,290,118    $39,491
Ratio of expenses to average net assets                           0.75%      0.80%      0.79%      0.80%      0.79%        0.95%(A)
Ratio of net investment income to average net assets              0.79%      0.48%      0.33%      0.63%      0.85%        0.77%(A)
Portfolio turnover rate                                             40%        24%        32%        19%        16%          40%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                      EQUITY-INCOME TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  15.13   $  16.83   $  17.05   $  17.78   $  17.24     $  15.05
Income from investment operations:
----------------------------------
        Net investment income                                     0.22       0.22       0.30       0.35       0.34         0.21
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (2.13)     (0.06)      1.63       0.25       1.26        (2.05)
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                         (1.91)      0.16       1.93       0.60       1.60        (1.84)
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.19)     (0.29)     (0.34)     (0.37)     (0.33)       (0.19)
        Distributions from capital gains                         (0.41)     (1.57)     (1.81)     (0.96)     (0.73)       (0.41)
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                      (0.60)     (1.86)     (2.15)     (1.33)     (1.06)       (0.60)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  12.62   $  15.13   $  16.83   $  17.05   $  17.78     $  12.61
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN(B)                                         (13.28%)     1.29%     12.99%      3.40%      9.21%      (12.89%)+
Net assets, end of period (000's)                             $1,015,246 $1,147,075 $965,675   $1,011,260 $1,088,342    $87,245
Ratio of expenses to average net assets                           0.93%      0.93%      0.92%      0.91%      0.85%        1.13%(A)
Ratio of expenses to average net assets after expense
reductions                                                        0.91%      0.91%      0.91%      0.91%      0.85%        1.11%(A)
Ratio of net investment income to average net assets              1.58%      1.45%      1.94%      1.83%      2.13%        1.83%(A)
Portfolio turnover rate                                             18%        19%        34%        30%        21%          18%(A)

--------------------------------------------------------------------------------

                                                                                     INCOME & VALUE TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  10.13   $  10.56   $  12.91   $  13.36   $  12.95     $  10.01
Income from investment operations:
----------------------------------
        Net investment income                                     0.17       0.19       0.27       0.32       0.40         0.12
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (1.76)     (0.11)      0.33       0.77       1.51        (1.60)
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                         (1.59)      0.08       0.60       1.09       1.91        (1.48)
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.18)     (0.28)     (0.33)     (0.40)     (0.46)       (0.18)
        Distributions from capital gains                             -      (0.23)     (2.62)     (1.14)     (1.04)           -
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                      (0.18)     (0.51)     (2.95)     (1.54)     (1.50)       (0.18)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $   8.36   $  10.13   $  10.56   $  12.91   $  13.36     $   8.35
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN                                            (15.93%)     0.98%      4.94%      8.52%     15.27%      (15.02%)+
Net assets, end of period (000's)                             $448,524   $561,623   $546,311   $639,824   $618,011      $22,839
Ratio of expenses to average net assets                           0.88%      0.87%      0.86%      0.86%      0.84%        1.08%(A)
Ratio of net investment income to average net assets              1.90%      1.90%      2.46%      2.39%      2.89%        1.55%(A)
Portfolio turnover rate                                             61%        70%        51%       165%        85%          61%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    + Not Annualized
(A)  Annualized
(B) The total return for the years ended 2002, 2001 and 2000 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                         BALANCED TRUST
                                 --------------------------------------------------------------
                                                            SERIES I                               SERIES II
                                 --------------------------------------------------------------   ------------
                                                    YEARS ENDED DECEMBER 31,                       1/28/2002*
                                 --------------------------------------------------------------        TO
                                   2002--       2001--       2000--       1999--        1998      12/31/2002--
                                 ----------   ----------   ----------   ----------   ----------   ------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                         $    13.58   $    15.46   $    17.82   $    19.40   $    19.33     $  13.46

Income from investment
operations:
----------------------------------
        Net investment income          0.26         0.30         0.30         0.55         0.41         0.19

        Net realized and
        unrealized gain (loss)
        on investments and
        foreign currency
        transactions                  (2.17)       (1.87)       (1.87)       (0.85)        2.23        (1.99)
                                 ----------   ----------   ----------   ----------   ----------     --------
        Total from investment
        operations                    (1.91)       (1.57)       (1.57)       (0.30)        2.64        (1.80)
                                 ----------   ----------   ----------   ----------   ----------     --------
Less distributions:
-------------------
        Dividends from net
        investment income             (0.31)       (0.31)       (0.62)       (0.37)       (0.48)       (0.31)

        Distributions from
        capital gains                     -            -        (0.17)       (0.91)       (2.09)           -
                                 ----------   ----------   ----------   ----------   ----------     --------
        Total distributions           (0.31)       (0.31)       (0.79)       (1.28)       (2.57)       (0.31)
                                 ----------   ----------   ----------   ----------   ----------     --------
NET ASSET VALUE, END OF PERIOD   $    11.36   $    13.58   $    15.46   $    17.82   $    19.40     $  11.35
                                 ==========   ==========   ==========   ==========   ==========     ========
        TOTAL RETURN                 (14.36%)     (10.19%)      (9.33%)      (1.65%)      14.25%      (13.67%)+

Net assets, end of period
(000's)                            $136,628     $174,739     $201,965     $258,158     $254,454       $6,303

Ratio of expenses to average
net assets                             0.81%        0.85%        0.86%        0.87%        0.87%        1.01%(A)

Ratio of net investment income
to average net assets                  2.12%        2.09%        1.76%        2.98%        2.71%        1.84%(A)

Portfolio turnover rate                 153%         236%         132%         215%         199%         153%(A)

--------------------------------------------------------------------------------

                                                GLOBAL ALLOCATION TRUST
                                         (FORMERLY, TACTICAL ALLOCATION TRUST)
                                 -----------------------------------------------------
                                                SERIES I                   SERIES II
                                 --------------------------------------   ------------
                                       YEARS ENDED
                                      DECEMBER 31,          5/1/2000*      1/28/2002*
                                 -----------------------        TO             TO
                                   2002--       2001--     12/31/2000--   12/31/2002--
                                 ----------   ----------   ------------   ------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                         $    10.04   $    11.67     $  12.50       $   9.91

Income from investment
operations:
----------------------------------
        Net investment income          0.04         0.01         0.15           0.04

        Net realized and
        unrealized loss on
        investments and
        foreign currency
        transactions                  (2.37)       (1.57)       (0.55)         (2.25)
                                 ----------   ----------     --------       --------
        Total from investment
        operations                    (2.33)       (1.56)       (0.40)         (2.21)
                                 ----------   ----------     --------       --------
Less distributions:
-------------------

        Dividends from net
        investment income               - #        (0.01)       (0.15)           - #

        Distributions from
        capital gains                     -        (0.06)       (0.28)             -
                                 ----------   ----------     --------       --------
        Total distributions               -        (0.07)       (0.43)             -
                                 ----------   ----------     --------       --------
NET ASSET VALUE, END OF PERIOD   $     7.71   $    10.04     $  11.67       $   7.70
                                 ==========   ==========     ========       ========
        TOTAL RETURN                 (23.21%)     (13.38%)      (3.20%)+      (22.30%)+

Net assets, end of period
(000's)                             $57,408      $73,714      $43,263         $5,364

Ratio of expenses to average
net assets                             1.18%        1.30%        1.33%(A)       1.38%(A)

Ratio of net investment income
to average net assets                  0.44%        0.11%        1.74%(A)       0.51%(A)

Portfolio turnover rate                  18%          25%         133%(A)         18%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
#    Amount is less than $.01 per share.
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                           HIGH YIELD TRUST
                                                    --------------------------------------------------------------
                                                                               SERIES I                               SERIES II
                                                    --------------------------------------------------------------   ------------
                                                                       YEARS ENDED DECEMBER 31,                       1/28/2002*
                                                    --------------------------------------------------------------        TO
                                                      2002--       2001--       2000--        1999         1998      12/31/2002--
                                                    ----------   ----------   ----------   ----------   ----------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                $     9.88   $    11.65   $    12.83   $    12.92   $    13.56     $   9.95
Income from investment operations:
----------------------------------
        Net investment income                             0.75         1.06         1.26         1.14         0.91         0.47
        Net realized and unrealized loss on
        investments and foreign currency
        transactions                                     (1.37)       (1.64)       (2.40)       (0.12)       (0.53)       (1.17)
                                                    ----------   ----------   ----------   ----------   ----------     --------
        Total from investment operations                 (0.62)       (0.58)       (1.14)        1.02         0.38        (0.70)
                                                    ----------   ----------   ----------   ----------   ----------     --------
Less distributions:
-------------------
        Dividends from net investment income             (0.76)       (1.19)       (0.04)       (1.11)       (0.89)       (0.76)
        Distributions from capital gains                     -            -            -            -        (0.13)           -
                                                    ----------   ----------   ----------   ----------   ----------     --------
        Total distributions                              (0.76)       (1.19)       (0.04)       (1.11)       (1.02)       (0.76)
                                                    ----------   ----------   ----------   ----------   ----------     --------
NET ASSET VALUE, END OF PERIOD                      $     8.50   $     9.88   $    11.65   $    12.83   $    12.92     $   8.49
                                                    ==========   ==========   ==========   ==========   ==========     ========
        TOTAL RETURN                                     (6.65%)      (5.48%)      (8.97%)       8.00%        2.78%       (7.42%)+
Net assets, end of period (000's)                     $336,640     $323,309     $238,207     $241,054     $192,354      $50,127
Ratio of expenses to average net assets                   0.84%        0.84%        0.84%        0.84%        0.84%        1.04%(A)
Ratio of net investment income to average net
assets                                                    8.55%       10.10%       10.15%        8.59%        8.34%        6.18%(A)
Portfolio turnover rate                                     53%          64%          57%          62%          94%          53%(A)

--------------------------------------------------------------------------------

                                                                         STRATEGIC BOND TRUST
                                                    --------------------------------------------------------------
                                                                               SERIES I                               SERIES II
                                                    --------------------------------------------------------------   ------------
                                                                       YEARS ENDED DECEMBER 31,                       1/28/2002*
                                                    --------------------------------------------------------------        TO
                                                      2002--       2001--       2000--        1999         1998      12/31/2002--
                                                    ----------   ----------   ----------   ----------   ----------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                $    10.74   $    10.92   $    11.14   $    11.72   $    12.38     $  10.88
Income from investment operations:
----------------------------------
        Net investment income                             0.71         0.73         0.87         1.00         0.76         0.60
        Net realized and unrealized gain (loss) on
        investments and foreign currency
        transactions                                      0.21        (0.07)       (0.11)       (0.75)       (0.59)        0.17
                                                    ----------   ----------   ----------   ----------   ----------     --------
        Total from investment operations                  0.92         0.66         0.76         0.25         0.17         0.77
                                                    ----------   ----------   ----------   ----------   ----------     --------
Less distributions:
-------------------
        Dividends from net investment income             (0.77)       (0.84)       (0.98)       (0.83)       (0.71)       (0.77)
        Distributions from capital gains                     -            -            -            -        (0.12)           -
                                                    ----------   ----------   ----------   ----------   ----------     --------
        Total distributions                              (0.77)       (0.84)       (0.98)       (0.83)       (0.83)       (0.77)
                                                    ----------   ----------   ----------   ----------   ----------     --------
NET ASSET VALUE, END OF PERIOD                      $    10.89   $    10.74   $    10.92   $    11.14   $    11.72     $  10.88
                                                    ==========   ==========   ==========   ==========   ==========     ========
        TOTAL RETURN                                      8.96%        6.24%        7.28%        2.22%        1.31%        7.46%+
Net assets, end of period (000's)                     $406,972     $302,499     $333,293     $368,380     $443,414      $42,538
Ratio of expenses to average net assets                   0.86%        0.86%        0.87%        0.87%        0.85%        1.06%(A)
Ratio of net investment income to average net
assets                                                    6.78%        6.85%        8.15%        8.15%        7.59%        6.18%(A)
Portfolio turnover rate                                     86%          85%         175%         107%         209%          86%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                  GLOBAL BOND TRUST
                                                    -----------------------------------------------------------------------------
                                                                               SERIES I                               SERIES II
                                                    --------------------------------------------------------------   ------------
                                                                       YEARS ENDED DECEMBER 31,                       1/28/2002*
                                                    --------------------------------------------------------------        TO
                                                      2002--       2001--       2000--        1999         1998      12/31/2002--
                                                    ----------   ----------   ----------   ----------   ----------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                $    11.48   $    11.42   $    11.60   $    13.73   $    14.07     $  11.36
Income from investment operations:
----------------------------------
        Net investment income                             0.40         0.38         0.51         0.67         0.81         0.37
        Net realized and unrealized gain (loss) on
        investments and foreign currency
        transactions                                      1.91        (0.32)       (0.33)       (1.55)        0.20         2.04
                                                    ----------   ----------   ----------   ----------   ----------     --------
        Total from investment operations                  2.31         0.06         0.18        (0.88)        1.01         2.41
                                                    ----------   ----------   ----------   ----------   ----------     --------
Less distributions:
-------------------
        Dividends from net investment income                 -            -        (0.36)       (1.25)       (0.95)           -
        Distributions from capital gains                     -            -            -            -        (0.40)           -
                                                    ----------   ----------   ----------   ----------   ----------     --------
        Total distributions                                  -            -        (0.36)       (1.25)       (1.35)           -
                                                    ----------   ----------   ----------   ----------   ----------     --------
NET ASSET VALUE, END OF PERIOD                      $    13.79   $    11.48   $    11.42   $    11.60   $    13.73     $  13.77
                                                    ==========   ==========   ==========   ==========   ==========     ========
        TOTAL RETURN                                     20.12%        0.53%        1.68%       (6.67%)       7.61%       21.21%+
Net assets, end of period (000's)                     $181,728      $96,534     $116,370     $145,992     $196,990      $21,820
Ratio of expenses to average net assets                   0.92%        1.02%        1.00%        0.98%        0.94%        1.12%(A)
Ratio of net investment income to average net
assets                                                    3.20%        3.29%        4.61%        4.38%        5.46%        3.07%(A)
Portfolio turnover rate                                    439%         527%         644%         471%         140%         439%(A)

--------------------------------------------------------------------------------

                                                                               DIVERSIFIED BOND TRUST
                                                    -----------------------------------------------------------------------------
                                                                               SERIES I                               SERIES II
                                                    --------------------------------------------------------------   ------------
                                                                       YEARS ENDED DECEMBER 31,                       1/28/2002*
                                                    --------------------------------------------------------------        TO
                                                      2002--       2001--       2000--        1999         1998      12/31/2002--
                                                    ----------   ----------   ----------   ----------   ----------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                $    10.59   $    10.47   $    10.82   $    11.83   $    11.78     $  10.62
Income from investment operations:
----------------------------------
        Net investment income                             0.53         0.57         0.66         0.56         0.51         0.44
        Net realized and unrealized gain (loss) on
        investments and foreign currency
        transactions                                      0.24         0.14         0.34        (0.46)        0.69         0.29
                                                    ----------   ----------   ----------   ----------   ----------     --------
        Total from investment operations                  0.77         0.71         1.00         0.10         1.20         0.73
                                                    ----------   ----------   ----------   ----------   ----------     --------
Less distributions:
-------------------
        Dividends from net investment income             (0.47)       (0.59)       (0.58)       (0.49)       (0.55)       (0.47)
        Distributions from capital gains                     -            -        (0.77)       (0.62)       (0.60)           -
                                                    ----------   ----------   ----------   ----------   ----------     --------
        Total distributions                              (0.47)       (0.59)       (1.35)       (1.11)       (1.15)       (0.47)
                                                    ----------   ----------   ----------   ----------   ----------     --------
NET ASSET VALUE, END OF PERIOD                      $    10.89   $    10.59   $    10.47   $    10.82   $    11.83     $  10.88
                                                    ==========   ==========   ==========   ==========   ==========     ========
        TOTAL RETURN                                      7.61%        7.09%       10.32%        0.72%       10.68%        7.21%+
Net assets, end of period (000's)                     $329,804     $286,742     $212,462     $218,868     $196,800      $25,249
Ratio of expenses to average net assets                   0.82%        0.82%        0.81%        0.84%        0.89%        1.02%(A)
Ratio of net investment income to average net
assets                                                    5.03%        5.40%        6.50%        5.18%        4.03%        4.52%(A)
Portfolio turnover rate                                     83%         140%          76%         173%         125%          83%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                 INVESTMENT QUALITY BOND TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  11.85   $  11.74   $  11.60   $  12.46   $  12.13     $  11.94
Income from investment operations:
----------------------------------
        Net investment income                                     0.67       0.74       0.79       0.81       0.62         0.56
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions             0.45       0.09       0.24      (1.02)      0.40         0.46
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                          1.12       0.83       1.03      (0.21)      1.02         1.02
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.64)     (0.72)     (0.89)     (0.65)     (0.69)       (0.64)
                                                              --------   --------   --------   --------   --------     --------
        Total distributions                                      (0.64)     (0.72)     (0.89)     (0.65)     (0.69)       (0.64)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  12.33   $  11.85   $  11.74   $  11.60   $  12.46     $  12.32
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN                                              9.94%      7.33%      9.40%     (1.79%)     8.73%        9.02%+
Net assets, end of period (000's)                             $469,334   $407,652   $282,725   $288,594   $312,111      $38,021
Ratio of expenses to average net assets                           0.74%      0.74%      0.73%      0.77%      0.72%        0.94%(A)
Ratio of net investment income to average net assets              5.71%      6.28%      6.95%      6.79%      6.89%        5.07%(A)
Portfolio turnover rate                                             46%        50%        35%        36%        41%          46%(A)

--------------------------------------------------------------------------------

                                                                                  TOTAL RETURN TRUST
                                                              -----------------------------------------------------------
                                                                                SERIES I                      SERIES II
                                                              --------------------------------------------   ------------
                                                                 YEARS ENDED DECEMBER 31,      05/01/1999*    1/28/2002*
                                                              ------------------------------       TO             TO
                                                               2002--     2001--     2000--    12/31/1999    12/31/2002--
                                                              --------   --------   --------   -----------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  13.88   $  13.33   $  12.37     $ 12.50       $  14.00
Income from investment operations:
----------------------------------
        Net investment income                                     0.49       0.61       0.79        0.35           0.36
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions             0.78       0.51       0.48       (0.48)          0.78
                                                              --------   --------   --------     -------       --------
        Total from investment operations                          1.27       1.12       1.27       (0.13)          1.14
                                                              --------   --------   --------     -------       --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.42)     (0.57)     (0.31)          -          (0.42)
        Distributions from capital gains                         (0.30)         -          -           -          (0.30)
                                                              --------   --------   --------     -------       --------
        Total distributions                                      (0.72)     (0.57)     (0.31)          -          (0.72)
                                                              --------   --------   --------     -------       --------
NET ASSET VALUE, END OF PERIOD                                $  14.43   $  13.88   $  13.33     $ 12.37       $  14.42
                                                              ========   ========   ========     =======       ========
        TOTAL RETURN                                              9.52%      8.28%     10.49%      (1.04%)+        8.51%+
Net assets, end of period (000's)                             $1,072,629 $736,472   $387,647    $240,016       $218,354
Ratio of expenses to average net assets                           0.81%      0.83%      0.84%       0.84%(A)       1.01%(A)
Ratio of net investment income to average net assets              3.53%      4.52%      6.23%       5.72%(A)       2.78%(A)
Portfolio turnover rate                                            381%       439%       551%         95%(A)        381%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                               U.S. GOVERNMENT SECURITIES TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  13.72   $  13.57   $  13.24   $  13.82   $  13.50     $  13.77
Income from investment operations:
----------------------------------
        Net investment income                                     0.54       0.69       0.85       0.74       0.79         0.39
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions             0.52       0.23       0.50      (0.77)      0.18         0.61
                                                              --------   --------   --------   --------   --------     --------
        Total from investment operations                          1.06       0.92       1.35      (0.03)      0.97         1.00
                                                              --------   --------   --------   --------   --------     --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.56)     (0.77)     (1.02)     (0.55)     (0.65)       (0.56)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  14.22   $  13.72   $  13.57   $  13.24   $  13.82     $  14.21
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN                                              7.99%      7.03%     10.87%     (0.23%)     7.49%        7.53%+
Net assets, end of period (000's)                             $707,709   $558,392   $333,163   $363,269   $363,615     $128,200
Ratio of expenses to average net assets                           0.74%      0.71%      0.72%      0.72%      0.72%        0.94%(A)
Ratio of net investment income to average net assets              3.88%      5.10%      6.56%      6.03%      5.92%        3.04%(A)
Portfolio turnover rate                                             19%        41%        58%        40%       287%          19%(A)

--------------------------------------------------------------------------------

                                                                                      MONEY MARKET TRUST
                                                              -------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   ------------
                                                                            YEARS ENDED DECEMBER 31,                  1/28/2002*
                                                              ----------------------------------------------------        TO
                                                               2002--     2001--     2000--      1999       1998     12/31/2002--
                                                              --------   --------   --------   --------   --------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  10.00   $  10.00   $  10.00   $  10.00   $  10.00     $  10.00
Income from investment operations:
----------------------------------
        Net investment income                                     0.12       0.34       0.57       0.45       0.50         0.08
Less distributions:
-------------------
        Dividends from net investment income                     (0.12)     (0.34)     (0.57)     (0.45)     (0.50)       (0.08)
                                                              --------   --------   --------   --------   --------     --------
NET ASSET VALUE, END OF PERIOD                                $  10.00   $  10.00   $  10.00   $  10.00   $  10.00     $  10.00
                                                              ========   ========   ========   ========   ========     ========
        TOTAL RETURN                                              1.18%      3.59%      5.88%      4.60%      5.03%        0.89%+
Net assets, end of period (000's)                             $1,415,874 $1,484,694 $950,155   $1,084,859 $609,837     $201,613
Ratio of expenses to average net assets                           0.55%      0.55%      0.54%      0.55%      0.55%        0.75%(A)
Ratio of net investment income to average net assets              1.17%      3.38%      5.71%      4.54%      4.94%        0.91%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                             SMALL CAP INDEX TRUST
                                                               -------------------------------------------------
                                                                            SERIES I                 SERIES II
                                                               ----------------------------------   ------------
                                                                   YEARS ENDED
                                                                  DECEMBER 31,        5/1/2000*      1/28/2002*
                                                               -------------------        TO             TO
                                                                2002--     2001--    12/31/2000--   12/31/2002--
                                                               --------   --------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $  11.28   $  11.29     $  12.50       $  11.07
Income from investment operations:
----------------------------------
        Net investment income                                      0.10       0.20         0.46           0.07
        Net realized and unrealized loss on investments and
        foreign currency transactions                             (2.52)     (0.03)       (1.26)         (2.28)
                                                               --------   --------     --------       --------
        Total from investment operations                          (2.42)      0.17        (0.80)         (2.21)
                                                               --------   --------     --------       --------
Less distributions:
-------------------
        Dividends from net investment income                      (0.08)     (0.18)       (0.41)         (0.08)
                                                               --------   --------     --------       --------
NET ASSET VALUE, END OF PERIOD                                 $   8.78   $  11.28     $  11.29       $   8.78
                                                               ========   ========     ========       ========
        TOTAL RETURN(B)                                          (21.47%)     1.50%       (6.38%)+      (19.95%)+
Net assets, end of period (000's)                               $59,161    $50,280      $34,825         $9,714
Ratio of expenses to average net assets                            0.59%      0.60%        0.65%(A)       0.79%(A)
Ratio of expenses to average net assets after expense
reductions                                                         0.59%      0.60%        0.60%(A)       0.79%(A)
Ratio of net investment income to average net assets               1.05%      1.87%        5.63%(A)       0.87%(A)
Portfolio turnover rate                                              57%        32%           1%(A)         57%(A)

--------------------------------------------------------------------------------

                                                                           INTERNATIONAL INDEX TRUST
                                                               -------------------------------------------------
                                                                            SERIES I                 SERIES II
                                                               ----------------------------------   ------------
                                                                   YEARS ENDED
                                                                  DECEMBER 31,        5/1/2000*      1/28/2002*
                                                               -------------------        TO             TO
                                                                2002--     2001--    12/31/2000--   12/31/2002--
                                                               --------   --------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $   8.52   $  11.11     $ 12.50        $   8.15
Income from investment operations:
----------------------------------
        Net investment income                                      0.12       0.12        0.09            0.05
        Net realized and unrealized loss on investments and
        foreign currency transactions                             (1.58)     (2.61)      (1.32)          (1.14)
                                                               --------   --------     -------        --------
        Total from investment operations                          (1.46)     (2.49)      (1.23)          (1.09)
                                                               --------   --------     -------        --------
Less distributions:
-------------------
        Dividends from net investment income                      (0.10)     (0.10)      (0.16)          (0.10)
                                                               --------   --------     -------        --------
NET ASSET VALUE, END OF PERIOD                                 $   6.96   $   8.52     $ 11.11        $   6.96
                                                               ========   ========     =======        ========
        TOTAL RETURN(C)                                          (17.15%)   (22.41%)     (9.84%)+       (13.35%)+
Net assets, end of period (000's)                               $50,675    $49,673     $49,180          $5,338
Ratio of expenses to average net assets                            0.62%      0.62%       0.65%(A)        0.82%(A)
Ratio of expenses to average net assets after expense
reductions                                                         0.60%      0.60%       0.60%(A)        0.80%(A)
Ratio of net investment income to average net assets               1.57%      1.25%       1.17%(A)        0.81%(A)
Portfolio turnover rate                                               7%        12%          8%(A)           7%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
#    Amount is less than $.01 per share.
+    Not Annualized
(A)  Annualized
(B) The total return for the period ended December 31, 2000 for Series I would have been lower, had operating expenses not been reduced.
(C) The total return for the years ended 2002 and 2001 and the period ended December 31, 2000 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                             MID CAP INDEX TRUST
                                                              -------------------------------------------------
                                                                           SERIES I                 SERIES II
                                                              ----------------------------------   ------------
                                                                  YEARS ENDED
                                                                 DECEMBER 31,        5/1/2000*      1/28/2002*
                                                              -------------------        TO             TO
                                                               2002--     2001--    12/31/2000--   12/31/2002--
                                                              --------   --------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  12.82   $  13.11     $  12.50       $  12.80
Income from investment operations:
----------------------------------
        Net investment income                                     0.07       0.11         0.10           0.05
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (2.01)     (0.32)        0.77          (1.98)
                                                              --------   --------     --------       --------
        Total from investment operations                         (1.94)     (0.21)        0.87          (1.93)
                                                              --------   --------     --------       --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.06)     (0.08)       (0.08)         (0.06)
        Distributions from capital gains                             -          -        (0.18)             -
                                                              --------   --------     --------       --------
        Total distributions                                      (0.06)     (0.08)       (0.26)         (0.06)
                                                              --------   --------     --------       --------
NET ASSET VALUE, END OF PERIOD                                $  10.82   $  12.82     $  13.11       $  10.81
                                                              ========   ========     ========       ========
        TOTAL RETURN(B)                                         (15.16%)    (1.73%)       7.15%+       (15.07%)+
Net assets, end of period (000's)                              $87,282    $58,197      $32,007        $12,810
Ratio of expenses to average net assets                           0.58%      0.60%        0.69%(A)       0.78%(A)
Ratio of expenses to average net assets after expense
reductions                                                        0.58%      0.60%        0.60%(A)       0.78%(A)
Ratio of net investment income to average net assets              0.58%      0.85%        1.17%(A)       0.46%(A)
Portfolio turnover rate                                             20%        19%          49%(A)         20%(A)

--------------------------------------------------------------------------------

                                                                       TOTAL STOCK MARKET INDEX TRUST
                                                              -------------------------------------------------
                                                                           SERIES I                 SERIES II
                                                              ----------------------------------   ------------
                                                                  YEARS ENDED
                                                                 DECEMBER 31,        5/1/2000*      1/28/2002*
                                                              -------------------        TO             TO
                                                               2002--     2001--    12/31/2000--   12/31/2002--
                                                              --------   --------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $   9.79   $  11.14     $  12.50       $   9.67
Income from investment operations:
----------------------------------
        Net investment income                                     0.08       0.09         0.08           0.07
        Net realized and unrealized loss on investments and
        foreign currency transactions                            (2.16)     (1.36)       (1.33)         (2.04)
                                                              --------   --------     --------       --------
        Total from investment operations                         (2.08)     (1.27)       (1.25)         (1.97)
                                                              --------   --------     --------       --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.08)     (0.08)       (0.06)         (0.08)
        Distributions from capital gains                             -          -        (0.05)             -
                                                              --------   --------     --------       --------
        Total distributions                                      (0.08)     (0.08)       (0.11)         (0.08)
                                                              --------   --------     --------       --------
NET ASSET VALUE, END OF PERIOD                                $   7.63   $   9.79     $  11.14       $   7.62
                                                              ========   ========     ========       ========
        TOTAL RETURN(B)                                         (21.29%)   (11.41%)     (10.04%)+      (20.36%)+
Net assets, end of period (000's)                              $59,970    $73,657      $56,390         $6,163
Ratio of expenses to average net assets                           0.59%      0.59%        0.62%(A)       0.79%(A)
Ratio of expenses to average net assets after expense
reductions                                                        0.59%      0.59%        0.60%(A)       0.79%(A)
Ratio of net investment income to average net assets              0.96%      0.93%        0.93%(A)       0.98%(A)
Portfolio turnover rate                                              4%         5%          16%(A)          4%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
+    Not Annualized
(A)  Annualized
(B) The total return for the period ended December 31, 2000 for Series I would have been lower, had operating expenses not been reduced

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                     500 INDEX TRUST
                                                    -------------------------------------------------
                                                                 SERIES I                 SERIES II
                                                    ----------------------------------   ------------
                                                        YEARS ENDED
                                                       DECEMBER 31,        5/1/2000*      1/28/2002*
                                                    -------------------        TO             TO
                                                     2002--     2001--    12/31/2000--   12/31/2002--
                                                    --------   --------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                $   9.81   $  11.28      $  12.50      $   9.68
Income from investment operations:
----------------------------------
        Net investment income                           0.09       0.09          0.09          0.08
        Net realized and unrealized loss on
        investments and foreign currency
        transactions                                   (2.30)     (1.48)        (1.29)        (2.17)
                                                    --------   --------      --------      --------
        Total from investment operations               (2.21)     (1.39)        (1.20)        (2.09)
                                                    --------   --------      --------      --------
Less distributions:
-------------------
        Dividends from net investment income               -#     (0.08)        (0.02)            -#
                                                    --------   --------      --------      --------
        Total distributions                                -      (0.08)        (0.02)            -
                                                    --------   --------      --------      --------
NET ASSET VALUE, END OF PERIOD                      $   7.60   $   9.81      $  11.28      $   7.59
                                                    ========   ========      ========      ========
        TOTAL RETURN                                  (22.53%)   (12.37%)       (9.57%)+     (21.59%)+
Net assets, end of period (000's)                   $678,414   $772,559      $680,264       $38,267
Ratio of expenses to average net assets                 0.57%      0.57%         0.55%(A)       0.77%(A)
Ratio of net investment income to average net
assets                                                  1.05%      0.84%         1.08%(A)       1.12%(A)
Portfolio turnover rate                                    6%         1%            6%(A)          6%(A)

--------------------------------------------------------------------------------

                                                                         LIFESTYLE AGGRESSIVE 1000 TRUST
                                                    -------------------------------------------------------------------------
                                                                              SERIES I                             SERIES II
                                                    ------------------------------------------------------------   ----------
                                                                      YEARS ENDED DECEMBER 31,                     1/28/2002*
                                                    ------------------------------------------------------------       TO
                                                      2002        2001         2000         1999         1998      12/31/2002
                                                    --------   ----------   ----------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD                $  10.34   $    13.09   $    14.54   $    13.39   $    13.47    $  10.09
Income from investment operations:
----------------------------------
        Net investment income                           0.04         0.04         0.05         0.08         0.07        0.04
        Net realized and unrealized gain (loss) on
        investments and foreign currency
        transactions                                   (2.16)       (1.84)       (0.78)        1.77         0.62       (1.91)
                                                    --------   ----------   ----------   ----------   ----------    --------
        Total from investment operations               (2.12)       (1.80)       (0.73)        1.85         0.69       (1.87)
                                                    --------   ----------   ----------   ----------   ----------    --------
Less distributions:
-------------------
        Dividends from net investment income           (0.04)       (0.04)       (0.05)       (0.08)       (0.07)      (0.04)
        Distributions from capital gains                   -        (0.53)       (0.67)       (0.62)       (0.70)          -
        Return of capital                              (0.04)       (0.38)           -            -            -       (0.04)
                                                    --------   ----------   ----------   ----------   ----------    --------
        Total distributions                            (0.08)       (0.95)       (0.72)       (0.70)       (0.77)      (0.08)
                                                    --------   ----------   ----------   ----------   ----------    --------
NET ASSET VALUE, END OF PERIOD                      $   8.14   $    10.34   $    13.09   $    14.54   $    13.39    $   8.14
                                                    ========   ==========   ==========   ==========   ==========    ========
        TOTAL RETURN(B)                               (20.71%)     (13.67%)      (5.11%)      14.61%        4.86%     (18.74%)+
Net assets, end of period (000's)                   $185,893     $187,473     $148,693      $93,073      $80,525     $27,099
Ratio of expenses to average net assets                 0.10%        0.10%       0.075%        0.03%        0.02%       0.10%(A)
Ratio of expenses to average net assets after
expense reductions                                     0.075%       0.075%        0.05%        0.03%        0.02%      0.075%(A)
Ratio of net investment income (loss) to average
net assets                                              0.33%        0.29%        0.33%        0.64%        0.48%      (0.05%)(A)
Portfolio turnover rate                                   90%          82%         104%         136%          59%         90%(A)

--   Net investment income has been calculated using the average shares method.
*    Commencement of operations
#    Amount is less than $.01 per share.
+    Not Annualized
(A)  Annualized
(B) The total return for the years ended 2002, 2001, 2000, 1999 and 1998 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                           LIFESTYLE GROWTH 820 TRUST
                                                    -------------------------------------------------------------------------
                                                                                                                     SERIES
                                                                              SERIES I                                 II
                                                    ------------------------------------------------------------   ----------
                                                                      YEARS ENDED DECEMBER 31,                     1/28/2002*
                                                    ------------------------------------------------------------       TO
                                                      2002        2001         2000         1999         1998      12/31/2002
                                                    --------   ----------   ----------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD                $  11.25   $    13.59   $    15.18   $    13.78   $    13.77    $  11.06
Income from investment operations:
----------------------------------
       Net investment income                            0.14         0.18         0.13         0.23         0.24        0.14
       Net realized and unrealized gain (loss) on
       investments and foreign currency
       transactions                                    (1.89)       (1.43)       (0.57)        1.94         0.63       (1.70)
                                                    --------   ----------   ----------   ----------   ----------    --------
       Total from investment operations                (1.75)       (1.25)       (0.44)        2.17         0.87       (1.56)
                                                    --------   ----------   ----------   ----------   ----------    --------
Less distributions:
-------------------
       Dividends from net investment income            (0.14)       (0.18)       (0.13)       (0.23)       (0.24)      (0.14)
       Distributions from capital gains                (0.02)       (0.59)       (1.02)       (0.54)       (0.62)      (0.02)
       Return of capital                               (0.06)       (0.32)           -            -            -       (0.06)
                                                    --------   ----------   ----------   ----------   ----------    --------
       Total distributions                             (0.22)       (1.09)       (1.15)       (0.77)       (0.86)      (0.22)
                                                    --------   ----------   ----------   ----------   ----------    --------
NET ASSET VALUE, END OF PERIOD                      $   9.28   $    11.25   $    13.59   $    15.18   $    13.78    $   9.28
                                                    ========   ==========   ==========   ==========   ==========    ========
       TOTAL RETURN(B)                                (15.84%)      (8.97%)      (3.05%)      16.56%        6.20%      (14.4%)+
Net assets, end of period (000's)                   $765,561     $726,548     $545,106     $414,257     $380,309    $120,949
Ratio of expenses to average net assets                 0.09%        0.09%        0.06%        0.04%        0.02%       0.09%(A)
Ratio of expenses to average net assets after
expense reductions                                     0.075%       0.075%        0.05%        0.04%        0.02%      0.075%(A)
Ratio of net investment income (loss) to average
net assets                                              1.24%        1.33%        0.94%        1.73%        1.74%      (0.01%)(A)
Portfolio turnover rate                                  117%          84%         102%         127%          49%        117%(A)

--------------------------------------------------------------------------------

                                                                          LIFESTYLE BALANCED 640 TRUST
                                                    -------------------------------------------------------------------------
                                                                                                                     SERIES
                                                                              SERIES I                                 II
                                                    ------------------------------------------------------------   ----------
                                                                      YEARS ENDED DECEMBER 31,                     1/28/2002*
                                                    ------------------------------------------------------------       TO
                                                      2002        2001         2000         1999         1998      12/31/2002
                                                    --------   ----------   ----------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD                $  11.82   $    13.53   $    14.24   $    13.49   $    13.56    $  11.72
Income from investment operations:
----------------------------------
       Net investment income                            0.29         0.35         0.26         0.39         0.31        0.29
       Net realized and unrealized gain (loss) on
       investments and foreign currency
       transactions                                    (1.43)       (1.02)        0.06         1.20         0.47       (1.33)
                                                    --------   ----------   ----------   ----------   ----------    --------
       Total from investment operations                (1.14)       (0.67)        0.32         1.59         0.78       (1.04)
                                                    --------   ----------   ----------   ----------   ----------    --------
Less distributions:
-------------------
       Dividends from net investment income            (0.29)       (0.35)       (0.26)       (0.39)       (0.31)      (0.29)
       Distributions from capital gains                (0.04)       (0.69)       (0.77)       (0.45)       (0.54)      (0.04)
       Return on capital                               (0.05)           -            -            -            -       (0.05)
                                                    --------   ----------   ----------   ----------   ----------    --------
       Total distributions                             (0.38)       (1.04)       (1.03)       (0.84)       (0.85)      (0.38)
                                                    --------   ----------   ----------   ----------   ----------    --------
NET ASSET VALUE, END OF PERIOD                      $  10.30   $    11.82   $    13.53   $    14.24   $    13.49    $  10.30
                                                    ========   ==========   ==========   ==========   ==========    ========
       TOTAL RETURN(B)                                 (9.95%)      (4.71%)       2.45%       12.42%        5.72%      (9.18%)+
Net assets, end of period (000's)                   $859,857     $745,215     $545,718     $416,706     $377,531    $164,273
Ratio of expenses to average net assets                 0.09%        0.09%        0.06%        0.03%        0.02%       0.09%(A)
Ratio of expenses to average net assets after
expense reductions                                     0.075%       0.075%        0.05%        0.03%        0.02%      0.075%(A)
Ratio of net investment income to average net
assets                                                  2.48%        2.47%        1.87%        2.93%        2.21%       0.07%(A)
Portfolio turnover rate                                  114%          71%          85%         126%          52%        114%(A)

*    Commencement of operations
+    Not Annualized
(A)  Annualized
(B) The total return for the years ended 2002, 2001, 2000, 1999 and 1998 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                 LIFESTYLE MODERATE 460 TRUST
                                                              ------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   -----------
                                                                            YEARS ENDED DECEMBER 31,                 1/28/2002*
                                                              ----------------------------------------------------       TO
                                                                2002       2001       2000       1999       1998     12/31/2002
                                                              --------   --------   --------   --------   --------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  12.11   $  13.01   $  14.13   $  13.91   $  13.35    $  12.07
Income from investment operations:
----------------------------------
        Net investment income                                     0.40       0.45       0.58       0.41       0.45        0.40
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (0.88)     (0.61)     (0.07)      0.65       0.84       (0.84)
                                                              --------   --------   --------   --------   --------    --------
        Total from investment operations                         (0.48)     (0.16)      0.51       1.06       1.29       (0.44)
                                                              --------   --------   --------   --------   --------    --------
Less distributions:
-------------------
        Dividends from net investment income                     (0.40)     (0.45)     (0.58)     (0.41)     (0.45)      (0.40)
        Distributions from capital gains                             -      (0.10)     (1.05)     (0.43)     (0.28)          -
        Return of capital                                        (0.01)     (0.19)         -          -          -       (0.01)
                                                              --------   --------   --------   --------   --------    --------
        Total distributions                                      (0.41)     (0.74)     (1.63)     (0.84)     (0.73)      (0.41)
                                                              --------   --------   --------   --------   --------    --------
NET ASSET VALUE, END OF PERIOD                                $  11.22   $  12.11   $  13.01   $  14.13   $  13.91    $  11.22
                                                              ========   ========   ========   ========   ========    ========
        TOTAL RETURN(B)                                          (4.07%)    (1.09%)     4.26%      7.89%      9.76%      (3.77%)
Net assets, end of period (000's)                             $325,608   $245,499   $182,038   $167,500   $138,128     $74,241
Ratio of expenses to average net assets                           0.09%      0.10%     0.075%      0.04%      0.05%       0.09%(A)
Ratio of expenses to average net assets after expense
reductions                                                       0.075%     0.075%      0.05%      0.04%      0.05%      0.075%(A)
Ratio of net investment income to average net assets              3.17%      3.23%      4.37%      2.92%      3.03%       0.19%(A)
Portfolio turnover rate                                            113%        84%        86%       109%        45%        113%(A)

--------------------------------------------------------------------------------

                                                                               LIFESTYLE CONSERVATIVE 280 TRUST
                                                              ------------------------------------------------------------------
                                                                                    SERIES I                          SERIES II
                                                              ----------------------------------------------------   -----------
                                                                            YEARS ENDED DECEMBER 31,                 1/28/2002*
                                                              ----------------------------------------------------       TO
                                                                2002       2001       2000       1999       1998     12/31/2002
                                                              --------   --------   --------   --------   --------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  12.94   $  13.17   $  13.15   $  13.53   $  13.01     $ 12.93
Income from investment operations:
----------------------------------
        Net investment income                                     0.39       0.55       0.51       0.60       0.50        0.39
        Net realized and unrealized gain (loss) on
        investments and foreign currency transactions            (0.16)     (0.14)      0.41      (0.05)      0.79       (0.15)
                                                              --------   --------   --------   --------   --------     -------
        Total from investment operations                          0.23       0.41       0.92       0.55       1.29        0.24
                                                              --------   --------   --------   --------   --------     -------
Less distributions:
-------------------
        Dividends from net investment income                     (0.39)     (0.55)     (0.51)     (0.60)     (0.50)      (0.39)
        Distributions from capital gains                         (0.04)     (0.09)     (0.39)     (0.33)     (0.27)      (0.04)
        Return of capital                                        (0.02)         -          -          -          -       (0.02)
                                                              --------   --------   --------   --------   --------     -------
        Total distributions                                      (0.45)     (0.64)     (0.90)     (0.93)     (0.77)      (0.45)
                                                              --------   --------   --------   --------   --------     -------
NET ASSET VALUE, END OF PERIOD                                $  12.72   $  12.94   $  13.17   $  13.15   $  13.53     $ 12.72
                                                              ========   ========   ========   ========   ========     =======
        TOTAL RETURN(B)                                           1.80%      3.30%      7.62%      4.21%     10.20%       1.83%+
Net assets, end of period (000's)                             $250,656   $174,041   $105,627   $106,435    $78,404     $47,697
Ratio of expenses to average net assets                           0.09%      0.10%      0.08%      0.03%      0.03%       0.09%(A)
Ratio of expenses to average net assets after expense
reductions                                                       0.075%     0.075%      0.05%      0.03%      0.03%      0.075%(A)
Ratio of net investment income to average net assets              2.62%      3.82%      4.00%      4.40%      2.98%       0.25%(A)
Portfolio turnover rate                                             69%        38%        53%        93%        32%         69%(A)

*    Commencement of operations
+    Not Annualized
(A)  Annualized
(B) The total return for the years ended 2002, 2001, 2000, 1999 and 1998 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                SMALL-MID CAP GROWTH
                                                                                       TRUST
                                                                           -----------------------------
                                                                              YEAR          07/16/2001*
                                                                              ENDED             TO
                                                                           12/31/2002@      12/31/2001@
                                                                           -----------      ------------
NET  ASSET VALUE, BEGINNING OF PERIOD                                       $   11.13       $   12.50

Income from investment operations:
   Net investment loss                                                          (0.03)          (0.01)
   Net realized and unrealized loss on investments and foreign currency
   transactions                                                                 (3.79)          (1.36)
                                                                            ---------       ---------
   Total from investment operations                                             (3.82)          (1.37)
                                                                            ---------       ---------
NET ASSET VALUE, END OF PERIOD                                              $    7.31       $   11.13
                                                                            =========       =========

   TOTAL RETURN (B)                                                            (34.32%)        (10.96%)+

Net assets, end of period (000's)                                           $   1,848       $   2,678                          ----
Ratio of expenses to average net assets                                          3.93%           3.18% (A)
Ratio of expenses to average net assets after expense reductions                 1.05%           1.05% (A)
Ratio of net investment loss to average net assets                              (0.37%)         (0.29%)(A)
Portfolio turnover rate                                                           226%            194% (A)


                                                                                  SMALL-MID CAP TRUST
                                                                    -------------------------------------------------
                                                                              SERIES I                  SERIES II
                                                                    ------------------------------   ----------------
                                                                    YEAR ENDED       07/16/2001*        11/25/2002*
                                                                    DECEMBER 31,         TO                  TO
                                                                        2002@         12/31/2001@        12/31/2002@
                                                                    ------------   ---------------   ----------------
NET ASSET VALUE, BEGINNING OF PERIOD                                $    11.95     $     12.50       $     10.28
Income from investment operations:
  Net investment income (loss)                                           (0.01)              -#                -#
  Net realized and unrealized loss on investments and foreign
  currency transactions                                                  (2.09)          (0.55)            (0.43)
                                                                    ----------     -----------       -----------
  Total from investment operations                                       (2.10)          (0.55)            (0.43)
                                                                    ----------     -----------       -----------
Less distributions:
  Dividends from net investment income                                       -#              -#                -
  Total distributions                                                        -               -                 -
                                                                    ----------     -----------       -----------
NET ASSET VALUE, END OF PERIOD                                      $     9.85     $     11.95       $      9.85
                                                                    ==========     ===========       ===========
  TOTAL RETURN (C)                                                      (17.57%)         (4.40%)+          (4.18%)+
Net assets, end of period (000's)                                   $   63,945     $     2,890       $    10,849
Ratio of expenses to average net assets                                   1.83%           3.09%(A)          2.03%(A)
Ratio of expenses to average net assets after expense reductions          1.20%           1.20%(A)          1.40%(A)
Ratio of net investment income (loss) to average net assets              (0.09%)          0.01%(A)         (0.18%)(A)
Portfolio turnover rate                                                      6%             33%(A)             6%(A)

@ Net investment income has been calculated using the average shares method.

*      Commencement of operations

#      Amount is less than $.01 per share.

+      Not Annualized

(A)    Annualized

(B) The total return for the year ended December 31, 2002 and the period ended December 31, 2001 would have been lower, had operating expenses not been reduced.

(C) The total return for the year ended December 31, 2002 and the period ended December 31, 2001 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

                                                                        INTERNATIONAL EQUITY SELECT TRUST
                                                                    -------------------------------------------------
                                                                              SERIES I                  SERIES II
                                                                    -------------------------------   ---------------
                                                                     YEAR ENDED       07/16/2001*       11/25/2002*
                                                                    DECEMBER 31,         TO                 TO
                                                                        2002@           12/31/2001@     12/31/2002@
                                                                    ------------    ---------------   ---------------
NET ASSET VALUE, BEGINNING OF PERIOD                                $    12.02      $     12.50       $    10.85
Income from investment operations:
  Net investment income (loss)                                           (0.02)               -#           (0.01)
  Net realized and unrealized loss on investments and foreign
  currency transactions                                                  (1.38)           (0.48)           (0.22)
                                                                    ----------      -----------       ----------
  Total from investment operations                                       (1.40)           (0.48)           (0.23)
                                                                    ----------      -----------       ----------
NET ASSET VALUE, END OF PERIOD                                      $    10.62      $     12.02       $    10.62
                                                                    ==========      ===========       ==========
  TOTAL RETURN (B)                                                      (11.65%)          (3.84%)+         (2.12%)+
Net assets, end of period (000's)                                   $   49,507      $     2,897       $    8,266
Ratio of expenses to average net assets                                   1.95%            3.27%(A)         2.15%(A)
Ratio of expenses to average net assets after expense reductions          1.20%            1.20%(A)         1.40%(A)
Ratio of net investment income (loss) to average net assets              (0.15%)           0.06%(A)        (1.12%)(A)
Portfolio turnover rate                                                      5%               7%(A)            5%(A)

                                                                                     SELECT GROWTH
                                                                                        TRUST
                                                                            -----------------------------
                                                                                YEAR          07/16/2001*
                                                                               ENDED              TO
                                                                            12/31/2002@       12/31/2001@
                                                                            -----------       -----------

NET  ASSET VALUE, BEGINNING OF PERIOD                                       $   11.88         $   12.50
Income from investment operations:
   Net investment income (loss)                                                 (0.02)              -- #
   Net realized and unrealized loss on investments and foreign currency
   transactions                                                                 (3.62)            (0.62)
                                                                            ---------         ---------
   Total from investment operations                                             (3.64)            (0.62)
                                                                            ---------         ---------
Less distributions:
   Dividends from net investment income                                            -- #              --
                                                                            ---------         ---------
   Total distributions                                                             --                --
                                                                            ---------         ---------
NET ASSET VALUE, END OF PERIOD                                              $    8.24         $   11.88
                                                                            =========         =========
   TOTAL RETURN (C)                                                            (30.64%)           (4.96%)+
Net assets, end of period (000's)                                           $   2,170         $   2,883
Ratio of expenses to average net assets                                          3.72%             3.05% (A)
Ratio of expenses to average net assets after expense reductions                 1.05%             1.05% (A)
Ratio of net investment income (loss) to average net assets                     (0.20%)            0.01% (A)
Portfolio turnover rate                                                            49%               54% (A)

@ Net investment income has been calculated using the average shares method.

*      Commencement of operations

#      Amount is less than $.01 per share.

+      Not Annualized

(A)    Annualized

(B) The total return for the year ended December 31, 2002 and the period ended December 31, 2001 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

(C) The total return for the year ended December 31, 2002 and the period ended December 31, 2001 would have been lower, had operating expenses not been reduced.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                               GLOBAL EQUITY SELECT
                                                                                                      TRUST
                                                                                            ---------------------------
                                                                                                YEAR        07/16/2001*
                                                                                               ENDED             TO
                                                                                            12/31/2002@     12/31/2001@
                                                                                            -----------     -----------
NET ASSET VALUE, BEGINNING OF PERIOD                                                        $   12.20       $   12.50
Income from investment operations:
      Net investment income                                                                      0.12            0.02
      Net realized and unrealized loss on investments and foreign currency transactions         (1.78)          (0.32)
                                                                                            ---------       ---------
      Total from investment operations                                                          (1.66)          (0.30)
Less distributions:                                                                         ---------       ---------
      Dividends from net investment income                                                      (0.12)             --
                                                                                            ---------       ---------
      Total distributions                                                                       (0.12)             --
                                                                                            ---------       ---------
NET ASSET VALUE, END OF PERIOD                                                              $   10.42       $   12.20
                                                                                            =========       =========
      TOTAL RETURN (B)                                                                        (13.61%)       (2.40%)+
Net assets, end of period (000's)                                                           $   2,558      $   2,940
Ratio of expenses to average net assets                                                         3.71%        3.19%(A)
Ratio of expenses to average net assets after expense reductions                                1.20%        1.20%(A)
Ratio of net investment income (loss) to average net assets                                     1.07%        0.39%(A)
Portfolio turnover rate                                                                           18%           0%(A)

                                                                            CORE VALUE
                                                                               TRUST
                                                                    --------------------------
                                                                         YEAR      07/16/2001*
                                                                        ENDED           TO
                                                                     12/31/2002@   12/31/2001@
                                                                     -----------   -----------

NET ASSET VALUE, BEGINNING OF PERIOD                                $   11.87     $   12.50
Income from investment operations:
      Net investment income                                              0.05          0.03
      Net realized and unrealized loss on investments and foreign
      currency transactions                                             (2.52)        (0.63)
                                                                    ---------     ---------
      Total from investment operations                                  (2.47)        (0.60)
Less distributions:                                                 ---------     ---------
      Dividends from net investment income                              (0.05)        (0.03)
                                                                    ---------     ---------
      Total distributions                                               (0.05)        (0.03)
                                                                    ---------     ---------
NET ASSET VALUE, END OF PERIOD                                      $    9.35     $   11.87
                                                                    =========     =========
      TOTAL RETURN (B)                                                (20.82%)       (4.81%)+
Net assets, end of period (000's)                                   $   2,491     $   2,906
Ratio of expenses to average net assets                                 3.53%       3.10%(A)
Ratio of expenses to average net assets after expense reductions        1.05%       1.05%(A)
Ratio of net investment income  to average net assets                   0.45%       0.58%(A)
Portfolio turnover rate                                                   51%         35%(A)

@ Net investment income has been calculated using the average shares method.

*      Commencement of operations

+      Not Annualized

(A)    Annualized

(B) The total return for the year ended December 31, 2002 and the period ended December 31, 2001 would have been lower, had operating expenses not been reduced.


                                                                                      HIGH GRADE BOND TRUST
                                                                   --------------------------------------------------
                                                                                 SERIES I              SERIES II
                                                                   ------------------------------     ------------
                                                                    YEAR ENDED      07/16/2001*        11/25/2002*
                                                                   DECEMBER 31,         TO                TO
                                                                      2002@         12/31/2001@        12/31/2002@
                                                                   -------------    -------------     ---------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $    12.48       $   12.50         $    13.61
Income from investment operations:
  Net investment income                                                  0.48            0.26               0.04
  Net realized and unrealized gain on investments and foreign
  currency transactions                                                  0.90            0.14               0.20
                                                                   ----------       ---------         ----------
  Total from investment operations                                       1.38            0.40               0.24
                                                                   ----------       ---------         ----------
Less distributions:
  Dividends from net investment income                                  (0.07)          (0.26)             (0.06)
  Distributions from capital gains                                      (0.02)          (0.16)             (0.02)
  Total distributions                                                   (0.09)          (0.42)             (0.08)
                                                                   ----------       ---------         ----------
NET ASSET VALUE, END OF PERIOD                                     $    13.77       $   12.48         $    13.77
                                                                   ==========       =========         ==========
    TOTAL RETURN (B)                                                    11.01%           3.21%+             1.77%+
Net assets, end of period (000's)                                  $   77,953       $   3,254         $   14,653
Ratio of expenses to average net assets                                  1.44%           2.72%(A)           1.64%(A)
Ratio of expenses to average net assets after expense reductions         0.85%           0.85%(A)           1.05%(A)
Ratio of net investment income to average net assets                     3.65%           4.44%(A)           3.37%(A)
Portfolio turnover rate                                                   290%            353%(A)            290%(A)

@ Net investment income has been calculated using the average shares method.

*      Commencement of operations

+      Not Annualized

(A)    Annualized

(B) The total return for the year ended December 31, 2002 and the period ended December 31, 2001 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

ADDITIONAL INFORMATION

     Additional information about the Trust's investments is available in the Trust's annual and semi-annual reports to shareholders. The Trust's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Trust's performance during its last fiscal year.

     Additional information about the Trust is also contained in the Statement of Additional Information dated the same date as this Prospectus. The Statement of Additional Information is incorporated by reference into this Prospectus. The annual and semi-annual reports, the Statement of Additional Information and other information about the Trust are available upon request and without charge by writing the Trust at 73 Tremont Street, Boston, MA 02108 or calling the Trust at (800) 344-1029. Shareholder inquiries should also be directed to this address and phone number.

     Information about the Trust (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington D.C. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission ("SEC") at 1-202-942-8090. Reports and other information about the Trust are available on the SEC's Internet site at http://www.sec.gov and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section in Washington D.C. 20549-0102.

       The Trust's Investment Company and 1933 Act File Numbers are 811-4146 and
                                                                         2-94157
                                                                   MIT.PRO5/2003